 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997
                                                     REGISTRATION NO. 333-34067
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                        GROUP MAINTENANCE AMERICA CORP.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           TEXAS                     1711                   76-0535259
      (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      JURISDICTION OF     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
     INCORPORATION OR
       ORGANIZATION)

                                                 RANDOLPH W. BRYANT
                                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                   AND SECRETARY
   8 GREENWAY PLAZA, SUITE 1500             8 GREENWAY PLAZA, SUITE 1500
       HOUSTON, TEXAS 77046                     HOUSTON, TEXAS 77046
          (713) 860-0100                           (713) 860-0100
   (ADDRESS, INCLUDING ZIP CODE, AND     (NAME, ADDRESS, INCLUDING ZIP CODE,
      TELEPHONE NUMBER, INCLUDING               AND TELEPHONE NUMBER,
 AREA CODE, OF REGISTRANT'S PRINCIPAL     INCLUDING AREA CODE, OF AGENT FOR
          EXECUTIVE OFFICES)                          SERVICE)

                                  Copies to:

           GARY W. ORLOFF                          JOHN J. KELLEY III
    BRACEWELL & PATTERSON, L.L.P.                    KING & SPALDING
  711 LOUISIANA STREET, SUITE 2900             191 PEACHTREE STREET, N.E.
      HOUSTON, TEXAS 77002-2781                  ATLANTA, GEORGIA 30303
           (713) 223-2900                            (404) 572-4600

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION DATED NOVEMBER 4, 1997

                                7,500,000 SHARES

                                      LOGO
[Logo of Group Maintenance America appears here]

                        GROUP MAINTENANCE AMERICA CORP.

                                  COMMON STOCK

                                  -----------

  All of the 7,500,000 shares of Common Stock, par value $0.001 per share ("Common Stock"), offered hereby (the "Offering") are being sold by Group Maintenance America Corp. ("GroupMAC" or the "Company").

  Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price per share of Common Stock will be between $13.00 and $15.00. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price of the Common Stock. The Common Stock has been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "MAK."

  SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                             PRICE TO   UNDERWRITING PROCEEDS TO
                                              PUBLIC    DISCOUNT(1)  COMPANY(2)
--------------------------------------------------------------------------------
Per Share.............................        $            $           $
--------------------------------------------------------------------------------
Total(3)................................... $           $            $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) See "Underwriting" for a description of the indemnification arrangements with the Underwriters.
(2) Before deducting expenses of the Offering payable by the Company estimated to be $4,500,000.
(3) The Company has granted to the Underwriters a 30-day option to purchase up to 1,125,000 additional shares of Common Stock solely to cover over-allotments, if any. If such option is exercised in full, the total Price to
    Public, Underwriting Discount and Proceeds to Company will be $          ,
    $           and $          , respectively. See "Underwriting."

                                  -----------

  The shares of Common Stock are offered severally by the Underwriters named herein subject to prior sale when, as and if received and accepted by the Underwriters, subject to their right to reject orders, in whole or in part, and to certain other conditions. It is expected that delivery of the certificates will be made against payment therefor at the office of The Robinson-Humphrey
Company, LLC, Atlanta, Georgia, on or about               , 1997.

THE ROBINSON-HUMPHREY COMPANY

                            WILLIAM BLAIR & COMPANY

                                                    ABN AMRO CHICAGO CORPORATION

     , 1997

  [The inside front cover of the Prospectus is a gatefold containing a map of the lower 48 United States with state boundaries depicted. The map is captioned "Locations of GroupMAC Companies at closing" (with color dots indicating locations). Opening the gatefold reveals a collage of 15 photographs and two maps of the lower 48 United States with state boundaries depicted. The photographs are in color and depict the following: a worker working on the electric component of a water heater, a worker preparing metal for installation, a worker working at and inspecting a circuit breaker, an employee working at a circuit board and utilizing a color monitor, an Airtron six-wheel service truck, a worker installing ductwork, a worker being admitted to a residence, a worker standing next to the open driver's door of a Hallmark panel truck, an employee and a homeowner at the front door of the residence looking at a hand-held computer, MacDonald-Miller workers working on an air conditioning unit on a roof top, a worker on a step ladder installing ceiling air conditioning duct work at a commercial site, an employee outside an A-ABC service truck in the process of making a house call, a worker checking the level of coolant in a residential air conditioner compressor, employees in a dispatching room with job ticket postings on the wall, offices employees working at work stations. Beneath the collage of photographs are the two maps. The two maps carry the following captions and depict from left to right (i) Clients of Callahan Roach, primarily involved in residential HVAC (with color dots indicating locations), and (ii) Commercial HVAC affiliates of United States Alliance (with color dots indicating locations).]

-------------------------------------------------------------------------------

PRE-OFFERING COMPANIES                     YEAR FOUNDED HEADQUARTERS LOCATION
Airtron, Inc.                                  1970     Dayton, OH
K&N Plumbing, Heating, and Air Condition-
 ing, Inc.                                     1978     Arlington, TX
A-ABC Appliance, Inc./A-1 Appliance & Air
 Conditioning, Inc.                            1976     Dallas, TX
Sibley Services, Incorporated                  1974     Memphis, TN
Hallmark Air Conditioning, Inc.                1951     Houston, TX
Charlie Crawford, Inc. (dba "Charlie's
 Plumbing")                                    1979     Houston, TX
Costner Brothers, Inc.                         1985     Rock Hill, SC
AA JARL, Inc. (dba "Jarrell Plumbing")         1957     Houston, TX
Way Residential                                1977     Houston, TX
Callahan Roach                                 1989     Colorado Springs, CO
United Service Alliance, L.C.                  1988     Lakewood, CO
OFFERING ACQUISITION COMPANIES
MacDonald-Miller Industries, Inc.              1965     Seattle, WA
Masters, Inc.                                  1986     Gaithersburg, MD
Linford Service Company                        1960     Oakland, CA
Yale Incorporated                              1939     Minneapolis, MN
Central Carolina Air Conditioning Company      1967     Greensboro, NC
Willis Refrigeration, Air Conditioning &
 Heating, Inc.                                 1954     Cincinnati, OH
Paul E. Smith Co., Inc.                        1967     Indianapolis, IN
Southeast Mechanical Service, Inc.             1979     Hollywood, FL
Van's Comfortemp Air Conditioning, Inc.        1965     Delray Beach, FL
Arkansas Mechanical Services, Inc.             1988     Little Rock, AR
Mechanical Services, Inc.                      1993     Little Rock, AR
All Service Electric, Inc.                     1990     Jacksonville, FL
Evans Services, Inc.                           1901     Birmingham, AL

-------------------------------------------------------------------------------

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION MAINTAINED BY THE UNDERWRITERS IN THE COMMON STOCK, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The Company has acquired 11 companies (the "Pre-Offering Companies") and has entered into definitive agreements to acquire an additional 13 companies (the "Offering Acquisition Companies" and together with the Pre-Offering Companies, the "GroupMAC Companies") upon the closing of the Offering. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the financial statements, including the related notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, (i) the "Company" or "GroupMAC" refers to Group Maintenance America Corp. and the GroupMAC Companies, as well as to the business and operations of their predecessors, (ii) the information in this Prospectus assumes that the Underwriters' over-allotment option has not been exercised and the Offering price is $14.00 per share and (iii) all information in this Prospectus relating to the number of shares of Common Stock and per share amounts reflects the 1-for-2.5 reverse stock split effected prior to the date of this Prospectus. References to fiscal year financial information of the Company refer to the fiscal year ended February 28 or 29 of the relevant year or the respective fiscal year ends of the individual GroupMAC Companies, and references to pro forma financial information of the Company or combined financial information of any group of the GroupMAC Companies refer to a year ending December 31 of the relevant year. After completion of the Offering, the Company's fiscal year will be the calendar year.

                                  THE COMPANY

  The Company was founded in 1996 to create the leading nationwide provider of heating, ventilation and air conditioning ("HVAC"), plumbing and electrical services to residential and commercial customers. Since inception, the Company has acquired 11 companies (the "Pre-Offering Companies") totaling $138.8 million in combined 1996 revenues and has definitive agreements to acquire an additional 13 companies (the "Offering Acquisition Companies") upon the closing of the Offering. After the Offering, the Company believes it will be one of the largest diversified providers of HVAC, plumbing and electrical services in the United States with operations in 37 cities in 21 states. The market for these diversified services is approximately $100 billion. The Company's pro forma 1996 revenues and income from operations were $307.5 million and $20.8 million, respectively, and combined historical revenues of the GroupMAC Companies grew at an annual rate of 14.3% from 1994 through 1996.

  The Company offers a comprehensive range of services to residential and commercial customers in both the new installation and the maintenance, repair and replacement segments of the HVAC, plumbing and electrical service industries. The Company's services include installing and maintaining, repairing and replacing central air conditioning systems, furnaces, heat pumps and plumbing and electrical systems. Approximately 74%, 23% and 3% of the Company's pro forma 1996 revenues were derived from HVAC, plumbing and electrical and other services, respectively. Approximately 59% of pro forma 1996 revenues were derived from residential services and 41% from commercial services, while 54% of pro forma 1996 revenues were from the new installation segment and 46% were from maintenance, repair and replacement services. Through Callahan Roach and United Service Alliance, L.C. ("USA"), the Company also provides consulting services and sells products to over 1,300 independent HVAC and plumbing service companies. The Company believes that its broad service offerings and geographic diversity provide several advantages, including the ability to offer its customers a single source for a range of services, to consolidate purchasing power with vendors, to capture business from customers that operate on a regional and national basis, to mitigate the effects of seasonality and to balance local or regional economic cycles.

  The Company believes that it can maximize its long-term growth and profitability by participating in both the new installation and the maintenance, repair and replacement segments of the HVAC, plumbing and electrical service industries. The new installation business is generally characterized by higher volume sales to homebuilders, commercial developers and other large customers. The maintenance, repair and replacement business generally produces higher margins from services provided to a broader customer base. The Company intends to focus on growing its maintenance, repair and replacement business, to capitalize on the higher margins and the more predictable nature of revenues associated with this segment and to target a revenue mix of approximately 60% maintenance, repair and replacement and 40% new installation over time. The Company derives considerable profits and strategic value from its new installation business, as this segment generates a database of potential customers for maintenance, repair and replacement services. The higher volumes associated with consolidating a number of new installation firms provide purchasing economies of scale that increase the competitiveness of both the new installation and the maintenance, repair and replacement segments.

  The Company believes that growth through acquisition is important and that profits can be maximized through the efficient integration of acquired companies. In order to provide the Company with integration, internal training and management development capabilities, the Company acquired two leading national HVAC consulting organizations, Callahan Roach and USA, in July 1997. Callahan Roach serves HVAC and plumbing service companies across the United States in such areas as advertising, marketing, business valuation, pricing strategies, management information systems, acquisition planning and integration and general consulting. Callahan Roach maintains relationships with over 1,200 HVAC and plumbing service companies, principally in the residential market. The Company estimates that aggregate revenues for these Callahan Roach customers are in excess of $2 billion annually. USA provides training and other products and services to 105 independent commercial HVAC service companies across the United States. The Company estimates that aggregate revenues for these USA customers are in excess of $1 billion annually. Of the 24 GroupMAC Companies, 12 were clients of Callahan Roach and/or USA prior to their acquisition. The Company intends to utilize these complementary customer bases to advance its national marketing strategies and believes that these companies will be a source of future acquisition prospects.

  Available industry data indicate that the Company's markets are large and fragmented. The HVAC service market is estimated to be approximately $65 billion in annual revenue, with over 40,000 service providers. Approximately $26 billion of the total is represented by the residential market, with the commercial market representing the balance. The plumbing service market is estimated to be $19 billion and the electrical service market is estimated to be $16 billion. The plumbing and electrical service markets each have over 30,000 participants. The vast majority of participants in the HVAC, plumbing and electrical service industries are small, owner-operated businesses with limited financial resources and limited access to capital for expansion. The Company believes there is a significant opportunity for a well-capitalized, nationwide provider of these services to consolidate a large number of independent companies.

  The Company is implementing operating and acquisition strategies to maintain and expand its position as a leading national provider of comprehensive HVAC, plumbing and electrical services to the residential and commercial markets.

  Key elements of the Company's operating strategy are to:

  . achieve operating efficiencies through volume purchasing, the implementation of "best practices" and the development of strong internal training capabilities;

  . operate on a decentralized basis to allow entrepreneurial management to continue to capitalize on local market knowledge and existing customer relationships;

  . attract, develop and retain high quality technicians to assure superior customer service; and

  . establish national market coverage to provide full service to regional and national accounts.

  Key elements of the Company's acquisition strategy are to:

  . acquire companies across multiple market segments to provide a balanced mix of revenues and foster internal growth through cross-selling of services;

  . expand geographically by acquiring core businesses in new markets and "tucking in" smaller companies;

  . utilize Common Stock to retain and provide incentives to the management and employees of acquired companies; and

  . leverage its industry reputation and relationships to make future acquisitions.

  The Company is a Texas corporation with its principal executive offices located at 8 Greenway Plaza, Suite 1500, Houston, Texas 77046, and its telephone number is (713) 860-0100.

                                  THE OFFERING

 Common Stock Offered..................................  7,500,000 Shares
 Common Stock to be Outstanding after the Offering (1). 19,962,527 Shares
 Use of Proceeds....................................... To redeem or repay outstanding warrants,
                                                        preferred stock and
                                                        indebtedness used to
                                                        acquire the Pre-Offering
                                                        Companies, to fund the
                                                        cash portion of the
                                                        consideration for the
                                                        Offering Acquisition
                                                        Companies, to repay
                                                        indebtedness of the
                                                        Offering Acquisition
                                                        Companies and for other
                                                        general corporate
                                                        purposes including
                                                        working capital and
                                                        future acquisitions. See
                                                        "Use of Proceeds."
 NYSE Symbol........................................... MAK

--------

(1) Includes 2,976,130 shares to be issued in connection with the acquisition of the Offering Acquisition Companies and Callahan Roach concurrently with the Offering and as acquisition consideration adjustments, but excludes 609,461 shares of Common Stock issuable upon exercise of outstanding stock options and warrants issued in connection with certain acquisitions, 378,800 shares of Common Stock issuable upon exercise of outstanding stock options held by employees and a former executive officer of the Company and 1,899,581 shares available for issuance under options to be granted upon consummation of the Offering. See "Management--Option Grants" and "--Stock Awards Plan."

                            RECENT DEVELOPMENTS

  The historical condensed results of operations for the seven months ended September 30, 1997 reflect the acquisitions of the Pre-Offering Companies from the respective dates of acquisition as discussed elsewhere in this Prospectus. The unaudited historical information includes all adjustments management deems necessary to fairly present the results of operations in accordance with generally accepted accounting principles. The condensed pro forma financial data for the nine months ended September 30, 1996 and 1997 reflect the acquisitions of the Pre-Offering Companies and Offering Acquisition Companies as if they had occurred at January 1, 1996. The condensed pro forma financial data have been prepared on the same basis outlined in the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere herein.

  The data presented below should be read in conjunction with the Summary Historical and Pro Forma Financial Information, Selected Historical and Pro Forma Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, the Financial Statements and the related notes thereto and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere herein.

                                               HISTORICAL       PRO FORMA AS
                                              SEVEN MONTHS      ADJUSTED NINE
                                             ENDED SEPTEMBER    MONTHS ENDED
                                                 30,(1)       SEPTEMBER 30,(3)
                                             ---------------  -----------------
                                              1996   1997(2)    1996     1997
                                             ------- -------  -------- --------
                              (UNAUDITED--IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues.................................... $48,826 $70,468  $232,695 $244,321
Gross Profit................................  13,434  19,491    53,059   57,281
Selling, General and Administrative
 Expenses(4)................................  10,003  12,153    36,934   38,782
Compensation Expense from Reverse
 Acquisition(5).............................      --   6,978        --       --
Corporate Overhead(6).......................      --   2,486        --    2,836
Goodwill Amortization(7)....................      --     204     1,419    1,419
                                             ------- -------  -------- --------
Income (Loss) from Operations...............   3,431  (2,330)   14,706   14,244
Other Income (Expense), Net(8)..............      40    (868)      376      902
                                             ------- -------  -------- --------
Income (Loss) Before Income Tax Provision...   3,471  (3,198)   15,082   15,146
Income Tax Provision(9).....................   1,396   1,602     6,594    6,627
                                             ------- -------  -------- --------
Net Income (Loss)........................... $ 2,075 $(4,800) $  8,488 $  8,519
                                             ======= =======  ======== ========
Net Income Per Share........................                  $   0.42 $   0.42
                                                              ======== ========
Weighted Average Shares Outstanding(10).....                    20,162   20,162
                                                              ======== ========

--------

(1) Concurrent with the Offering, the Company intends to change its fiscal year end from February 28 to December 31.

(2) The Company's acquisitions of the Pre-Offering Companies and Group Maintenance America Corp. have been accounted for as purchases and, accordingly, the operations of these acquired businesses are included in the financial data from the effective date of their respective acquisition.

(3) Pro Forma financial data give effect to the completed and pending acquisitions that are described in Unaudited Pro Forma Combined Financial Statements, as if they had all occurred at January 1, 1996. Such results are not necessarily indicative of the results the Company would have obtained had these events actually occurred on January 1, 1996.

(4) Includes a decrease of $6.6 million and $7.3 million for the Pro Forma As Adjusted nine months ended September 30, 1996 and 1997, respectively, for pro forma reductions in salaries, bonuses and benefits to former owners of the GroupMAC Companies to which they have agreed prospectively.

(5) Represents a non-recurring, non-cash compensation expense related to the reverse acquisition of GroupMAC Parent during the seven months ended September 30, 1997, which is excluded in the Pro Forma As Adjusted nine months ended September 30, 1997.

(6) Represents expenses for the formation and build-up of corporate management and infrastructure.

(7) Consists of amortization recorded or to be recorded, as a result of the acquisition of GroupMAC Companies, over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

(8) Includes the elimination of historical interest expense related to the Original Credit Agreement and the assumed debt of the GroupMAC Companies resulting from the payoff of such debt with a portion of the proceeds of the Offering. Offsetting this reduction is interest expense related to the notes issued to fund the S Corporation Distributions discussed in the Notes to Unaudited Pro Forma Combined Financial Statements.

(9) Includes the incremental provision for federal and state income taxes relating to the compensation differential and all other pro forma adjustments, as well as income taxes on S Corporation earnings and the historical tax provisions of the GroupMAC Companies.

(10) Computed on the basis described in Note 4 of Notes to Unaudited Pro Forma Combined Financial Statements.

                                  RISK FACTORS

  An investment in the shares of Common Stock involves significant risks that a potential investor should consider carefully. See "Risk Factors" beginning on page 9 for certain information that should be considered by prospective purchasers of the Common Stock offered hereby.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

  The Company has previously acquired the Pre-Offering Companies and will acquire the Offering Acquisition Companies simultaneously with the closing of the Offering. The first and largest acquisition made by the Company was that of Airtron, Inc. ("Airtron"). For accounting purposes, this transaction was accounted for as a reverse acquisition, as if Airtron acquired the GroupMAC Parent (Group Maintenance America Corp. parent only), because the former shareholders of Airtron owned a majority of GroupMAC Parent's common stock upon consummation of the transaction. As such, the summary historical financial data set forth below as of and for the three-year period ended February 28, 1997 have been derived from the financial statements of Airtron, which have been audited by KPMG Peat Marwick LLP, independent public accountants. The Financial Statements of GroupMAC Parent and the Pre-Offering Companies are included in the Financial Statements from their respective dates of acquisition. The historical balance sheet data as of June 30, 1997 include A-ABC Appliance, Inc. ("A-ABC") and A-1 Appliance & Air Conditioning, Inc. ("A-1" and, together with A-ABC, "A-ABC/A-1"), Hallmark Air Conditioning, Inc. ("Hallmark") and K&N Plumbing, Heating and Air Conditioning, Inc. ("K&N"), which were acquired effective June 1, 1997, and Charlie Crawford, Inc. (d/b/a Charlie's Plumbing) ("Charlie's"), Costner Brothers, Inc. ("Costner"), AA JARL, Inc. (d/b/a Jarrell Plumbing) ("Jarrell") and the residential service assets of Way Service, Inc. ("Way Residential"), which were acquired effective June 30, 1997.

  The summary pro forma financial data of the Company as of and for the six months ended June 30, 1996 and 1997 and the year ended December 31, 1996 are derived from the Unaudited Pro Forma Combined Financial Statements of the Company that appear elsewhere in this Prospectus. The pro forma financial data listed below present certain information for the Company, as adjusted for (i) the effects of the acquisitions of the GroupMAC Companies and (ii) the effects of certain pro forma adjustments to the historical financial statements of the GroupMAC Companies which are directly related to these acquisitions. The pro forma as adjusted financial data give effect to consummation of the Offering and the application of the net proceeds therefrom. The pro forma financial data of the Company do not purport to represent what the Company's results of operations or financial position actually would have been had these events, in fact, occurred on the date or at the beginning of the period indicated, nor are they intended to project the Company's results of operations or financial position for any future date or period.

  The data presented below should be read in conjunction with the Selected Historical and Pro Forma Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, the Financial Statements and the related notes thereto and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere herein.

                             SUMMARY FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         PRO FORMA AS ADJUSTED
                                                     -------------------------------
                            FISCAL YEARS ENDED                       SIX MONTHS ENDED
                            FEBRUARY 28 OR 29,                           JUNE 30,
                          -------------------------- DECEMBER 31,  ------------------------
                           1995       1996    1997     1996(2)     1996(2)  1997(2)
                          -------    ------- ------- ------------  -------- --------
INCOME STATEMENT
 DATA(1):
Revenues................  $72,226    $73,765 $81,880   $307,507    $151,396 $157,941
Gross Profit............   21,766     21,091  23,374     71,596      33,479   36,582
Selling, General and
 Administrative
 Expenses(3)............   20,282(4)  17,615  19,811     48,953(5)   24,068   26,978(6)
Goodwill
 Amortization(7)........       --         --      --      1,891         946      946
                          -------    ------- -------   --------    -------- --------
Income from Operations..    1,484      3,476   3,563     20,752       8,465    8,658
Interest Income
 (Expense), Net.........       76         68      89        154          39      181
Other Income, Net.......      140        246     256        297         240      508
                          -------    ------- -------   --------    -------- --------
Income Before Income Tax
 Provision..............    1,700      3,790   3,908     21,203       8,744    9,347
Income Tax Provision....      911      1,651   1,572      9,237       3,876    4,117
                          -------    ------- -------   --------    -------- --------
Net Income..............  $   789    $ 2,139 $ 2,336   $ 11,966    $  4,868 $  5,230
                          =======    ======= =======   ========    ======== ========
Net Income Per Share....                               $    .59    $    .24 $    .26
                                                       ========    ======== ========
Weighted Average Shares
 Outstanding(8).........                                 20,162      20,162   20,162
                                                       ========    ======== ========
OTHER DATA:
EBITDA(9)...............  $ 1,853    $ 3,960 $ 4,027   $ 26,061    $ 11,132 $ 11,843
                          =======    ======= =======   ========    ======== ========

                                                       JUNE 30, 1997
                                              ----------------------------------
                                                          PRO       PRO FORMA
                                               ACTUAL   FORMA(2)  AS ADJUSTED(2)
                                              --------  --------  --------------
BALANCE SHEET DATA:
Cash and Cash Equivalents.................... $  5,875  $ 10,214     $  9,457
Working Capital..............................    7,425   (13,359)      29,303
Total Assets.................................   64,942   174,284      173,330
Total Debt...................................   31,045    46,022        2,107
Preferred Stock..............................   17,121    19,271           --
Shareholders' Equity.........................  (10,998)   25,468      118,618

-------
(1) Concurrent with the Offering, the Company intends to change its fiscal year end from February 28 to December 31.
(2) Pro forma financial data give effect to the completed and pending acquisitions that are described in Unaudited Pro Forma Combined Financial Statements, as if they had occurred at January 1, 1996 for the Income Statement Data and on June 30, 1997 for the Balance Sheet Data. Pro forma as adjusted data give effect to a reduction in interest expense as a result of reductions in indebtedness upon application of a portion of the net proceeds to the Company from the Offering and the redemption of preferred stock.
(3) Reflects a decrease of $11.1 million, $4.2 million and $5.2 million for the year ended December 31, 1996, six months ended June 30, 1996 and 1997, respectively, for pro forma reductions in salaries, bonuses and benefits to former owners of the GroupMAC Companies to which they have agreed prospectively. Also excludes non-recurring, non-cash compensation expense of $7.0 million related to the reverse acquisition of GroupMAC Parent during the second quarter of 1997.
(4) Includes $2.4 million for compensation expense resulting from revaluation of warrants.
(5) Includes $0.5 million of expenses for the formation and build-up of corporate management and infrastructure.
(6) Includes $1.6 million of expenses for the formation and build-up of corporate management and infrastructure.
(7) Consists of amortization recorded or to be recorded as a result of the acquisition of GroupMAC Companies over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.
(8) Computed on a basis described in Note 4 of Notes to Unaudited Pro Forma Combined Financial Statements.
(9) Represents earnings before interest, taxes, depreciation and amortization ("EBITDA"). Based on its experience in the industry, the Company believes that EBITDA is an important tool for measuring the performance of companies in the industry (including potential acquisition targets) in several areas such as liquidity, operating performance and leverage. In addition, lenders use EBITDA as a criterion in evaluating companies in the industry and the Company's financing arrangement contains covenants in which EBITDA is used as a measure of financial performance. The EBITDA measure for the Company may not be consistent with similarly titled measures for other companies. EBITDA should not be considered as an alternative to operating or net income (as determined in accordance with GAAP) as an indicator of the Company's performance or to cash flow from operations (as determined in accordance with GAAP) as a measure of liquidity. See the comparative historical statements of cash flows included herein and "Management's Discussion of Financial Condition and Results of Operations" and "-- Liquidity and Capital Resources" for discussion of other measures of performance determined in accordance with GAAP and the Company's sources and applications of cash flow.

              SUMMARY INDIVIDUAL GROUPMAC COMPANIES FINANCIAL DATA
                                 (IN THOUSANDS)

                                                             SIX MONTHS ENDED
                                      FISCAL YEAR(1)             JUNE 30,
                                ---------------------------  -----------------
                                  1994     1995      1996      1996     1997
                                -------- --------  --------  -------- --------
Group Maintenance America
 Corp. and Subsidiaries
 (Formerly Airtron)(2)
  Revenues....................  $ 72,226 $ 73,765  $ 81,880  $ 37,127 $ 38,676
  Gross Profit................    21,766   21,091    23,374    10,209   10,863
  Income from Operations......     1,484    3,476     3,563       739    1,039
MacDonald-Miller
  Revenues....................  $ 39,534 $ 45,508  $ 66,059  $ 36,382 $ 38,836
  Gross Profit................     7,278    8,581     9,686     4,792    5,385
  Income from Operations......     1,190    1,243     2,054     1,086    1,597
Masters
  Revenues....................  $ 30,327 $ 35,160  $ 39,826  $ 18,279 $ 19,318
  Gross Profit................     2,309    3,414     3,972     1,640    1,861
  Income from Operations......       645    1,041     1,488       631      664
K&N(2)
  Revenues....................  $ 21,458 $ 22,709  $ 24,279  $ 11,893 $ 12,355
  Gross Profit................     2,615    2,359     3,574     1,460    1,693
  Income from Operations......       340     (119)      936       111       88
Other Residential Services (11
 companies)(2)(3)
  Revenues....................  $ 38,481 $ 43,216  $ 48,964  $ 23,255 $ 24,886
  Gross Profit................    13,084   15,679    18,336     8,493   10,087
  Income from Operations......     1,652    1,469     1,830       411    1,810
Other Commercial Services (9
 companies)(3)
  Revenues....................  $ 33,208 $ 38,476  $ 46,499  $ 24,460 $ 23,870
  Gross Profit................     9,434   10,863    12,654     6,885    6,693
  Income from Operations......     1,765    1,734     2,287     2,182    1,495
GroupMAC Parent(4)
  Revenues....................  $     -- $     --  $     --  $     -- $     --
  Gross Profit................        --       --        --        --       --
  Income from Operations......        --       --      (724)       --   (9,384)
Total
  Revenues....................  $235,234 $258,834  $307,507  $151,396 $157,941
  Gross Profit................    56,486   61,987    71,596    33,479   36,582
  Income (loss) from
   Operations.................     7,076    8,844    11,434     5,160   (2,691)
  Pro Forma Income from
   Operations.................                       20,752     8,465    8,658

-------
(1) Several of the individual GroupMAC Companies have fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies will use concurrent with the Offering.
(2) The operating results of A-ABC/A-1, Hallmark and K&N include the activity of each of these companies for the six months ended June 30, 1997, although these companies were acquired, for accounting purposes, by Airtron on June 1, 1997. A-ABC/A-1 and Hallmark results are included in the Other Residential Services group. Airtron results include Airtron on a stand alone basis without inclusion of the results of any acquired companies.
(3) The remainder of the GroupMAC Companies are classified by their primary revenue generating category.
(4) GroupMAC Parent's operating results include the six months ended June 30, 1997, although the company was acquired, for accounting purposes, by Airtron in May 1997. Includes non-recurring compensation expense of $7.0 million related to the reverse acquisition of GroupMAC Parent.

                                 RISK FACTORS

  In addition to the other information in this Prospectus, prospective purchasers of the Common Stock offered hereby should consider carefully the following factors before deciding to invest in the Common Stock. To the extent this Prospectus contains certain forward-looking statements, actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors, including the risk factors set forth below and elsewhere in this Prospectus.

ABSENCE OF COMBINED OPERATING HISTORY

  The Company has conducted limited operations to date. See "The Company." Prior to their acquisition by the Company, the Pre-Offering Companies operated as separate, independent businesses. Further, the Offering Acquisition Companies have operated, and will continue to operate prior to the closing of the Offering, as separate, independent businesses. The Company will rely on the separate systems of the GroupMAC Companies for the foreseeable future. There can be no assurance that the Company will be able to integrate the operations of the GroupMAC Companies successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and a significant number of the Company's management group has not worked in the HVAC, plumbing and electrical service industries prior to joining the Company. There can be no assurance that the management group will be able to manage the combined entity or to implement effectively the Company's operating strategy, internal growth strategy and acquisition program. The pro forma and combined historical financial results of the GroupMAC Companies cover periods when the GroupMAC Companies were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate and manage the GroupMAC Companies and such additional businesses as the Company may acquire as a cohesive, efficient enterprise or to eliminate unnecessary duplication may have a material adverse effect on the business, financial condition and results of operations of the Company.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

  The Company intends to grow primarily by acquiring residential and commercial contracting businesses that install or maintain, repair and replace HVAC, plumbing, electrical and other systems and equipment in existing homes and commercial buildings and in homes and commercial buildings under construction in its existing and new markets. The Company's acquisition strategy presents risks that, singly or in any combination, could materially adversely affect the Company's business, financial condition and results of operations. These risks include the possibility of the adverse effect on existing operations of the Company from the diversion of management attention and resources to acquisitions, the possible loss of acquired customer bases and key personnel, including service technicians and managers, possible adverse effects on earnings resulting from amortization of goodwill created in purchase transactions and the contingent and latent risks associated with the past operations and other unanticipated problems arising in the acquired businesses. The success of the Company's acquisition strategy will depend on the extent to which it is able to acquire, successfully absorb and profitably manage additional businesses, and no assurance can be given that the Company's strategy will succeed. The increasing competition for suitable acquisition targets could limit the Company's ability to locate suitable acquisition targets and could increase the cost of purchasing such acquisition targets. See "Business--Acquisition Strategy."

DEPENDENCE ON ADDITIONAL CAPITAL FOR FUTURE GROWTH

  The Company historically has financed capital expenditures and acquisitions primarily through the issuance of equity securities, secured bank borrowings and internally generated cash flow. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. The Company will have little, if any, net proceeds of this Offering remaining for future acquisitions and working capital after payment of Offering expenses, any indebtedness incurred or assumed by the Company and the cash portion of the purchase price for the Offering Acquisition Companies. There can be no assurance the Company will be able to raise sufficient capital at reasonable rates, if at all. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

EXPOSURE TO DOWNTURNS IN HOUSING STARTS OR NEW COMMERCIAL CONSTRUCTION

  A substantial portion of the Company's business involves installation of HVAC and/or plumbing systems in newly constructed residences and commercial buildings. The extent to which the Company is able to maintain or increase revenues from new installation services in the residential market will depend on the levels of housing starts from time to time in the geographic markets in which it operates and likely will reflect the cyclical nature of the housing industry. The housing industry is affected significantly by changes in general and local economic conditions, such as employment and income levels, the availability and cost of financing for home buyers (including the continued deductibility of mortgage interest in determining federal income tax), consumer confidence and housing demand. The level of new commercial installation services is similarly affected by fluctuations in the level of new construction of commercial buildings in the markets in which the Company operates, due to local economic conditions, changes in interest rates and other similar factors. Downturns in the levels of housing starts and/or new commercial construction could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Seasonal and Cyclical Nature of Business."

FLUCTUATION IN QUARTERLY OPERATING RESULTS

  The Company's operations are subject to economic cycles and seasonal variations. General and local economic conditions can cause fluctuations in demand for the Company's services. Except in the Southeastern and Southwestern United States, the demand for new installations of HVAC systems can be substantially lower during the winter months. Demand for HVAC services, especially in the residential sector, is generally higher in the second and third calendar quarters. Commercial HVAC maintenance, repair and replacement service is subject to seasonality as well. The Company expects that its revenues and operating results generally will be lower in its first and fourth calendar quarters. The HVAC, plumbing and electrical service industries are also subject to fluctuations caused by periods of inclement weather. Prolonged climate or weather conditions may cause unpredictable fluctuations in operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonal and Cyclical Nature of Business."

AVAILABILITY OF TECHNICIANS

  The Company's ability to provide high-quality HVAC, plumbing and electrical services on a timely basis requires an adequate supply of skilled technicians. Accordingly, the Company's ability to increase its productivity and profitability will be limited by its ability to employ, train and retain the skilled technicians necessary to meet the Company's service requirements. From time to time, there are shortages of qualified technicians, and there can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently, that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled technicians or that the Company will not have to curtail its planned internal growth as a result of labor shortages. See "Business--Centralized Support Services--Employee Screening, Training and Development."

RISKS ASSOCIATED WITH DEVELOPMENT, IMPLEMENTATION, AND INTEGRATION OF OPERATING SYSTEMS AND POLICIES

  As a rapidly growing provider of HVAC, plumbing and electrical services, the Company is faced with the development, implementation and integration of Company-wide policies and systems related to its operations. The Company plans to implement and integrate certain information and operating systems and procedures for the GroupMAC Companies including, but not limited to, accounting systems, employment and human resources policies, uniform purchasing programs and certain centralized marketing programs. Each of the GroupMAC Companies and companies to be acquired in the future may need to modify certain systems and policies they have utilized historically to implement the Company's systems and policies. As a result of the Company's decentralized operating strategy, there can be no assurance that the Company's operating systems and policies will be successfully implemented at the subsidiary level or that the Company will be successful in monitoring the performance of the subsidiaries. The Company may experience delays, complications and expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-- Operating Strategy."

FACTORS AFFECTING INTERNAL GROWTH

  The Company's ability to increase the revenues of the GroupMAC Companies and any subsequently acquired company will be affected by various factors, including demand for HVAC, plumbing and electrical services, the level of new construction, the Company's ability to expand the range of services offered to customers of individual GroupMAC Companies and other acquired businesses, the Company's ability to develop national accounts and other marketing programs in order to attract new customers and the Company's ability to attract and retain a sufficient number of qualified technicians and other necessary personnel. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's operating and internal growth strategies will be successful or that it will be able to generate cash flow adequate for its operation and to support internal growth. Furthermore, there can be no assurance that management can integrate acquired companies and reduce overhead expenses. See "Business--Operating Strategy."

VALUATION OF ACQUISITIONS

  The initial public offering price will be determined based on negotiations between the Company and the representatives of the Underwriters, and the factors which will be considered in determining such price include, in addition to prevailing market conditions, the expected results of operations of the Company, estimates of the business potential and earnings prospects of the Company and the economy as a whole. See "Underwriting." The valuation of the Company has not been established on a company-by-company basis, and no third party appraisals of the GroupMAC Companies were obtained by the Company for purposes of the Offering nor has a fairness opinion been obtained. A valuation of the Company determined solely by appraisal of the individual GroupMAC Companies would likely result in a different valuation of the Company than that reflected by the initial public offering price of the shares of Common Stock offered hereby. At the assumed initial public offering price, the aggregate consideration related to the Pre-Offering and Offering Acquisition Companies would be approximately $204.6 million, which would consist of $123.7 million in Common Stock, $19.3 million in Preferred Stock (valued at its redemption value of $1.00 per share) and $61.6 million in cash. There can be no assurance that the consideration paid or to be paid by the Company for the GroupMAC Companies accurately reflects the value of the assets of these companies or that the percentage of Common Stock of the Company owned by the former owners of the GroupMAC Companies reflects the value of the assets of the GroupMAC Companies.

PROCEEDS OF OFFERING PAYABLE FOR EXISTING OBLIGATIONS AND TO AFFILIATES

  The Company will use the net proceeds of the Offering to repay indebtedness incurred to fund the cash portion of the consideration paid to acquire the Pre-Offering Companies, to redeem warrants and preferred stock issued in connection with the acquisition of the Pre-Offering Companies, to repay debt assumed and certain obligations resulting from the acquisition of the GroupMAC Companies and to fund the cash portion of the consideration to be paid to acquire the Offering Acquisition Companies. Only a small portion, if any, of the net proceeds of the Offering will be available to meet the Company's cash requirements following the closing of the Offering. In connection with the closing of the purchase of the Offering Acquisition Companies, the Company will pay, subject to adjustment, approximately $28.9 million in cash for the stock of the Offering Acquisition Companies. The Company will also use $31.2 million to repay bank debt incurred to finance the acquisition of the Pre-Offering Companies, approximately $19.3 million to redeem warrants and preferred stock issued in connection with the acquisition of the Pre-Offering Companies and approximately $13.4 million to repay debt assumed and certain obligations resulting from the acquisition of the GroupMAC Companies. Some of the warrants and preferred stock redeemed with the proceeds of the Offering and the stock or assets purchased with the proceeds of the Offering are beneficially owned by individuals who are or who may become directors of the Company and/or executive officers of GroupMAC Companies. See "Use of Proceeds," "The Acquisitions" and "Related Party Transactions."

COMPETITION

  The HVAC, plumbing and electrical service industries are highly competitive and are served principally by small, owner-operated private companies. Certain of these smaller competitors have lower overhead cost structures and may be able to provide their services at lower rates than the Company. The Company believes the HVAC, plumbing and electrical service industries are subject to rapid consolidation on both a national and a regional scale. Three companies have completed initial public offerings, have begun consolidation efforts and have entered into some of the Company's markets. Other companies, including unregulated affiliates of electric and gas public utilities and HVAC equipment manufacturers, may enter the industry. These consolidators and other entrants may have greater financial resources and name recognition than the Company and may be willing to pay higher prices than the Company for the same opportunities. Consequently, the Company may encounter significant competition in its efforts to achieve its growth objectives. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL

  The Company's operations depend on the continuing efforts of its executive officers and the senior management of the GroupMAC Companies, and the Company will depend on the senior management of significant businesses it acquires in the future. The business of the Company could be affected adversely if any of these persons does not continue in his or her management role with the Company or an acquired business and the Company is unable to attract and retain qualified replacements. See "Business--Centralized Support Services--Employee Screening, Training and Development" and "Management."

REGULATION

  HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, (i) laws and regulations implementing the federal Clean Air Act, as amended (the "Clean Air Act"), relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems and (ii) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), which can impose strict, joint and several liability on past and present owners or operators of facilities at, from, or to which a release of hazardous substances has occurred, on parties who generated hazardous substances that were released at such facilities and on parties who arranged for the transportation of hazardous substances to such facilities. In connection with its entry into new markets, the Company may become subject to compliance with additional regulations, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Company are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet future standards. In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of such state. See "Business--Governmental Regulation and Environmental Matters."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

  Upon the closing of the Offering, the executive officers, directors and certain founding shareholders of the Company will beneficially own in the aggregate approximately 28.2% of the outstanding Common Stock. Accordingly, such persons will have substantial influence on the Company, which influence might not be consistent with the interests of other shareholders, and on the outcome of any matters submitted to the Company's shareholders for approval. In addition, although there is no current agreement, understanding or arrangement for these shareholders to act together on any matter, these shareholders may have economic and business reasons to act together, and would be in a position to execute significant influence over the affairs of the Company if they were to act together in the future. If these persons were to act in concert, they might, as a practical matter, be able to exercise control over the Company's affairs, including the election of the entire Board of Directors and (subject to Article Thirteen of the Texas Business Corporation Act (the "TBCA") which applies to transactions between the Company and certain interested persons) any matter submitted to a vote of stockholders. See "Security Ownership of Certain Beneficial Owners and Management."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

  Upon the closing of the Offering, 19,962,527 shares of Common Stock will be outstanding. The 7,500,000 shares sold in this Offering (other than shares that may be purchased by affiliates of the Company) will be freely tradable. Due to the high number of beneficial owners in the employee stock ownership plan of MacDonald-Miller Industries, Inc. ("MacDonald-Miller"), the Company registered under the Securities Act of 1933, as amended (the "Securities Act"), and proposes to issue, 643,064 shares in connection with the acquisition of MacDonald-Miller. The remaining shares outstanding may be resold publicly only following their effective registration under the Securities Act or pursuant to an available exemption (such as provided by Rule 144 following a holding period for previously unregistered shares) from the registration requirements of the Securities Act. The holders of 3,575,586 shares of Common Stock have the right (subject to minimum participation requirements) to require the Company to register such shares pursuant to the Securities Act for the purpose of allowing them to effect a public offering of all or a portion of such shares (a "Demand Registration"), and such holders and substantially all of the other holders of Common Stock outstanding on the date hereof also have the right to require the Company to register their shares of Common Stock under the Securities Act in connection with a public offering of Common Stock contemplated by the Company (a "Piggyback Registration"). The number of Demand Registrations that may be requested is limited, and the Company will not be obligated to effect a Demand Registration within 60 days prior to the proposed filing date of a registration statement relating to an offering by the Company of its securities (with certain exceptions) or within 120 days after the effective date of such a registration statement. Further, the Company may delay a Demand Registration for up to 120 days if the Company determines that such registration would be detrimental to the Company. In connection with a Piggyback Registration involving an underwritten offering, the number of shares to be registered by selling shareholders may be limited or eliminated entirely if the managing underwriter determines marketing factors require a limitation on the number of shares to be underwritten. See "Shares Eligible for Future Sale." The holders of Demand Registration rights have agreed with the Company and the Underwriters not to exercise their respective demand rights for the two year period following the Offering except for Gordon A. Cain who has agreed not to exercise his demand rights for one year. In addition, such holders and the holders of Common Stock issued in connection with the acquisition of the GroupMAC Companies have agreed with the Company that they generally will not sell, transfer or otherwise dispose of any of their shares for one year following the date of acquisition of such shares and for one additional year will limit sales to no more than 36% of their holdings. Sales made pursuant to Rule 144 must comply with its applicable volume limitations and other requirements. At the date of this Prospectus, 1,211,200 "restricted" shares of Common Stock are eligible for resale pursuant to Rule 144, subject to the volume, manner of sale and other limitations thereof. The remaining "restricted" shares will become eligible for resale pursuant to Rule 144 from time to time thereafter.

  Upon the closing of the Offering, the Company also will have outstanding options and warrants to purchase up to a total of 2,887,842 shares of Common Stock, of which only warrants and options to purchase 709,994 shares will be exercisable immediately after the closing of the Offering. The Company intends to register all the shares subject to these options and warrants under the Securities Act for public resale.

  The Company, its directors and executive officers and certain other shareholders have agreed not to offer or sell any shares for a period of 180 days following the date of this Prospectus without the prior written consent of The Robinson-Humphrey Company, LLC, except that the Company may issue Common Stock in the Offering, in connection with acquisitions generally, and pursuant to the exercise of stock options or sale of Common Stock pursuant to a "cashless exercise" of stock options which are either (i) outstanding on the date of this Prospectus, (ii) issued under the Company's 1997 Stock Awards Plan or (iii) issued under the Company's stock option plan for non-management employees or a bona fide gift of Common Stock, provided that the donee agrees to be bound by the terms of the donor's lockup agreement.

  The Company intends to continue to acquire companies using Common Stock as part of the consideration. Accordingly, the Company intends to register 7,000,000 additional shares of Common Stock under the Securities Act during the fourth quarter of 1997 for its use in connection with future acquisitions. These shares generally will be freely tradable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

  The effect, if any, of the availability for sale, or sale, of the shares of Common Stock eligible for future sale on the market price of the Common Stock prevailing from time to time is unpredictable, and no assurance can be given that the effect will not be adverse.

RESTRICTIONS ON DIVIDENDS; DEPENDENCE ON SUBSIDIARIES

  The Company will conduct its operations through subsidiaries, including substantially all of the Pre-Offering Companies and the Offering Acquisition Companies, and is therefore dependent upon the cash flow of and the transfer of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise to meet its financial obligations. Each GroupMAC Company and any future subsidiary of the Company will be distinct legal entities and will have no obligation, contingent or otherwise, to transfer funds to the Company. The Company's ability to pay dividends on the Common Stock will be restricted by the terms of the $75 million bank credit facility (the "Bank Credit Agreement") and could be restricted by the terms of subsequent financings and subsequent series of Preferred Stock that may be issued in future transactions. See "Description of Capital Stock" and "Description of Capital Stock--Common Stock." Additionally, the ability of the GroupMAC Companies to pay dividends to the Company is limited by the terms of the Bank Credit Agreement. See "Description of Bank Credit Agreement."

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to the Offering, no public market for the Common Stock has existed, and the initial public offering price, which will be determined by negotiation between the Company and representatives of the Underwriters, may not be indicative of the price at which the Common Stock will trade after the Offering. See "Underwriting" for the factors considered in determining the initial public offering price. The Common Stock has been approved for listing on the NYSE, subject to official notice of issuance, but no assurance can be given that an active trading market for the Common Stock will develop or, if it developed, that it will continue after the Offering. The market price of the Common Stock after the Offering may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company and changing conditions in the economy in general or in the Company's industry in particular. In addition, stock markets generally experience significant price and volume volatility from time to time which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

POTENTIAL ANTI-TAKEOVER EFFECTS

  Provisions of the Company's Articles of Incorporation and Bylaws and the TBCA may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of the Company by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the authorization in the Company's Articles of Incorporation of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends, distributions and voting rights) as the Board of Directors may determine, classification of the Board of Directors, a TBCA restriction on the ability of shareholders to take actions by written consent and a TBCA provision imposing restrictions on business combinations with certain interested parties. See "Description of Capital Stock."

IMMEDIATE, SUBSTANTIAL DILUTION

  Purchasers of Common Stock in the Offering (i) will experience immediate, substantial dilution in the net tangible book value of their stock of $11.85 per share and (ii) may experience further dilution in that value from issuances of Common Stock in connection with future acquisitions. See "Dilution."

ASSET ENCUMBRANCE

  The obligations of the Company under the Bank Credit Agreement are secured by a first priority security interest on the accounts receivable and inventory of the Company and its material subsidiaries and all the capital stock of its domestic subsidiaries. In addition, borrowings under the Bank Credit Agreement will be guaranteed by the material GroupMAC Companies, and any future material subsidiaries. If the Company becomes insolvent or is liquidated, or if there were a breach of the restrictions in the Bank Credit Agreement so as to result in a default thereunder, or if the Company were unable to repay its borrowings thereunder, lenders under the Bank Credit Agreement could declare all amounts outstanding thereunder to be due and payable and the obligations of the lenders to make further extensions of credit could be terminated. The lenders under the Bank Credit Agreement also would be entitled to proceed against the collateral securing such indebtedness. Accordingly, such lenders would have a prior claim on certain assets of the Company and its subsidiaries. See "Description of Bank Credit Agreement."

                                  THE COMPANY

  The Company was founded in 1996 to create the leading nationwide provider of HVAC, plumbing and electrical services to residential and commercial customers. The Company has completed the purchase of 11 Pre-Offering Companies and has definitive agreements to acquire an additional 13 Offering Acquisition Companies upon the closing of the Offering. The initial capitalization of the Company was provided through private equity capital and a $35 million acquisition and working capital borrowing facility. This initial financing allowed the Company to acquire the Pre-Offering Companies, including Airtron, a residential HVAC service company with new installation and maintenance, repair and replacement services in 14 cities in six states. The Company believes Airtron, with revenues in fiscal 1996 of $81.9 million, was the largest independent residential HVAC service company in the United States. The combined 1996 revenue of the Pre-Offering Companies was $138.8 million. With the purchase of the 13 Offering Acquisition Companies, the Company will have approximately 2,860 employees at operations in 37 cities in 21 states, with combined 1996 revenues of $307.5 million, and will be among the largest providers of HVAC, plumbing and electrical services in the United States.

  For a description of the transactions pursuant to which the businesses of the Pre-Offering Companies were acquired and the Offering Acquisition Companies will be acquired, see "The Acquisitions." The GroupMAC Companies are described below.

                          1996 REVENUES   YEAR
PRE-OFFERING COMPANIES:  ($ IN 000'S)(1) FOUNDED  HEADQUARTERS SITE                 PRIMARY SERVICES
-----------------------  --------------- ------- -------------------- ---------------------------------------------
Airtron(2).......            $81,880      1970   Dayton, OH           Residential & Commercial HVAC
K&N(2)...........             24,279      1978   Arlington, TX        Residential Plumbing & HVAC
A-ABC/A-1(2).....              8,546      1976   Dallas, TX           Residential HVAC & Plumbing
Sibley...........              6,962      1974   Memphis, TN          Commercial HVAC
Hallmark(2)......              6,516      1951   Houston, TX          Residential & Commercial HVAC
Charlie's........              3,058      1979   Houston, TX          Commercial & Residential Plumbing
Costner..........              3,042      1985   Rock Hill, SC        Residential HVAC & Electrical
Callahan                       1,867      1989   Colorado Springs, CO
 Roach(2)(3).....                                                     Residential Training, Products & Publications
Jarrell..........              1,236      1957   Houston, TX          Residential Plumbing
USA..............                763      1988   Lakewood, CO         Commercial Training & Member Services
Way Residential..                659      1977   Houston, TX          Residential HVAC
                            --------
 Total...........           $138,808
                            --------
OFFERING ACQUISITION COMPANIES:
---------------------------------
MacDonald-Mill-             $ 66,059      1965   Seattle, WA          Commercial HVAC, Plumbing & Electrical
 er(2)...........
Masters(2).......             39,826      1986   Gaithersburg, MD     Residential Plumbing & HVAC
Linford(2).......             11,305      1960   Oakland, CA          Commercial HVAC
Yale.............             10,065      1939   Minneapolis, MN      Commercial HVAC
Central Caroli-
 na(2)...........              8,161      1967   Greensboro, NC       Residential & Commercial HVAC
Willis...........              6,781      1954   Cincinnati, OH       Residential HVAC
Paul E. Smith....              5,573      1967   Indianapolis, IN     Residential Plumbing
Southeast Mechan-
 ical............              5,282      1979   Hollywood, FL        Commercial HVAC
Van's............              4,289      1965   Delray Beach, FL     Residential HVAC
Arkansas
 Mechanical(2)...              3,337      1988   Little Rock, AR      Commercial HVAC
Mechanical(2)....              2,900      1993   Little Rock, AR      Commercial HVAC
All Service......              2,826      1990   Jacksonville, FL     Commercial & Residential Electrical
Evans............              2,295      1901   Birmingham, AL       Residential Plumbing & HVAC
                            --------
 Total...........           $168,699
                            --------
Pro Forma Com-
 bined...........           $307,507
                            ========
                          SOURCE OF 1996 REVENUES
                         -------------------------
                                      MAINTENANCE,
                             NEW       REPAIR AND
PRE-OFFERING COMPANIES:  INSTALLATION REPLACEMENT
-----------------------  ------------ ------------
Airtron(2).......             81%          19%
K&N(2)...........             89%          11%
A-ABC/A-1(2).....              0%         100%
Sibley...........              0%         100%
Hallmark(2)......              0%         100%
Charlie's........              0%         100%
Costner..........              0%         100%
Callahan                      N/A          N/A
 Roach(2)(3).....
Jarrell..........              0%         100%
USA..............             N/A          N/A
Way Residential..              0%         100%
 Total...........
OFFERING ACQUISITION COMPANIES:
----------------------------------------
MacDonald-Mill-               41%          59%
 er(2)...........
Masters(2).......            100%           0%
Linford(2).......              0%         100%
Yale.............             28%          72%
Central Caroli-
 na(2)...........             17%          83%
Willis...........             59%          41%
Paul E. Smith....             61%          39%
Southeast Mechan-
 ical............              0%         100%
Van's............              4%          96%
Arkansas
 Mechanical(2)...              0%         100%
Mechanical(2)....             14%          86%
All Service......             14%          86%
Evans............              0%         100%
 Total...........
Pro Forma Com-
 bined...........             54%          46%
                         ============ ============

-------
(1) Several of the individual GroupMAC Companies have fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies will use concurrent with the Offering.
(2) Operates through multiple locations.
(3) Includes Callahan/Roach Products & Publications, Inc. ("CRPP") and Callahan/Roach & Associates ("CRA" and, together with CRPP, "Callahan Roach").

  The Pre-Offering Companies (other than Costner, Way Residential and Callahan Roach) were acquired using a combination of cash, warrants and preferred stock and 5,801,999 shares of Common Stock. All of the shares of preferred stock will be redeemed for cash at the closing of the Offering. Costner and Way Residential (effective as of June 30, 1997) and Callahan Roach (effective July 1, 1997) were acquired, and the Offering Acquisition Companies are being acquired, for a combination of cash and 3,032,890 shares of Common Stock, before anticipated Subchapter S distributions and purchase price adjustments. The aggregate consideration that was paid or will be paid by the Company to acquire the GroupMAC Companies consists of (i) approximately $61.6 million in cash ($32.6 million for the Pre-Offering Companies and $29.0 million for the Offering Acquisition Companies), (ii) 8,834,889 shares of Common Stock, (iii) 17,557,973 shares of preferred stock and warrants to purchase 1,713,622 shares of preferred stock (which are currently exercisable) issued to the Pre-Offering Companies which will be redeemed for an aggregate of $19.3 million in cash with proceeds of the Offering and (iv) warrants and options for 609,461 shares of Common Stock (which are currently exercisable). In addition, the Company has assumed or will assume $14.9 million of indebtedness of the GroupMAC Companies (which will be repaid promptly in its entirety with proceeds from the Offering). See "Use of Proceeds." Shareholders of several of the GroupMAC Companies have the opportunity to receive additional amounts of purchase price, payable in cash and Common Stock in 1997 and 1998, contingent upon the occurrence of future events. The Company believes this amount will be approximately $5 million in cash and Common Stock. Prior to the closing of the Offering, certain of the Offering Acquisition Companies that are corporations which have elected to be taxed under Subchapter S of the Internal Revenue Code ("S Corporations") may distribute cash and certain non-operating assets to their shareholders in an amount not to exceed the balances of their respective accumulated adjustment accounts.

  The consideration paid or to be paid by the Company for each GroupMAC Company was the result of arm's-length negotiations between representatives of the Company and representatives of that company and was based generally on the Company's evaluation of such company's operating results, assets and capitalization. Certain shareholders and key managers of the GroupMAC Companies were required to enter into employment agreements containing, among other things, confidentiality and non-competition provisions.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the shares of Common Stock in the Offering are estimated to be approximately $93.2 million ($107.8 million if the over-allotment option is exercised in full) after deduction of underwriting discounts and Offering expenses payable by the Company. The Company plans to use $19.3 million to redeem all the outstanding warrants for and shares of preferred stock issued in connection with the acquisition of the Pre-Offering Companies, $28.9 million to fund the cash portion of the consideration to be issued in connection with the acquisition of the Offering Acquisition Companies, $31.2 million to repay bank debt incurred to finance the acquisition of the Pre-Offering Companies and $13.4 million to repay other debt assumed and certain obligations resulting from the acquisition of the GroupMAC Companies, with any remaining proceeds being used for general corporate purposes, including working capital and future acquisitions. Any net proceeds received from the exercise of the Underwriters' over-allotment option will be used for future acquisitions and for working capital purposes. See "The Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Bank Credit Agreement."

                                CAPITALIZATION

  The following table sets forth (i) the historical capitalization of the Company as of June 30, 1997, (ii) the pro forma capitalization of the Company as of June 30, 1997, giving effect to the acquisition of the GroupMAC Companies, and (iii) the pro forma capitalization of the Company as of June 30, 1997, giving effect to such acquisitions and related financings, as adjusted to reflect the application of the net proceeds from the Offering. For a description of the adjustments, see Notes to Unaudited Pro Forma Combined Financial Statements included elsewhere herein. This presentation should be read in conjunction with the historical and pro forma combined financial statements of the Company and related notes thereto included elsewhere herein.

                                                      AS OF JUNE 30, 1997
                                                        (IN THOUSANDS)
                                                 ------------------------------
                                                                     PRO FORMA
                                                 ACTUAL   PRO FORMA AS ADJUSTED
                                                 -------  --------- -----------
Short-Term Debt, Including Current Maturities... $ 4,577   $14,608   $  2,107
                                                 =======   =======   ========
Long-Term Debt, Net of Current Maturities....... $26,468   $31,414   $     --
Preferred Stock: $1.00 par value, 50,000,000
 shares authorized; 17,121,133 issued and
 outstanding; 19,271,595 shares issued and
 outstanding,
 pro forma......................................  17,121    19,271         --
Shareholders' Equity:
Common Stock: $.001 par value, 100,000,000
 shares authorized; 8,707,998 shares issued and
 outstanding; 12,462,527 shares issued and
 outstanding, pro forma; and 19,962,527 shares
 issued and outstanding, pro forma as
 adjusted(1)....................................       9        12         20
Additional Paid-In Capital......................  25,741    60,150    153,292
Retained Earnings (Deficit)..................... (34,694)  (34,694)   (34,694)
Subscriptions Receivable........................  (2,054)       --         --
                                                 -------   -------   --------
Total Shareholders' Equity...................... (10,998)   25,468    118,618
                                                 -------   -------   --------

Total Capitalization............................ $32,591   $76,153   $118,618
                                                 =======   =======   ========

--------

(1) Excludes (i) 609,461 shares of Common Stock issuable upon exercise of outstanding stock options and warrants issued in connection with certain acquisitions, (ii) 378,800 shares of Common Stock issuable upon exercise of outstanding stock options held by employees of the Company, and (iii) an aggregate of 1,899,581 shares of Common Stock subject to options to be granted upon consummation of the Offering at an exercise price equal to the initial public offering price. See "Management--Option Grants" and "-- Stock Awards Plan."

                                DIVIDEND POLICY

  The Company has not paid a dividend on Common Stock since its incorporation and does not anticipate paying any dividends on Common Stock in the foreseeable future because it intends to retain earnings to finance the expansion of its business, to repay indebtedness and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors. The Bank Credit Agreement restricts the payment of dividends. See "Description of Bank Credit Agreement."

                                   DILUTION

  The deficit in pro forma net tangible book value of the Company at June 30, 1997 was approximately $50.2 million, or $4.03 per share, after giving effect to the completion of the purchase of the GroupMAC Companies and the related financings therefor but before giving effect to the Offering. Pro forma net tangible book value per share before the Offering represents the amount of the Company's pro forma shareholders' equity as of June 30, 1997, less intangible assets as of that date, after giving effect to the completion of the purchase of the GroupMAC Companies and the related financings, divided by 12,462,527 shares of Common Stock outstanding (the pro forma number of shares of Common Stock outstanding as of such date, after giving effect to such matters but before giving effect to the Offering). Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering. After giving effect to the sale of 7,500,000 shares of Common Stock by the Company in the Offering and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of June 30, 1997 would have been $42.9 million or $2.15 per share. This represents an immediate increase in pro forma net tangible book value of $6.18 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $11.85 per share to purchasers of Common Stock in the Offering. The following table illustrates the dilution per share:

Assumed initial public offering price per share.................         $14.00
  Deficit in pro forma net tangible book value before the
   Offering..................................................... $(4.03)
  Increase in pro forma net tangible book value attributable to
   the Offering.................................................   6.18
Pro forma net tangible book value after the Offering............           2.15
                                                                         ------
Dilution per share to new investors.............................         $11.85
                                                                         ======

  The following table shows, after giving effect to the Offering, the difference between existing shareholders and new investors with respect to the number of shares purchased from the Company and the total consideration and average price per share paid to the Company, before deducting the underwriting discounts and estimated Offering expenses (in thousands, except per share amounts).

                                              SHARES
                                            PURCHASED                  PURCHASE
                                          --------------     TOTAL     PRICE PER
                                          NUMBER PERCENT CONSIDERATION   SHARE
                                          ------ ------- ------------- ---------
Existing shareholders.................... 12,463   62.4%   $(50,202)    $(4.03)
New investors............................  7,500   37.6%    105,000      14.00
                                          ------  -----    --------
  Total.................................. 19,963  100.0%   $ 54,798
                                          ======  =====    ========

  The foregoing tables assume no exercise of outstanding options and warrants. Upon consummation of the Offering, there will be 1,899,581 shares of Common Stock issuable upon exercise of stock options at the price per share set forth on the cover of this Prospectus, 474,261 shares of Common Stock issuable upon the exercise of stock options at an average exercise price of $4.21 per share and warrants to purchase 514,000 shares of Common Stock at an average purchase price of $17.50 per share. See "Management--Option Grants" and "--Stock Awards Plan."

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The Company has previously acquired the Pre-Offering Companies and will acquire the Offering Acquisition Companies simultaneously with the closing of the Offering. The first and largest acquisition made by the Company was that of Airtron. For accounting purposes, this transaction was accounted for as a reverse acquisition, as if Airtron acquired the GroupMAC Parent, because the former shareholders of Airtron owned a majority of GroupMAC Parent's Common Stock upon consummation of the transaction. As such, the selected historical financial data set forth below as of and for the three-year period ended February 28, 1997 have been derived from the financial statements of Airtron, which have been audited by KPMG Peat Marwick LLP, independent public accountants. The financial statements of GroupMAC Parent and the Pre-Offering Companies are included in the Financial Statements from their respective dates of acquisition. The selected historical financial data set forth below as of and for each of the four month periods ended June 30, 1996 and 1997 were derived from the financial statements of Airtron. In addition to reflecting the transaction discussed above, the historical balance sheet data as of June 30, 1997 include A-ABC/A-1, Hallmark and K&N, which were acquired effective June 1, 1997, and Charlie's, Costner, Jarrell and the assets of Way Residential, which were acquired effective June 30, 1997. The operations of all of these companies have been included in the historical income statement data from their respective dates of acquisition. In the opinion of the Company's management, the selected historical financial data of the Company as of and for the four months ended June 30, 1997 and 1996 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the four months ended June 30, 1997 should not be regarded as indicative of the results that may be expected for the full year.

  The selected pro forma financial data of the Company as of and for the six months ended June 30, 1996 and 1997 and the year ended December 31, 1996 are derived from the Unaudited Pro Forma Combined Financial Statements of the Company that appear elsewhere in this Prospectus. The pro forma financial data listed below present certain information for the Company, as adjusted for (i) the effects of the acquisitions of the GroupMAC Companies and (ii) the effects of certain pro forma adjustments to the historical financial data statements of the GroupMAC Companies directly related to those acquisitions. The pro forma as adjusted financial data give effect to the consummation of the Offering and the application of the net proceeds therefrom, as if they had all occurred on the first day of each respective period. The pro forma financial data of the Company do not purport to represent what the Company's results of operations or financial position actually would have been had these events, in fact, occurred on the date or at the beginning of the period indicated, nor are they intended to project the Company's results of operations or financial position for any future date or period.

  The data presented below should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, the Financial Statements and the related notes thereto and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere herein.

                            SELECTED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               PRO FORMA        HISTORICAL            PRO FORMA AS
                   FISCAL YEAR ENDED FEBRUARY 28 OR 29,      AS ADJUSTED(2) FOUR MONTHS ENDED     ADJUSTED SIX MONTHS
                                    (1)                        YEAR ENDED        JUNE 30,            ENDED JUNE 30,
                  ------------------------------------------  DECEMBER 31,  -------------------  ----------------------
                   1993    1994    1995       1996    1997        1996         1996     1997(3)    1996(2)    1997(2)
                  ------- ------- -------    ------- ------- -------------- ----------  -------  ----------- ----------
                                                               (UNAUDITED)  (UNAUDITED)          (UNAUDITED) (UNAUDITED)
INCOME STATEMENT
 DATA:
Revenues........  $54,552 $66,281 $72,226    $73,765 $81,880    $307,507     $25,957    $31,086   $151,396    $157,941
Gross Profit....   15,565  18,977  21,766     21,091  23,374      71,596       7,031      8,399     33,479      36,582
Selling, General
 and
 Administrative
 Expenses(4)....   12,648  15,760  20,282(5)  17,615  19,811      48,953(6)    5,461     13,136     24,068      26,978(7)
Goodwill Amorti-
 zation(8)......       --      --      --         --      --       1,891          --         31        946         946
                  ------- ------- -------    ------- -------    --------     -------    -------   --------    --------
Income (Loss)
 from Opera-
 tions..........    2,917   3,217   1,484      3,476   3,563      20,752       1,570     (4,768)     8,465       8,658
Interest Income
 (Expense), Net.      152     127      76         68      89         154         (17)      (259)        39         181
Other Income,
 Net............      114      33     140        246     256         297          23          3        240         508
                  ------- ------- -------    ------- -------    --------     -------    -------   --------    --------
Income (Loss)
 Before Income
 Tax Provision..    3,183   3,377   1,700      3,790   3,908      21,203       1,576     (5,024)     8,744       9,347
Income Tax Pro-
 vision.........    1,332   1,300     911      1,651   1,572       9,237         634        800      3,876       4,117
                  ------- ------- -------    ------- -------    --------     -------    -------   --------    --------
Net Income
 (Loss).........  $ 1,851 $ 2,077 $   789    $ 2,139 $ 2,336    $ 11,966     $   942    $(5,824)  $  4,868    $  5,230
                  ======= ======= =======    ======= =======    ========     =======    =======   ========    ========
Net Income
 (Loss) Per
 Share..........                                                $    .59                          $    .24    $    .26
                                                                ========                          ========    ========
Weighted Average
 Shares
 Outstanding(9).                                                  20,162                            20,162      20,162
                                                                ========                          ========    ========
OTHER DATA:
EBITDA(10)        $ 3,074 $ 3,417 $ 1,853    $ 3,960 $ 4,027     $26,061     $ 1,665    $(4,570)  $ 11,132    $ 11,843
                  ======= ======= =======    ======= =======    ========     =======    =======   ========    ========

                          FISCAL YEAR ENDED FEBRUARY 28 OR 29,              JUNE 30, 1997
                         --------------------------------------- -------------------------------------
                                                                                PRO       PRO FORMA
                          1993    1994    1995    1996    1997   ACTUAL(3)   FORMA(2)   AS ADJUSTED(2)
                         ------- ------- ------- ------- ------- ---------  ----------- --------------
                                                                            (UNAUDITED)  (UNAUDITED)
BALANCE SHEET DATA:
Cash and Cash Equiva-
 lents.................. $   700 $   186 $   650 $ 1,774 $ 4,339 $  5,875    $ 10,214      $  9,457
Working Capital.........   3,633   3,473   4,561   3,285   6,337    7,425     (13,359)       29,303
Total Assets............  12,438  15,221  23,528  28,282  27,153   64,942     174,284       173,330
Total Debt..............      --      --      --      --   1,290   31,045      46,022         2,107
Preferred Stock.........      --      --      --      --      --   17,121      19,271            --
Shareholders' Equity....   3,257   2,175   5,955   6,373   5,990  (10,998)     25,468       118,618

-------
(1) Concurrent with the Offering, the Company intends to change its fiscal year end from February 28 to December 31.
(2) Pro forma financial data give effect to the completed and pending acquisitions that are described in Unaudited Pro Forma Combined Financial Statements, as if they had all occurred at the beginning of each period presented. Such results are not necessarily indicative of the results the Company would have obtained had these events actually occurred on January 1, 1996 for the Income Statement Data or on June 30, 1997 for the Balance Sheet Data. Pro forma as adjusted financial data give effect to a reduction in interest expense as a result of reductions in indebtedness upon application of a portion of the net proceeds to the Company from the Offering and the redemption of preferred stock.
(3) The Company's acquisitions of the Pre-Offering Companies and Group Maintenance America Corp. have been accounted for as purchases and, accordingly, the operations of these acquired businesses are included in the financial data from the effective date of their respective acquisition.
(4) Includes non-recurring, non-cash compensation expense of $7.0 million related to the reverse acquisition of GroupMAC Parent during the four months ended June 30, 1997, which is excluded in the Pro Forma As Adjusted six months ended June 30, 1997. Reflects a decrease of $11.1 million, $4.2 million and $5.2 million for the Pro Forma As Adjusted year ended December 31, 1996, and the Pro Forma As Adjusted six months ended June 30, 1996 and 1997, respectively, for pro forma reductions in salaries, bonuses and benefits to former owners of the GroupMAC Companies to which they have agreed prospectively.
(5) Includes $2.4 million for compensation expense resulting from revaluation of warrants.
(6) Includes $0.5 million of expenses for the formation and build-up of corporate management and infrastructure.
(7) Includes $1.6 million of expenses for the formation and build-up of corporate management and infrastructure.
(8) Consists of amortization recorded or to be recorded, as a result of the acquisition of GroupMAC Companies, over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.
(9) Computed on a basis described in Note 4 of Notes to Unaudited Pro Forma Combined Financial Statements.
(10) Represents earnings before interest, taxes, depreciation and amortization ("EBITDA"). Based on its experience in the industry, the Company believes that EBITDA is an important tool for measuring the performance of companies in the industry (including potential acquisition targets) in several areas such as liquidity, operating performance and leverage. In addition, lenders use EBITDA as a criterion in evaluating companies in the industry and the Company's financing arrangement contains covenants in which EBITDA is used as a measure of financial performance. The EBITDA measure for the Company may not be consistent with similarly titled measures for other companies. EBITDA should not be considered as an alternative to operating or net income (as determined in accordance with GAAP) as an indicator of the Company's performance or to cash flow from operations (as determined in accordance with GAAP) as a measure of liquidity. See the comparative historical statements of cash flows included herein and "Management's Discussion of Financial Condition and Results of Operations" and "--Liquidity and Capital Resources" for discussion of other measures of performance determined in accordance with GAAP and the Company's sources and applications of cash flow.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the historical financial statements and related notes of the Company, all financial statements of the GroupMAC Companies presented herein and Selected Historical and Pro Forma Financial Data included elsewhere in this Prospectus.

INTRODUCTION

  The Company's revenues are derived from providing new installation services and maintenance, repair and replacement services for HVAC, plumbing, electrical and other systems to residential and commercial customers. Approximately 54% of the company's pro forma combined 1996 revenues of $307.5 million were derived from new installation services and 46% were attributable to maintenance, repair and replacement services. Maintenance, repair and replacement revenues are recognized as the services are performed, except for service contract revenue which is recognized ratably over the life of the contract. Revenues from fixed price installation and retro-fit contracts are generally accounted for on a percentage-of-completion basis, using the cost-to-cost method.

  Cost of services consists primarily of components, parts and supplies related to the Company's new installation and maintenance, repair and replacement services, salaries and benefits of service and installation technicians, subcontracted services, depreciation, fuel and other vehicle expenses and equipment rentals. Selling, general and administrative expenses consist primarily of compensation and related benefits for owners, administrative salaries and benefits, advertising, office rent and utilities, communications and professional fees. Certain owners and certain key employees of the GroupMAC Companies have agreed to reductions totaling $11.1 million in fiscal 1996 in their compensation and related benefits in connection with their acquisition by the Company, which have been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statement of Operations. Such reductions in salaries, bonuses and benefits are in accordance with the terms of employment agreements.

  The Company's diversified business mix is reflected to varying degrees in its gross margins. The Company's businesses performing primarily maintenance, repair and replacement services in the residential markets tend to have higher gross margins, averaging 37.4% for fiscal 1996. The combined gross margin for GroupMAC Companies providing primarily maintenance, repair and replacement services in the commercial markets during fiscal 1996 was 27.2%. On the average, GroupMAC Companies primarily engaged in residential new installation services have lower gross margins. Such companies' combined gross margin for fiscal 1996 was 21.2%. The company primarily providing HVAC services in the residential new installation market had a gross margin of 28.5%, which was somewhat offset by the companies providing primarily plumbing service to this market at gross margins ranging from 10.0% to 14.7%. Future consolidated gross margins may vary depending on, among other things, shifts in the business mix within the GroupMAC Companies as well as the impact of future acquisitions on the business mix.

  The Company believes that it will, and in certain cases has already begun to, realize savings from (i) greater volume discounts from suppliers of components, parts and supplies; (ii) consolidation of insurance and bonding programs; (iii) other general and administrative expenses such as training and advertising; and (iv) the Company's ability to borrow at lower interest rates than most, if not all, of the GroupMAC Companies. Offsetting these savings will be costs related to the Company's new corporate management, costs associated with being a public company and integration costs.

  The Company recorded a non-recurring, non-cash compensation charge of $206,000 during the fourth quarter of 1996 relating to certain shares of Common Stock sold to management, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale. This non-recurring compensation charge is not included in the Pro Forma Combined Financial Statements.

  As a result of the acquisition of the GroupMAC Companies, $75.7 million, representing the excess of the fair value of the consideration paid over the fair value of the net assets to be acquired, will be recorded as goodwill on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement over a 40-year period. The pro forma impact of this amortization expense, which is substantially non-deductible for tax purposes, is $1.9 million per year on an after-tax basis.

COMBINED RESULTS OF OPERATIONS

  The combined results of operations of the GroupMAC Companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, cost of services and selling, general and administrative expenses of the individual GroupMAC Companies on an historical basis. The combined results of operations assume that each of the GroupMAC Companies was combined from the beginning of each period presented. The combined results also exclude the effect of pro forma adjustments and may not be comparable to, and may not be indicative of, the Company's post-combination results of operations because (i) the GroupMAC Companies were not under common control or management during the periods presented; (ii) the Company will incur incremental costs for its corporate management and the costs of being a public company; (iii) the Company will use the purchase method to record the acquisitions of the GroupMAC Companies at different points in time, resulting in the recording of goodwill that will be amortized over 40 years; and (iv) the combined data does not reflect the potential benefits and cost savings the Company expects to realize when operating as a combined entity.

  The following table sets forth certain unaudited combined financial data for the periods indicated (dollars in thousands).

                                         FISCAL YEAR(1)                     SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------  -------------------------------
                               1994            1995            1996            1996            1997
                          --------------  --------------  --------------  --------------  ---------------
Revenues................  $235,234 100.0% $258,834 100.0% $307,507 100.0% $151,396 100.0% $157,941  100.0%
Cost of Services........   178,748  76.0   196,847  76.1   235,911  76.7   117,917  77.9   121,359   76.8
                          -------- -----  -------- -----  -------- -----  -------- -----  --------  -----
Gross Profit............    56,486  24.0    61,987  23.9    71,596  23.3    33,479  22.1    36,582   23.2
Selling, General and Ad-
 ministrative
 Expenses...............    49,410  21.0    53,143  20.5    60,162  19.6    28,319  18.7    39,273   24.9
                          -------- -----  -------- -----  -------- -----  -------- -----  --------  -----
Income (Loss) from Oper-
 ations.................     7,076   3.0     8,844   3.4    11,434   3.7     5,160   3.4    (2,691)  (1.7)

--------
(1) Several of the individual GroupMAC Companies have fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies will use concurrent with the Offering.

 Unaudited Six Months Ended June 30, 1997 Compared to Unaudited Six Months Ended June 30, 1996

  Revenues. Revenues increased $6.5 million, or 4.3%, from $151.4 million for the six months ended June 30, 1996 to $157.9 million for the six months ended June 30, 1997. The increase in revenues was primarily volume driven and was attributable to continuing strength in the Seattle, Washington and Portland, Oregon commercial markets with respect to MacDonald-Miller Industries, Inc. ("MacDonald-Miller"), increased market penetration in certain Ohio markets by Airtron, incremental business from existing customers at Masters and incremental service agreements secured by Linford. Of the 24 GroupMAC Companies, 18 reported an increase in revenues from the six month period ended June 30, 1996 to the corresponding period in 1997.

  Gross Profit. Gross profit increased $3.1 million, or 9.3%, from $33.5 million for the six months ended June 30, 1996 to $36.6 million for the six months ended June 30, 1997. Gross margin increased from 22.1% to 23.2% from the six month period ended June 30, 1996 to the corresponding period in 1997. The increase in gross profit was primarily attributable to the overall revenue increase coupled with lower material costs at Airtron, an increase in higher margin special project and tenant improvement work at MacDonald-Miller and an increase in higher margin replacement sales at Willis.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $11.0 million, or 38.9%, from $28.3 million for the six months ended June 30, 1996 to $39.3 million for the six months ended June 30, 1997. The increase was primarily attributable to (i) a non-recurring, non-cash compensation expense of $7.0 million related to the reverse acquisition of GroupMAC parent, (ii) $844,000 of additional compensation paid to owners of the individual companies and (iii) $2.4 million related to the formation and build-up of the corporate management infrastructure necessary to build the Company through acquisitions and manage the consolidated GroupMAC Companies. As a percentage of revenues, selling, general and administrative expenses increased from 18.7% to 24.9% from the six month period ended June 30, 1996 compared to the corresponding period in 1997.

 Unaudited Fiscal Year 1996 Compared to Unaudited Fiscal Year 1995

  Revenues. Revenues increased $48.7 million, or 18.8%, from $258.8 million in fiscal 1995 to $307.5 million for fiscal 1996. The increase in revenues was primarily volume driven and was attributable to an increase in all sectors of MacDonald-Miller's business, particularly contracted "design and build" projects, retrofits, remodeling and technical services; increased residential HVAC new installation revenue at Airtron; and increased residential HVAC and plumbing installation revenues at Masters. Additionally, other companies providing primarily commercial services increased revenues by $8.0 million, or 20.8%, for the period and companies providing primarily residential services increased revenues by $5.8 million or 13.4% for the period. Of the 24 GroupMAC Companies, 22 reported an increase in revenues from fiscal 1995 to 1996, most of which were due to increases in volume.

  Gross Profit. Gross profit increased $9.6 million, or 15.5%, from $62.0 million in fiscal 1995 to $71.6 million in fiscal 1996. Gross margin declined slightly from 23.9% to 23.3% from fiscal 1995 to fiscal 1996. Approximately 54% of the increase in gross profit was attributable to increased sales volume at Airtron, Masters and K&N at consistent or slightly higher gross margins between the periods coupled with an increase in sales volume at MacDonald-Miller, although at lower gross margins. The decline in gross margin at MacDonald-Miller largely resulted from a higher mix of larger contracts that typically have lower margins. The remaining residential and commercial service companies contributed 28% and 19%, respectively, to the increase in gross profit which resulted from both volume increases and, in the residential services group, margin increases.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $7.1 million, or 13.4%, from $53.1 million in fiscal 1995 to $60.2 million in fiscal 1996. Approximately $2.7 million of the increase was due to additional compensation paid to owners of the individual businesses, $724,000 was due to the formation and building of the corporate management infrastructure and the remainder was due to an overall build-up of administrative infrastructure to manage and control the significant growth at various companies. As a percentage of revenues, selling, general and administrative expenses decreased from 20.5% to 19.6% from fiscal 1995 to fiscal 1996.

 Unaudited Fiscal Year 1995 Compared to Unaudited Fiscal Year 1994

  Revenues. Revenues increased $23.6 million, or 10.0%, from $235.2 million in fiscal 1994 to $258.8 million in fiscal 1995. The increase in revenues was primarily attributable to higher volumes in each sector of MacDonald-Miller's business, particularly in "design and build" projects, retrofits and remodeling; increased market penetration and additional revenues from existing customers at Masters; incremental revenues from the purchase of A-1 by A-ABC during fiscal 1994; a higher volume of "design and build" work at Yale; increased market share captured at Airtron and the start-up of two new offices in Austin, Texas and Las Vegas, Nevada by K&N.

  Gross Profit. Gross profit increased $5.5 million, or 9.7%, from $56.5 million in fiscal 1994 to $62.0 million in fiscal 1995. The increase in gross profit was primarily attributable to the higher sales volumes at MacDonald-Miller, Masters, A-ABC/A-1, Yale, Airtron and K&N. Gross margin remained fairly consistent at 24.0% in fiscal 1994 and 23.9% in fiscal 1995.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $3.7 million, or 7.5%, from $49.4 million in fiscal 1994 to $53.1 million in fiscal 1995. The increase in selling, general and administrative expense was largely due to a $2.2 million increase in compensation paid to owners of the individual businesses. As a percentage of revenues, selling, general and administrative expenses decreased from 21.0% to 20.5%.

LIQUIDITY AND CAPITAL RESOURCES

  Historically, the operations and growth of the GroupMAC Companies have been financed through internally generated working capital and borrowings from commercial banks or other lenders. These borrowings are generally secured by substantially all of the assets of the respective GroupMAC Companies, as well as personal guarantees of the respective owners. With respect to the Pre-Offering Companies, a substantial portion of their existing indebtedness was repaid and refinanced through the Company's borrowing facility immediately following the closing of each of the transactions. The Company believes that $12.4 million of the net proceeds of the Offering will be used to repay debt assumed and certain obligations resulting from the acquisition of the GroupMAC Companies.

  In May 1997, the Company entered into a $35 million credit agreement (as modified to date, the "Original Credit Agreement") with a group of banks providing for secured facilities consisting of an 18 month revolving credit line of $3 million, a six-year term loan of $20 million used in connection with the acquisition of Airtron, and a $12 million term loan facility, having a final maturity six years after the date of the Original Credit Agreement, which was used to acquire the Pre-Offering Companies. All of the Company's loan obligations bear interest at the prime rate. The Original Credit Agreement contains covenants which, among other matters, restrict or limit the ability of the Company to pay dividends, incur indebtedness, make capital expenditures and repurchase capital stock. The Company must also maintain (i) a minimum level of net worth (deficit) of ($10,111,467) plus 100% of any increase in net worth resulting from the issuance of any capital stock plus 75% of the consolidated after tax income (adjusted semi-annually), (ii) a ratio of indebtedness to earnings before interest, taxes, depreciation and amortization not greater than 3.0 to 1.0, (iii) a ratio of indebtedness to net worth of 3.25 to 1.0 (decreasing to 2.60 in 1998 and 1.50 in 1999) and (iv) a fixed charge coverage ratio of at least 1.25 to 1.0. As of the date hereof, the Company is in compliance with these requirements. As of September 30, 1997, available borrowing capacity under the Original Credit Agreement was $3.0 million.

  The Company has received a commitment from Texas Commerce Bank National Association to provide a new credit facility with an initial borrowing capacity of up to $75 million upon completion of the Offering and is currently negotiating the definitive documentation for such facility. There is no assurance, however, that such facility will be in place prior to the closing of the Offering. Under the Bank Credit Agreement, the Company must maintain
(i) a minimum level of net worth equal to the net worth at the closing date of the Bank Credit Agreement less $750,000 plus 100% of the net proceeds of any equity issued plus 75% of cumulative net income after the closing date, (ii) a ratio of indebtedness to earnings before interest, taxes, depreciation and amortization of less than 2.5 to 1.0, (iii) a ratio of indebtedness to capitalization of not greater than 55%, (iv) a fixed charge coverage ratio of at least 1.20 to 1.0 and (v) a positive tangible net worth. If such financial covenants were in place on the date hereof and assuming the Offering and the Acquisitions had been completed, the Company would be in compliance with those covenants. For additional information about the proposed terms of this credit facility, see "Description of Bank Credit Agreement." Management expects to repay all amounts outstanding under the Original Credit Agreement with net proceeds of the Offering. The Company may also utilize proceeds of the Offering to pay additional amounts, if any, due to the former owners of the Offering Acquisition Companies under working capital adjustments to the purchase prices. See "Use of Proceeds."

  Prior to the closing of the Offering, certain of the Offering Acquisition Companies that are S corporations may distribute cash and certain non-operating assets to their shareholders in an amount not to exceed the balances of their respective accumulated adjustment accounts. In addition, several former owners of the GroupMAC Companies have the ability to receive additional amounts of purchase price, payable in cash and Common Stock in 1998, contingent upon the occurrence of future events. The Company's best estimate of this amount is approximately $5 million, payable in a combination of cash and shares of Common Stock.

  The Company's primary requirements for capital (other than those related to acquisitions) consist of purchasing vehicles, inventory and supplies used in the operation of the business. During fiscal 1996 and the six months ended June 30, 1997, capital expenditures aggregated $4.0 million and $2.4 million, respectively.

  The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for property and equipment.

  The Company intends to pursue aggressively acquisition opportunities and to fund future acquisitions through a combination of operating cash flow, borrowings under the Bank Credit Agreement and the issuance of Common Stock.

SEASONAL AND CYCLICAL NATURE OF BUSINESS

  The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activities during inclement weather and less use of air conditioning during the colder months. Demand for HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States. See "Risk Factors--Exposure to Downturns in Housing Starts or New Commercial Construction" and "--Fluctuation in Quarterly Operating Results."

INFLATION

  Inflation did not have a significant effect on the results of operations of the GroupMAC Companies for 1994, 1995, 1996 or the six months ended June 30, 1997.

GROUPMAC AND SUBSIDIARIES (FORMERLY AIRTRON)

  Airtron was founded in 1970 and custom designs, installs, maintains and repairs HVAC systems in new and existing homes and businesses from 14 locations in six states. Airtron's revenues for fiscal 1996 were $81.9 million and income from operations was $3.6 million. Airtron derived 81% of its 1996 revenues from new installation services and 19% from maintenance, repair and replacement services. Airtron is headquartered in Dayton, Ohio and has its facilities in New Port Richey and Clearwater, Florida, Indianapolis, Indiana, Wichita, Kansas, Louisville and Erlanger, Kentucky, Cincinnati, Cleveland, Columbus and Dayton, Ohio, and Austin, Dallas, Houston and San Antonio, Texas. Airtron acquired GroupMAC in May 1997 and acquired A-ABC/A-1, Charlie's, Costner, Hallmark, Jarrell and K&N and the assets of Way Residential in June 1997.

RESULTS OF OPERATIONS--GROUPMAC AND SUBSIDIARIES (FORMERLY AIRTRON)

  The following table sets forth certain financial data for the periods indicated. For comparative purposes, for the six month period ended June 30, 1997, the "Historical Airtron" column excludes the effects of the acquisitions in May and June 1997. The "GroupMAC and Subsidiaries" column reflects the consolidated operations of Airtron and such companies from their respective dates of acquisition (dollars in thousands):

                           FISCAL YEAR ENDED FEBRUARY 28 OR 29,               SIX MONTHS ENDED JUNE 30,
                         -------------------------------------------  --------------------------------------------
                                                                                      HISTORICAL    GROUPMAC AND
                                                                                        AIRTRON     SUBSIDIARIES
                                                                                     -------------  --------------
                             1995           1996           1997           1996           1997           1997
                         -------------  -------------  -------------  -------------  -------------  --------------
Revenues................ $72,226 100.0% $73,765 100.0% $81,880 100.0% $37,127 100.0% $38,676 100.0% $42,844  100.0%
Cost of Services........  50,460  69.9   52,674  71.4   58,506  71.5   26,918  72.5   27,813  71.9   30,920   72.2
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----  -------  -----
Gross Profit............  21,766  30.1   21,091  28.6   23,374  28.5   10,209  27.5   10,863  28.1   11,924   27.8
Selling, General and
 Administrative
 Expenses...............  20,282  28.0   17,615  23.9   19,811  24.1    9,470  25.5    9,824  25.4   18,056   42.1
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----  -------  -----
Income from Operations..   1,484   2.1    3,476   4.7    3,563   4.4      739   2.0    1,039   2.7   (6,132) (14.3)

 Unaudited Six Months Ended June 30, 1997 Compared to Unaudited Six Months Ended June 30, 1996

  Revenues. Revenues for Historical Airtron increased $1.6 million, or 4.3%, from $37.1 million for the six months ended June 30, 1996 to $38.7 million for the six months ended June 30, 1997. Revenues for GroupMAC and Subsidiaries increased $5.7 million, or 15.4%, from $37.1 million for the six months ended June 30, 1996 to $42.8 million for the six months ended June 30, 1997. The increase in revenues with respect to historical Airtron comparisons was attributable to Airtron's market penetration in the Columbus, Ohio and Dayton, Ohio markets, resulting in a larger volume of new home starts. The increase in revenues for GroupMAC and Subsidiaries resulted from the above-mentioned growth in Historical Airtron and the inclusion of $4.1 million in revenues from the acquisitions completed during the period.

  Gross Profit. Gross profit for Historical Airtron increased $654,000, or 6.4%, from $10.2 million for the six months ended June 30, 1996 to $10.9 million for the six months ended June 30, 1997. Gross margin increased slightly from 27.5% to 28.1% for the six-month periods ending June 30, 1996 and 1997, respectively. The gross margin increase with respect to Historical Airtron was primarily due to a reduction in material costs, partially offset by increased labor costs. Gross profit for GroupMAC and Subsidiaries increased $1.7 million, or 16.7%, from $10.2 million to $11.9 million. As a percentage of revenues, gross margin increased from 27.5% to 27.8%. The margin increase resulted from increased gross margin at Historical Airtron partially offset by somewhat lower gross margin from K&N.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses for Historical Airtron increased $354,000, or 3.7%, from $9.5 million for the six months ended June 30, 1996 to $9.8 million for the six months ended June 30, 1997. The overall increase in selling, general and administrative expenses was primarily due to an increase in compensation, professional fees and office rent partially offset by a decline in selling expenses. As a percentage of revenues, selling, general and administrative expenses remained relatively constant at 25.5% and 25.4% for the six month periods ending June 30, 1996 and 1997, respectively. Selling, general and administrative expenses for GroupMAC and Subsidiaries increased $8.6 million, or 90.5%, from $9.5 million for the six months ended June 30, 1996 to $18.1 million for the six months ended June 30, 1997. This increase resulted from
(i) a non-recurring, non-cash compensation expense of $7.0 million related to the reverse acquisition of GroupMAC Parent and (ii) increased expenses for Historical Airtron and the inclusion of $1.3 million of selling, general and administrative expenses related to the companies acquired during the period. As a percentage of revenues, selling, general and administrative expenses increased from 25.5% to 42.1% for the six months ended June 30, 1996 and 1997, respectively, as a result of the inclusion of two months of the corporate overhead expenses of GroupMAC Parent, higher selling, general and administrative expenses as a percentage of revenues for the companies acquired during the period and the non-recurring, non-cash compensation expense discussed above.

 Year Ended February 28, 1997 Compared to Year Ended February 29, 1996

  Revenues. Revenues increased $8.1 million, or 11.0%, from $73.8 million for the year ended February 29, 1996 to $81.9 million for the year ended February 28, 1997. The increase in revenues was attributable to increased market penetration in new residential construction in the Indianapolis, Indiana and Dallas, Texas markets, resulting in a larger volume of new home starts.

  Gross Profit. Gross profit increased $2.3 million, or 10.9%, from $21.1 million for the year ended February 29, 1996 to $23.4 million for the year ended February 28, 1997. Gross margin remained relatively constant at 28.6% and 28.5% for the years ending February 29, 1996 and February 28, 1997, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.2 million, or 12.5%, from $17.6 million for the year ended February 29, 1996 to $19.8 million for the year ended February 28, 1997. Such increase was primarily attributable to an increase in compensation, vehicle leases and professional fees of the Company. As a percentage of revenues, selling, general and administrative expenses remained relatively constant at 23.9% and 24.1% for the years ending February 29, 1996 and February 28, 1997, respectively.

 Year Ended February 29, 1996 Compared to Year Ended February 28, 1995

  Revenues. Revenues increased $1.6 million, or 2.2%, from $72.2 million for the year ended February 28, 1995 to $73.8 million for the year ended February 29, 1996. The increase in revenues was attributable to increased sales volume from new residential construction through the capture of additional market share in the Indianapolis, Indiana and Dallas, Texas markets.

  Gross Profit. Gross profit decreased $675,000, or 3.1%, from $21.8 million for the year ended February 28, 1995 to $21.1 million for the year ended February 29, 1996. Gross margin declined from 30.1% to 28.6%. The decrease in gross profits was primarily attributable to higher material costs.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $2.7 million, or 13.3%, from $20.3 million for the year ended February 28, 1995 to $17.6 million for the year ended February 29, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 28.0% to 23.9% due to a significantly higher non-cash compensation charge in fiscal 1995 to accrue for the change in market value of stock appreciation rights and warrants.

LIQUIDITY AND CAPITAL RESOURCES--GROUPMAC AND SUBSIDIARIES (FORMERLY AIRTRON)

  From March 1, 1994 through the six months ended June 30, 1997, Historical Airtron generated a net $9.7 million from operating activities. Net income, depreciation, deferred taxes and non-cash compensation generated $12.4 million and changes in asset and liability accounts utilized a net $2.7 million, principally due to a $3.3 million increase in accounts receivable partially offset by increases in accounts payable and accrued expenses.

  Cash used in investment activities by Historical Airtron from March 1, 1994 through the six months ended June 30, 1997, was primarily attributable to purchases of property and equipment of $1.0 million and was partially offset by proceeds from sales of property and equipment. Cash used in financing activities by Historical Airtron was primarily attributable to purchases of stock and warrants from selling shareholders totaling $5.5 million.

  Historical Airtron had working capital of $7.1 million as of June 30, 1997 and no long-term debt outstanding. GroupMAC and Subsidiaries had working capital of $7.4 million as of June 30, 1997 and had outstanding long-term debt of $26.5 million, which primarily resulted from the financing of the acquisitions of GroupMAC Parent, A-ABC/A-1, Hallmark, K&N, Costner, Charlie's, Jarrell and Way. See "Combined Results of Operations--Liquidity and Capital Resources."

MACDONALD-MILLER

  MacDonald-Miller was founded in 1965 and provides a full range of HVAC services to commercial and industrial customers in the Northwestern United States including design and engineering; fabrication and installation of sheet metal, piping, plumbing and controls; and HVAC service and maintenance. MacDonald-Miller's revenues for fiscal 1996 were $66.1 million and income from operations was $2.1 million. MacDonald-Miller derived 59% of its 1996 revenues from maintenance, repair and replacement services and 41% from new installation services. MacDonald-Miller is headquartered in Seattle, Washington and has facilities in Seattle and Portland, Oregon.

RESULTS OF OPERATIONS--MACDONALD-MILLER

  The following table sets forth certain financial data for the periods indicated (dollars in thousands).

                               FISCAL YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                          -------------------------------------------  ----------------------------
                              1994           1995           1996           1996           1997
                          -------------  -------------  -------------  -------------  -------------
Revenues................  $39,534 100.0% $45,508 100.0% $66,059 100.0% $36,382 100.0% $38,836 100.0%
Cost of Services........   32,256  81.6   36,927  81.1   56,373  85.3   31,590  86.8   33,451  86.1
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............    7,278  18.4    8,581  18.9    9,686  14.7    4,792  13.2    5,385  13.9
Selling, General and Ad-
 ministrative
 Expenses...............    6,088  15.4    7,338  16.2    7,632  11.6    3,706  10.2    3,788   9.8
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..    1,190   3.0    1,243   2.7    2,054   3.1    1,086   3.0    1,597   4.1

 Six Months Ended June 30, 1997 Compared to Unaudited Six Months Ended June 30, 1996

  Revenues. Revenues increased $2.4 million, or 6.6%, from $36.4 million for the six months ended June 30, 1996 to $38.8 million for the six months ended June 30, 1997. The increase in revenues was attributable to continuing strength in the company's Northwest commercial markets, principally Seattle, Washington and Portland, Oregon, including a $20 million contract with a large software company to be completed in 1997, a 32% increase in revenues from the company's Special Projects and Tenant Improvement operations, and a 9% increase in revenues from the company's Commercial Service operations.

  Gross Profit. Gross Profit increased $593,000, or 12.4%, from $4.8 million for the six months ended June 30, 1996 to $5.4 million for the six months ended June 30, 1997. Gross margin increased from 13.2% for the first six months of 1996 to 13.9% for the same period of 1997. The gross profit increase was attributable principally to higher volume and realized gross margins in the MacDonald-Miller's Special Projects and Tenant Improvement operations.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $82,000, or 2.2%, from $3.7 million for the six months ended June 30, 1996 to $3.8 million for the six months ended June 30, 1997. Both the dollar and percentage of revenue changes were attributable to the higher revenue levels in 1997 compared to 1996. As a percentage of revenues, selling, general and administrative expenses decreased slightly from 10.2% for the six months of 1996 to 9.8% for the same period of 1997.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenues. Revenues increased $20.6 million, or 45.3%, from $45.5 million for the year ended December 31, 1995 to $66.1 million for the year ended December 31, 1996. The increase in revenues was attributable to a 15%, or $1.6 million, increase in revenues from Service and Maintenance operations, and a 23%, or $2.0 million, increase in revenues from the company's Special Projects and Tenant Improvement operations. The $17 million balance of the increase was attributable to contracted design and build projects, HVAC system retrofits and remodels, lighting energy retrofits and technical services, together representing a revenue increase of 65.4% over 1995. This increase was primarily volume driven and directly related to the company's effort to increase its market presence in the Seattle, Washington and Portland, Oregon metropolitan areas, fueled by continued strength of commercial activity in the Northwest.

  Gross Profit. Gross profit increased $1.1 million, or 12.8%, from $8.6 million for the year ended December 31, 1995 to $9.7 million for the year ended December 31, 1996. Gross margin decreased from 18.9% to 14.7% due to the acceptance of certain lower margin projects and increased direct costs related to the rapid revenue growth experienced in 1996.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $294,000, or 4.0%, from $7.3 million for the year ended December 31, 1995 to $7.6 million for the year ended December 31, 1996. The increase in these expenses was directly attributable to incremental costs incurred to implement a job cost and accounting software conversion and other management information systems processes and infrastructure. As a percentage of revenues, selling, general and administrative expenses decreased from 16.2% to 11.6% due to the increased revenue levels.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Revenues. Revenues increased $6.0 million, or 15.2%, from $39.5 million for the year ended December 31, 1994 to $45.5 million for the year ended December 31, 1995. The increase in revenues was attributable to a $1.2 million, or 10.5%, increase in revenues from Service and Maintenance operations, a $1.9 million, or 27.8%, increase in revenues from the company's Special Projects and Tenant Improvement operations, and a $2.9 million, or 12.6%, increase in revenues from installation operations, including design and build projects, retrofits and remodeling. The broad-based increase in revenues was primarily volume driven and attributable to generally increasing activity in the Seattle area, the Company's principal market, and continued efforts to increase the underlying base of service and maintenance business.

  Gross Profit. Gross profit increased $1.3 million, or 17.8%, from $7.3 million for the year ended December 31, 1994 to $8.6 million for the year ended December 31, 1995. Gross margin increased from 18.4% to 18.9% for the years ending December 31, 1994 and 1995, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.2 million, or 19.7%, from $6.1 million for the year ended December 31, 1994 to $7.3 million for the year ended December 31, 1995. The increase was attributable generally to the higher level of revenues and an approximate $200,000 increase relating to the initial stages of the aforementioned job cost and accounting software conversion and other management information system processes and infrastructure that continued into 1996. As a percentage of revenues, selling, general and administrative expenses increased from 15.4% to 16.2% for the years ending 1994 and 1995, respectively.

LIQUIDITY AND CAPITAL RESOURCES--MACDONALD-MILLER

  From January 1, 1994 through the six months ended June 30, 1997, MacDonald-Miller utilized a net $315,000 from operating activities. Net income and depreciation generated $4.1 million and changes in asset and liability accounts utilized a net $4.4 million, principally due to a $7.7 million increase in accounts receivable partially offset by corresponding increases in accounts payable and accrued expenses.

  Net cash used in investment activities of $2.6 million was primarily attributable to equipment and to real estate held for investment.

  Net cash provided by financing activities of $2.9 million was primarily attributable to the issuance and redemptions of common stock, long-term bank financing related to capital expenditures and real estate held for investment and short-term bank financing utilized to increase working capital.

  As of June 30, 1997, MacDonald-Miller had working capital of $3.0 million and $708,000 of long-term debt outstanding.

MASTERS

  Masters, Inc. ("Masters") was founded in 1986 and provides HVAC and plumbing services in the Washington, D.C. area. Masters' revenues for fiscal 1996 were $39.8 million and income from operations for fiscal 1996 was $1.5 million. Masters derived 100% of its 1996 revenues from new installation services. Masters is headquartered in Gaithersburg, Maryland and has its facilities in Gaithersburg and Chantilly, Virginia.

RESULTS OF OPERATIONS--MASTERS

  The following table sets forth certain financial data for the periods indicated (dollars in thousands).

                               FISCAL YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                          -------------------------------------------  ----------------------------
                              1994           1995           1996           1996           1997
                          -------------  -------------  -------------  -------------  -------------
Revenues................  $30,327 100.0% $35,160 100.0% $39,826 100.0% $18,279 100.0% $19,318 100.0%
Cost of Services........   28,018  92.4   31,746  90.3   35,854  90.0   16,639  91.0   17,457  90.4
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............    2,309   7.6    3,414   9.7    3,972  10.0    1,640   9.0    1,861   9.6
Selling, General and Ad-
 ministrative
 Expenses...............    1,664   5.5    2,373   6.7    2,484   6.3    1,009   5.5    1,197   6.2
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..      645   2.1    1,041   3.0    1,488   3.7      631   3.5      664   3.4

 Six Months Ended June 30, 1997 Compared to Unaudited Six Months Ended June 30, 1996

  Revenues. Revenues increased $1.0 million, or 5.5%, from $18.3 million for the six months ended June 30, 1996 to $19.3 million for the six months ended June 30, 1997. The increase in revenues was primarily attributable to an additional volume of housing starts generated from existing customers.

  Gross Profit. Gross profit increased $221,000, or 13.8%, from $1.6 million for the six months ended June 30, 1996 to $1.9 million for the six months ended June 30, 1997. Gross margin increased from 9.0% for the six months ended June 30, 1996 to 9.6% for the six months ended June 30, 1997. The increase was primarily attributable to a higher mix of fire sprinkler installations that typically produce higher margins.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $188,000, or 18.8%, from $1.0 million for the six months ended June 30, 1996 to $1.2 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily due to staff additions to keep pace with the growth of the company, increased bad debts and an increase in professional fees. As a percentage of revenues, selling, general and administrative expenses increased from 5.5% to 6.2% over the respective periods.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Revenues. Revenues increased $4.6 million, or 13.1%, from $35.2 million for the year ended December 31, 1995 to $39.8 million for the year ended December 31, 1996. The increase was attributable to an additional volume of housing starts generated from existing customers and increased market penetration.

  Gross Profit. Gross profit increased $558,000, or 16.4%, from $3.4 million for the year ended December 31, 1995 to $4.0 million for the year ended December 31, 1996. Gross margins increased slightly from 9.7% to 10.0% for the years ending 1995 and 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $111,000, or 4.6%, from $2.4 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 6.7% to 6.3% over the same period. This decrease was primarily attributable to the net increase in revenue and the relatively fixed nature of these expenses.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Revenues. Revenues increased $4.9 million, or 16.2%, from $30.3 million for the year ended December 31, 1994 to $35.2 million for the year ended December 31, 1995. The increase was attributable to an additional volume of housing starts generated from existing customers, increased market penetration and a greater volume of HVAC new installations resulting from management efforts to further expand this service line.

  Gross Profit. Gross profit increased $1.1 million, or 47.8%, from $2.3 million for the year ended December 31, 1994 to $3.4 million for the year ended December 31, 1995. Gross margin increased from 7.6% to 9.7% due to a greater volume of higher margin HVAC new installations coupled with margin expansion in plumbing new installations from more efficient production.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $709,000, or 41.7%, from $1.7 million for the year ended December 31, 1994 to $2.4 million for the year ended December 31, 1995. As a percentage of revenues, selling, general and administrative expenses increased from 5.5% to 6.7% due to an increase in bad debt expense, an increase in personnel necessary to effectively manage the Company's rapid growth and the addition of an executive incentive program.

LIQUIDITY AND CAPITAL RESOURCES--MASTERS

  From January 1, 1994 through the six months ended June 30, 1997, Masters generated $4.2 million in cash from operating activities. Net cash used in investment activities was primarily attributable to capital expenditures of $1.8 million. Net cash used in financing activities was primarily attributable to $2.1 million in dividends paid to the shareholder.

  Masters had working capital of $4.0 million as of June 30, 1997 and $765,000 of long-term debt outstanding.

K&N

  K&N was founded in 1978 and provides plumbing services to the residential new construction market in the Dallas, Fort Worth and Austin, Texas and Las Vegas, Nevada markets. K&N also designs, sells, installs and services HVAC systems in Dallas and Fort Worth. K&N's revenues for fiscal 1996 were $24.3 million and income from operations was $936,000. K&N derived 89% of its 1996 revenues from new installation services and 11% from maintenance, repair and replacement services. K&N is headquartered in Arlington, Texas and has facilities in Arlington and Austin, Texas and Las Vegas, Nevada.

RESULTS OF OPERATIONS--K&N

  The following table sets forth certain unaudited financial data for the periods indicated (dollars in thousands).

                                 FISCAL YEAR ENDED MARCH 31,             SIX MONTHS ENDED JUNE 30,
                          --------------------------------------------  ----------------------------
                              1995           1996            1997           1996          1997(1)
                          -------------  --------------  -------------  -------------  -------------
Revenues................  $21,458 100.0% $22,709  100.0% $24,279 100.0% $11,893 100.0% $12,355 100.0%
Cost of Services........   18,843  87.8   20,350   89.6   20,705  85.3   10,433  87.7   10,662  86.3
                          ------- -----  -------  -----  ------- -----  ------- -----  ------- -----
Gross Profit............    2,615  12.2    2,359   10.4    3,574  14.7    1,460  12.3    1,693  13.7
Selling, General and Ad-
 ministrative
 Expenses...............    2,275  10.6    2,478   10.9    2,638  10.8    1,349  11.4    1,605  13.0
                          ------- -----  -------  -----  ------- -----  ------- -----  ------- -----
Income from Operations..      340   1.6     (119)  (0.5)     936   3.9      111    .9       88    .7

--------
(1) The operating results of K&N represent six months of activity, even though K&N was acquired, for accounting purposes, by Airtron on June 1, 1997.

 Unaudited Six Months Ended June 30, 1997 Compared to Unaudited Six Months Ended June 30, 1996

  Revenues. Revenues increased $462,000, or 3.9%, from $11.9 million for the six months ended June 30, 1996 to $12.4 million for the six months ended June 30, 1997. The increase in revenues was attributable to a higher volume of new home construction in the Austin and Las Vegas markets.

  Gross Profit. Gross profit increased $233,000, or 15.5%, from $1.5 million for the six months ended June 30, 1996 to $1.7 million for the six months ended June 30, 1997. Gross margin increased from 12.3% to 13.7% due to increases in operational efficiency.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $256,000, or 19.7%, from $1.3 million for the six months ended June 30, 1996 to $1.6 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily attributable to additional owners' compensation expense. As a percentage of revenues, selling, general and administrative expenses increased from 11.4% to 13.0% for 1996 and 1997 respectively.

 Year Ended March 31, 1997 Compared to Unaudited Year Ended March 31, 1996

  Revenues. Revenues increased $1.6 million, or 7.0%, from $22.7 million for the year ended March 31, 1996 to $24.3 million for the year ended March 31, 1997. The increase in revenues was primarily volume driven and attributable to the expansion of the Company's customer base to include several new home builders in the Austin and Las Vegas markets.

  Gross Profit. Gross profit increased $1.2 million, or 50.0%, from $2.4 million for the year ended March 31, 1996 to $3.6 million for the year ended March 31, 1997. The increase was due to a decline in production labor and material costs for start ups in Austin, Texas and Las Vegas, Nevada, and the savings from the closing during fiscal 1996 of an unsuccessful operation in Palmdale, California. Gross margin increased from 10.4% to 14.7% for the years ending March 31, 1996 and 1997, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $160,000, or 6.4%, from $2.5 million for the year ended March 31, 1996 to $2.6 million for the year ended March 31, 1997. As a percentage of revenues, selling, general and administrative expenses remained relatively constant at 10.9% and 10.8% for the years ending March 31, 1996 and 1997, respectively.

 Unaudited Year Ended March 31, 1996 Compared to Unaudited Year Ended March 31, 1995

  Revenues. Revenues increased $1.2 million, or 5.6%, from $21.5 million for the year ended March 31, 1995 to $22.7 million for the year ended March 31, 1996. The increase in revenues was primarily volume driven and attributable to the new operating facilities in Austin, Texas and Las Vegas, Nevada and a higher level of new home construction in the Dallas and Fort Worth metropolitan area.

  Gross Profit. Gross profit decreased $256,000, or 9.8%, from $2.6 million for the year ended March 31, 1995 to $2.4 million for the year ended March 31, 1996. Gross margin decreased from 12.2% to 10.4% for the years ending March 31, 1995 and 1996, respectively. The gross margin decline was primarily attributable to aggressive pricing and start-up labor costs for the two new divisions in Austin, Texas and Las Vegas, Nevada.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $203,000, or 8.8% from $2.3 million for the year ended March 31, 1995 to $2.5 million for the year ended March 31, 1996. The increase in selling, general and administrative expenses was primarily attributable to incremental costs relating to the closing of the Palmdale, California operation and the implementation of a new management information system. As a percentage of revenues, selling, general and administrative expenses increased slightly from 10.6% to 10.9%.

LIQUIDITY AND CAPITAL RESOURCES--K&N

  From April 1, 1994 through the six months ended June 30, 1997, K&N utilized $269,000 in cash from operating activities, essentially funding its working capital needs from operations.

  Net cash used in investment activities from April 1994 through June 30, 1997 was attributable to capital expenditures of $2.2 million, primarily relating to the consolidation of offices in the Dallas-Fort Worth metropolitan area, the start up of the Austin, Texas and Las Vegas, Nevada operations and fleet expansion. Financing activities generated a net increase of $2.4 million from the issuance of long-term debt and net borrowings from shareholders. The funds were utilized to finance the capital expenditures noted above and for working capital.

  As of June 30, 1997, K&N had working capital of $731,000 and $291,000 of long-term debt outstanding.

OTHER RESIDENTIAL SERVICE COMPANIES

 Pre-Offering Companies

  A-ABC and A-1, founded in 1976 and 1994, respectively, provide maintenance, repair and replacement services for HVAC equipment, as well as home appliances, to residential customers in the Dallas and Garland, Texas areas. A-ABC also offers plumbing repair and replacement services. Combined revenues for fiscal 1996 totaled $8.5 million and combined income from operations totaled $333,000. A-ABC and A-1 are headquartered in Dallas, Texas.

  Callahan Roach and its affiliates provide training and consulting services, marketing products and pricing programs nationally to over 1,300 independent service companies, manufacturers and associations. Callahan Roach's revenues for fiscal 1996 were $1.9 million and income from operations for fiscal 1996 was $8,257. Callahan Roach, founded in 1989, is headquartered in Colorado Springs, Colorado and has facilities in Atlanta, Georgia, Dublin, Ohio and Colorado Springs, Colorado.

  Costner was founded in 1985 and provides HVAC maintenance, repair and replacement services to residential customers in the Rock Hill, South Carolina and Charlotte, North Carolina areas. Costner's revenues for fiscal 1996 were $3.0 million, and income from operations was $7,487. Costner is headquartered in Rock Hill, South Carolina.

  Hallmark was founded in 1951 and provides HVAC maintenance, repair and replacement services to residential customers in the Houston and San Antonio, Texas areas. Hallmark's revenues for fiscal 1996 were $6.5 million, and income from operations was $8,749. Hallmark is headquartered in Houston, Texas and has facilities in Houston and San Antonio, Texas.

  Jarrell was founded in 1959 and provides plumbing repair services to residential customers in the Houston, Texas area. Jarrell's revenues for the fiscal year ended February 28, 1997 were $1.2 million and it had income from operations of $34,547 during that year. Jarrell is headquartered in Houston, Texas.

  Way Residential was founded in 1977 and provides HVAC services to residential customers in Houston, Texas. Way Residential's revenues for fiscal 1996 were $659,000 and income from operations was $123,000. Way Residential's operations have been combined with Hallmark's operations.

 Offering Acquisition Companies

  Central Carolina Air Conditioning Company ("Central Carolina") was founded in 1967 and provides HVAC maintenance, repair and replacement services to residential and commercial customers in the Greensboro and Winston Salem, North Carolina areas. Central Carolina's revenues for fiscal 1996 were $8.2 million and income from operations was $381,000. In addition, Central Carolina has deferred $967,000 of service contract revenues due to five-year extended service contracts. Other GroupMAC Companies typically do not have extended service contracts in excess of one year. Central Carolina is headquartered in Greensboro, North Carolina.

  Evans Services, Inc. ("Evans") was founded in 1901 and provides plumbing and HVAC services to residential customers in the Birmingham, Alabama area. Evans' revenues for fiscal 1996 were $2.3 million and income from operations was $86,000. Evans is headquartered in Birmingham, Alabama.

  Paul E. Smith Co., Inc. ("Paul E. Smith") was founded in 1967 and installs and maintains, repairs and replaces plumbing systems in new and existing residences in the Indianapolis, Indiana area. Paul E. Smith's revenues for fiscal 1996 were $5.6 million and income from operations was $297,000. Paul E. Smith is headquartered in Indianapolis, Indiana.

  Van's Comfortemp Air Conditioning, Inc. ("Van's") was founded in 1965 and provides HVAC services to residential and light commercial customers in the Palm Beach-Ft. Lauderdale, Florida area. Van's revenues for fiscal 1996 were $4.3 million and income from operations was $7,000. Van's is headquartered in Delray Beach, Florida.

  Willis Refrigeration, Air Conditioning & Heating, Inc. ("Willis") was founded in 1954 and installs, maintains and repairs HVAC systems in new and existing residences in the greater Cincinnati and northern Kentucky areas. Willis' revenues for fiscal 1996 were $6.8 million and income from operations was $542,000 Willis is headquartered in Cincinnati, Ohio.

RESULTS OF OPERATIONS--OTHER RESIDENTIAL SERVICE COMPANIES

  The GroupMAC Companies included in the Other Residential Services Companies derive a majority of their revenues from residential new installation and maintenance, repair and replacement services. In the aggregate, these 11 companies derived 84% of their revenue in fiscal 1996 from residential services and 16% from light commercial service. The following table sets forth certain unaudited financial data for the periods indicated (dollars in thousands).

                                       FISCAL YEAR(1)                   SIX MONTHS ENDED JUNE 30,
                          -------------------------------------------  ----------------------------
                              1994           1995           1996           1996          1997(2)
                          -------------  -------------  -------------  -------------  -------------
Revenues................  $38,481 100.0% $43,216 100.0% $48,964 100.0% $23,255 100.0% $24,886 100.0%
Cost of Services........   25,397  66.0   27,537  63.7   30,628  62.6   14,762  63.5   14,799  59.5
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   13,084  34.0   15,679  36.3   18,336  37.4    8,493  36.5   10,087  40.5
Selling, General and Ad-
 ministrative
 Expenses...............   11,432  29.7   14,210  32.9   16,506  33.7    8,082  34.7    8,277  33.2
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..    1,652   4.3    1,469   3.4    1,830   3.7      411   1.8    1,810   7.3

--------
(1) Several of the individual GroupMAC Companies have fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies will use concurrent with the Offering.
(2) The operating results of the Other Residential Service Companies, including Hallmark and A-ABC/A-1, represent six months of activity, even though Hallmark and A-ABC/A-1 were acquired, for accounting purposes, by Airtron on June 1, 1997.

 Unaudited Six Months Ended June 30, 1997 Compared to Unaudited Six Months Ended June 30, 1996

  Revenues. Revenues increased $1.6 million, or 6.9%, from $23.3 million for the six months ended June 30, 1996 to $24.9 million for the six months ended June 30, 1997. The increase in revenues was primarily volume driven and attributable to expansion of Central Carolina's commercial service and replacement business, an increase in replacement sales at Willis and the occurrence of a significant light commercial job at Jarrell.

  Gross Profit. Gross profit increased $1.6 million, or 18.8%, from $8.5 million for the six months ended June 30, 1996 to $10.1 million for the six months ended June 30, 1997. Gross margin increased from 36.5% to 40.5% from the six month period ended June 30, 1996 to the corresponding period in 1997. The increase in gross margin was attributable to higher margins at Central Carolina from operational efficiencies and from increased higher margin replacement sales at Willis.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $195,000, or 2.4%, from $8.1 million for the six months ended June 30, 1996 to $8.3 million for the six months ended June 30, 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 34.7% to 33.2% for the six month period ended June 30, 1996 compared to the corresponding period in 1997.

 Unaudited Fiscal 1996 Compared to Unaudited Fiscal 1995

  Revenues. Revenues increased $5.8 million, or 13.4%, from $43.2 million in fiscal 1995 to $49.0 million in fiscal 1996. The increase in revenues was primarily volume driven and attributable to the continued internal expansion of HVAC services to an appliance company acquired by A-ABC in late 1994, an acquisition made during early 1996 by Hallmark of an operation in San Antonio and an aggressive advertising campaign at Costner. Also, revenues increased significantly at Van's and Willis due to a higher level of replacement sales.

  Gross Profit. Gross profit increased $2.6 million, or 16.6%, from $15.7 million in fiscal 1995 to $18.3 million in fiscal 1996. The increase in gross profit was attributable to the continued internal expansion of HVAC services at A-1, which was acquired by A-ABC in 1994, an acquisition by Hallmark of a high margin operation in San Antonio and revenue increases at Costner and other higher margin companies. Gross margin increased from 36.3% to 37.4% for fiscal 1995 and 1996, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.3 million, or 16.2%, from $14.2 million in fiscal 1995 to $16.5 million in fiscal 1996. The increase in selling, general and administrative expenses was mainly due to the acquisition of an operation in San Antonio by Hallmark during the period, a higher level of spending on advertising at Costner and an increase in owner compensation among all of the residential service companies of $116,000. As a percentage of revenues, selling, general and administrative expenses increased from 32.9% to 33.7% for fiscal 1995 and 1996, respectively.

 Unaudited Fiscal 1995 Compared to Unaudited Fiscal 1994

  Revenues. Revenues increased $4.7 million, or 12.2%, from $38.5 million in fiscal 1994 to $43.2 million in fiscal 1995. The increase in revenues was primarily volume driven and attributable to incremental revenues from an acquisition made by A-ABC in late 1994, the expansion of the customer base at Central Carolina to include the commercial sector and an increased emphasis on the selling of service agreements and a higher level of replacement revenues at Van's.

  Gross Profit. Gross profit increased $2.6 million, or 19.8%, from $13.1 million in fiscal 1994 to $15.7 million in fiscal 1995. The increase in gross profits was primarily attributable to the expanded revenue volumes. Gross margin increased from 34.0% to 36.3% for fiscal years 1994 and 1995, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.8 million, or 24.6%, from $11.4 million in fiscal 1994 to $14.2 million in fiscal 1995. As a percentage of revenues, selling, general and administrative expenses increased from 29.7% to 32.9% due to incremental overhead at the company acquired in late 1994 by A-ABC, incremental owners' compensation of $378,000 across the residential service companies and an overall increase in infrastructure to keep pace with the internal growth at each company within the group.

OTHER COMMERCIAL SERVICE COMPANIES

 Pre-Offering Companies

  Charlie's was founded in 1979 and provides plumbing maintenance, repair and replacement services to commercial and residential customers in the Houston, Texas area and specializes in the high-rise condominium market in Houston. Charlie's revenues for fiscal 1996 were $3.1 million, and income from operations was $65,000. Charlie's is headquartered in South Houston, Texas.

  Sibley Services, Incorporated ("Sibley") was founded in 1974 and provides HVAC and refrigeration maintenance, repair and replacement services to commercial and industrial customers in the greater Memphis,

Tennessee area which includes northern Mississippi and northeast Arkansas. Sibley also offers design and build services, including facility automation. Sibley's revenues for fiscal 1996 were $7.0 million and income from operations was $130,018. Sibley is headquartered in Memphis, Tennessee.

  USA was founded in 1988 and provides marketing products and training materials to over 100 member companies across the country. USA's revenues for fiscal 1996 were $763,000 and income from operations was $33,000. USA is headquartered in Lakewood, Colorado.

 Offering Acquisition Companies

  All Service Electric, Inc. ("All Service") was founded in 1990 and provides electrical contracting services (including new installation and repair services) primarily to commercial customers in the Jacksonville, Florida area. All Service's revenues for fiscal 1996 were $2.8 million and income from operations was $687,000. All Service is headquartered in Jacksonville, Florida.

  Arkansas Mechanical Services, Inc. ("Arkansas Mechanical") was founded in 1988 and provides HVAC maintenance, repair and replacement services to commercial and industrial customers in the greater Little Rock and Fayetteville, Arkansas areas. Arkansas Mechanical also provides engineering services for retrofit upgrades and replacements. Arkansas Mechanical's revenues were $3.3 million and income from operations was $325,000. Arkansas Mechanical is headquartered in North Little Rock, Arkansas and has facilities in the North Little Rock and Fayetteville, Arkansas areas.

  Linford Service Company ("Linford") was founded in 1960 and provides HVAC maintenance, repair and replacement to commercial customers throughout California. Linford's revenues for fiscal 1996 were $11.3 million and the loss from operations was $267. Linford is headquartered in Oakland, California and has facilities in Oakland, Ontario, Sacramento, San Diego and San Jose, California.

  Mechanical Services, Inc. ("Mechanical") was founded in 1993 and provides design and build, engineering and installation services in the mechanical trades industry in the Little Rock and Fayetteville, Arkansas areas. Mechanical Services' revenues for fiscal 1996 were $2.9 million and income from operations was $56,000. Mechanical Services is headquartered in North Little Rock, Arkansas and has facilities in North Little Rock and Fayetteville, Arkansas.

  Southeast Mechanical Service, Inc. ("Southeast Mechanical") was founded in 1979 and provides HVAC maintenance, repair and replacement services in the Miami and Fort Lauderdale, Florida areas. Southeast Mechanical's revenues for fiscal 1996 were $5.3 million and income from operations was $585,000. Southeast Mechanical is headquartered in Hollywood, Florida.

  Yale Incorporated ("Yale") was founded in 1939 and provides HVAC services to commercial customers throughout Minnesota. Yale's revenues for fiscal 1996 were $10.1 million and income from operations was $405,000. Yale is headquartered in Minneapolis, Minnesota.

RESULTS OF OPERATIONS--OTHER COMMERCIAL SERVICE COMPANIES

  The GroupMAC Companies included in the Other Commercial Services Companies derive a majority of their revenues from commercial new installation and maintenance, repair and replacement services. In the aggregate, these nine companies derive 96% of their revenue from commercial services and 4% of their revenues from residential services. The following table sets forth certain unaudited financial data for the periods indicated (dollars in thousands).

                                      FISCAL YEAR(1)                   SIX MONTHS ENDED JUNE 30,
                         -------------------------------------------  ----------------------------
                             1994           1995           1996           1996           1997
                         -------------  -------------  -------------  -------------  -------------
Revenues................ $33,208 100.0% $38,476 100.0% $46,499 100.0% $24,460 100.0% $23,870 100.0%
Cost of Services........  23,774  71.6   27,613  71.8   33,845  72.8   17,575  71.9   17,177  72.0
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Gross Profit............   9,434  28.4   10,863  28.2   12,654  27.2    6,885  28.1    6,693  28.0
Selling, General and
 Administrative
 Expenses...............   7,669  23.1    9,129  23.7   10,367  22.3    4,703  19.2    5,198  21.7
                         ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from Operations..   1,765   5.3    1,734   4.5    2,287   4.9    2,182   8.9    1,495   6.3

--------
(1) Several of the individual GroupMAC Companies have fiscal year ends that differ from December 31, which is the year end all of the GroupMAC Companies will use concurrent with the Offering.

 Unaudited Six Months Ended June 30, 1997 Compared to Unaudited Six Months Ended June 30, 1996

  Revenues. Revenues declined $590,000, or 2.4%, from $24.5 million for the six months ended June 30, 1996 to $23.9 million for the six months ended June 30, 1997. The decrease in revenues was primarily volume driven and attributable to a $2.0 million decline in revenues at Sibley which resulted from an internal decision to discontinue a large, low margin customer relationship. Such decline was offset by growth at Linford from incremental service agreements and at Mechanical Services from incremental "design and build" project work.

  Gross Profit. Gross profit declined $192,000, or 2.9%, from $6.9 million for the six months ended June 30, 1996 to $6.7 million for the six months ended June 30, 1997. The decline in gross profit primarily resulted from the discontinuance of the customer relationship discussed above. Gross margin remained consistent at 28.1% and 28.0% for the six month periods ended June 30, 1996 and 1997, respectively.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $494,000, or 10.6%, from $4.7 million for the six months ended June 30, 1996 to $5.2 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily attributable to incremental owners' compensation and additional personnel to support the growth in sales at Linford and an intentional shift in business mix at Yale toward higher margin service contract work. As a percentage of revenues, selling, general and administrative expenses increased from 19.2% to 21.7% over the six month periods ended June 30, 1996 and 1997, respectively.

 Unaudited Fiscal 1996 Compared to Unaudited Fiscal 1995

  Revenues. Revenues increased $8.0 million, or 20.8%, from $38.5 million in fiscal 1995 to $46.5 million in fiscal 1996. The increase in revenues was primarily volume driven and attributable to incremental service agreements at Linford, incremental design and build projects at Mechanical Services and an increase in maintenance, repair and replacement sales at Southeast Mechanical and Sibley Services.

  Gross Profit. Gross profit increased $1.8 million, or 16.5%, from $10.9 million in fiscal 1995 to $12.7 million in fiscal 1996. The largest factor impacting the increase in gross profit was volume growth in revenues at Linford, although the growth was at slightly lower margins. Additionally, significant increases in gross profit were due to rapid service revenue growth combined with margin expansion at All Service and Yale. Gross margin decreased slightly from 28.2% to 27.2% between fiscal 1995 and fiscal 1996.

  Selling, General and Administrative Expense. Selling, general and administrative expenses increased $1.3 million, or 14.3%, from $9.1 million in fiscal 1995 to $10.4 million in fiscal 1996. The overall increase in selling, general and administrative expenses was due to the expansion and relocation of facilities as well as an increase in administrative and sales personnel at Linford. As a percentage of revenues, selling, general and administrative expenses decreased slightly from 23.7% to 22.3% in fiscal 1996.

 Unaudited Fiscal 1995 Compared to Unaudited Fiscal 1994

  Revenues. Revenues increased $5.3 million, or 16.0%, from $33.2 million in fiscal 1994 to $38.5 million in fiscal 1995. The increase in revenues was primarily volume driven and attributable to an increase in design and build jobs at Yale and Mechanical and an increase in service agreement volumes at Linford.

  Gross Profit. Gross profit increased $1.5 million, or 16.0%, from $9.4 million in fiscal 1994 to $10.9 million in fiscal 1995. The increase in gross profit was primarily attributable to a $2.0 million increase in revenues at Linford at slightly higher margins, volume increases at Yale and Mechanical and gross margin expansion at Charlie's and Arkansas Mechanical. As a percentage of revenues, gross margin declined slightly from 28.4% in fiscal 1994 to 28.2% in fiscal 1995.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.4 million, or 18.2%, from $7.7 million in fiscal 1994 to $9.1 million in fiscal 1995. As a percentage of revenues, selling, general and administrative expenses increased from 23.1% to 23.7% due primarily to an increase in owners' compensation of $503,000 and personnel additions necessary to adequately manage the revenue growth at Linford.

                                   BUSINESS

GENERAL

  The Company was founded in 1996 to create the leading nationwide provider of HVAC, plumbing and electrical services to residential and commercial customers. Since inception, the Company has acquired 11 Pre-Offering Companies totaling $138.8 million in combined 1996 revenues and has definitive agreements to acquire the 13 Offering Acquisition Companies upon the closing of the Offering. After the Offering, the Company believes it will be one of the largest diversified providers of HVAC, plumbing and electrical services in the United States with operations in 37 cities in 21 states. The market for these diversified services is approximately $100 billion. The Company's pro forma 1996 revenue and income from operations were $307.5 million and $20.9 million, respectively, and combined historical revenues of the GroupMAC Companies grew at an annual rate of 14.3% from 1994 through 1996.

  The Company offers a comprehensive range of services to residential and commercial customers in both the new installation and the maintenance, repair and replacement segments of the HVAC, plumbing and electrical service industries. The Company's services include installing and maintaining, repairing and replacing central air conditioning systems, furnaces, heat pumps and plumbing and electrical systems. Approximately 74%, 23% and 3% of the Company's pro forma 1996 revenues were derived from HVAC, plumbing and electrical and other services, respectively. Approximately 59% of pro forma 1996 revenues were derived from residential services and 41% from commercial services, while 54% of pro forma 1996 revenues were from the new installation segment and 46% were from the maintenance, repair and replacement services. Through Callahan Roach and USA, the Company also provides consulting services and sells products to over 1,300 independent HVAC and plumbing service companies. The Company believes that its broad service offering and geographic diversity provide several advantages, including the ability to offer its commercial and residential customers a single source for a range of services, to consolidate purchasing power with vendors, to capture business from customers that operate on a regional and national basis, to mitigate the effects of seasonality and to balance local or regional economic cycles.

  The Company believes that it can maximize its long-term growth and profitability by participating in both the new installation and the maintenance, repair and replacement segments of the HVAC, plumbing and electrical service industries. The new installation business is generally characterized by higher volume sales to homebuilders, commercial developers and other large customers. The maintenance, repair and replacement business generally produces higher margins from services provided to a broader customer base. The Company intends to focus on growing its maintenance, repair and replacement business, to capitalize on the higher margins and the more predictable nature of revenues associated with this segment and to target a revenue mix of approximately 60% maintenance, repair and replacement and 40% new installation over time. The Company derives considerable profits and strategic value from its new installation business, as this segment generates a database of potential customers for maintenance, repair and replacement services. The higher volumes associated with consolidating a number of new installation firms provide purchasing economies of scale that increase the competitiveness of both the new installation and the maintenance, repair and replacement segments.

INDUSTRY OVERVIEW

  Based on available industry data, the Company believes the HVAC, plumbing and electrical service industries in the United States represent a market with annual revenues of approximately $100 billion. The HVAC service industry is believed to generate approximately $65 billion in annual revenues, the plumbing service industry generates approximately $19 billion in annual revenues and the electrical service industry generates approximately $16 billion in annual revenues. The Company also believes these industries are highly fragmented with over 100,000 businesses, consisting predominantly of small, owner-operated companies focusing on a single local geographic area and providing a limited range of services. The Company believes that the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their business. As a result of this fragmentation, three publicly traded consolidators have emerged in these markets. The combined revenues of these consolidators and the Company represent less than 2% of the revenues for the HVAC, plumbing and electrical markets.

  Growth in the HVAC service industry is affected by a number of factors, particularly (i) the aging of the installed base of equipment, (ii) the increasing efficiency, sophistication and complexity of HVAC systems and (iii) the increasing restrictions on the use of refrigerants commonly used in older HVAC systems. These factors also mitigate the effect on the HVAC service industry of economic cycles inherent in the traditional construction industry. An aging installed base has also positively affected growth in the plumbing service industry. Industry sources report that 75% of the kitchen market and 65% of the bath market now consist of remodeling rather than new construction. Growth in electrical services is closely tied to the new construction markets, although the retrofitting of existing structures is driven by increased demand for computer networks and other modernization.

  The HVAC, plumbing and electrical service industries can be broadly divided into the new installation segment and the maintenance, repair and replacement segment. The new installation segment includes the installation of HVAC, plumbing and electrical systems in new homes and commercial buildings for contractors, builders, developers and other users. The maintenance, repair and replacement segment includes the maintenance, repair, replacement and reconfiguration of existing systems in residential homes and commercial buildings. In the HVAC industry, the new installation segment represents approximately 34% of industry revenues, while the maintenance, repair and replacement segment represents 66% of industry revenues.

  The Company believes significant opportunities are available to a well capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high quality residential and commercial services in an industry that has been characterized by inconsistent quality, reliability and pricing. In addition, the increasing complexity of HVAC systems has led to a need for better trained technicians to install, monitor and service these systems. The cost of recruiting, training and retaining a sufficient number of qualified technicians makes it more difficult for smaller HVAC companies to expand their businesses. The Company also believes the highly fragmented nature of the residential and commercial service industries will provide it with significant opportunities to consolidate a large number of existing residential and commercial service businesses.

OPERATING STRATEGY

  The goal of the Company's operating strategy is to increase the revenues and profitability of the GroupMAC Companies and subsequently acquired businesses, while maintaining the highest level of service to its customers. The key elements of the Company's operating strategy are as follows:

    ACHIEVE OPERATING EFFICIENCIES. The Company intends to pursue significant cost savings through the consolidation of purchasing power and to obtain additional operating efficiencies through the implementation of a variety of "best practices." It expects to achieve substantial purchasing economies in the areas of equipment and supplies, service vehicles (including fuel and maintenance), insurance and benefits, marketing and advertising, long distance services and a variety of professional services. Callahan Roach and USA, leading providers of integration, training and business consulting services to the HVAC industry, will assist the Company in identifying and refining its best practices and implementing such practices across the GroupMAC Companies and future acquisitions through a systematic program of training and consulting. In addition, the Company has recently established a Council of Presidents consisting of the key operating management of acquired companies, which will meet regularly to facilitate the sharing of operating practices, synergies and strategies across the Company.

    OPERATE ON A DECENTRALIZED BASIS. The Company intends to retain the managers of the businesses it acquires, allow them to maintain substantial responsibility for the day-to-day operations, profitability and growth of those businesses and provide them with incentives based upon performance. This will allow the Company to capitalize on the local market knowledge and customer relationships at each acquired company. The Company believes that the operating autonomy provided by this decentralized structure, together with the implementation of reporting systems and financial controls at the corporate level, will give it a competitive advantage in growing market share and in attracting additional acquisition candidates.

    ATTRACT, DEVELOP AND RETAIN HIGH QUALITY TECHNICIANS. The Company believes operational success in this industry results from attracting and retaining a highly trained and motivated workforce in order to deliver consistently high-quality service at a fair price and to reduce re-work and other costs. The Company's strategy is to become the employer of choice in its industry by offering to its employees and managers a market-leading combination of training, compensation and employee benefits, career development opportunities and an equity participation in the Company's success. Over time, the Company intends to develop an internal technical training program to enhance the skill level of its employees.

    ESTABLISH NATIONAL MARKET COVERAGE. The Company intends to expand its existing relationships with home builders, commercial real estate developers and property managers and other enterprises by offering comprehensive HVAC, plumbing and electrical new installation and maintenance, repair and replacement services on a national or regional basis. The Company believes that significant demand exists from these customers to utilize the services of a single company capable of providing these services and that the GroupMAC Companies' many geographic locations allow it to respond to this demand. Many of the GroupMAC Companies already provide local or regional coverage to companies with nationwide operations. In addition, the Company plans to utilize the customer bases of Callahan Roach and USA, which are nationwide in scope, to establish an affiliate network to market services on a national basis.

  The Company began to implement its operating strategy following its acquisition of the Pre-Offering Companies and has already entered into negotiations with vendors in the areas of equipment and supplies, service vehicles, casualty insurance, employee benefits, fuel supply arrangements, Yellow Pages advertising, business forms and uniforms. Callahan Roach personnel have conducted field visits with the GroupMAC Companies to assess each company's operating strengths and weaknesses and to identify operating best practices for use throughout the organization and are currently developing customized training programs for the management and staff personnel of these companies. Based on a study of the GroupMAC Companies' existing benefit plans, the Company intends to implement a program that will preserve or enhance the overall level of benefits resulting in projected cost savings to the Company. The Company intends to issue, after the Offering, up to 1,899,581 stock options covering all eligible employees of the GroupMAC Companies. In preparation for creation of a national account marketing program, the Company is conducting a study of the national and regional companies currently serviced by one or more of the GroupMAC Companies.

ACQUISITION STRATEGY

  The Company's acquisition program is designed to enhance its position in existing markets and to expand its operations into new markets. The key elements of the Company's acquisition strategy are as follows:

    ACQUIRE COMPANIES ACROSS MULTIPLE MARKET SEGMENTS. The Company intends to acquire profitable businesses with well-developed market positions that are engaged in the new installation and the maintenance, repair and replacement segments of the HVAC, plumbing and electrical service industries in order to develop synergies from the combined operations. For example, the Company believes that new installation companies can be successfully teamed with companies providing maintenance, repair and replacement services in the same geographical markets, providing the latter with a new source of service customers (purchasers of new homes) before these customers have a chance to develop service relationships with other competitors. Likewise, the combination of two or more companies providing complementary services within a geographical market will enable the Company to offer to the combined customer bases a wider range of services from a single supplier.

    EXPAND GEOGRAPHIC PRESENCE. In new geographic markets, the Company will target for acquisition one or more of the leading local or regional companies in each market segment. Important criteria for these acquisition candidates will be a reputation as a high quality provider and superior operational management and systems. Once the Company has entered a market it will seek to acquire other high quality service providers operating within the region in order to expand its market penetration and the range of services it offers in that market. The Company will also pursue "tuck in" acquisitions of smaller companies whose customer bases, operating assets and service personnel can be incorporated into the Company's existing operations without a significant increase in selling, general and administrative costs.

    RETAIN AND PROVIDE INCENTIVES TO EXISTING MANAGEMENT. The Company will seek acquisitions of successful companies whose senior managers will remain as employees of the Company and continue to operate their respective businesses on a local level. The Company intends to motivate these managers and align their interests with those of the Company by utilizing Common Stock as a significant portion of the purchase consideration, by establishing a key manager stock option plan for their benefit and by implementing a cash bonus plan that rewards managers and key employees for improvement in after-tax earnings that exceeds the cost of capital employed.

    LEVERAGE INDUSTRY REPUTATION AND CONTACTS. The Company intends to utilize existing industry relationships established by its acquired companies and Company management, as well as the industry-wide contacts of Callahan Roach and USA, to develop a broad base of potential acquisitions. The Company believes that its ability to acquire additional high quality companies will be influenced by the level of success enjoyed by companies that have previously joined with the Company, as well as the continuing efforts of the Company and its operating subsidiaries to maintain a high profile in the industry. The Company intends to remain actively involved in industry organizations on the local and national level, working with independent companies to support issues of interest to the Company and its operating subsidiaries.

  The Company began implementing the above strategies with the acquisition of Airtron in May 1997 and has since acquired 8 other companies providing both new installation and maintenance, repair and replacement services in the residential and commercial HVAC, plumbing and electrical markets. The Pre-Offering Companies have combined fiscal 1996 revenues of $138.8 million. After the acquisition of the 13 Offering Acquisition Companies, the Company will have operations in 37 cities in 21 states with combined 1996 revenues of $307.5 million. The Company will have two or more companies offering complementary services in four geographical markets (Houston, Dallas, Austin and Indianapolis). Within certain of its markets (Dallas, Houston, San Antonio and Cincinnati), the Company has acquired or is acquiring at the Offering companies with a primary focus on maintenance, repair and replacement services to augment its new installation businesses in these areas.

BEST PRACTICES

  The Company believes that one of the most significant competitive advantages of a consolidation company is its ability to identify the best marketing, sales and operating practices within individual acquired companies and to spread those best practices across all of its operating locations. The key to successful implementation is having a disciplined approach to identifying the desired practices, developing the procedures and related training to ensure these practices are understood and implemented properly in the field locations, and measuring systematically the operating performance of the companies against benchmarks or standards to ensure that the practices are effective.

  The Company believes it enjoys a distinct competitive advantage in this area resulting from its purchase of Callahan Roach and USA in July 1997. These two organizations provide the Company with professional level capabilities in the areas of integration, training and management development for both the residential and commercial segments of its business. The Company intends to utilize the expertise of these two industry-recognized GroupMAC Companies in developing, implementing and monitoring its best practices. Both of these organizations have extensive industry-wide experience from which to draw best practices, in addition to the ideas and procedures that come from existing GroupMAC Companies and future acquisitions. The Company believes that this expertise, and the exploitation of best practices in this manner, will enable the Company to accelerate the integration of acquired companies.

  Callahan Roach serves HVAC and plumbing contractors across the United States in such areas as advertising, marketing, business valuation, pricing strategies, management information services, acquisition planning and integration and general consulting. It provides the Customer Assurance Pricing(TM) models to over 1,300 HVAC and plumbing service companies. Callahan Roach has been an industry leader in the development and commercialization of this flat rate pricing best practice known as Customer Assurance Pricing(TM), successfully marketing it to over 2,800 independent contractors across the United States. Callahan Roach has developed and is currently field testing a flat rate pricing software product (derived from its manual Customer Assurance Pricing(TM) systems) that will run on hand-held computers for use by sales and service personnel in the field. USA provides training and other products and services to a network of 105 independent service companies focused on maintenance, repair and replacement of commercial HVAC systems. The Company believes that its acquisition of USA adds significant commercial HVAC expertise to complement the residential HVAC and plumbing expertise provided by Callahan Roach.

  In order to ensure that best practices are shared among each of the individual GroupMAC Companies, the Company has created a Council of Presidents composed of the president or senior executive of each of the GroupMAC Companies. The Council will meet on a regular basis, as well as divide into smaller working committees, to share operating practices and develop additional means to improve the overall performance of the Company and the individual GroupMAC Companies. Best practices that result from the work of the Council will be included in the training and monitoring programs developed and disseminated through Callahan Roach and USA.

SERVICES PROVIDED

  The Company provides a broad variety of maintenance, repair and replacement services for HVAC, plumbing, electrical and other systems to both residential and commercial customers. These services include preventive maintenance (periodic checkups, cleaning and filter change-outs); emergency repairs; and the replacement (in conjunction with the retrofitting or remodeling of a residence or commercial building, or as a result of an emergency repair request) of HVAC systems and associated parts, plumbing fixtures, pipes, water feed and sewer lines, water heaters, softeners, filters and controls, and electrical control systems, wiring, data cabling, switches and panels. The Company also acts as a subcontractor for a variety of national, regional and local residential home builders in the installation of HVAC, plumbing, electrical and other systems in new residential construction, as well as designing and installing HVAC, plumbing, electrical and other systems on behalf of owners or general contractors in commercial buildings. In a few of its operating locations, the Company provides certain specialized services, including repair of home appliances, duct cleaning, installation and repair of fireplaces, installation of fire sprinkler systems and the provision of technical facilities management services to commercial building owners or building managers. In connection with both its new installation business and its maintenance, repair and replacement services, the Company sells a wide range of HVAC, plumbing and electrical equipment, parts and supplies.

  The following table shows the approximate percentages of the revenues of the combined GroupMAC Companies during fiscal 1996 represented by new installation services and maintenance, repair and replacement services, respectively.

                                                                ELECTRICAL
                                                  HVAC PLUMBING  & OTHER   TOTAL
                                                  ---- -------- ---------- -----
Residential Services:
  New Installation............................... 26%    16%       --%      42%
  Maintenance, Repair and Replacement............ 13%     2%        2%      17%
                                                  ---    ---       ---      ---
    Total Residential............................ 39%    18%        2%      59%
Commercial Services:
  New Installation............................... 10%     2%       --%      12%
  Maintenance, Repair and Replacement............ 25%     3%        1%      29%
                                                  ---    ---       ---      ---
    Total Commercial............................. 35%     5%        1%      41%

  The Company intends to make additional acquisitions across the three main technical disciplines (HVAC, plumbing and electrical) within the residential and commercial markets. The Company's long term objective is to develop maintenance, repair and replacement capabilities (both residential and commercial) in the top 100 markets within the United States, while offering new installation services across a more limited range of markets where new construction in the residential and/or commercial sectors is expected to out-pace the national average over the long term. Over time, this objective is expected to shift the revenues of the Company to an increased percentage of service revenue. See "--Operating Strategy" and "--Acquisition Strategy."

FIELD OPERATIONS

  The Company's field operations are conducted out of the individual operating locations of the various GroupMAC Companies. Typically, the GroupMAC Companies specialize in one of the technical disciplines in either the residential or commercial market. However, a few of the GroupMAC Companies that operate principally in the residential new installation or residential maintenance, repair and replacement markets also engage to a limited extent in projects or service work for "light commercial" customers (i.e., smaller commercial buildings where systems are similar in design to residential systems). In addition, six of the GroupMAC Companies offer services in more than one technical discipline. The Company permits the GroupMAC Companies to function in a largely autonomous manner in delivering products and services to their respective markets. The Company believes this flexible operating strategy improves each location's ability to respond quickly to opportunities and competition.

 New Installation

  New installation service in the residential market begins with the home builder providing architectural plans or mechanical drawings for the particular type or types of residences within the tract to be developed, and requesting a bid or contract proposal for the work (often broken into phases within the tract). Company personnel analyze the plans and drawings and estimate the equipment, materials and parts and the direct and supervisory labor required for the project. The company delivers a written bid or negotiates the written agreement for the job. In HVAC installations, a portion of the required air ducts are fabricated and pre-assembled with other components in the company's own facilities prior to delivery to the job site. Other equipment and materials for the particular project are ordered from manufacturers, distributors or other suppliers for delivery in time for the scheduled onsite construction work. The installation work is coordinated by the company's field supervisors along with the builder's construction supervisors. Draw payments for the project are generally obtained within 30 days of completing the installation, at which time any mechanics' and materialmen's liens securing such payments are released. Interim payments are often obtained to cover labor and materials costs on larger installation projects. During 1996, the GroupMAC Companies were involved in the installation of approximately 18,000 HVAC systems and 6,500 plumbing systems in new residences.

  Commercial new installation work begins with a design request from the owner or general contractor. Initial meetings with the parties allow the contractor to prepare preliminary and then more detailed design specifications, engineering drawings and cost estimates. Once a project is awarded, it is conducted in pre-agreed phases and progress billings are rendered to the owner for payment, less a retainage. Actual field work (ordering of equipment and materials, fabrication or assembly of certain components, delivery of such materials and components to the job site, scheduling of work crews with the necessary skills, and inspection and quality control) is coordinated in these same phases. During 1996, the GroupMAC Companies were involved in the installation of approximately 480 HVAC systems and 95 plumbing systems in new commercial facilities. The Company has established a policy to review and approve any new installation project by a GroupMAC Company which exceeds 5% of the projected annual revenue of that GroupMAC Company.

  Substantially all the equipment and component parts the Company sells or installs are purchased from manufacturers and other outside suppliers. The Company is not materially dependent on any of these outside sources.

 Maintenance, Repair and Replacement

  The GroupMAC Companies engaged in maintenance, repair and replacement services use specialized systems to log service orders, schedule service calls, identify and ready the necessary repair parts or equipment, track the work order, provide information for communication with the service technicians and customers, and prepare accurate invoices. Service histories and specific product information are generally accessible to the dispatcher in a database that may be searched by customer name or address. Maintenance, repair and replacement service calls are initiated when a customer requests emergency repair service or the Company calls the client to schedule periodic service agreement maintenance. Service technicians are scheduled for the call or routed to the customer's residence or business by the dispatcher via a scheduling board or daily work sheet (for non-emergency service) or through cellular telephone, pager or radio. Service personnel work out of the Company's service vehicles, which carry an inventory of equipment, tools, parts and supplies needed to complete the typical variety of jobs. The technician assigned to a service call travels to the residence or business, interviews the customer, diagnoses the problem, prepares and discusses a price quotation, performs the work and often collects payment from the customer. Service technicians of GroupMAC Companies that are existing clients of Callahan Roach carry a Customer Assurance Pricing(TM) manual which lists labor and equipment parts required to fulfill certain tasks and the associated prices. This manual is custom generated for each company from a database containing over 15,000 different repair operations and which is updated for price changes periodically. This "flat rate pricing" strategy allows the Company to monitor margins and labor productivity at the point of sale, while increasing the level of customer satisfaction by demonstrating greater fairness and objectivity in pricing. Payment for maintenance, repair and replacement services not covered by a warranty or service contract is generally requested in cash or by check or credit card at the service location. During fiscal 1996, the GroupMAC Companies performed approximately 150,000 service calls for periodic maintenance under existing service contracts, and approximately 175,000 emergency or other service calls.

  A portion of the Company's service work is done to satisfy factory warranties. For such services, the Company is generally compensated by the manufacturer responsible for the defective equipment under warranty. The Company attempts to enter into service contracts whereby the customer pays an annual or semi-annual fee for periodic diagnostic services. The customers under service contracts receive specific discounts from standard prices for repair and replacement service.

CENTRALIZED SUPPORT SERVICES

  The Company provides certain management, financial, accounting and logistical support services for all of the GroupMAC Companies, including the following:

 Purchasing

  The Company believes it will be able to structure volume purchasing arrangements or otherwise achieve purchasing economies of scale in the following areas: (i) HVAC, plumbing and electrical equipment, parts and supplies, (ii) purchase or lease and maintenance of service vehicles, (iii) casualty and liability insurance, (iv) health insurance and related benefits,
(v) retirement benefits administration, (vi) office equipment, (vii) marketing and advertising (including Yellow Pages), (viii) long distance services and
(ix) a variety of accounting, financial management, marketing and legal services. The principal manufacturers or suppliers of the products sold by the Company include Carrier Air Conditioning, Inc., The Trane Company, Lennox Industries, Inc., Goodman Manufacturing Corp. and Ferguson Enterprises, Inc. Each GroupMAC Company will have the opportunity to order products from the manufacturers or distributors at the discounted rate negotiated by the Company and therefore, benefit from the Company's purchasing power while maintaining existing supplier relationships.

 Management Information Systems

  With limited exceptions, the Company intends to continue to operate for the near-term with the existing accounting and other computer systems currently in place at the various GroupMAC Companies. The Company will, however, cause each of the GroupMAC Companies to adopt a uniform chart of accounts and to standardize their budgeting process and reports so that results among the GroupMAC Companies more easily can be compared and integrated. In addition, where a GroupMAC Company or a future acquired company has a system in place that is inadequate for its existing or near term needs, the Company will begin the migration to a standard that will allow for greater consistency (and a longer term change to a Company-wide, integrated system). The Company has implemented regular financial and operational "flash reports" and other mechanisms to allow for management control and oversight. The Company will utilize this information to establish and monitor performance of individual GroupMAC Companies against operating benchmarks and ratios.

 Employee Screening, Training and Development

  The Company is committed to providing the highest level of customer service through the development of a highly trained workforce. Prior to employment, the Company makes an assessment of the technical competence level of all potential new employees, confirms background references and conducts criminal and driving record checks. In addition, all employees of the Company are subject to random drug testing. Once hired, employees of the Company are required to complete a progressive training program to advance their technical competencies and to ensure that they understand and follow the Company's safety practices and other internal policies. Both technical and customer service personnel are given intensive training in customer communication, sales and problem-solving skills.

  The Company also conducts a detailed internal evaluation of each acquired company's strengths, weaknesses and compliance with recognized industry or Company "best practices," and then designs a training program to develop and enhance the communication, sales, management and other relevant skills of its employees and management to bring about continuous improvement in these areas. The Company acquired Callahan Roach and USA in part for their professional training and consulting capabilities and intends to implement their market-leading training programs within the GroupMAC Companies.

 Advertising and Marketing

  The Company intends to capitalize on cross-marketing and business development opportunities that it believes will be available to the Company as a national provider of comprehensive residential and commercial HVAC, plumbing and electrical services. The Company will leverage the diverse technical and marketing strengths of individual GroupMAC Companies to expand the overall penetration of services within those local markets in which two or more GroupMAC Companies are located. Eventually, the Company intends to offer comprehensive services from all of its operating locations.

  The GroupMAC Companies use both general advertising and a direct sales force to market their residential and commercial services (both new installation and repair services) in their respective geographic markets. The Company is developing a marketing and advertising program to establish a national brand identity while preserving and enhancing the value of the unique and long-standing trade names and customer identification enjoyed by the individual GroupMAC Companies. The GroupMAC logo and identifying marks will be featured on service trucks, marketing materials and advertising of the GroupMAC Companies, but in a manner that does not detract from the local brand. The Company proposes to develop (initially for the GroupMAC Companies, but ultimately for delivery to the market through licensed affiliates developed by Callahan Roach and USA) market-leading warranty and service programs for the residential and commercial markets, as well as an aggressive national account sales program focused on national and large regional home builders, as well as major corporations, governmental and private institutions, real estate investment trusts, real estate management firms and other multi-location commercial property owners and managers. In 1996, advertising and marketing expenditures represented 0.9% of the Company's combined revenue.

PROPERTIES AND VEHICLES

  The Company operates a fleet of approximately 1,580 owned or leased service trucks, vans and support vehicles. It believes these vehicles generally are well-maintained, ordinary wear and tear excepted, and adequate for the Company's current operations.

  The Company has a total of 54 facilities, one of which it owns and 53 of which are under leases with remaining terms ranging from four months to 15 years from the date hereof on terms the Company believes to be commercially reasonable. The aggregate of the leased or owned space at the Company's facilities is approximately 600,000 square feet. A majority of the Company's facilities are leased from certain former shareholders (or entities controlled by certain former shareholders) of the GroupMAC Companies. None of these leases expire prior to 2000. The provisions of the leases are on terms the Company believes to be at least as favorable to the Company as could have been negotiated by the Company with unaffiliated third parties. The Company believes the owned and leased facilities are adequate to serve its current level of operations.

  The Company believes that it has generally satisfactory title to the property owned by it, subject to the liens for current taxes, liens incident to minor encumbrances and easements and restrictions that do not materially detract from the value of such property or the interests therein or the use of such property in its business.

COMPETITION

  The market for HVAC, plumbing and electrical services is highly competitive. The Company believes that the principal competitive factors in the residential and commercial services industry are (i) timeliness, reliability and quality of services provided, (ii) range of services offered, (iii) market share and visibility and (iv) price. The Company believes its strategy of creating a leading national provider of comprehensive services directly addresses these factors. The ability of the Company to employ, train and retain highly motivated service technicians to provide quality services should be enhanced by its ability to utilize professionally managed recruiting and training programs. In addition, the Company expects to offer compensation, health and savings benefits that are more comprehensive than most offered in the industry, including a stock option plan for all employees. Service quality should be enhanced by the implementation and continuous reinforcement of best practices across the GroupMAC Companies. Competitive pricing is possible through purchasing economies and other cost saving opportunities that exist across each of the service lines offered and from productivity improvements.

  Most of the Company's competitors are small, owner-operated companies that typically operate in a single market. Certain of these smaller competitors may have lower overhead cost structures and may be able to provide their services at lower rates. Moreover, many homeowners have traditionally relied on individual persons or small repair service firms with whom they have long-established relationships for a variety of home repairs. There is currently a limited number of public companies focused on providing residential or commercial services in some of the same service lines provided by the Company.

  In addition, there are a number of national retail chains that sell a variety of plumbing fixtures and equipment, and HVAC equipment for residential use and offer, either directly or through various subcontractors, installation, warranty and repair services. Other companies or trade groups engage in franchising their names and marketing programs in some service lines. In the future, competition may be encountered from, among others, HVAC equipment manufacturers, the unregulated business segments of regulated gas and electric utilities or from newly deregulated utilities entering into various residential service areas. Certain of the Company's competitors and potential competitors have greater financial resources than the Company to finance residential services acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own residential services operations if they decide to enter the field.

EMPLOYEES

  As of August 1, 1997, the Company and the GroupMAC Companies had approximately 2,860 full and part-time employees, approximately 1,825 of which are installation/service technicians. In the course of performing installation work, the Company may utilize the services of subcontractors. Approximately 500 employees (in five of the commercial GroupMAC Companies) are members of the Bridge, Structural and Ornamental Iron Workers, Construction Building Material, Ice and Coal Drivers, Helpers and Inside Employees, Mechanical Contractors, Mechanical Services, Pipe-fitters, Plumbing and Pipe-fitters and Sheet Metal Workers, Air Conditioning Contractors, Stationary Engineers and Electrical Contractors unions, and work under collective bargaining agreements. Two of such agreements recently expired and are now on a year-to-year basis and may be renegotiated after either side gives the requisite notice (90 days in one case and 120 days in the other). The other collective bargaining agreements have expiration dates between April 30, 1998 and August 16, 2000. Employees at K&N's operations in Las Vegas, Nevada, are currently being solicited to join a union, and from time to time other operating locations of the Company may experience union organizing effort. The Company believes its relationship with its employees is satisfactory.

LEGAL PROCEEDINGS

  The Company and its subsidiaries are parties to various legal proceedings, most of which pertain to contract installation, service and employee matters arising in the ordinary course of business. Although no assurance can be given, the Company believes that the outcome of these proceedings, individually and in the aggregate, will not have a material adverse effect on its financial condition or results of operations.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

  Many aspects of the Company's operations are subject to various federal, state and local laws and regulations, including, among others, (i) permitting and licensing requirements applicable to service technicians in their respective trades, (ii) building, HVAC, plumbing and electrical codes and zoning ordinances, (iii) laws and regulations relating to consumer protection, including laws and regulations governing service contracts for residential services, and (iv) laws and regulations relating to worker safety and protection of human health and the environment. In Florida, warranties provided for in the Company's service agreements subject the Company and such agreements to some aspects of that state's insurance laws and regulations. Specifically, the Company is required to maintain funds on deposit with the Florida Office of Insurance Commissioner and Treasurer, the amount of which is not material to the Company's business. The Company is in compliance with these deposit requirements.

  The Company believes it has all required permits and licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements relating to its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits.

  A large number of state and local regulations governing the residential services trades require various permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all the Company's service technicians who work in the geographic area covered by the permit or licenses.

  The Company's operations are subject to numerous federal, state and local environmental laws and regulations, including those governing vehicle emissions and the use and handling of refrigerants. These laws are administered by the United States Environmental Protection Agency, the Coast Guard, the Department of Transportation and various state and local governmental agencies. The technical requirements of these laws and regulations are becoming increasingly complex, stringent and expensive. Federal and state environmental laws include statutes intended to allocate the cost of remedying contamination among specifically identified parties. CERCLA (or "Superfund") can impose strict, joint and several liability on past and present owners or operators of facilities at, from, or to which a release of hazardous substances has occurred, on parties who generated hazardous substances that were released at such facilities and on parties who arranged for the transportation of hazardous substances to such facilities. A majority of states have adopted "Superfund" statutes comparable to, and in some cases more stringent than, CERCLA. If the Company were to be found to be a responsible party under CERCLA or a similar state statute, the Company could be held liable for all investigative and remedial costs associated with addressing such contamination, even though the releases were caused by a prior owner or operator or third party. In addition, claims alleging personal injury or property damage may be brought against the Company as a result of alleged exposure to hazardous substances resulting from the Company's operations.

  Prior to entering into the agreements relating to the acquisition of the GroupMAC Companies, the Company evaluated the properties owned or leased by such companies and in some cases engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at certain of those properties. No material environmental problems were discovered in these reviews, and the Company is not otherwise aware of any actual or potential environmental liabilities that would be material to the Company. There can be no assurance that all such liabilities have been identified, that such liabilities will not occur in the future, that a party could not assert a material claim against the Company with respect to such liabilities, or that the Company would be required or able to answer for such claim.

  The Company's operations are subject to federal, state and local laws and regulations protecting the health and safety of workers. These laws are administered by the federal Occupational Safety & Health Administration and state and local health and safety governmental agencies. The Company's operations are subject to the Clean Air Act, Title VI of which governs air emissions and imposes specific requirements on the use and handling of substances known or suspected to cause or contribute significantly to harmful effects on the stratospherical ozone layer, such as chlorofluorocarbons and certain other refrigerants ("CFCs"). Clean Air Act regulations require the certification of service technicians involved in the service or repair of systems, equipment and appliances containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended ultimately to eliminate the use of CFCs in the United States and require alternative refrigerants to be used in replacement HVAC systems. The implementation of the Clean Air Act restrictions has also increased the cost of CFCs in recent years and is expected to continue to increase such costs in the future. As a result, the number of conversions of existing HVAC systems that use CFCs to systems using alternative refrigerants is expected to increase.

  The Company's operations in certain geographic regions are subject to laws that will, over the next few years, require specified percentages of vehicles in large vehicle fleets to use "alternative fuels," such as compressed natural gas or propane, and meet reduced emissions standards. The Company does not anticipate that the cost of fleet conversion that may be required under current laws will be material. Future costs of compliance with these laws will be dependent upon the number of vehicles purchased in the future for use in the covered geographic regions, as well as the number and size of future business acquisitions by the Company in these regions. The Company cannot determine to what extent its future operations and earnings may be affected by new regulations or changes in existing regulations relating to vehicle emissions.

  Capital expenditures related to environmental matters during fiscal 1996 were not material. The Company does not currently anticipate any material adverse effect on its business or consolidated financial position as a result of future compliance with existing environmental laws and regulations controlling the discharge of materials into the environment. Future events, however, such as changes in existing laws and regulations or their interpretation, more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws and regulations may require additional expenditures by the Company which may be material.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the directors and executive officers of the Company upon completion of the Offering.

NAME                         AGE                     POSITION
----                         ---                     --------
James P. Norris.............  58 Chairman of the Board; Director
J. Patrick Millinor, Jr.....  52 Chief Executive Officer; Director
Donald L. Luke..............  60 President and Chief Operating Officer; Director
William Michael Callahan....  51 Executive Vice President-Training, Technology
                                  and Field Support
Chester J. Jachimiec........  42 Executive Vice President-Acquisitions; Director
Alfred R. Roach, Jr.........  53 Executive Vice President-Marketing, Sales and
                                  Product Support
Richard S. Rouse............  51 Executive Vice President-Corporate Development
                                  and Administration; Director
Randolph W. Bryant..........  46 Senior Vice President, General Counsel and
                                  Secretary
Darren B. Miller............  37 Senior Vice President and Chief Financial
                                  Officer
James D. Jennings...........  55 President and Chief Executive Officer of
                                  Airtron; Director
Timothy Johnston............  41 Senior Vice President of Airtron; Director
John M. Sullivan............  61 Director
James D. Weaver.............  48 Director
Ronald D. Bryant............  50 Director
David L. Henninger..........  53 Director
Andrew Jeffrey Kelly........  43 Director
Thomas B. McDade............  74 Director
Lucian Morrison.............  60 Director
Fredric Sigmund.............  56 Director

  JAMES P. NORRIS became a Director and Chairman of the Board of the Company in June 1997. From 1969 to May 1997, he served as Executive Vice President of Air Conditioning Contractors of America ("ACCA"), an industry trade association based in Washington, D.C.

  J. PATRICK MILLINOR, JR. became a Director and Chief Executive Officer of the Company upon its formation in 1997. From April 1997 to August 1997, he served as President of the Company. From October 1996 through April 1997, he served as Chief Executive Officer of the Company's predecessor, GroupMAC Management Co. ("Management Co."). From September 1994 to October 1996, Mr. Millinor worked directly for Gordon Cain, a major stockholder in the Company, assisting in the formation and management of Agennix Incorporated and Lexicon Genetics, two biotechnology companies. From March 1993 to September 1994, he served as Chief Executive Officer of UltrAir, Inc., a start-up passenger airline. From October 1992 to March 1993, he served as Chief Financial Officer of UltrAir, Inc. From 1991 to 1992, he served as Chief Financial Officer of Lifeco Travel Services, a travel management company. From 1986 to 1991, Mr. Millinor served as Chief Operating Officer and Senior Vice President, respectively, of Commonwealth Savings Association and Bank United. From 1979 to 1986, Mr. Millinor was a partner with KPMG Peat Marwick LLP. He currently serves as a director of Agennix Incorporated, Haelan Health(R) Corporation and Lexicon Genetics.

  DONALD L. LUKE became a Director and President and Chief Operating Officer of the Company in August 1997. From November 1996 to July 1997, he served as Chairman of Arriva Air International, Inc. a start-up commercial air cargo business. From September 1996 to August 1997, he served as a consultant to Batteries Batteries, Inc., a consolidator of specialty battery distribution companies which completed its initial public offering in April 1996. From 1995 to September 1996, he served as President, Chief Executive Officer and

Director of Batteries Batteries, Inc. From 1991 to 1995, Mr. Luke served as President and Chief Executive Officer of Miracle Ear New York City. From 1989 to 1991, he served as President and Chief Executive Officer of Senior Service Corporation. From 1988 to 1989, he served as Chairman and Chief Executive Officer of Cuisinarts, Inc. From 1987 to 1988, he served as President and Chief Operating Officer of Aetmedia, Inc. From 1981 to 1987, he served as President and Chief Operating Officer and a director of Chemlawn Services Corporation. He is currently the Chief Executive Officer of CTW, Inc. a privately held acquisitions and management company, and a partner in McFarland Grossman Capital Ventures, L.C., a consolidator of fastener distribution companies.

  WILLIAM MICHAEL CALLAHAN became Executive Vice President-Training, Technology and Field Support of the Company in August 1997. From 1989 to July 1997, Mr. Callahan was a partner in Callahan Roach & Associates. From 1972 to 1989, Mr. Callahan served as President of Capital City Heating & Cooling, a company he founded. In 1988, Mr. Callahan served as President of ACCA.

  CHESTER J. JACHIMIEC became a Director and Executive Vice President-Acquisitions of the Company upon its formation in 1997. From October 1996 to April 1997, he served as Executive Vice President-Acquisitions at the Company's predecessor, Management Co. From February 1994 to October 1996, Mr. Jachimiec served as the Director of Acquisitions & Investments for Tenneco Energy. From 1990 to 1994, he was an investor in or consultant to various private ventures engaged in natural gas gathering, processing and exploration as well as computer software development. Prior to 1990, Mr. Jachimiec practiced securities law and public accounting with several professional firms.

  ALFRED R. ROACH, JR. became Executive Vice President-Marketing, Sales and Product Support of the Company in August 1997. From 1989 to July 1997, Mr. Roach was a partner in Callahan Roach & Associates. From 1986 to 1989, he served as President and General Counsel of Service America Corporation, an HVAC franchise company. From 1970 to 1986, Mr. Roach engaged in the private practice of law.

  RICHARD S. ROUSE became a Director and Executive Vice President-Corporate Development and Administration of the Company upon its formation in 1997. From October 1996 to April 1997, he served as Executive Vice President-Corporate Development and Administration of the Company's predecessor, Management Co. From July 1994 to July 1996, Mr. Rouse served as Vice President and General Manager of Southcoast Services, a privately held landfill operating company. From 1992 to 1994, he served as Vice President and General Manager of SWS, an industrial services company. From 1990 to 1991, he was a co-founder and Senior Vice President-Corporate Development for Republic Waste Industries, Inc. From 1984 to 1990, he was Marketing Manager of Lubripac, a blender and packager of lubricants and specialty chemicals. Prior to 1984, Mr. Rouse served in various marketing and management capacities with the Exxon Chemical Company.

  RANDOLPH W. BRYANT became Senior Vice President, General Counsel and Secretary of the Company upon its formation in 1997. From December 1996 to April 1997, Mr. Bryant served as Associate General Counsel of El Paso Natural Gas Company. From 1984 to 1996, he was an attorney with Tenneco Inc. and Tenneco Energy Inc., last serving as Associate General Counsel.

  DARREN B. MILLER became Senior Vice President and Chief Financial Officer of the Company upon its formation in 1997. From October 1996 to April 1997, he served as Senior Vice President and Chief Financial Officer of the Company's predecessor, Management Co. From 1989 to 1996, Mr. Miller served in several capacities at Allwaste, Inc., a consolidator of industrial service companies, including Vice President-Treasurer and Controller from 1995 to 1996. Prior to 1989, he was employed in the audit practice of Arthur Andersen LLP.

  JAMES D. JENNINGS became a Director of the Company in May 1997 in connection with the acquisition of Airtron. Since 1985, Mr. Jennings has served as President, Chief Executive Officer and a director of Airtron. Prior to 1985, Mr. Jennings was employed by Airtron in various other capacities.

  TIMOTHY JOHNSTON became a Director of the Company in May 1997 in connection with the acquisition of Airtron. Since 1995, Mr. Johnston has served as a Senior Vice President of Airtron. Mr. Johnston has served as

Secretary/Treasurer of Airtron since 1991 and as Chief Financial Officer of Airtron since 1988. Prior to 1987, Mr. Johnston was employed by Airtron in various other capacities.

  JOHN M. SULLIVAN became a Director of the Company upon its formation in 1997. From October 1996 to April 1997, he served as a Director of the Company's predecessor, Management Co. Since 1994, Mr. Sullivan has been engaged as an independent financial and tax consultant. From 1992 through 1994, he was an International Tax Director for General Motors Corporation. Prior to 1992, Mr. Sullivan was a tax partner with Arthur Andersen LLP. He currently serves as a director of Atlantic Coast Airlines, Inc.

  JAMES D. WEAVER became a Director of the Company upon its formation in 1997. From October 1996 to April 1997, he served as a Director at the Company's predecessor, Management Co. Mr. Weaver has been the President of the Gordon and Mary Cain Foundation, a nonprofit organization, since 1988 and the Director of the Good Samaritan Foundation, a nonprofit organization, since 1986.

  RONALD D. BRYANT will become a Director upon consummation of the Offering. He founded Masters in 1986 and has served as its president since that time and will continue in that capacity after consummation of the Offering.

  DAVID L. HENNINGER will become a Director upon consummation of the Offering. He acquired Van's in 1975, has served as its president since that time and will continue in that capacity after consummation of the Offering.

  ANDREW JEFFREY KELLY will become a Director upon consummation of the Offering. He founded K&N in 1979, has served as its president since that time and will continue in that capacity after consummation of the Offering.

  THOMAS B. MCDADE will become a Director upon consummation of the Offering. He has been engaged in consulting and managing his personal investments since 1985. From 1957 to 1985, he was employed by Texas Commerce Bancshares, last serving in the capacity of Vice Chairman. He has been Chairman of the Board of TransTexas Gas Corp. since 1993. He served as a director and trustee of eleven registered investment companies from 1985 to 1995 for which John Hancock Funds serves as investment advisor in Boston, Massachusetts. He currently serves as a director of Bankers Trust Co. of the Southwest, TransAmerican Energy Corp. and TransAmerican Refining Corp.

  LUCIAN MORRISON will become a Director upon consummation of the Offering. He has been engaged as a trustee and consultant with respect to trust, estate, probate and qualified plan matters since 1992. From 1979 until 1990, he served as Chief Executive Officer of Heritage Trust Company. From 1990 through 1991, he served as Chief Fiduciary Officer of Northern Trust Company.

  FREDRIC SIGMUND will become a Director upon consummation of the Offering. Since 1986, he has served as Chief Executive Officer of MacDonald-Miller. From 1967 to 1986, he served in various positions with MacDonald-Miller.

  Effective upon the consummation of the Offering, the Board of Directors of the Company will consist of 15 members divided into three classes of five directors serving staggered three-year terms expiring at the annual meeting of shareholders in 1998, 1999 and 2000, respectively. At each annual meeting of shareholders, one class of directors will be elected for a full term of three years to succeed the class of directors whose terms are expiring.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has established three committees--the Audit Committee, the Compensation Committee and the Acquisition Committee. Pursuant to resolutions of the Board, these committees have the following described responsibilities and authority.

  The Audit Committee has the responsibility, among other things, of (i) recommending the selection of the Company's independent public accountants,
(ii) reviewing and approving the scope of the independent public accountants' audit activity and extent of non-audit services, (iii) reviewing with management and such independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities, (iv) reviewing with management and the independent public accountants the Company's financial statements and exercising general oversight of the Company's financial reporting process and
(v) reviewing with the Company litigation and other legal matters that may affect the Company's financial condition, and monitoring compliance with the Company's business ethics and other policies. As of the date of this Prospectus, no members have been appointed to the Audit Committee.

  The Compensation Committee has the responsibility, among other things, of
(i) establishing the salary rates of officers and employees of the Company and its subsidiaries, (ii) examining periodically the compensation structure of the Company and (iii) supervising the welfare and pension plans and compensation plans of the Company. The members of the Compensation Committee are Messrs. Sullivan (Chair) and Weaver.

  The Acquisition Committee has the authority to approve the terms and conditions of acquisitions by the Company of businesses having less than $40 million of revenues and $20 million of assets, including the authority to approve the issuance of debt and equity securities of the Company in connection with such acquisitions, provided that the consideration paid by the Company for each such business is less than $20 million. The members of the Acquisition Committee are Messrs. Millinor (Chair), Jachimiec and Rouse.

  The Company's Board may also establish other committees.

DIRECTOR COMPENSATION

  In October 1996, the Company granted to each of Messrs. Sullivan and Weaver options to purchase 10,000 shares of Common Stock at a price of $3.08 per share. Between the grant of such options and the date of this Prospectus, directors of the Company have not received compensation for their services as directors nor have they received compensation for attending the Company's board meetings. After the Offering, the Company intends to grant to directors of the Company who are not employees of the Company or its subsidiaries an option to purchase 4,000 shares of Common Stock at a purchase price per share equal to the fair market value of one share of Common Stock on the date of grant. Such options will remain in effect for five years after the date of grant and 800 shares of each such grant will become exercisable each year. If a director ceases to serve in such capacity because of his death, disability or retirement, the options granted to that director will become exercisable for a one-year period. Each director also will be reimbursed for travel expenses incurred for each meeting of the Board or for each Board Committee meeting attended.

EXECUTIVE COMPENSATION

  The Company did not conduct any operations other than activities related to the acquisition of the GroupMAC Companies prior to May 2, 1997 and did not pay any compensation prior to October 1996. The Company anticipates that during 1997 its most highly compensated executive officers (the "Named Executive Officers") and their annualized base salaries will be: Mr. Norris--$150,000; Mr. Millinor--$150,000; Mr. Luke--$150,000; Mr. Jennings--$150,000; Mr.
Johnston--$150,000; Mr. Callahan--$150,000; and Mr. Roach--$150,000. Pursuant to the terms of their employment agreements with the Company, the annual base salaries of each of the Named Executive Officers named above are subject to upward adjustment effective one year from the effective date of the employment agreement. The effective dates of the employment agreements of the Named Executive Officers are as follows: Mr. Millinor, October 24, 1996; Messrs. Jennings and Johnston, April 30, 1997; Mr. Norris, June 1, 1997; and Messrs. Luke, Callahan and Roach, August 1, 1997. Each of the Named Executive Officers is eligible to earn additional performance based incentive compensation for 1997. None of the executive officers is expected to receive perquisites the value of which exceeded the lesser of $50,000 or 10% of the salary and bonus of such executive.

OPTION GRANTS

  The following table sets forth the number of options to purchase shares of Common Stock that have been granted to the Named Executive Officers since the formation of the Company:

                                                                              POTENTIAL
                                                                           REALIZABLE VALUE
                                                                              AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                                                                           APPRECIATION FOR
                                      INDIVIDUAL GRANTS                     OPTION TERM(3)
                                    ---------------------                  ----------------
                          OPTIONS    % OF TOTAL  EXERCISE
                          GRANTED     OPTIONS     PRICE
                          (NO. OF    GRANTED TO    PER
                         SHARES)(1) EMPLOYEES(2)  SHARE   EXPIRATION DATE    5%      10%
                         ---------- ------------ -------- ---------------- ------- --------
James P. Norris.........   28,000        7.4%     $3.08     June 1, 2007   $54,236 $137,444
J. Patrick Millinor,
 Jr.....................   50,000       13.2       3.08   October 24, 2006  96,850  245,436
Donald L. Luke..........   14,000        3.7       3.08    August 1, 2007   27,118   68,722
James D. Jennings.......       --         --         --          --             --       --
Timothy Johnston........       --         --         --          --             --       --
W. Michael Callahan.....       --         --         --          --             --       --
Alfred R. Roach, Jr.....       --         --         --          --             --       --

--------
(1) The options reported in this column consist of Non-Qualified Options granted under Stock Option Agreements between the Company and each of the Named Executive Officers. The options will become exercisable on each of the first, second and third anniversaries of the date of grant with respect to one-third of the shares subject to the option. In the case of Mr. Millinor's options, the three annual vesting periods are accelerated in the event the closing price of the Common Stock over ten consecutive trading days exceeds $17.50, $22.50 and $27.50 per share, respectively.
(2) Based on outstanding options to purchase an aggregate of 378,800 shares of Common Stock.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission (the "Commission") and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of the Common Stock would be $5.02 and $7.99, respectively, or 63% and 159% respectively, above the base exercise price. Because the Common Stock was not publicly traded prior to the Offering, these amounts were calculated based on the assumption that the fair market value of one share of Common Stock on the date of grant was equal to the exercise price.

  The following table sets forth the number of options to purchase shares of Common Stock held, as of August 1, 1997, by the Named Executive Officers.

                                  NUMBER OF SECURITIES
                                 UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED
                                       OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                     AUGUST 1, 1997         AUGUST 1, 1997(1)
                                 ----------------------- -----------------------
                                                 NOT                     NOT
NAME                             EXERCISABLE EXERCISABLE EXERCISABLE EXERCISABLE
----                             ----------- ----------- ----------- -----------
James P. Norris.................      --       28,000         --      $305,760
J. Patrick Millinor, Jr.........      --       50,000         --       546,000
Donald L. Luke..................      --       14,000         --       152,880
James D. Jennings...............      --           --         --            --
Timothy Johnston................      --           --         --            --
W. Michael Callahan.............      --           --         --            --
Alfred R. Roach, Jr.............      --           --         --            --

--------
(1) Based on the mid-point of the range of estimated initial public offering prices set forth on the cover of this Prospectus.

EMPLOYMENT AGREEMENTS

  In 1997, Mr. Norris entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus depending on the actual annual performance of the Company. The agreement expires on June 1, 2000. In the event of Mr. Norris' death, the agreement will terminate. In the event of Mr. Norris' disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Norris will receive compensation for the periods described in the agreement. In addition, Mr. Norris has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1996, Mr. Millinor entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus of up to 100% of Mr. Millinor's annual base salary depending on the actual annual performance of the Company. The agreement expires on October 24, 1999. In the event of Mr. Millinor's death, the agreement will terminate. In the event of Mr. Millinor's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Millinor will receive compensation for the periods described in the agreement. In addition, Mr. Millinor has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1997, Mr. Luke entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus depending on the actual annual performance of the Company. The agreement expires on August 1, 2000. In the event of Mr. Luke's death, the agreement will terminate. In the event of Mr. Luke's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Luke will receive compensation for the periods described in the agreement. In addition, Mr. Luke has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1997, Mr. Jennings entered into an employment agreement with Airtron which provides for an annual base salary of $150,000. Mr. Jennings also participates in the Airtron incentive bonus plan (which provides him an award equal to 3.55% of Airtron's EBITDA before corporate bonus not to exceed $366,000 annually). The agreement expires on April 30, 2000. In the event of Mr. Jennings' death, the agreement will terminate. In the event of Mr. Jennings' disability, Airtron will continue payment of compensation during the first six month period of such disability to the extent not covered by Airtron's disability insurance policies. In the event his employment is terminated, Mr. Jennings will receive compensation for the periods described in the agreement. In addition, Mr. Jennings has agreed not to compete with Airtron until the later to occur of (i) April 30, 2002 or (ii) one year following his termination of employment.

  In 1997, Mr. Johnston entered into an employment agreement with Airtron which provides for an annual base salary of $150,000. Mr. Johnston also participates in the Airtron incentive bonus plan (which provides him an award equal to 1.50% of Airtron's EBITDA before corporate bonus, not to exceed $154,000 annually). The agreement expires on April 30, 2000. In the event of Mr. Johnston's death, the agreement will terminate. In the event of Mr. Johnston's disability, Airtron will continue payment of compensation during the first six month period of such disability to the extent not covered by Airtron's disability insurance policies. In the event his employment is terminated, Mr. Johnston will receive compensation for the periods described in the agreement. In addition, Mr. Johnston has agreed not to compete with Airtron until the later to occur of (i) April 30, 2002 or (ii) one year following his termination of employment.

  In 1997, Mr. Callahan entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus depending on the actual annual performance of the Company. The agreement expires on August 1, 2000. In the event of Mr. Callahan's death, the agreement will terminate. In the event of Mr. Callahan's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Callahan will receive compensation for the periods described in the agreement. In addition, Mr. Callahan has agreed not to compete with the Company during the six-month period following his termination of employment.

  In 1997, Mr. Roach entered into an employment agreement with the Company which provides for an annual base salary of $150,000 and an annual cash bonus depending on the actual annual performance of the Company. The agreement expires on August 1, 2000. In the event of Mr. Roach's death, the agreement will terminate. In the event of Mr. Roach's disability, the Company will continue payment of compensation during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies. In the event his employment is terminated, Mr. Roach will receive compensation for the periods described in the agreement. In addition, Mr. Roach has agreed not to compete with the Company during the six-month period following his termination of employment.

  Each of the foregoing employment agreements, except the employment agreements applicable to Messrs. Jennings and Johnston, grants the executive certain rights in the event of a change in control of the Company. Under the terms of each agreement, the Company must pay the executive an amount equal to twelve months compensation at the executive's current salary and provide benefits to the executive for twelve months if the Company terminates the executive's employment without "cause." In addition, if an executive's employment terminates within six months after a sale of all or substantially all of the assets of the Company or a merger, consolidation, liquidation or reorganization of the Company, the Company shall pay the executive an amount equal to three times the executive's severance benefits otherwise available under the employment agreement.

STOCK AWARDS PLAN

  The Group Maintenance America Corp. 1997 Stock Awards Plan (the "Stock Awards Plan") was adopted by the Company's Board of Directors to further promote and align the interests of Directors, key employees and other persons providing services to the Company with those of its shareholders. Pursuant to this plan and a stock option plan for non-management employees, the Company intends to grant options to purchase up to 1,899,581 shares of Common Stock upon consummation of the Offering at an exercise price equal to the initial public offering price.

  Purpose. The purpose of the Stock Awards Plan is to promote the long-term success of the Company and its subsidiaries for the benefit of the Company's shareholders by encouraging its officers, employees, Directors and consultants to have meaningful investments in the Company so that, as shareholders themselves, those individuals will be more likely to represent the views and interests of other shareholders and by providing incentives to such individuals for continued services. The Company believes that the possibility of participation under the Stock Awards Plan will provide this group of individuals with an incentive to perform more effectively and will assist the Company and its subsidiaries in attracting and retaining people of outstanding training, experience and ability.

  Term. The Stock Awards Plan will expire on June 30, 2007.

  Administration. The Stock Awards Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which has exclusive authority to make all interpretations and determinations affecting the Stock Awards Plan. The Committee has the power to determine which officers, employees, Directors and consultants will receive an award, the time or times when such award will be made, the type of award and the number of shares of Common Stock to be issued under an award or the value of an award.

  Participation. All officers, key employees, Directors and consultants of the Company and its subsidiaries are eligible to participate in the Stock Awards Plan, subject to the discretion of the Committee. Participants in the Stock Awards Plan are also eligible to participate in other incentive plans of the Company.

  Shares Available for Awards. The number of shares of Common Stock that may be issued under the Stock Awards Plan may not exceed 9% of the number of shares outstanding (determined quarterly), subject to adjustment for corporate transactions and changes that affect the Company, its shares or share status. The number of shares of Common Stock that may be issued to employees of the GroupMAC Companies and companies acquired in the future under the Stock Awards Plan and the stock option plan for non-management employees will equal 12% of the number of shares outstanding (determined quarterly), subject to adjustment for corporate transactions and changes that affect the Company, its shares or share status. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares. If an award lapses or is terminated or settled in cash in lieu of Common Stock, the shares of Common Stock previously covered by such awards will be available for future awards under the Stock Awards Plan.

  Awards. The Stock Awards Plan permits grants of the following types of awards: (i) options, including incentive stock options ("ISOs"), non-qualified stock options, and reload stock options; (ii) stock appreciation rights ("SARs"); (iii) restricted stock; (iv) performance awards; (v) phantom stock awards; or (vi) any combination thereof. Under the Stock Awards Plan, ISOs, non-qualified stock options and SARs may not vest in less than six months from the award date; provided, however, that the Committee may, in its sole discretion, shorten or terminate restrictions with respect to an award. Upon the occurrence of a change of control of the Company, all outstanding awards under the Stock Awards Plan shall immediately vest and become exercisable.

  Stock Options. The Stock Awards Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Committee, provided that the option price of an ISO will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of each option will be fixed by the Committee. Payment of the option price may be made in cash, through the delivery of shares of Common Stock having a fair market value on the exercise date equal to the option exercise price or such other method as may be permitted by the Committee.

  In conjunction with non-qualified stock options awarded under the Stock Awards Plan or otherwise, the Committee may award an additional option to purchase a number of shares of Common Stock as determined by the Committee if a holder exercises all or part of an original option within five years of the date of grant of the original option. The additional option is deemed to be granted upon delivery of payment upon exercise of the original option without further action by the Committee (a "Reload Option"). Reload Options are subject to all of the terms and conditions of stock options generally, except that their term ends upon termination of the stock options with respect to which they are granted.

  Stock Appreciation Rights. The Committee may award SARs either separately as an additional right (the "Additional Right SAR") or in conjunction with a stock option as an alternative right (the "Alternative Right SAR"). The exercise of a stock option granted in conjunction with an Alternative Right SAR terminates the Alternative Right SAR to the extent of the shares acquired upon exercise of the award. Conversely, the exercise of an Alternative Right SAR terminates the associated stock option to the extent of the shares with respect to which such right is exercised. The exercise of an Additional Right SAR has no effect on the exercisability of any other award and the exercise of any other award has no effect on the exercisability of an Additional Right SAR.

  Upon the exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the award price. The award price for SARs will be determined by the Committee, provided that the award price will not be less than 100% of the fair market value of a share of Common Stock on the date such award was made. For purposes of the limitation on the aggregate number of shares of Common Stock that may be issued under the Stock Awards Plan, only the number of shares actually issued in connection with the exercise of an SAR is to be considered.

  Restricted Stock. The Committee may make awards of restricted Common Stock on such terms, conditions and restrictions (which may include, but are not limited to, continuous employment with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance), as it determines. Such terms and conditions may include the manner in which such restricted stock is held, the extent to which the holder of such stock has rights of a shareholder and the circumstances under which such shares will be forfeited. None of the shares subject to a restricted stock award may be assigned, transferred, pledged or sold by the participant until the termination or earlier lapse of restrictions relating thereto.

  Performance Awards. The Committee may make awards of performance awards, which are based on future performance of the officer, employee, Director or consultant, the Company or any business unit in which he is employed or providing services to during the performance period. The Committee will establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee may deem appropriate to reflect significant unforeseen events or changes.

  Phantom Stock. Phantom stock awards are awards of Common Stock or rights to receive amounts equal to stock appreciation over a specified period of time. The Committee may make awards of phantom stock on such terms, conditions and restrictions as it determines. Such terms and conditions may include the manner in which such phantom stock is held and the circumstances under which such units will be forfeited. Phantom stock is an award unit having a value equivalent to the fair market value of one share of Common Stock, the value of which fluctuates with that of the Common Stock from which such unit derives its value. Each phantom stock award will have a maximum value established by the Committee at the time of the award.

  Settlement of Awards. At the Committee's discretion, awards may be settled in cash, shares of Common Stock, other awards, or in combinations thereof. The Committee may also require or permit participants to defer the issuance or vesting of shares or the settlement of awards in cash. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares of Common Stock. The Committee may determine the manner in which federal, state or local tax withholding obligations of the Company will be satisfied including, but not limited to, the reduction in the amount of stock or cash to be delivered or paid to the participant or reimbursement by the participant in cash or with shares of Common Stock, at the fair market value on the settlement date.

INCENTIVE BONUS PROGRAM

  The Company has implemented a cash bonus program for the key employees of its subsidiaries under which awards will be determined based upon the performance of each subsidiary. The size of the bonus pool will be equal to a defined percentage of the amount by which the subsidiary's after-tax net operating profit (as defined) less a charge for capital allocated to the subsidiary exceeds a similar calculation of the previous year's results. A certain percentage of earned bonuses are carried over to the following year for retention purposes and to promote long-term goal achievement. Messrs. Jennings and Johnston participate in such program in 1997. Messrs. Bryant, Henninger, Kelly and Sigmund will participate in 1998.

                          RELATED PARTY TRANSACTIONS

  Airtron leases its headquarters offices in Dayton, Ohio and its operating facilities in Cincinnati and Cleveland, Ohio, Indianapolis, Indiana, Clearwater, Florida, Dallas, Houston and San Antonio, Texas and Wichita, Kansas from entities controlled by certain former shareholders of Airtron, including Messrs. Jennings, Johnston, Seifring and Wilkerson. None of these leases expire prior to 2008. The aggregate annual base rent to be paid under these leases is approximately $678,500 with annual increases based on the consumer price index. The Company believes that the terms of such leases are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's acquisition of Airtron, Mr. Jennings received $3,729,653, together with 848,074 shares of Common Stock and 2,711,344 shares of Series A Preferred Stock and Mr. Johnston received $1,393,474, together with 330,764 shares of Common Stock and 1,057,473 shares of Series A Preferred Stock. Also in the Airtron acquisition, Richard M. Siefring, a holder of more than 5% of the outstanding Common Stock, received $4,345,177, together with 985,431 shares of Common Stock and 3,150,484 shares of Series A Preferred Stock, and Dale M. Wilkerson, another holder of more than 5% of the outstanding Common Stock, received, together with his spouse, $3,244,206, together with 739,744 shares of Common Stock and 2,365,007 shares of Series A Preferred Stock. All of such shares of preferred stock will be redeemed at a redemption price of $1.00 per share out of the net proceeds of the Offering.

  In the Company's acquisition of CRPP, each of Messrs. Callahan and Roach received consideration in the form of 18,400 shares of Common Stock and 230,000 shares of Series H Preferred Stock. In the Company's acquisition of CRA, each of Messrs. Callahan and Roach received $500,000, together with 250,000 shares of Series H Preferred Stock. All of such shares of preferred stock will be redeemed at a redemption price of $1.00 per share out of the net proceeds of the Offering. Each of them may receive additional cash of $500,000, 25,629 shares of Common Stock and warrants to purchase 257,000 shares of Common Stock at $17.50 per share depending on the occurrence of certain events.

  In the Company's acquisition of K&N, Andrew Jeffrey Kelly, who will become a Director of the Company, received $1,568,000, together with 403,111 shares of Common Stock and 1,568,000 shares of Series D Preferred Stock. All of such shares of preferred stock will be redeemed at a redemption price of $1.00 per share out of the net proceeds of the Offering. Mr. Kelly may receive contingent consideration based on the operating results of K&N for the 15 month period ended June 30, 1998. The Company estimates that such payments will be $640,000. K&N entered into a new five year renewable lease with Sigma Management, a company owned by Mr. Kelly, to replace the existing lease for the Company's Arlington, Texas facility. The annual base rent to be paid under this lease is approximately $94,800. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's pending acquisition of MacDonald-Miller, Fredric J. Sigmund, who will become a director of the Company, will receive approximately $1,752,564 and 187,775 shares of Common Stock. Mr. Sigmund may receive a portion of the contingent consideration payable to the former shareholders of MacDonald-Miller based on the operating results of MacDonald-Miller for the 12 month period ended December 31, 1997. The Company estimates that such payments will be approximately $425,000. MacDonald-Miller will enter into a new ten year renewable lease with F&V Investments, a company owned by Mr. Sigmund, to replace the existing lease for MacDonald-Miller's Seattle, Washington facility. The annual base rent to be paid under this lease is approximately $475,000. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's pending acquisition of Masters, Ronald D. Bryant, who will become a director of the Company, will receive approximately $6,254,000 and 464,921 shares of Common Stock. Additionally, Masters will enter into a new six year renewable lease with Mr. Bryant to replace the existing lease for Masters' Gaithersburg, Maryland facility. The annual base rent to be paid under this lease is approximately $233,700, with annual increases of 4%. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

  In the Company's pending acquisition of Van's, David L. Henninger, who will become a director of the Company, will receive, together with his spouse, approximately $1,559,125 and 113,033 shares of Common Stock. Additionally, Van's will enter into a new five-year renewable lease with Mr. Henninger to replace the existing lease for Van's Delray Beach, Florida facility. The initial annual base rent to be paid under this lease is approximately $69,000 with annual increases of 3%. The Company believes that the terms of such lease are no less favorable to the Company than could have been negotiated by the Company with unaffiliated third parties.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of the date of this Prospectus, certain information known by the Company with respect to the ownership of shares of Common Stock as to (i) all persons who are expected to be the beneficial owners of 5% or more of the outstanding shares of Common Stock upon consummation of the Offering, (ii) each director and each person who has consented to be named as a director (the "named directors"), (iii) each Named Executive Officer, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares. Information set forth in the table with respect to beneficial ownership of the Common Stock has been provided to the Company by such holders. Unless otherwise indicated, each person's address is c/o the Company's principal executive offices at 1800 West Loop South, Suite 1375, Houston, Texas 77027.

                                                         PERCENT OF
                                     AMOUNT AND          OUTSTANDING
                                      NATURE OF         COMMON STOCK
                                     BENEFICIAL       -----------------
NAME AND ADDRESS OF BENEFICIAL      OWNERSHIP OF       BEFORE   AFTER
            OWNER                  COMMON STOCK(1)    OFFERING OFFERING
------------------------------     ---------------    -------- --------
James P. Norris...................          --            --      --
J. Patrick Millinor, Jr...........     236,812(2)        2.5%    1.2%
Donald L. Luke....................          --            --      --
Chester J. Jachimiec..............     147,333(3)        1.6%      *
Richard S. Rouse..................     125,933(4)        1.3%      *
William Michael Callahan..........      18,400(5)          *       *
Alfred R. Roach, Jr...............      18,400(5)          *       *
John M. Sullivan..................     112,050(6)        1.2%      *
James D. Weaver...................      96,500(7)        1.0%      *
James D. Jennings.................     653,872(8)        6.9%    3.3%
Timothy Johnston..................     330,764(8)        3.5%    1.7%
Ronald D. Bryant..................     464,921(9)         --     2.3%
David L. Henninger................     113,033(9)         --       *
Andrew Jeffrey Kelly..............     403,111           4.2%    2.0%
Thomas B. McDade..................          --            --      --
Lucian Morrison...................       2,000             *       *
Fredric Sigmund...................     187,775(9)(10)     --       *
National City Bank Dayton, as
 Trustee of the Airtron, Inc.
 Savings and Profit Sharing Plan..     639,074           6.7%    3.2%
 c/o Mr. David Smeltzer
 6 North Main Street
 Dayton, Ohio 45412
Richard M. Siefring...............     985,431          10.4%    4.9%
 7813 N. Dixie Drive
 Dayton, Ohio 45414

                                                                  PERCENT OF
                                                 AMOUNT AND       OUTSTANDING
                                                  NATURE OF      COMMON STOCK
                                                 BENEFICIAL    -----------------
                                                OWNERSHIP OF    BEFORE   AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER           COMMON STOCK(1) OFFERING OFFERING
------------------------------------           --------------- -------- --------
Dale M. Wilkerson............................       527,969(8)    5.6%     2.6%
 7813 N. Dixie Drive
 Dayton, Ohio 45414
Gordon A. Cain...............................     2,417,950      25.5%    12.1%
 Eight Greenway Plaza, Suite 702
 Houston, Texas 77046
All executive officers and named directors of
 the Company as a group
 (19 persons)................................     2,992,904      31.2%    14.9%

--------
 * Beneficially owns less than 1% of the outstanding shares of Common Stock.
(1) The numbers shown do not include an aggregate of 171,333 options or warrants to purchase Common Stock held by such individuals which are not exercisable within 60 days.
(2) Includes 16,667 shares subject to options exercisable on December 31, 1997.
(3) Includes 16,000 shares held in each of the Paula Ann Jachimiec Trust and the Sarah Elizabeth Jachimiec Trust of which Mr. Jachimiec is trustee. Mr. Jachimiec disclaims beneficial ownership of such shares. Includes 15,333 shares subject to options exercisable on December 31, 1997.
(4) Includes 13,333 shares subject to options exercisable on December 31, 1997.
(5) Does not include warrants to purchase 257,000 shares of Common Stock at $17.50 per share and 25,629 shares that may be issued upon the occurrence of certain events. See "Related Party Transactions."
(6) Includes 82,050 shares for which Mr. Sullivan has a limited power of attorney to vote and exercise investment powers until revoked by the actual owners.
(7) Includes 10,000 shares subject to currently exercisable options.
(8) Includes shares held in employee benefit plans (Jennings--195,728 shares; Johnston--285,334 shares; and Wilkerson--383,484 shares).
(9) All such shares will be issued upon completion of the Offering.
(10) Includes shares held by the MacDonald-Miller Industries, Inc. Employee Stock Ownership Plan and Trust.

                               THE ACQUISITIONS

  The Company entered into exchange agreements with shareholders of the Pre-Offering Companies (other than Jarrell) and merger agreements with the shareholders of Jarrell and the Offering Acquisition Companies. With respect to the Pre-Offering Companies, the Company paid, and with respect to the Offering Acquisition Companies the Company will pay, an agreed value for all the issued and outstanding capital stock of each GroupMAC Company based generally on the Company's evaluation of the operating results and capitalization of such company. In some cases, the shareholders of a company have the opportunity to receive additional amounts of purchase price contingent upon the occurrence of future events. Shareholders of several Pre-Offering Companies also received preferred stock which will be redeemed for cash (at a redemption price equal to $1.00 per share) with a portion of the proceeds of the Offering.

  The following table sets forth for each GroupMAC Company, as of the date of its acquisition, the consideration paid or to be paid to its shareholders (i) in cash, (ii) in Common Stock, (iii) in preferred stock and (iv) in assumed debt.

                                           SHARES OF   SHARES OF
                                            COMMON     PREFERRED       ASSUMED
                             CASH(1)(4)   STOCK(1)(4) STOCK(1)(5)       DEBT
                             -----------  ----------- -----------    -----------
PRE-OFFERING COMPANIES:
Airtron..................... $20,848,637   4,652,140  14,873,133     $ 1,289,927
A-ABC/A-1...................   1,886,000     359,302          --         947,937
Charlie's...................   1,502,502     157,256          --         112,741
CRPP(2).....................     450,000     192,123     550,000(2)       78,236
CRA (asset purchase)(2).....   2,000,000          --     500,000              --
Costner(2)(3)...............     501,290      65,536     100,000         193,755
Hallmark....................   2,080,794     105,687     580,000         338,398
Jarrell.....................     150,000      12,698          --          26,654
K&N(2)......................   1,568,000     403,111   1,568,000       1,498,995
Sibley(2)...................   1,201,873      62,001     664,691         376,368
USA (asset purchase)........     435,779      49,804     435,771         100,000
Way Residential (asset
 purchase)(2)(3)............      16,500       6,428          --              --
                             -----------   ---------  ----------     -----------
                              32,641,375   6,066,086  19,271,595       4,963,011
                             -----------   ---------  ----------     -----------
OFFERING ACQUISITION
 COMPANIES:(3)
All Service.................   2,311,570     201,804          --           8,830
Arkansas Mechanical.........   2,121,000     151,500          --         692,997
Central Carolina............   3,637,952     281,508          --             979
Evans.......................   1,167,391     101,915          --              --
Linford(2)..................     651,000     126,037          --         114,000
MacDonald-Miller(2).........   6,001,931     643,064          --       5,624,398
Masters.....................   6,605,457     491,076          --       1,834,709
Mechanical..................     109,000       7,786          --              --
Paul E. Smith...............          --     217,062          --         325,000
Southeast Mechanical........   2,149,000     153,571          --         355,980
Van's.......................   1,559,125     113,034          --         340,000
Willis......................   2,257,000     241,786          --         220,731
Yale........................   2,215,000     158,214          --         420,045
                             -----------   ---------  ----------     -----------
                              30,785,426   2,888,357          --       9,937,669
                             -----------   ---------  ----------     -----------
S Corporation Distribu-
 tions(4)...................  (1,856,250)   (119,554)         --              --
                             -----------   ---------  ----------     -----------
    Total................... $61,570,551   8,834,889  19,271,595     $14,900,680
                             ===========   =========  ==========     ===========

--------
(1) Subject to post-closing adjustments.
(2) The former shareholders of these GroupMac Companies may receive additional consideration in the form of cash, Common Stock or warrants for Common Stock based on the occurance of future events.
(3) The shares of Common Stock to be issued is based on the midpoint of the range of initial public offering prices reflected on the cover page of this Prospectus.
(4) The cash and Common Stock consideration is presented before anticipated Subchapter S distributions.
(5) Includes 1,713,622 warrants for preferred stock.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  Under the Company's Articles of Incorporation, as amended (the "Articles"), the Company has authority to issue 150,000,000 shares of capital stock, consisting of 50,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and 100,000,000 shares of Common Stock, par value $0.001 per share. As of the date of this Prospectus, the Company had outstanding 9,486,395 shares of Common Stock and 17,557,973 shares of Preferred Stock (13,159,511 shares of Series A Preferred Stock, 100,000 shares of Series C Preferred Stock, 1,568,000 shares of Series D Preferred Stock, 580,000 shares of Series E Preferred Stock, 664,691 shares of Series F Preferred Stock, 500,000 shares of Series H Preferred Stock, 435,771 shares of Series I Preferred Stock and 550,000 shares of Series G Preferred Stock). All of the outstanding Preferred Stock and warrants for 1,713,622 shares of Series A Preferred Stock will be redeemed at a price of $1.00 per share out of the net proceeds of the Offering. When so redeemed, all such shares of Preferred Stock will be authorized and subject to reissuance by the Company.

  The following summary description of the material features of the capital stock of the Company is intended as a summary only and is qualified in its entirety by reference to the Articles, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

  The Articles authorize the issuance of Preferred Stock in one or more series having designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without approval of holders of Common Stock, to issue Preferred Stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its Preferred Stock, there can be no assurance that it will not do so in the future.

COMMON STOCK

  Voting Rights. Holders of Common Stock are entitled to one vote for each share on all matters on which shareholders generally are entitled to vote, including elections of directors. Upon consummation of the Offering, the Board of Directors will be classified into three classes of five directors, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. The Articles do not provide for cumulative voting for the election of directors. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

  Dividends. Subject to the preferential rights of any outstanding Preferred Stock that may be created by the Board of Directors under the Articles, dividends may be paid to holders of Common Stock when, as and if declared by the Board of Directors out of funds legally available for such purpose. The declaration and payment of dividends on Common Stock could be restricted by the terms of any Preferred Stock issued. Under the TBCA, dividends may be paid by the Company out of "surplus" (as defined under Article 1.02 of the TBCA) or, if there is no surplus, out of net profits for the fiscal year in which the dividends are declared and/or the preceding fiscal year. On a pro forma basis, at June 30, 1997, the Company had surplus of approximately $21 million (on a book value basis) for the payment of dividends, and the Company will also be able to pay dividends out of any net profits for the current and/or prior fiscal year, if any. However, the Company does not intend to pay dividends at the present time. See "Dividend Policy" and "Description of Bank Credit Agreement."

  Liquidation. In the event of the dissolution or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company and any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Common Stock, the holders of Common Stock will be entitled to receive pro rata all remaining assets of the Company available to such holders. All outstanding shares of Common Stock are, and the shares of Common Stock to be sold by the Company in this Offering will be, duly and validly issued, fully paid and nonassessable.

  Miscellaneous. There is no established public trading market for the Common Stock. The Common Stock has been approved for listing on the New York Stock Exchange.

  The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

STATUTORY BUSINESS COMBINATION PROVISION

  The Company is subject to Article 13 of the TBCA ("Article 13") which, with certain exceptions, prohibits a Texas corporation from engaging in a "business combination" (as defined in Article 13) with any shareholder who is a beneficial owner of 20% or more of the corporation's outstanding stock for a period of three years after such shareholder's acquisition of a 20% ownership, unless: (i) the board of directors of the corporation approves the transaction or the shareholder's acquisition of shares prior to the acquisition or (ii) two-thirds of the unaffiliated shareholders of the corporation approve the transaction at a shareholders' meeting. Shares that are issuable, but have not yet been issued, pursuant to options, conversion or exchange rights or other agreements are not considered outstanding for purposes of Article 13.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

  The Articles contain a "fair price" provision which generally requires that certain mergers, business combinations and similar transactions constituting a "Business Combination" with an "Interested Shareholder" (generally the beneficial owner of at least 10 percent of the Company's voting stock) be approved by the holders of at least 80 percent of the Company's voting stock, unless (i) the transaction is approved by at least 80 percent of the "Continuing Directors" of the Company, who constitute a majority of the entire board or (ii) certain "fair price" and procedural requirements are satisfied. The Articles define "Business Combination" as (i) any merger or consolidation involving the Company or a subsidiary of the Company, (ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any substantial part of the assets either of the Company or of a subsidiary of the Company to or with any Interested Shareholder, (iii) the issuance, sale, exchange, transfer or other disposition by the Company or a subsidiary of the Company of any securities of the Company or any subsidiary of the Company to or with any Interested Shareholder, (iv) any recapitalization or reclassification of the Company's securities (including without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of an Interested Shareholder,
(v) any liquidation, spinoff, splitoff, splitup or dissolution of the Company proposed by or on behalf of any Interested Shareholder, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. "Continuing Director" is defined to mean a director who either was a member of the Board of Directors of the Company prior to the time such Interested Shareholder became an Interested Shareholder or who subsequently became a director of the Company and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 80 percent of the Continuing Directors then on the Board of Directors, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such person is named as nominee for director, without an objection to such nomination; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is an Interested Shareholder and the Business Combination to be voted upon is with such Interested Shareholder or is one in which such Interested Shareholder otherwise has an interest (except proportionately as a shareholder of the Company).

  In accordance with the Company's Bylaws, a shareholder of the Company may nominate persons for election to the Board of the Company if the shareholder submits such nomination, together with certain related information required by the Company's Bylaws, in writing to the Secretary of the Company not less than 50 days nor more than 75 days prior to the date of any annual meeting of shareholders.

                     DESCRIPTION OF BANK CREDIT AGREEMENT

GENERAL

  In connection with this Offering, the Company expects to enter into a credit agreement (the "Bank Credit Agreement") with lenders (the "Lenders") and Texas Commerce Bank National Association, as Agent (the "Agent"). The Agent has committed to provide, or arrange for a syndicate of Lenders to provide, the Company, subject to certain terms and conditions, the entire $75 million principal amount of the revolving credit facility described below. The following description summarizes the material provisions the Company currently expects will be included in the Bank Credit Agreement. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Bank Credit Agreement, which have yet to be fully negotiated.

AMORTIZATION; PREPAYMENTS

  Loans under the Bank Credit Agreement may be prepaid at any time without premium or penalty in reasonable minimum amounts. Prepayments of Eurodollar borrowings on any day other than the last day of an interest period will be required to be accompanied by a payment to the Lenders of various costs, expenses or losses, if any, incurred as a result of such prepayment. The amount available under the Bank Credit Agreement will be payable in full on its maturity date.

SECURITY; GUARANTEES

  Borrowings under the Bank Credit Agreement will be guaranteed by the Company's Material Subsidiaries (as defined in the Bank Credit Agreement), including future Material Subsidiaries. The obligations of the Company under the Bank Credit Agreement and the obligations under the guarantees will be secured by a first priority lien on the accounts receivable and inventory of the Company and its Material Subsidiaries, including any future subsidiaries, and by a pledge of stock of its domestic subsidiaries.

INTEREST RATES

  Loans under the Bank Credit Agreement will bear interest at a rate per annum at the Company's option, of either (i) the Alternate Base Rate (which is equal to the greater of the Federal Funds Effective Rate (as defined in the Bank Credit Agreement) plus .5% or the Prime Rate (as defined in the Bank Credit Agreement) plus a margin depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA (as defined in the Bank Credit Agreement), or (ii) the Eurodollar Rate (as defined in the Bank Credit Agreement) plus a margin, depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA.

FEES, EXPENSES AND COSTS; CREDIT FACILITIES

  The terms of the Bank Credit Agreement will require the Company to pay the following fees in connection with the maintenance of loans under the Bank Credit Agreement: (i) commitment fees to be paid to the Lenders in amounts between .25% and .375% per annum with respect to the unused commitments under the Bank Credit Agreement depending on the ratio of indebtedness for borrowed money to Adjusted EBITDA, payable quarterly in arrears until such time as such facility is terminated; and (ii) administration fees payable annually to the Agent. In addition, the Company will pay various underwriting and arrangement fees and closing costs in connection with the origination and syndication of the Bank Credit Agreement.

  The Company will also be required to reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in the preparation, documentation and administration of the Bank Credit Agreement and to reimburse the Lenders for all reasonable costs and expenses incurred in connection with the enforcement of their rights in connection with a default or the enforcement of the Bank Credit Agreement. The Company will indemnify the Agent and the Lenders and their respective officers, directors, shareholders, employees, agents and attorneys against certain costs, expenses (including fees and reimbursements of counsel) and liabilities arising out of or relating to the Bank Credit Agreement and the transactions contemplated thereby. The Lenders also will be entitled to be reimbursed for certain reserve requirements and increases therein, changes in law and circumstances, taxes (other than an overall net income), capital adequacy, and consequential costs. Further, the inability to determine Eurodollar Rates or the possible future illegality of the Eurodollar Rate option will result in such rate option being unavailable.

COVENANTS

  The Bank Credit Agreement will contain substantial restrictive covenants limiting the ability of the Company and its subsidiaries to: (i) incur Indebtedness (as defined in the Bank Credit Agreement), including contractual contingent obligations; (ii) pay certain debt after default; (iii) create or allow to exist liens or other encumbrances; (iv) transfer assets except for sales and other transfers of inventory or surplus, immaterial or obsolete assets in the ordinary course of business; (v) enter into mergers, consolidations and asset dispositions of all or substantially all of its properties; (vi) make investments; (vii) extend credit to any entity; (viii) sell, transfer or otherwise dispose of any class of stock or the voting rights of any subsidiary of the Company; (ix) enter into transactions with related parties other than on an arm's-length basis on terms no less favorable to the Company than those available from third parties; (x) amend certain agreements;
(xi) make any material change in the nature of the business conducted by the Company; (xii) pay dividends or redeem shares of capital stock; and (xiii) make capital expenditures.

  In addition, the Bank Credit Agreement will contain covenants that, among other things and with certain exceptions, will require the Company and its subsidiaries to: (i) maintain the existence, qualification and good standing of the Company and its subsidiaries; (ii) comply in all material respects with all material applicable laws; (iii) maintain material properties, rights and franchises; (iv) deliver certain financial and other information; (v) maintain specified insurance; (vi) pay taxes; and (vii) notify the Lenders of any default under the Loan Documents (as defined in the Bank Credit Agreement) and of certain other material events.

  Under the Bank Credit Agreement, the Company will be required to satisfy certain financial covenants and tests, including (i) a fixed charge coverage ratio of not less than 1.20 to 1.0; (ii) a minimum tangible net worth that is positive; (iii) a ratio of total indebtedness for borrowed money to Capitalization (as defined in the Bank Credit Agreement) of not greater than 55%; and (iv) a minimum Consolidated Net Worth (as defined in the Bank Credit Agreement) equal to the net worth at the closing date of the Facility less $750,000 plus 100% of the net proceeds of any equity issued plus 75% of cumulative net income after the closing date. Changes in generally accepted accounting principles that materially affect financial covenants may result in modifications to the financial covenants with the view to placing the covenants on the same economic basis as before the change in generally accepted accounting principles.

EVENTS OF DEFAULT

  Events of Default under the Bank Credit Agreement will include, subject to certain applicable notice and grace periods, the following: (i) a default in the payment when due of any principal, interest, fees or other amount under the Bank Credit Agreement; (ii) a default by the Company under any debt instrument in excess of $500,000, or the occurrence of any event or condition that enables the holder of such debt to accelerate the maturity thereof; (iii) any material breach of any representation, warranty or statement in, or failure to perform any duty or covenant under the Bank Credit Agreement or any of the Loan Documents; (iv) commencement of voluntary or involuntary bankruptcy, insolvency or similar proceedings by or against the Company or any Material Subsidiary; (v) any judgment or order in excess of $500,000 net of confirmed insurance remaining undischarged or unstayed for longer than certain periods; and (vi) a Change of Control (as defined in the Bank Credit Agreement).

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have outstanding 19,962,527 shares of Common Stock (21,087,527 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the 7,500,000 shares (8,625,000 shares if the Underwriters' over-allotment option is exercised in full) sold in the Offering will be freely tradable in the public market without restriction or limitation under the Securities Act, except for any shares held by an "affiliate" (as defined in the Securities Act) of the Company. The 9,486,396 shares of Common Stock held by existing shareholders of the Company immediately prior to the Offering and the 2,976,130 shares of Common Stock to be issued in connection with the acquisition of the Offering Acquisition Companies, Costner, Way Residential and Callahan Roach, will be "restricted securities" within the meaning of Rule 144, except for the 643,064 shares of Common Stock registered under the Securities Act in connection with the acquisition of MacDonald-Miller.

  In addition, certain of the Company's directors, executive officers and principal shareholders, who hold an aggregate of 3,046,686 shares of Common Stock, have entered into lock-up agreements with the Representatives of the Underwriters. These persons have agreed not to offer, sell, contract to sell, grant any option with respect to, pledge, hypothecate or otherwise dispose of, any shares of Common Stock owned by them until the date occurring 180 days after the date of this Prospectus without the prior written consent of the Representatives. All such 3,046,686 shares will become available for sale 180 days after the date of this Prospectus upon expiration of these lock-up agreements, subject to compliance with Rule 144 promulgated under the Securities Act. Furthermore, the former shareholders of the Pre-Offering Companies and the shareholders of the Offering Acquisition Companies, who collectively will hold 8,834,889 shares of Common Stock, have entered or will enter into Stock Transfer Restriction Agreements that impose restrictions of the transferability of their shares. See "--Transfer Restrictions."

  In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned, for a least one year, shares of Common Stock that have not been registered under the Securities Act or that were acquired from an "affiliate" of the Company is entitled to sell within any three-month period the number of shares of Common Stock that does not exceed the greater of (i) one percent of the number of the then outstanding shares or (ii) the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and to the availability of current public information about the Company and must be made in unsolicited brokers' transactions or to a market maker. A person (or persons whose shares are aggregated) who is not an "affiliate" of the Company under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the information, volume, manner of sale and notice provisions of such Rule. At the date of this Prospectus, 1,211,200 "restricted" shares of Common Stock are eligible for resale pursuant to Rule 144, subject to the volume, manner of sale and other limitations thereof. The remaining "restricted" shares will become eligible for resale pursuant to Rule 144 from time to time thereafter.

  On the date of this Prospectus, the Company had outstanding options to purchase 378,800 shares of Common Stock, 100,533 of which will be vested. Options to purchase 10,000 shares of Common Stock have been exercised and options to purchase at least an additional 1,899,581 shares of Common Stock will be granted concurrently with the closing of the Offering. The Company expects to file a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock issuable upon exercise of options granted under the Stock Awards Plan and the stock option plan for nonmanagement employees. Accordingly, such shares will be freely tradeable by holders who are not affiliates of the Company and, subject to the volume and manner of sale limitations of Rule 144, by holders who are affiliates of the Company.

  Prior to this Offering, there has been no active trading market for the Common Stock. No predictions can be made of the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.

TRANSFER RESTRICTIONS

  Purchasers of Common Stock in the acquisitions of the Pre-Offering Companies were, and Common Stock in the acquisitions of the Offering Acquisition Companies will be, required to enter into a Stock Transfer Restriction Agreement.

  The Stock Transfer Restriction Agreements are substantially similar and generally require that, at any time that the Company is engaged in an underwritten public offering of its securities, each shareholder who is a party thereto shall refrain from making any disposition of Common Stock on a securities exchange or in the over-the-counter or any other public trading market for the period of time requested by the Company; provided, however, that (i) the restrictions on the transfer of Common Stock shall not limit any shareholder's right to sell Common Stock pursuant to any piggyback registration right that such shareholder may have pursuant to any registration rights or similar agreement binding upon the Company and (ii) such restrictions are no more restrictive than those imposed on the management of the Company. Additionally, each Stock Transfer Restriction Agreement provides that, during the one-year period following the date of such agreement (the "First Holding Period"), the shareholder will not dispose of his or her shares of Common Stock (subject to certain limited exceptions generally involving transfers to family members and trusts or pursuant to an effective registration statement). In addition to the foregoing restrictions, during the one year period following the First Holding Period (the "Second Holding Period"), no shareholder who is a party thereto may dispose of any Common Stock in any calendar month in an amount greater than 3% of the number of shares of Common Stock issued to such shareholder increasing cumulatively for months in which less than 3% was sold. After expiration of the Second Holding Period, all such restrictions under the Stock Transfer Restriction Agreements lapse. Finally, any shareholder who is a party thereto shall provide five business days' notice to the Company prior to any proposed disposition until the later of (i) the end of the one-year period following the Second Holding Period, (ii) for as long as such shareholder is an officer or director of the Company or any of its Pre-Offering Companies or (iii) the date on which such shareholder ceases to hold the greater of 20,000 shares of Common Stock or 20% of the number of shares.

  No shareholder who is a party thereto shall make a transfer of any Common Stock if such action would constitute (i) a violation of any federal or state securities law, (ii) a breach of any condition to any exemption from registration of the Common Stock under any such laws or (iii) a breach of any undertaking or agreement of such shareholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

  The summary herein of certain provisions of the Stock Transfer Restriction Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions thereof, the form of which is filed as an exhibit to the Registration Statement.

REGISTRATION RIGHTS

  Pursuant to several Registration Rights Agreements, as amended (the "Registration Rights Agreements"), the Company has agreed to register under the Securities Act substantially all of the shares of Common Stock outstanding on the date of this Prospectus (9,486,395 shares) and will enter into similar agreements with the shareholders of the Offering Acquisition Companies (except MacDonald-Miller), Costner, Way Residential and Callahan Roach (who will receive 2,976,130 shares of Common Stock). Pursuant to the Registration Rights Agreements, the shareholders who are parties thereto will be entitled, subject to certain limitations, to include their shares of Common Stock in a registration of shares of Common Stock subsequent to this Offering which is initiated by the Company under the Securities Act. The Registration Rights Agreement with respect to the founding shareholders of the Company additionally provides that any one or more shareholders holding a minimum number of shares of Common Stock has the right to require the Company to effect a registration of all or any part of the shares of Common Stock under the Securities Act (a "Demand Registration"). In the event the aggregate number of shares of Common Stock which the shareholders request the Company to include in any registration, together, in the case of a registration initiated by the Company, with the shares of Common Stock of the Company to be included in such registration, exceeds the number that in the opinion of the managing underwriter can be sold in such offering without materially affecting the offering price of such shares, the number of shares of each shareholder to be included in such registration will be reduced pro rata based on the aggregate number of shares for which registration was requested.

  The Company at its option, may delay the filing of a registration statement required pursuant to any Demand Registration for up to 120 days if it has determined that filing a registration statement would be seriously detrimental to the Company or its shareholders or that a delay in filing the registration statement is necessary in light of a pending corporate development. In addition, although the Company's founding shareholders have the right to have the shares of Common Stock owned by them registered by the Company under the Securities Act as described below, each of them has agreed not to exercise their respective demand rights for the two year period following the Offering except for Mr. Cain who has agreed to not exercise his demand rights for one year.

  The Registration Rights Agreements contain customary provisions whereby the Company and the shareholders party thereto agree to indemnify and contribute to the other with regard to losses caused by the misstatement of any information or the omission of any information required to be provided in a registration statement filed under the Securities Act. The Registration Rights Agreements require the Company to pay the expenses associated with any registration other than sales discounts, commissions, transfer taxes and amounts to be borne by underwriters or as otherwise required by law.

  The summary herein of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the forms of Registration Rights Agreements, copies of which are filed as exhibits to the Registration Statement.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Company and the underwriters named below (the "Underwriters"), the Company has agreed to sell to each of the Underwriters, and each of the Underwriters, for whom The Robinson-Humphrey Company, LLC, William Blair & Company, L.L.C. and ABN AMRO Chicago Corporation are acting as representatives (the "Representatives"), has severally agreed to purchase from the Company the number of shares of Common Stock set forth below opposite their respective names. The Underwriters are committed to purchase all of such shares if any are purchased. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased as set forth in the Underwriting Agreement.

                                                                       NUMBER OF
      UNDERWRITERS                                                      SHARES
      ------------                                                     ---------
      The Robinson-Humphrey Company, LLC..............................
      William Blair & Company, L.L.C..................................
      ABN AMRO Chicago Corporation....................................
                                                                       ---------
        Total......................................................... 7,500,000
                                                                       =========

  The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus, and to certain
dealers at such price less a concession not in excess of $       per share.
The Underwriters may allow, and such dealers may reallow, a discount not in
excess of $     per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The Company has granted the Underwriters an option, exercisable by the Representatives, to purchase up to 1,125,000 additional shares of Common Stock at the initial public offering price less the underwriting discount. Such option, which expires 30 days after the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent the Representatives exercise such option, each of the Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage of the option shares as the number of shares to be purchased initially by that Underwriter bears to the total number of shares to be purchased initially by the Underwriters.

  Prior to this Offering, there has been no established trading market for the Common Stock. The initial price to the public for the Common Stock offered hereby was determined by negotiations among the Company and the Representatives. Among the factors considered in determining the initial price to the public were the history of and the prospects for the industry in which the Company competes, the past and present operations of the Company and the historical results of operations of the Company, the prospects for future earnings of the Company, the general condition of the securities markets at the time of the Offering, and the recent market prices of securities of generally comparable companies. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price.


  ABN AMRO Chicago Corporation ("ABN AMRO"), a member of the National Association of Securities Dealers, Inc. ("NASD") is acting as one of the representatives of the underwriters in the distribution of the Common Stock to the public (the "Offering"). ABN AMRO Bank, N.V. an affiliate of ABN AMRO, is being repaid a loan made under the Original Credit Agreement in an amount of approximately $8.9 million. The amount to be received by ABN AMRO Bank, N.V. for the repayment of the loan exceeds ten percent (10%) of the net proceeds of the Offering. See "Use of Proceeds."

  The participation of ABN AMRO in the distribution of Common Stock and the receipt by ABN AMRO Bank, N.V. of the more than ten percent (10%) of the net proceeds of the Offering may be deemed a "Conflict of Interest" as defined in the NASD Conduct Rules. Therefore, the Offering was made in compliance with NASD Conduct Rule 2720 and the public offering price was set no higher than that recommended by a "qualified independent underwriter" meeting certain standards. The Robinson-Humphrey Company, LLC served in the role as the "qualified independent underwriter" and recommended a price in compliance with the requirements of the NASD Conduct Rules. The Robinson-Humphrey Company, LLC, in its role as "qualified independent underwriter" and managing underwriter, performed a due diligence investigation and reviewed and participated in the preparation of this Prospectus and the registration statement of which this Prospectus forms a part. In accordance with the NASD Conduct Rules, no NASD member participating in the distribution is permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written consent.

  ABN AMRO Bank, N.V. will make loans to the Company under the Bank Credit Agreement.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.
  The Representatives, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when shares of Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

  In connection with the Offering, the Company, its officers and directors and certain of its shareholders have agreed that, during a period of 180 days from the date of this Prospectus, such holders will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, grant any option with respect to, pledge, hypothecate or otherwise dispose of, any shares of Common Stock. In addition, the Company has agreed that, during a period of 180 days from the date of this Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, grant any option with respect to, pledge, hypothecate or otherwise dispose of any shares of Common Stock except for shares of Common Stock to be issued in the Offering, in connection with acquisitions generally, and upon the exercise of stock options or sale of Common Stock pursuant to a "cashless exercise" of stock options which are either (i) outstanding on the date of this Prospectus, (ii) issued under the Company's 1997 Stock Awards Plan or (iii) issued under the Company's stock option plan for non-management employees or a bona fide gift of Common Stock, provided that the donee agrees to be bound by the terms of the donor's lockup agreement to purchase Common Stock granted in employment contracts or under the Stock Option Plan and pursuant to director options as described under "Management--Option Grants."

                                 LEGAL MATTERS

  The legality of the Common Stock offered hereby will be passed upon for the Company by Bracewell & Patterson, L.L.P., Houston, Texas, and for the Underwriters by King & Spalding, Atlanta, Georgia.

                                    EXPERTS

  The financial statements of Group Maintenance America Corp. (GroupMAC Parent), Group Maintenance America Corp. and Subsidiaries (formerly Airtron, Inc.), K&N Plumbing, Heating and Air Conditioning, Inc., A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc., Arkansas Mechanical Services, Inc. and Mechanical Services, Inc., Callahan Roach Products and Publications, Inc., Central Carolina Air Conditioning Company, Hallmark Air Conditioning, Inc. and Subsidiary, Sibley Services, Incorporated, Southeast Mechanical Service, Inc., Willis Refrigeration, Air Conditioning & Heating, Inc., and Yale, Inc., to the extent and for the periods indicated in their reports, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The financial statements of Masters, Inc. as of December 31, 1995, December 31, 1996 and June 30, 1997, and for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The financial statements and schedules of MacDonald-Miller included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Moss Adams LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement (which term encompasses any and all amendments thereto) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which were omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to are summaries of the terms of such contract, agreement or other document and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference facilities of the Commission, upon payment of the prescribed fees. The Registration Statement is also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov. The Common Stock has been approved for listing on the NYSE, and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

  As a result of the Offering, the Company will be subject to the reporting requirements under the Exchange Act and, in accordance therewith, will file reports, proxy statements, information statements and other information with the Commission. The Company intends to furnish annual reports to its shareholders containing audited financial statements reported on by an independent certified public accounting firm and quarterly reports containing unaudited summary financial information for each of the first three quarters of each year.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
GROUP MAINTENANCE AMERICA CORP. UNAUDITED
 PRO FORMA COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial Statements........  F-4
  Unaudited Pro Forma Combined Balance Sheet...............................  F-6
  Unaudited Pro Forma Combined Statements of Operations....................  F-8
  Notes to Unaudited Pro Forma Combined Financial Statements............... F-14
HISTORICAL FINANCIAL STATEMENTS
 GROUP MAINTENANCE AMERICA CORP. (GROUPMAC PARENT)
  Report of Independent Public Accountants................................. F-19
  Balance Sheets........................................................... F-20
  Statements of Operations................................................. F-21
  Statements of Shareholders' Equity....................................... F-22
  Statements of Cash Flows................................................. F-23
  Notes to Financial Statements............................................ F-24
GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
 (FORMERLY AIRTRON, INC.)
  Report of Independent Public Accountants................................. F-29
  Consolidated Balance Sheets.............................................. F-30
  Consolidated Statements of Operations.................................... F-31
  Consolidated Statements of Shareholders' Equity.......................... F-32
  Consolidated Statements of Cash Flows.................................... F-33
  Notes to Consolidated Financial Statements............................... F-34
MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants................................. F-46
  Consolidated Balance Sheets.............................................. F-47
  Consolidated Statements of Operations.................................... F-48
  Consolidated Statements of Shareholders' Equity.......................... F-49
  Consolidated Statements of Cash Flows.................................... F-50
  Notes to Consolidated Financial Statements............................... F-51
MASTERS, INC.
  Report of Independent Public Accountants................................. F-61
  Balance Sheets........................................................... F-62
  Statements of Operations................................................. F-63
  Statements of Shareholder's Equity....................................... F-64
  Statements of Cash Flows................................................. F-65
  Notes to Financial Statements............................................ F-66
K&N PLUMBING, HEATING AND AIR CONDITIONING, INC.
  Report of Independent Public Accountants................................. F-73
  Balance Sheet............................................................ F-74
  Statement of Operations.................................................. F-75
  Statement of Shareholders' Equity........................................ F-76
  Statement of Cash Flows.................................................. F-77
  Notes to Financial Statements............................................ F-78
A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR
 CONDITIONING, INC.
  Report of Independent Public Accountants................................. F-83
  Combined Balance Sheets.................................................. F-84

                                                                           PAGE
                                                                           -----
  Combined Statements of Operations.......................................  F-85
  Combined Statements of Shareholders' Equity.............................  F-86
  Combined Statements of Cash Flows.......................................  F-87
  Notes to Combined Financial Statements..................................  F-88
ARKANSAS MECHANICAL SERVICES, INC. AND MECHANICAL
 SERVICES, INC.
  Report of Independent Public Accountants................................  F-93
  Combined Balance Sheets.................................................  F-94
  Combined Statements of Operations.......................................  F-95
  Combined Statements of Shareholders' Equity.............................  F-96
  Combined Statements of Cash Flows.......................................  F-97
  Notes to Combined Financial Statements..................................  F-98
CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.
  Report of Independent Public Accountants................................ F-104
  Balance Sheets.......................................................... F-105
  Statements of Operations................................................ F-106
  Statements of Shareholders' Equity...................................... F-107
  Statements of Cash Flows................................................ F-108
  Notes to Financial Statements........................................... F-109
CENTRAL CAROLINA AIR CONDITIONING COMPANY
  Report of Independent Public Accountants................................ F-112
  Balance Sheets.......................................................... F-113
  Statements of Operations................................................ F-114
  Statements of Shareholders' Equity...................................... F-115
  Statements of Cash Flows................................................ F-116
  Notes to Financial Statements........................................... F-117
HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY
  Report of Independent Public Accountants................................ F-122
  Consolidated Balance Sheets............................................. F-123
  Consolidated Statements of Operations................................... F-124
  Consolidated Statements of Shareholders' Equity......................... F-125
  Consolidated Statements of Cash Flows................................... F-126
  Notes to Consolidated Financial Statements.............................. F-127
SIBLEY SERVICES, INCORPORATED
  Report of Independent Public Accountants................................ F-133
  Balance Sheets.......................................................... F-134
  Statements of Operations................................................ F-135
  Statements of Shareholders' Equity...................................... F-136
  Statements of Cash Flows................................................ F-137
  Notes to Financial Statements........................................... F-138
SOUTHEAST MECHANICAL SERVICE, INC.
  Report of Independent Public Accountants................................ F-144
  Balance Sheets.......................................................... F-145
  Statements of Operations................................................ F-146
  Statements of Shareholders' Equity...................................... F-147
  Statements of Cash Flows................................................ F-148
  Notes to Financial Statements........................................... F-149

                                                                           PAGE
                                                                           -----
WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.
  Report of Independent Public Accountants................................ F-153
  Balance Sheets.......................................................... F-154
  Statements of Operations................................................ F-155
  Statements of Shareholders' Equity...................................... F-156
  Statements of Cash Flows................................................ F-157
  Notes to Financial Statements........................................... F-158
YALE, INCORPORATED
  Report of Independent Public Accountants................................ F-163
  Balance Sheets.......................................................... F-164
  Statements of Operations................................................ F-165
  Statements of Shareholders' Equity...................................... F-166
  Statements of Cash Flows................................................ F-167
  Notes to Financial Statements........................................... F-168

                        GROUP MAINTENANCE AMERICA CORP.

                         UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements give effect to the acquisitions by Group Maintenance America Corp. ("GroupMAC"), of 11 companies acquired to date ("the Pre-Offering Companies") and 13 additional companies for which definitive agreements have been signed (the "Offering Acquisition Companies" and together with the Pre-Offering Companies, the "GroupMAC Companies") as follows:

                                                                       DATE
COMPANY                                                              ACQUIRED
-------                                                             -----------
Airtron, Inc.......................................................   5/2/97
A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc....   6/1/97
Hallmark Air Conditioning, Inc.....................................   6/1/97
K&N Plumbing, Heating and Air Conditioning, Inc....................   6/1/97
Way Residential....................................................   6/30/97
AA JARL, Inc. (d/b/a "Jarrell Plumbing")...........................   6/30/97
Charlie Crawford, Inc. (d/b/a "Charlie's Plumbing")................   6/30/97
Costner Brothers, Inc..............................................   6/30/97
Callahan Roach Products & Publications, Inc. & Callahan Roach &
 Associates........................................................   7/1/97
Sibley Services, Incorporated......................................   7/1/97
United Service Alliance, L.C.......................................   7/31/97
All Service Electric, Inc.......................................... At offering
Arkansas Mechanical Services, Inc.................................. At offering
Central Carolina Air Conditioning Company.......................... At offering
Evans Services, Inc................................................ At offering
Linford Service Company............................................ At offering
MacDonald-Miller Industries, Inc................................... At offering
Masters, Inc....................................................... At offering
Mechanical Services, Inc........................................... At offering
Paul E. Smith Co., Inc............................................. At offering
Southeast Mechanical Service, Inc.................................. At offering
Van's Comfortemp Air Conditioning, Inc............................. At offering
Willis Refrigeration, Air Conditioning & Heating, Inc.............. At offering
Yale Incorporated.................................................. At offering

  All of the acquisitions have been or will be accounted for utilizing the purchase method of accounting. The pending acquisitions, which are all evidenced by signed definitive agreements, are expected to occur at or immediately following the closing of the Company's initial public offering, with Airtron, Inc. ("Airtron") as the acquirer for financial accounting purposes. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheets combine the historical consolidated balance sheet of the Company and the balance sheets of the acquisitions completed subsequent to June 30, 1997 with the balance sheets of the pending acquisitions, as if these acquisitions had occurred on June 30, 1997. The accompanying unaudited pro forma statements of operations of the Company combine the historical statements of operations of GroupMAC and the statements of operations of the completed and pending acquisitions as if such acquisitions had occurred on January 1, 1996.

  GroupMAC has preliminarily analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners. To the extent the owners of the GroupMAC Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, GroupMAC cannot fully quantify these savings until completion of the combination of the GroupMAC Companies. It is anticipated that these savings will be partially offset by costs related to GroupMAC's new corporate management and by the costs associated with being a public company. However, because these savings and costs cannot be accurately quantified at this time, they have not been included in the pro forma combined financial information of GroupMAC.

  The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pending acquisitions are subject to certain working capital and long-term debt adjustments, of which an estimate is reflected in the pro forma adjustments. The pro forma combined financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the pending and completed acquisitions have not historically been under common control or management, historical pro forma combined results may not be indicative of or comparable to future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1997

                                (IN THOUSANDS)

                          GROUPMAC AND MACDONALD-         OTHER RESIDENTIAL OTHER COMMERCIAL             PRO FORMA  PRO FORMA
ASSETS                    SUBSIDIARIES   MILLER   MASTERS SERVICE COMPANIES SERVICE COMPANIES COMBINED  ADJUSTMENTS COMBINED
------                    ------------ ---------- ------- ----------------- ----------------- --------  ----------- ---------
CURRENT ASSETS:
 Cash and cash
 equivalents......          $  5,875    $    --   $   637      $ 1,792           $   446      $  8,750   $  1,464   $ 10,214
 Accounts receiv-
 able--
 Trade, net of al-
 lowance..........            14,940     14,728     6,270        2,921             7,576        46,435         --     46,435
 Other............               418        388       343           18                 4         1,171         --      1,171
 Due from related
 parties..........                --        673       246          215                74         1,208     (1,208)        --
 Inventories......             4,935        814       622        1,060             1,327         8,758         --      8,758
 Costs and esti-
 mated earnings in
 excess of bill-
 ings on uncom-
 pleted contracts.                43      1,016     1,420          214               387         3,080         --      3,080
 Refundable income
 taxes............               577         --        --           --                --           577         --        577
 Deferred tax as-
 set..............             1,607         --        --          230                --         1,837         --      1,837
 Prepaid expenses
 and other current
 assets...........               718         63        71          311               373         1,536         --      1,536
                            --------    -------   -------      -------           -------      --------   --------   --------
  Total current
  assets..........            29,113     17,682     9,609        6,761            10,187        73,352        256     73,608
PROPERTY AND
EQUIPMENT, net....             4,721      1,555       610        2,266             2,148        11,300       (206)    11,094
GOODWILL, net.....            18,318         --        --           --               591        18,909     56,761     75,670
DEFERRED TAX AS-
SETS..............            10,120        196        --           --                --        10,316         --     10,316
OTHER NONCURRENT
ASSETS............             2,670        519       674        1,383                 9         5,255     (1,659)     3,596
                            --------    -------   -------      -------           -------      --------   --------   --------
  Total assets....          $ 64,942    $19,952   $10,893      $10,410           $12,935      $119,132   $ 55,152   $174,284
                            ========    =======   =======      =======           =======      ========   ========   ========
LIABILITIES AND SHAREHOLDERS'
EQUITY:
-----------------------------
CURRENT
LIABILITIES:
 Accounts payable
 and accrued ex-
 penses...........          $ 11,551    $ 7,659   $ 3,312      $ 1,915           $ 4,528      $ 28,965   $    207   $ 29,172
 Short-term debt,
 including current
 maturities.......             4,577      4,886     1,070          727             1,256        12,516      2,092     14,608
 Billings in
 excess of costs
 and estimated
 earnings on
 uncompleted
 contracts........             1,781      1,716       851           39               317         4,704         --      4,704
 Liability for
 warranty costs...               854         --        --           55                --           909         --        909
 Deferred service
 revenue..........             1,153         --        --        1,209               332         2,694         --      2,694
 Income taxes
 payable..........               495        396        --          345                --         1,236         --      1,236
 Deferred tax
 liabilities......                --         --        --           26                32            58      1,506      1,564
 Other current
 liabilities......               740         --       395           27                --         1,162         --      1,162
 Due to
 shareholders/affiliates.        537         35        --           41               748         1,361     29,557     30,918
                            --------    -------   -------      -------           -------      --------   --------   --------
  Total current
  liabilities.....            21,688     14,692     5,628        4,384             7,213        53,605     33,362     86,967
LONG-TERM DEBT,
net of current
maturities........            26,434        708       765          739               817        29,463      1,903     31,366
LEASE OBLIGATIONS.                34         --        --           --                14            48         --         48
DEFERRED SERVICE
REVENUE...........               145         --        --          204                --           349         --        349
DEFERRED TAX LIA-
BILITY............                --         --        --          156                17           173        113        286
DEFERRED COMPENSA-
TION..............                --        190        --          372                --           562       (562)        --
DUE TO SHAREHOLD-
ERS...............             9,745         --        --           --                --         9,745         --      9,745
OTHER LONG-TERM
LIABILITIES.......               773         --        --           11                --           784         --        784
REDEEMABLE PRE-
FERRED STOCK AND
RELATED WARRANTS..            17,121         --        --           --                --        17,121      2,150     19,271
SHAREHOLDERS' EQ-
UITY (DEFICIT)
 Common stock.....                 9        355         5           52               502           923       (911)        12
 Additional paid-
 in capital.......            23,687         --        --           41               107        23,835     36,315     60,150
 Retained earnings
 (deficit)........           (34,694)     4,007     4,495        4,451             4,417       (17,324)   (17,370)   (34,694)
 Treasury stock...                --         --        --           --              (152)         (152)       152         --
                            --------    -------   -------      -------           -------      --------   --------   --------
  Total sharehold-
  ers' equity
  (deficit).......           (10,998)     4,362     4,500        4,544             4,874         7,282     18,186     25,468
                            --------    -------   -------      -------           -------      --------   --------   --------
  Total liabili-
  ties and share-
  holders' equity
  (deficit).......          $ 64,942    $19,952   $10,893      $10,410           $12,935      $119,132   $ 55,152   $174,284
                            ========    =======   =======      =======           =======      ========   ========   ========
                           OFFERING    PRO FORMA
ASSETS                    ADJUSTMENTS AS ADJUSTED
------                    ----------- -----------
CURRENT ASSETS:
 Cash and cash
 equivalents......         $   (757)   $  9,457
 Accounts receiv-
 able--
 Trade, net of al-
 lowance..........               --      46,435
 Other............               --       1,171
 Due from related
 parties..........               --          --
 Inventories......               --       8,758
 Costs and esti-
 mated earnings in
 excess of bill-
 ings on uncom-
 pleted contracts.               --       3,080
 Refundable income
 taxes............               --         577
 Deferred tax as-
 set..............               --       1,837
 Prepaid expenses
 and other current
 assets...........               --       1,536
                          ----------- -----------
  Total current
  assets..........             (757)     72,851
PROPERTY AND
EQUIPMENT, net....               --      11,094
GOODWILL, net.....               --      75,670
DEFERRED TAX AS-
SETS..............               --      10,316
OTHER NONCURRENT
ASSETS............             (197)      3,399
                          ----------- -----------
  Total assets....         $   (954)   $173,330
                          =========== ===========
LIABILITIES AND SHAREHOLDERS'
EQUITY:
-----------------------------
CURRENT
LIABILITIES:
 Accounts payable
 and accrued ex-
 penses...........         $     --    $ 29,172
 Short-term debt,
 including current
 maturities.......          (12,501)      2,107
 Billings in
 excess of costs
 and estimated
 earnings on
 uncompleted
 contracts........               --       4,704
 Liability for
 warranty costs...               --         909
 Deferred service
 revenue..........               --       2,694
 Income taxes
 payable..........               --       1,236
 Deferred tax
 liabilities......               --       1,564
 Other current
 liabilities......               --       1,162
 Due to
 shareholders/affiliates.   (30,918)         --
                          ----------- -----------
  Total current
  liabilities.....          (43,419)     43,548
LONG-TERM DEBT,
net of current
maturities........          (31,366)         --
LEASE OBLIGATIONS.              (48)         --
DEFERRED SERVICE
REVENUE...........               --         349
DEFERRED TAX LIA-
BILITY............               --         286
DEFERRED COMPENSA-
TION..............               --          --
DUE TO SHAREHOLD-
ERS...............               --       9,745
OTHER LONG-TERM
LIABILITIES.......               --         784
REDEEMABLE PRE-
FERRED STOCK AND
RELATED WARRANTS..          (19,271)         --
SHAREHOLDERS' EQ-
UITY (DEFICIT)
 Common stock.....                8          20
 Additional paid-
 in capital.......           93,142     153,292
 Retained earnings
 (deficit)........               --     (34,694)
 Treasury stock...               --          --
                          ----------- -----------
  Total sharehold-
  ers' equity
  (deficit).......           93,150     118,618
                          ----------- -----------
  Total liabili-
  ties and share-
  holders' equity
  (deficit).......         $   (954)   $173,330
                          =========== ===========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1997

                                (IN THOUSANDS)

                             OTHER RESIDENTIAL SERVICE COMPANIES
                     ----------------------------------------------------
                     CENTRAL                OTHER        TOTAL OTHER
 ASSETS              CAROLINA WILLIS CRPP COMPANIES RESIDENTIAL COMPANIES
 ------              -------- ------ ---- --------- ---------------------
 CURRENT ASSETS:
 Cash and cash
 equivalents.......   $  457  $  788 $106  $  441          $ 1,792
 Accounts receiv-
 able--
  Trade, net of
  allowance........      868   1,391   --     662            2,921
  Other............       --      --   --      18               18
 Due from related
 parties...........      175      --   --      40              215
 Inventories.......      246     194   47     573            1,060
 Costs and esti-
 mated earnings in
 excess of bill-
 ings on
 uncompleted con-
 tracts............      168      --   --      46              214
 Refundable income
 taxes.............       --      --   --      --               --
 Deferred tax as-
 set...............       --     230   --      --              230
 Prepaid expenses
 and other current
 assets............      220      10   --      81              311
                      ------  ------ ----  ------          -------
   Total current
   assets..........    2,134   2,613  153   1,861            6,761
 PROPERTY AND
 EQUIPMENT, net....      675     512  118     961            2,266
 GOODWILL, net.....       --      --   --      --               --
 DEFERRED TAX AS-
 SETS..............       --      --   --      --               --
 OTHER NONCURRENT
 ASSETS............       39     360   --     984            1,383
                      ------  ------ ----  ------          -------
   Total assets....   $2,848  $3,485 $271  $3,806          $10,410
                      ======  ====== ====  ======          =======
 LIABILITIES
 AND
 SHAREHOLDERS'
 EQUITY
 -------------
 CURRENT LIABILI-
 TIES:
 Accounts payable
 and accrued ex-
 penses............   $  508  $  381 $ 90  $  936          $ 1,915
 Short-term debt,
 including current
 maturities........        1     221   61     444              727
 Billings in ex-
 cess of costs and
 estimated earn-
 ings on
 uncompleted con-
 tracts............       39      --   --      --               39
 Liability for
 warranty costs....       --      --   --      55               55
 Deferred service
 revenue...........      763     229   --     217            1,209
 Income taxes pay-
 able..............       --     284   14      47              345
 Deferred tax lia-
 bilities..........       --      --   --      26               26
 Other current li-
 abilities.........       --      --   --      27               27
 Due to related
 parties...........       --      --   --      41               41
                      ------  ------ ----  ------          -------
   Total current
   liabilities.....    1,311   1,115  165   1,793            4,384
 LONG-TERM DEBT,
 net of current ma-
 turities..........       --      --   18     721              739
 LEASE OBLIGATIONS.       --      --   --      --               --
 DEFERRED SERVICE
 REVENUE...........      204      --   --      --              204
 DEFERRED TAX LIA-
 BILITY............       --     147    9      --              156
 DEFERRED COMPENSA-
 TION..............       61      --   --     311              372
 DUE TO SHAREHOLD-
 ERS...............       --      --   --      --               --
 OTHER LONG-TERM
 LIABILITIES.......       --      --   --      11               11
 REDEEMABLE PRE-
 FERRED STOCK AND
 RELATED WARRANTS..       --      --   --      --               --
 SHAREHOLDERS' EQ-
 UITY (DEFICIT)
 Common stock......       20       4    1      27               52
 Additional paid-
 in capital........       23      --   --      18               41
 Retained earnings
 (deficit).........    1,229   2,219   78     925            4,451
 Treasury stock....       --      --   --      --               --
                      ------  ------ ----  ------          -------
   Total sharehold-
   ers' equity
   (deficit).......    1,272   2,223   79     970            4,544
                      ------  ------ ----  ------          -------
   Total liabili-
   ties and share-
   holders' equity
   (deficit).......   $2,848  $3,485 $271  $3,806          $10,410
                      ======  ====== ====  ======          =======
                                     OTHER COMMERCIAL SERVICE COMPANIES
                     -------------------------------------------------------------------
                                     ARKANSAS  SOUTHEAST    OTHER       TOTAL OTHER
 ASSETS               YALE  SIBLEY  MECHANICAL MECHANICAL COMPANIES COMMERCIAL COMPANIES
 ------              ------ ------- ---------- ---------- --------- --------------------
 CURRENT ASSETS:
 Cash and cash
 equivalents.......  $   94 $   41    $   20     $   74    $  217         $   446
 Accounts receiv-
 able--
  Trade, net of
  allowance........   1,554    635     1,338        936     3,113           7,576
  Other............      --     --        --         --         4               4
 Due from related
 parties...........      --     13        18         43        --              74
 Inventories.......      89    126        76         64       972           1,327
 Costs and esti-
 mated earnings in
 excess of bill-
 ings on
 uncompleted con-
 tracts............     295     55        36          1        --             387
 Refundable income
 taxes.............      --     --        --         --        --              --
 Deferred tax as-
 set...............      --     --        --         --        --              --
 Prepaid expenses
 and other current
 assets............      45    244        11         36        37             373
                     ------ ------- ---------- ---------- --------- --------------------
   Total current
   assets..........   2,077  1,114     1,499      1,154     4,343          10,187
 PROPERTY AND
 EQUIPMENT, net....     694     87       633        430       304           2,148
 GOODWILL, net.....      --     --        14         --       577             591
 DEFERRED TAX AS-
 SETS..............      --     --        --         --        --              --
 OTHER NONCURRENT
 ASSETS............      --     --         1         --         8               9
                     ------ ------- ---------- ---------- --------- --------------------
   Total assets....  $2,771 $1,201    $2,147     $1,584    $5,232         $12,935
                     ====== ======= ========== ========== ========= ====================
 LIABILITIES
 AND
 SHAREHOLDERS'
 EQUITY
 -------------
 CURRENT LIABILI-
 TIES:
 Accounts payable
 and accrued ex-
 penses............  $  983 $  284    $  795     $  355    $2,111         $ 4,528
 Short-term debt,
 including current
 maturities........     245    307       500        135        69           1,256
 Billings in ex-
 cess of costs and
 estimated earn-
 ings on
 uncompleted con-
 tracts............      19     73       100        125        --             317
 Liability for
 warranty costs....      --     --        --         --        --              --
 Deferred service
 revenue...........      --     --        --         --       332             332
 Income taxes pay-
 able..............      --     --        --         --        --              --
 Deferred tax lia-
 bilities..........      --     32        --         --        --              32
 Other current li-
 abilities.........      --     --        --         --        --              --
 Due to related
 parties...........      --     --        35        371       342             748
                     ------ ------- ---------- ---------- --------- --------------------
   Total current
   liabilities.....   1,247    696     1,430        986     2,854           7,213
 LONG-TERM DEBT,
 net of current ma-
 turities..........     175     69       192        221       160             817
 LEASE OBLIGATIONS.      --     --        --         --        14              14
 DEFERRED SERVICE
 REVENUE...........      --     --        --         --        --              --
 DEFERRED TAX LIA-
 BILITY............      --     17        --         --        --              17
 DEFERRED COMPENSA-
 TION..............      --     --        --         --        --              --
 DUE TO SHAREHOLD-
 ERS...............      --     --        --         --        --              --
 OTHER LONG-TERM
 LIABILITIES.......      --     --        --         --        --              --
 REDEEMABLE PRE-
 FERRED STOCK AND
 RELATED WARRANTS..      --     --        --         --        --              --
 SHAREHOLDERS' EQ-
 UITY (DEFICIT)
 Common stock......       1     21        26         --       454             502
 Additional paid-
 in capital........     101     --        --          6        --             107
 Retained earnings
 (deficit).........   1,247    503       546        371     1,750           4,417
 Treasury stock....      --   (105)      (47)        --        --            (152)
                     ------ ------- ---------- ---------- --------- --------------------
   Total sharehold-
   ers' equity
   (deficit).......   1,349    419       525        377     2,204           4,874
                     ------ ------- ---------- ---------- --------- --------------------
   Total liabili-
   ties and share-
   holders' equity
   (deficit).......  $2,771 $1,201    $2,147     $1,584    $5,232         $12,935
                     ====== ======= ========== ========== ========= ====================

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     OTHER      OTHER
                                                                  RESIDENTIAL COMMERCIAL
                        GROUPMAC AND MACDONALD-                     SERVICE    SERVICE   GROUPMAC  PRO FORMA      PRO FORMA
                        SUBSIDIARIES   MILLER   MASTERS    K&N     COMPANIES  COMPANIES   PARENT  ADJUSTMENTS    AS ADJUSTED
                        ------------ ---------- -------  -------  ----------- ---------- -------- -----------    -----------
REVENUES..............    $81,880     $66,059   $39,826  $24,279    $48,964    $46,499    $  --    $     --       $307,507
COST OF SERVICES......     58,506      56,373    35,854   20,705     30,628     33,845       --          --        235,911
                          -------     -------   -------  -------    -------    -------    -----    --------       --------
 Gross profit.........     23,374       9,686     3,972    3,574     18,336     12,654       --          --         71,596
SELLING, GENERAL AND
ADMINISTRATIVE EX-
PENSES................     19,811       7,632     2,484    2,638     16,375     10,367      724     (11,078)(a)     48,953
GOODWILL AMORTIZATION.         --          --        --       --        131         --       --       1,760 (b)      1,891
                          -------     -------   -------  -------    -------    -------    -----    --------       --------
 Income (loss) from
 operations...........      3,563       2,054     1,488      936      1,830      2,287     (724)      9,318         20,752
OTHER INCOME (EX-
PENSE):
 Interest expense.....        (82)       (520)     (135)     (97)      (295)      (210)      (1)      1,213 (c)       (127)
 Interest income......        171          --        --       --         86         22        2          --            281
 Other................        256           8        --       (3)       231         (1)      --        (194)(d)        297
                          -------     -------   -------  -------    -------    -------    -----    --------       --------
INCOME (LOSS) BEFORE
INCOME TAX PROVISION..      3,908       1,542     1,353      836      1,852      2,098     (723)     10,337         21,203
INCOME TAX PROVISION..      1,572         574        --      315        275         46       --       6,455 (e)      9,237
                          -------     -------   -------  -------    -------    -------    -----    --------       --------
NET INCOME (LOSS).....    $ 2,336     $   968   $ 1,353  $   521    $ 1,577    $ 2,052    $(723)   $  3,882       $ 11,966
                          =======     =======   =======  =======    =======    =======    =====    ========       ========
PRO FORMA NET INCOME
PER SHARE.............                                                                                            $    .59
                                                                                                                  ========
SHARES USED IN COMPUT-
ING PRO FORMA NET IN-
COME PER SHARE........                                                                                      (f)     20,162
                                                                                                                  ========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               OTHER RESIDENTIAL SERVICE COMPANIES
                   ---------------------------------------------------------------
                                                                       TOTAL OTHER
                   CENTRAL  A-ABC/                             OTHER   RESIDENTIAL
                   CAROLINA  A-1    WILLIS  HALLMARK  CRPP   COMPANIES  COMPANIES
                   -------- ------  ------  -------- ------  --------- -----------
REVENUES.........   $8,161  $8,546  $6,781   $6,516  $1,553   $17,407    $48,964
COST OF SERVICES.    5,182   5,447   5,033    3,461     311    11,194     30,628
                    ------  ------  ------   ------  ------   -------    -------
 Gross profit....    2,979   3,099   1,748    3,055   1,242     6,213     18,336
SELLING, GENERAL
AND ADMINISTRA-
TIVE EXPENSES....    2,598   2,652   1,206    3,029   1,238     5,652     16,375
GOODWILL AMORTI-
ZATION...........       --     114      --       17      --        --        131
                    ------  ------  ------   ------  ------   -------    -------
 Income from op-
 erations........      381     333     542        9       4       561      1,830
OTHER INCOME (EX-
PENSE):
 Interest ex-
 pense...........      (10)    (95)    (25)     (31)     (9)     (125)      (295)
 Interest income.       30      11       8       16      --        21         86
 Other...........      (40)      1      48        3      (7)      226        231
                    ------  ------  ------   ------  ------   -------    -------
INCOME (LOSS) BE-
FORE INCOME TAX
PROVISION........      361     250     573       (3)    (12)      683      1,852
INCOME TAX PROVI-
SION.............       --      --     238       18      --        19        275
                    ------  ------  ------   ------  ------   -------    -------
NET INCOME
(LOSS)...........   $  361  $  250  $  335   $  (21) $  (12)  $   664    $ 1,577
                    ======  ======  ======   ======  ======   =======    =======
                              OTHER COMMERCIAL SERVICE COMPANIES
                   -----------------------------------------------------------
                                                                      TOTAL
                                                                      OTHER
                                     ARKANSAS  SOUTHEAST    OTHER   COMMERCIAL
                    YALE    SIBLEY  MECHANICAL MECHANICAL COMPANIES COMPANIES
                   -------- ------- ---------- ---------- --------- ----------
REVENUES.........  $10,065  $6,962    $6,237     $5,282    $17,953   $46,499
COST OF SERVICES.    7,931   5,335     4,773      3,831     11,975    33,845
                   -------- ------- ---------- ---------- --------- ----------
 Gross profit....    2,134   1,627     1,464      1,451      5,978    12,654
SELLING, GENERAL
AND ADMINISTRA-
TIVE EXPENSES....    1,729   1,498     1,083        866      5,191    10,367
GOODWILL AMORTI-
ZATION...........       --      --        --         --         --        --
                   -------- ------- ---------- ---------- --------- ----------
 Income from op-
 erations........      405     129       381        585        787     2,287
OTHER INCOME (EX-
PENSE):
 Interest ex-
 pense...........      (30)    (31)      (51)       (55)       (43)     (210)
 Interest income.       --      --        --         --         22        22
 Other...........      (50)     16        30        (15)        18        (1)
                   -------- ------- ---------- ---------- --------- ----------
INCOME (LOSS) BE-
FORE INCOME TAX
PROVISION........      325     114       360        515        784     2,098
INCOME TAX PROVI-
SION.............       --      42        --         --          4        46
                   -------- ------- ---------- ---------- --------- ----------
NET INCOME
(LOSS)...........  $   325  $   72    $  360     $  515    $   780   $ 2,052
                   ======== ======= ========== ========== ========= ==========


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   OTHER      OTHER
                                                                RESIDENTIAL COMMERCIAL
                                   MACDONALD-                     SERVICE    SERVICE             PRO FORMA     PRO FORMA
                          AIRTRON    MILLER   MASTERS    K&N     COMPANIES  COMPANIES  GROUPMAC ADJUSTMENTS   AS ADJUSTED
                          -------  ---------- -------  -------  ----------- ---------- -------- -----------   -----------
REVENUES................  $37,127   $36,382   $18,279  $11,893    $23,255    $24,460     $--      $    --      $151,396
COST OF SERVICES........   26,918    31,590    16,639   10,433     14,762     17,575      --           --       117,917
                          -------   -------   -------  -------    -------    -------     ---      -------      --------
 Gross profit...........   10,209     4,792     1,640    1,460      8,493      6,885      --           --        33,479
SELLING, GENERAL AND AD-
MINISTRATIVE EXPENSES...    9,470     3,706     1,009    1,349      8,021      4,676      --       (4,163)(a)    24,068
GOODWILL AMORTIZATION...       --        --        --       --         61         27      --          858 (b)       946
                          -------   -------   -------  -------    -------    -------     ---      -------      --------
 Income from operations.      739     1,086       631      111        411      2,182      --        3,305         8,465
OTHER INCOME (EXPENSE):
 Interest expense.......      (37)     (244)      (67)     (38)      (149)      (102)     --          575 (c)       (62)
 Interest income........       42        --         8        1         38         12      --           --           101
 Other..................      200        67        --        4        (18)        10      --          (23)(d)       240
                          -------   -------   -------  -------    -------    -------     ---      -------      --------
INCOME BEFORE INCOME TAX
PROVISION ..............      944       909       572       78        282      2,102      --        3,857         8,744
INCOME TAX PROVISION....      368       347        --      150        (38)       283      --        2,766 (e)     3,876
                          -------   -------   -------  -------    -------    -------     ---      -------      --------
NET INCOME (LOSS).......  $   576   $   562   $   572  $   (72)   $   320    $ 1,819     $--      $ 1,091      $  4,868
                          =======   =======   =======  =======    =======    =======     ===      =======      ========
PRO FORMA NET INCOME PER
SHARE...................                                                                                       $    .24
                                                                                                               ========
SHARES USED IN COMPUTING
PRO FORMA NET INCOME PER
SHARE...................                                                                                  (f)    20,162
                                                                                                               ========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              OTHER RESIDENTIAL SERVICE COMPANIES
                   -------------------------------------------------------------
                                                                     TOTAL OTHER
                   CENTRAL  A-ABC/                           OTHER   RESIDENTIAL
                   CAROLINA  A-1    WILLIS  HALLMARK CRPP  COMPANIES  COMPANIES
                   -------- ------  ------  -------- ----  --------- -----------
REVENUES.........   $3,672  $4,314  $3,059   $3,016  $816   $8,378     $23,255
COST OF SERVICES.    2,141   2,802   2,669    1,390   174    5,586      14,762
                    ------  ------  ------   ------  ----   ------     -------
 Gross profit....    1,531   1,512     390    1,626   642    2,792       8,493
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES.........    1,420   1,251     625    1,573   548    2,604       8,021
GOODWILL AMORTI-
ZATION...........       --      58      --        3    --       --          61
                    ------  ------  ------   ------  ----   ------     -------
 Income (loss)
 from operations.      111     203    (235)      50    94      188         411
OTHER INCOME (EX-
PENSE):
 Interest ex-
 pense...........       (5)    (61)    (11)     (11)   (6)     (55)       (149)
 Interest income.        7       1       9        9    --       12          38
 Other...........       10      17       9      (42)    2      (14)        (18)
                    ------  ------  ------   ------  ----   ------     -------
INCOME (LOSS) BE-
FORE INCOME TAX
PROVISION........      123     160    (228)       6    90      131         282
INCOME TAX PROVI-
SION.............       --      --     (95)      34    26       (3)        (38)
                    ------  ------  ------   ------  ----   ------     -------
NET INCOME
(LOSS)...........   $  123  $  160  $ (133)  $  (28) $ 64   $  134     $   320
                    ======  ======  ======   ======  ====   ======     =======
                              OTHER COMMERCIAL SERVICE COMPANIES
                   ----------------------------------------------------------
                                                                     TOTAL
                                                                     OTHER
                                    ARKANSAS  SOUTHEAST    OTHER   COMMERCIAL
                    YALE   SIBLEY  MECHANICAL MECHANICAL COMPANIES COMPANIES
                   ------- ------- ---------- ---------- --------- ----------
REVENUES.........  $5,343  $4,210    $3,460     $2,847    $8,600    $24,460
COST OF SERVICES.   4,186   3,236     2,663      2,007     5,483     17,575
                   ------- ------- ---------- ---------- --------- ----------
 Gross profit....   1,157     974       797        840     3,117      6,885
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES.........     873     711       525        388     2,179      4,676
GOODWILL AMORTI-
ZATION...........      --      --        --         --        27         27
                   ------- ------- ---------- ---------- --------- ----------
 Income (loss)
 from operations.     284     263       272        452       911      2,182
OTHER INCOME (EX-
PENSE):
 Interest ex-
 pense...........     (16)    (17)      (23)       (28)      (18)      (102)
 Interest income.      --       1        --         --        11         12
 Other...........     (22)     15        17         (3)        3         10
                   ------- ------- ---------- ---------- --------- ----------
INCOME (LOSS) BE-
FORE INCOME TAX
PROVISION........     246     262       266        421       907      2,102
INCOME TAX PROVI-
SION.............      --     198        --         --        85        283
                   ------- ------- ---------- ---------- --------- ----------
NET INCOME
(LOSS)...........  $  246  $   64    $  266     $  421    $  822    $ 1,819
                   ======= ======= ========== ========== ========= ==========


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     OTHER      OTHER
                                                                  RESIDENTIAL COMMERCIAL
                        GROUPMAC AND MACDONALD-                     SERVICE    SERVICE   GROUPMAC   PRO FORMA      PRO FORMA
                        SUBSIDIARIES   MILLER   MASTERS    K&N     COMPANIES  COMPANIES   PARENT   ADJUSTMENTS    AS ADJUSTED
                        ------------ ---------- -------  -------  ----------- ---------- --------  -----------    -----------
REVENUES..............    $42,844     $38,836   $19,318  $10,061    $23,012    $23,870   $    --    $     --       $157,941
COST OF SERVICES......     30,920      33,451    17,457    8,670     13,684     17,177        --          --        121,359
                          -------     -------   -------  -------    -------    -------   -------    --------       --------
 Gross profit.........     11,924       5,385     1,861    1,391      9,328      6,693        --          --         36,582
SELLING, GENERAL AND
ADMINISTRATIVE EX-
PENSES................     18,025       3,788     1,197    1,376      7,820      5,171     1,783     (12,182)(a)     26,978
GOODWILL AMORTIZATION.         31          --        --       --         55         27        --         833 (b)        946
                          -------     -------   -------  -------    -------    -------   -------    --------       --------
 Income (loss) from
 operations...........     (6,132)      1,597       664       15      1,453      1,495    (1,783)     11,349          8,658
OTHER INCOME (EX-
PENSE):
 Interest expense.....       (395)       (214)      (76)     (40)      (128)      (142)       (2)        934 (c)        (63)
 Interest income......        153          --        11        1         59         16         4          --            244
 Other................        228         167        --       (9)       138         35        --         (51)(d)        508
                          -------     -------   -------  -------    -------    -------   -------    --------       --------
INCOME (LOSS) BEFORE
INCOME TAX PROVISION..     (6,146)      1,550       599      (33)     1,522      1,404    (1,781)     12,232          9,347
INCOME TAX PROVISION..        349         569        --      (55)       228         24        --       3,002 (e)      4,117
                          -------     -------   -------  -------    -------    -------   -------    --------       --------
NET INCOME (LOSS).....    $(6,495)    $   981   $   599  $    22    $ 1,294    $ 1,380   $(1,781)   $  9,230       $  5,230
                          =======     =======   =======  =======    =======    =======   =======    ========       ========
PRO FORMA NET INCOME
PER SHARE.............                                                                                             $    .26
                                                                                                                   ========
SHARES USED IN COMPUT-
ING PRO FORMA NET IN-
COME PER SHARE........                                                                                      (f)      20,162
                                                                                                                   ========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1997

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                              OTHER RESIDENTIAL SERVICE COMPANIES
                   -------------------------------------------------------------
                                                                     TOTAL OTHER
                   CENTRAL  A-ABC/                           OTHER   RESIDENTIAL
                   CAROLINA  A-1    WILLIS  HALLMARK CRPP  COMPANIES  COMPANIES
                   -------- ------  ------  -------- ----  --------- -----------
REVENUES.........   $4,170  $3,419  $3,471   $2,168  $844   $8,940     $23,012
COST OF SERVICES.    2,208   2,227   2,413    1,005   184    5,647      13,684
                    ------  ------  ------   ------  ----   ------     -------
 Gross profit....    1,962   1,192   1,058    1,163   660    3,293       9,328
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES.........    1,485     949     511    1,455   532    2,888       7,820
GOODWILL AMORTI-
ZATION...........       --      48      --        7    --       --          55
                    ------  ------  ------   ------  ----   ------     -------
 Income (loss)
 from operations.      477     195     547     (299)  128      405       1,453
OTHER INCOME (EX-
PENSE):
 Interest ex-
 pense...........       (2)    (34)    (10)     (11)   (8)     (63)       (128)
 Interest income.       27       4      18        4    --        6          59
 Other...........       10      (8)     13       63    (1)      61         138
                    ------  ------  ------   ------  ----   ------     -------
INCOME (LOSS) BE-
FORE INCOME
TAX PROVISION....      512     157     568     (243)  119      409       1,522
INCOME TAX PROVI-
SION.............       --      --     225      (21)   22        2         228
                    ------  ------  ------   ------  ----   ------     -------
NET INCOME
(LOSS)...........   $  512  $  157  $  343   $ (222) $ 97   $  407     $ 1,294
                    ======  ======  ======   ======  ====   ======     =======
                              OTHER COMMERCIAL SERVICE COMPANIES
                   ----------------------------------------------------------
                                                                     TOTAL
                                                                     OTHER
                                    ARKANSAS  SOUTHEAST    OTHER   COMMERCIAL
                    YALE   SIBLEY  MECHANICAL MECHANICAL COMPANIES COMPANIES
                   ------- ------- ---------- ---------- --------- ----------
REVENUES.........  $5,174  $2,259    $4,029     $2,358    $10,050   $23,870
COST OF SERVICES.   3,791   1,679     3,169      1,725      6,813    17,177
                   ------- ------- ---------- ---------- --------- ----------
 Gross profit....   1,383     580       860        633      3,237     6,693
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES.........   1,052     627       583        409      2,500     5,171
GOODWILL AMORTI-
ZATION...........      --      --        --         --         27        27
                   ------- ------- ---------- ---------- --------- ----------
 Income (loss)
 from operations.     331     (47)      277        224        710     1,495
OTHER INCOME (EX-
PENSE):
 Interest ex-
 pense...........     (19)    (10)      (32)       (43)       (38)     (142)
 Interest income.      --      --        --         --         16        16
 Other...........      (9)     --         2         --         42        35
                   ------- ------- ---------- ---------- --------- ----------
INCOME (LOSS) BE-
FORE INCOME
TAX PROVISION....     303     (57)      247        181        730     1,404
INCOME TAX PROVI-
SION.............      --      (4)       --         --         28        24
                   ------- ------- ---------- ---------- --------- ----------
NET INCOME
(LOSS)...........  $  303  $  (53)   $  247     $  181    $   702   $ 1,380
                   ======= ======= ========== ========== ========= ==========


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BACKGROUND:

  Group Maintenance America Corp. ("GroupMAC") was founded in 1996 to create the leading nationwide provider of heating, ventilation and air conditioning ("HVAC"), plumbing and electrical services to residential and commercial customers. GroupMAC has acquired 11 companies to date (the "Pre-Offering Companies") and has definitive agreements to acquire an additional 13 companies (the "Offering Acquisition Companies") concurrently with this Offering.

  The unaudited pro forma combined statements of operations for the year ended December 31, 1996 utilize the fiscal years of the companies, all of which approximate GroupMAC's fiscal year end. For the six months ended June 30, 1996 and 1997, the respective companies' actual financial statements for the six month periods ended June 30, 1996 and 1997 are utilized. The respective results of operations for the Pre-Offering Companies from January 1, 1997 to the dates of the acquisitions were combined with GroupMAC and the Offering Acquisition Companies' actual results of operations for the six months ended June 30, 1997 to determine the pro forma results of operations for the six months ended June 30, 1997.

2. COMPLETED AND PENDING ACQUISITIONS:

  The acquisitions of the Pre-Offering Companies were financed by borrowings under a credit agreement dated May 2, 1997 (the "Credit Agreement"). The Credit Agreement provides secured facilities consisting of a) an 18-month revolving credit facility providing up to $3 million in revolving loans (the "Revolving Credit Facility"), b) a six-year term loan of $20 million to help fund the acquisition of Airtron (the "Airtron Term Loan"), and c) a term loan facility available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Credit Agreement (the "Acquisition Credit Facility"). The Credit Agreement is more fully described in Note 7 to the GroupMAC and Subsidiaries Consolidated Financial Statements contained herein.

  The results of operations of the completed transactions are included in the actual results of operations of the Company from the date of acquisition and the historical balance sheet at June 30, 1997 includes the acquisitions completed as of that date. In addition, the Company acquired three of the Pre-Offering Companies in July 1997 and has signed definitive agreements to purchase the outstanding capital stock of the Offering Acquisition Companies. The completion of these pending transactions are subject to various conditions. All of the completed and pending acquisitions are accounted for as purchases. The cash portion of the pending acquisitions is assumed to be provided by proceeds from the Offering.

  The following table sets forth the consideration paid or to be paid in (a) cash, (b) shares of non-convertible, non-voting Preferred Stock to the shareholders of the Pre-Offering Companies and (c) shares of Common Stock to the shareholders of the Pre-Offering and Offering Acquisition Companies. The Preferred Stock is redeemable at any time after the initial issuance, in whole or in part, at the option of the Company, at an amount equal to the liquidation value of $1.00 per share plus any accrued but unpaid dividends. In the event that an initial public offering ("IPO") has not occurred by June 30, 1999, cumulative dividends accrue commencing July 1, 1997 at an annual rate of $.08 per whole share. Redemption of all outstanding Preferred Stock is mandatory upon an IPO.

  For purposes of computing the estimated purchase price for accounting purposes, the value of the Preferred Stock is based on the liquidation value of $1.00 per share and the value of the Common Stock is determined using an estimated weighted average fair value of approximately $11.00 per share, which represents a discount rate of approximately 21% from the anticipated initial public offering price of $14.00 due primarily to restrictions on the sale and transferability of both the privately issued shares and shares to be issued simultaneous with the Offering. The restrictions are created by the limitations on future sales caused by existing securities laws, and an additional contractual restriction imposed on the shares issued in connection with the acquisition of the GroupMAC Companies. This contractual provision prohibits the shareholders from selling, transferring or otherwise disposing of any shares for one year following the date of acquisition of such shares and limiting dispositions for one additional year to no more than 36% of their holdings. The total estimated purchase price of

                        GROUP MAINTENANCE AMERICA CORP.

$91.0 million for the Pre-Offering and Offering Acquisition Companies (excluding Airtron, the accounting acquirer) is comprised of (a) cash of $40.7 million, (b) Preferred Stock of $4.4 million and (c) Common Stock of $45.9 million, based on the estimated fair values per share discussed in this paragraph.

  The estimated purchase price and related allocations of the excess purchase price are based upon preliminary estimates and are subject to certain purchase price adjustments at and following closing. Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the assets and liabilities of the acquired companies (representing $15.3 million) will approximate fair value. This results in an allocation to goodwill of approximately $75.7 million. Management has not identified any other material tangible or identifiable intangible assets to which a portion of the purchase price could reasonably be allocated. The total consideration specified below has been reduced by distributions totaling $3.5 million representing substantially all of the previously taxed undistributed earnings of such acquired companies from the acquired companies that are S corporations. The total consideration specified below does not reflect $2.1 million of other distributions of real estate and non operating assets offset by related liabilities of $1.6 million. However, these amounts are reflected in the pro forma adjustments as further described in Note 3.

                                      SHARES OF SHARES OF
                                      PREFERRED  COMMON       TOTAL
                              CASH    STOCK(1)    STOCK   CONSIDERATION
                             -------  --------- --------- -------------
PRE-OFFERING COMPANIES
 Pre-June 30, 1997
  Acquisitions:
  Airtron................... $20,849   14,873     4,652     $ 58,192
  A-ABC/A-1.................   1,886       --       359        5,659
  Charlie's.................   1,503       --       157        3,154
  Costner...................     501      100        66        1,289
  Hallmark..................   2,081      580       106        3,770
  Jarrell...................     150       --        13          283
  K&N.......................   1,568    1,568       403        7,369
  Way Residential (asset
   purchase)................      16       --         6           84
                             -------   ------     -----     --------
                              28,554   17,121     5,762       79,800
                             -------   ------     -----     --------
 Remaining Pre-Offering
  Acquisitions:
  Callahan Roach............   2,450    1,050       192        5,517
  Sibley....................   1,202      665        62        2,518
  USA (asset purchase)......     436      436        50        1,395
                             -------   ------     -----     --------
                               4,088    2,151       304        9,430
                             -------   ------     -----     --------
Total Pre-Offering
 Acquisitions...............  32,642   19,272     6,066       89,230
                             -------   ------     -----     --------
OFFERING ACQUISITION
 COMPANIES
  All Service...............   2,312       --       202        4,371
  Arkansas Mechanical.......   2,121       --       151        3,408
  Central Carolina..........   3,638       --       281        6,342
  Evans ....................   1,167       --       102        2,309
  Linford ..................     651       --       126        1,698
  MacDonald-Miller..........   6,002       --       643       13,204
  Masters...................   6,605       --       491       11,461
  Mechanical................     109       --         8          196
  Paul E. Smith.............      --       --       217        2,205
  Southeast Mechanical......   2,149       --       154        3,706
  Van's.....................   1,559       --       113        2,825
  Willis....................   2,257       --       242        4,965
  Yale......................   2,215       --       158        3,250
                             -------   ------     -----     --------
                              30,785       --     2,888       59,940
                             -------   ------     -----     --------
Sub S Corp Distributions....  (1,856)      --      (119)          --
                             -------   ------     -----     --------
    Totals.................. $61,571   19,272     8,835     $149,170
                             =======   ======     =====     ========

--------
(1) The preferred stock is valued at $1 per share.

                        GROUP MAINTENANCE AMERICA CORP.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  a) Records the S Corporation Distributions of $3.5 million of which $1.4 million is expected to be paid using cash on hand of the applicable company and $2.1 million is expected to be satisfied with a note to the selling shareholders. Also records the deferred income tax liabilities associated with converting all acquired companies taxed under Subchapter S of the Internal Revenue Code (the Code) to corporations taxed under Subchapter C of the Code.

  b) Records the final proceeds expected to be received from the Stock Subscription Agreement dated October 24, 1996, representing the purchase of 668,000 shares by an individual at $3.08 per share.

  c) Records the settlement of all shareholder receivables and payables with cash at closing.

  d) Records the elimination of all assets and liabilities of the acquired companies that are specifically excluded as part of the purchase transaction.

  e) Records the proceeds from the final borrowings under the $12 million term loan facility of the Credit Agreement to fund the acquisitions of three Pre-Offering Companies that closed subsequent to June 30, 1997.

  f) Records the elimination of the historical equity accounts of the three Pre-Offering Companies discussed in Note 3e and the 13 Offering Acquisition Companies that will close concurrently with this Offering.

  g) Records the purchase of the three Pre-Offering Companies discussed in
Note 3e and the 13 Offering Acquisition Companies that will close concurrently with this Offering, including the cash, preferred stock and common stock consideration due to these companies. In connection with the acquisitions of certain of the GroupMAC Companies, the Company has agreed to make contingent payments, if earned, to the former owners over periods up to two years based on formulas in their respective acquisition agreements. These payments will be made through a combination of cash, shares of Common Stock and warrants to purchase Common Stock. Amounts earned under the terms of the agreements will be recorded as additional goodwill and amortized over the remaining amortization period.

  h) Records the proceeds from the issuance of 7,500,000 shares of GroupMAC Common Stock, net of estimated offering costs of $11,850,000. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

  i) Records the repayment of the Revolving Credit Facility, the Airtron Term Loan and the Acquisition Line of Credit with proceeds from the Offering.

  j) Records the remaining estimated cash due to the Pre-Offering Companies and the cash portion to be paid to the Offering Acquisition Companies in connection with the acquisition of such companies.

  k) Records the retirement of GroupMAC preferred stock.

  l) Records the retirement of debt assumed in connection with the acquisition of the GroupMAC Companies.

                        GROUP MAINTENANCE AMERICA CORP.

  The following tables summarize unaudited pro forma combined balance sheet adjustments:

                                                                                      PRO FORMA
                            (A)     (B)     (C)     (D)     (E)      (F)      (G)    ADJUSTMENTS
                          -------  ------  ------  ------  ------  -------  -------  -----------
Cash and cash
 equivalents............  $(1,423) $2,056  $  383  $  184  $2,900           $(2,636)   $ 1,464
Due from related
 parties................                   (1,208)                                      (1,208)
Property and equipment,
 net....................                             (206)                                (206)
Goodwill................    1,619                     107          (14,750)  69,785     56,761
Other noncurrent assets.                           (1,659)                              (1,659)
Accounts payable and
 accrued expenses.......                                                       (207)      (207)
Short-term debt,
 including current
 maturities.............   (2,107)                     15                               (2,092)
Deferred tax
 liabilities, current...   (1,506)                                                      (1,506)
Due to
 shareholder/affiliates.                      825                           (30,382)   (29,557)
Long-term debt, net of
 current maturities.....                              997  (2,900)                      (1,903)
Deferred tax
 liabilities, long-term.     (113)                                                        (113)
Deferred compensation...                              562                                  562
Preferred stock.........                                                     (2,150)    (2,150)
Common stock............               (2)                             915       (2)       911
Additional paid-in
 capital................           (2,054)                             147  (34,408)   (36,315)
Retained earnings
 (deficit)..............    3,530                                   13,840              17,370
Treasury stock..........                                              (152)               (152)
                          -------  ------  ------  ------  ------  -------  -------    -------
  Total.................  $    --  $   --  $   --  $   --  $   --  $    --  $    --    $    --
                          =======  ======  ======  ======  ======  =======  =======    =======

                                                                            OFFERING
                            (H)      (I)       (J)       (K)       (L)     ADJUSTMENTS
                          -------  --------  --------  --------  --------  -----------
Cash and cash
 equivalents............  $93,347  $(32,500) $(30,918) $(19,271) $(11,415)   $  (757)
Other noncurrent assets.     (197)                                              (197)
Short-term debt,
 including current
 maturities.............              3,833                         8,668     12,501
Due to
 shareholder/affiliates.                       30,918                         30,918
Long-term debt, net of
 current maturities.....             28,667                         2,699     31,366
Lease obligations.......                                               48         48
Preferred stock.........                                 19,271               19,271
Common stock............       (8)                                                (8)
Additional paid-in
 capital................  (93,142)                                           (93,142)
Retained earnings
 (deficit)..............                                                          --
                          -------  --------  --------  --------  --------    -------
  Total.................  $    --  $     --  $     --  $     --  $     --    $    --
                          =======  ========  ========  ========  ========    =======

                        GROUP MAINTENANCE AMERICA CORP.

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the GroupMAC Companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements of each of the acquired companies amounted to $15.1 million, $6.2 million and $7.2 million for the twelve month period ended at or around December 31, 1996 and the six month periods ended June 30, 1996 and 1997, respectively. The contractually agreed upon compensation and benefits for these same companies, on a going forward basis, amount to $4.0 million, $2.0 million and $2.0 million for the twelve month period ended at or around December 31, 1996 and the six month periods ended June 30, 1996 and 1997, respectively. The differences between these amounts for the periods noted herein equate to $11.1 million, $4.2 million and $5.2 million, respectively and are reflected as pro forma adjustments.

  Also reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $7.0 million recorded by the Company in the second quarter of 1997 related to the reverse acquisition of GroupMAC Parent.

  b) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions over a 40-year estimated life.

  c) Reflects the elimination of historical interest expense related to the Credit Agreement and the assumed debt of the GroupMAC Companies resulting from the payoff of such debt with the proceeds of the Offering. Offsetting this reduction is interest expense related to the notes issued to fund the S Corporation Distributions discussed in Note 3a.

  d) Reflects the elimination of income and expenses related to a management benefit plan in effect at one of the GroupMAC Companies. This plan will be liquidated in connection with the acquisition of the company.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

  f) The number of shares estimated to be outstanding on completion of the Offering include the following:

Shares issued in Initial Public Offering.............................  7,500,000
Shares issued under Subscription Agreement dated October 24, 1996....  2,600,000
Shares issued to Pre-Offering Companies..............................  6,066,085
Shares issued to Offering Acquisition Companies......................  2,768,804
Shares issued to Founding Management and Directors...................  1,027,639
Incremental effect of options and warrants on shares outstanding.....    189,716
                                                                      ----------
Shares estimated to be outstanding................................... 20,152,244
                                                                      ==========

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Group Maintenance America Corp.

  We have audited the accompanying balance sheets of Group Maintenance America Corp. (the Company) as of December 31, 1996 and April 30, 1997, and the related statements of operations, shareholders' equity (deficit), and cash flows for the periods from October 21, 1996 (inception) to December 31, 1996 and the four months ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Group Maintenance America Corp. as of December 31, 1996 and April 30, 1997 and the results of its operations and its cash flows for the periods from October 21, 1996 (inception) to December 31, 1996 and the four months ended April 30, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 11, 1997

                        GROUP MAINTENANCE AMERICA CORP.

                                 BALANCE SHEETS

                                                      DECEMBER 31,  APRIL 30,
                                                          1996        1997
                                                      ------------ -----------
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................   $ 228,036  $   516,838
  Due from employee..................................       1,200        6,759
  Prepaid expenses...................................       2,341           --
                                                       ----------  -----------
    Total current assets.............................     231,577      523,597
PROPERTY AND EQUIPMENT, net..........................     100,996      120,694
OTHER NONCURRENT ASSETS..............................      19,473    1,094,708
                                                       ----------  -----------
    Total assets.....................................  $  352,046  $ 1,738,999
                                                       ==========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable...................................  $  137,377  $   527,869
  Accrued expenses...................................       6,118    1,478,898
                                                       ----------  -----------
    Total current liabilities........................     143,495    2,006,767
LONG-TERM DEBT.......................................      75,000       75,000
OTHER LONG-TERM LIABILITIES..........................          --       73,424
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value; 50,000,000 shares
   authorized; none issued or outstanding............          --           --
  Common stock, $.001 par value; 100,000,000 shares
   authorized; 1,211,345 and 1,611,345 shares issued,
   respectively......................................       1,211        1,611
  Additional paid-in capital.........................   8,238,857    8,238,457
  Retained earnings..................................    (722,517)  (2,503,260)
  Subscriptions receivable...........................  (7,384,000)  (6,153,000)
                                                       ----------  -----------
    Total shareholders' equity (deficit).............     133,551     (416,192)
                                                       ----------  -----------
    Total liabilities and shareholders' equity
     (deficit).......................................  $  352,046  $ 1,738,999
                                                       ==========  ===========


   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                            STATEMENTS OF OPERATIONS

                                                       INCEPTION
                                                      (OCTOBER 21,
                                                         1996)     FOUR MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  APRIL 30,
                                                          1996        1997
                                                      ------------ -----------
REVENUES.............................................         --            --
COST OF SERVICES.....................................         --            --
                                                       ---------   -----------
  Gross profit.......................................         --            --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........    724,006     1,783,409
                                                       ---------   -----------
    Loss from operations.............................   (724,006)   (1,783,409)
OTHER INCOME (EXPENSE):
  Interest expense...................................     (1,118)       (2,000)
  Interest income....................................      2,607         4,666
                                                       ---------   -----------
    Loss before income tax provision.................   (722,517)   (1,780,743)
INCOME TAX PROVISION.................................         --            --
                                                       ---------   -----------
NET LOSS.............................................  $(722,517)  $(1,780,743)
                                                       =========   ===========



   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                            COMMON STOCK
                          ---------------- ADDITIONAL                             SHAREHOLDERS'
                          NUMBER OF         PAID-IN     RETAINED    SUBSCRIPTIONS    EQUITY
                           SHARES   AMOUNT  CAPITAL     EARNINGS     RECEIVABLE     (DEFICIT)
                          --------- ------ ----------  -----------  ------------- -------------
BALANCE, October 21,
 1996                            -- $   -- $       --  $        --   $        --   $        --
  Net loss..............         --     --         --     (722,517)           --      (722,517)
  Issuance of
   subscription
   agreement............         --     --  8,000,000           --    (8,000,000)           --
  Issuance of common
   stock................    791,345    791     32,807           --            --        33,598
  Shares issued under
   subscription
   agreement............    200,000    200       (200)          --       616,000       616,000
  Compensation expense
   related to issuance
   of management shares.    220,000    220    206,250           --            --       206,470
                          --------- ------ ----------  -----------   -----------   -----------
BALANCE, December 31,
 1996...................  1,211,345  1,211  8,238,857     (722,517)   (7,384,000)      133,551
  Net loss..............         --     --         --   (1,780,743)           --    (1,780,743)
  Shares issued under
   subscription
   agreement............    400,000    400       (400)          --     1,231,000     1,231,000
                          --------- ------ ----------  -----------   -----------   -----------
BALANCE, April 30, 1997.  1,611,345 $1,611 $8,238,457  $(2,503,260)  $(6,153,000)  $  (416,192)
                          ========= ====== ==========  ===========   ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                            STATEMENTS OF CASH FLOWS

                                                       INCEPTION
                                                      (OCTOBER 21,
                                                         1996)     FOUR MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  APRIL 30,
                                                          1996        1997
                                                      ------------ -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................  $(722,517)  $(1,780,743)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
   Depreciation and amortization.....................      3,343        12,877
   Noncash compensation charge.......................    206,250            --
   Changes in operating assets and liabilities:
    (Increase) decrease in--
     Prepaid expenses and other assets...............     (3,541)       (3,218)
     Other noncurrent assets.........................         --        (1,567)
    Increase (decrease) in--
     Accounts payable................................    137,377       390,492
     Accrued expenses................................      6,118       979,562
                                                       ---------   -----------
      Net cash used in operating activities..........   (372,970)     (402,597)
                                                       ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.................   (104,339)      (32,575)
                                                       ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock..............    649,818     1,231,000
 Proceeds from borrowings............................     75,000            --
 Deferred offering costs.............................    (19,473)     (439,205)
 Deferred financing costs............................         --       (67,821)
                                                       ---------   -----------
      Net cash provided by financing activities......    705,345       723,974
                                                       ---------   -----------
INCREASE IN CASH AND CASH EQUIVALENTS................    228,036       288,802
CASH AND CASH EQUIVALENTS, beginning of period.......         --       228,036
                                                       ---------   -----------
CASH AND CASH EQUIVALENTS, end of period.............  $ 228,036   $   516,838
                                                       =========   ===========

   The accompanying notes are an integral part of these financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Group Maintenance America Corp. (the Company or GroupMAC Parent) was incorporated in October 1996 and, therefore, the financial statements reflect the period since the Company's inception through December 31, 1996 and the four months ended April 30, 1997. The Company's primary business is to build a national company providing heating, ventilation and air conditioning (HVAC), plumbing and electrical services.

  Effective April 30, 1997, GroupMAC Parent entered into an Agreement and Plan of Exchange (the Agreement) with Airtron, Inc. (Airtron), in which $20,366,951 in cash, 14,873,133 shares of GroupMAC Parent preferred stock and 4,652,140 shares of GroupMAC Parent common stock were issued to shareholders of Airtron in exchange for 100 percent of the then outstanding shares of Airtron. In connection with this merger the combined company is referred to as GroupMAC and Subsidiaries. The Agreement closed on May 2, 1997 with the cash portion funded by the Company's available credit facility and a capital contribution from a shareholder pursuant to a stock subscription agreement (see note 6). For accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC Parent, as the former shareholders of Airtron now own a majority of GroupMAC Parent's common stock. Concurrent with this transaction, the resulting combined entity will be named Group Maintenance America Corp. and Subsidiaries. The Company is included in the consolidated financial statements of GroupMAC and Subsidiaries, presented elsewhere herein, for periods subsequent to the effective date of the acquisition.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash payments for interest or income taxes in 1996 or in the four months ended April 30, 1997.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures of major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109. Under this method deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

                        GROUP MAINTENANCE AMERICA CORP.

  The Company has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefit has been recorded for the losses incurred.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Other noncurrent assets consists of the following:

                                                        DECEMBER 31, APRIL 30,
                                                            1996        1997
                                                        ------------ ----------
       Deferred offering costs.........................   $ 13,648   $  452,853
       Deferred financing costs........................         --      634,463
       Other noncurrent assets.........................      5,825        7,392
                                                          --------   ----------
                                                          $ 19,473   $1,094,708
                                                          ========   ==========

  Accrued expenses consists of the following:

                                                        DECEMBER 31, APRIL 30,
                                                            1996        1997
                                                        ------------ ----------
       Accrued compensation............................   $    --    $  767,476
       Accrued financing costs.........................        --       566,642
       Other accrued expenses..........................     6,118       144,780
                                                          -------    ----------
                                                          $ 6,118    $1,478,898
                                                          =======    ==========

                        GROUP MAINTENANCE AMERICA CORP.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                              ESTIMATED
                                                USEFUL   DECEMBER 31, APRIL 30,
                                                LIVES        1996       1997
                                              ---------- ------------ ---------
Office equipment, furniture and fixtures..... 3--7 years  $ 104,339   $136,358
Less accumulated depreciation................                (3,343)   (15,664)
                                                          ---------   --------
                                                          $ 100,996   $120,694
                                                          =========   ========

5. LONG-TERM DEBT

CREDIT AGREEMENT

  In May 1997, the Company entered into a credit agreement (the Credit Agreement) with a group of banks providing for secured facilities consisting of an 18-month revolving credit line of $3 million, a six-year term loan of $20 million used in connection with the acquisition of Airtron (see note 1) and a term loan facility, available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Credit Agreement, to be used in connection with future acquisitions. Loans under the revolving credit facility are limited to a borrowing base consisting of 70% of eligible accounts receivable. Interest on outstanding borrowings is payable in quarterly installments beginning August 31, 1997. A commitment fee of .25% is payable on the unused portion of the revolving credit line.

  The Credit Agreement contains covenants which, among other matters, restrict or limit the ability of the Company to pay dividends, incur indebtedness, make capital expenditures and repurchase capital stock. The Company must also maintain a minimum fixed charge coverage ratio (as defined) and certain other ratios, among other restrictions.

  As of June 30, 1997, available borrowing capacity under the Credit Agreement was $5.4 million.

LONG-TERM DEBT

  On October 24, 1996, the Company executed a $75,000 subordinated note with a Texas limited liability company. The note bears interest at eight percent (8%) and is payable upon the earlier of (i) the closing of the Company's first public offering of its common stock or (ii) two years from the date of the note. The note is subordinate to all indebtedness of the Company to the banks and is guaranteed by certain officers of the Company.

6. SHAREHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

  The Company is authorized to issue 100 million shares of common stock, $.001 par value. There were 1,211,345 and 1,611,345 shares of common stock issued and outstanding at December 31, 1996 and April 30, 1997, respectively. In connection with the sale of certain shares of common stock to management, a nonrecurring, noncash compensation charge of $206,250 was recorded in 1996 to reflect the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale.

  On October 24, 1996, the Company entered into a stock subscription agreement with an individual allowing for the purchase of up to 2.6 million shares of common stock at a purchase price of $3.08 per share. Under this agreement, 0.2 million shares were purchased in October 1996, 0.2 million in January 1997 and
0.2 million in

                        GROUP MAINTENANCE AMERICA CORP.

April 1997 and additional shares are required to be purchased upon written notice from the Company, but in no event later than October 24, 1998. Subsequent to April 30, 1997, an additional 1.658 million shares have been purchased under the Subscription Agreement.

PREFERRED STOCK

  The Company is authorized to issue up to 50 million shares of preferred stock, par value $.001 per share, in one or more series. As of December 31, 1996 and April 30, 1997, none were outstanding.

OPTIONS

  Under an option agreement dated October 24, 1996, the Company is authorized to grant stock options with respect to 388,800 shares of the Company's common stock to directors and senior management.

  The following is a summary of stock option activity and number of shares reserved for outstanding options.

                                                                OPTION   NUMBER
                                                               PRICE PER   OF
                                                                 SHARE   SHARES
                                                               --------- -------
       Granted................................................   $3.08   291,600
                                                                         -------
       Balance at December 31, 1996...........................           291,600
       Granted................................................   $3.08    69,200
                                                                         -------
       Balance at April 30, 1997..............................           360,800
                                                                         =======

  At April 30, 1997, options representing 28,000 shares were available to be granted under the option agreement.

  The Company has adopted the disclosure-only provisions of the Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the option agreement as all options have an exercise price equal to or greater than the fair value of the underlying stock at date of grant. Had compensation cost for the Company's stock option plan been determined consistent with the provisions of SFAS No. 123, net loss would have been increased by the following pro forma amounts:

                                                        INCEPTION
                                                       (OCTOBER 21,
                                                          1996)     FOUR MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  APRIL 30,
                                                           1996        1997
                                                       ------------ -----------
Net loss:
  As reported.........................................  $(722,517)  $(1,780,743)
  Pro forma...........................................  $(745,602)  $(1,837,870)

  The pro forma compensation cost may not be representative of that to be expected in future years because options vest over several years and additional awards may be made each year.

                        GROUP MAINTENANCE AMERICA CORP.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used by the plan for fiscal 1996 and for the four months ending April 30, 1997: no dividend yield; expected volatility of 0%; risk-free interest rate of 6.26%; and expected lives of ten years. The weighted average fair value per share of the options granted during fiscal 1996 and in the four months ending April 30, 1997 is estimated to be $1.425.

7. INCOME TAXES

  There is no Federal income tax provision as losses were incurred and a valuation allowance has been established against future benefits deriving from the carryforward of these losses.

8. COMMITMENTS AND CONTINGENCIES

  The Company has entered into various operating lease agreements, primarily for office space, furniture and service equipment. Minimum annual rental payments under non-cancelable operating leases as of June 30, 1997, were approximately as follows:

         FOR THE YEAR
         ENDING APRIL
         30,
         ------------
           1997......................................... $46,000
           1998.........................................     600
           1999.........................................     300
                                                         =======

  Rental expense under operating leases was $9,032 for the period ended December 31, 1996 and $49,194 for the four months ending April 30, 1997.

9. EVENT SUBSEQUENT TO INDEPENDENT AUDITORS' REPORT--STOCK SPLIT

  On August 16, 1997, the Company's Board of Directors declared a 1-for-2.5 reverse stock split of the Company's common stock. All share data included in the consolidated financial statements have been restated to reflect the stock split.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Group Maintenance America Corp. and Subsidiaries (formerly Airtron, Inc.):

  We have audited the accompanying consolidated balance sheets of Group Maintenance America Corp. and Subsidiaries (formerly Airtron, Inc.) (the Company) as of February 29, 1996, February 28, 1997 and June 30, 1997 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years ended February 28, 1995, February 29, 1996 and February 28, 1997, and the four months ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Group Maintenance America Corp. and Subsidiaries (formerly Airtron, Inc.) as of February 29, 1996, February 28, 1997 and June 30, 1997 and the results of its operations and its cash flows for the years ended February 28, 1995, February 29, 1996 and February 28, 1997, and the four months ended June 30, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
August 1, 1997

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                            (FORMERLY AIRTRON, INC.)

                          CONSOLIDATED BALANCE SHEETS

                                            FEBRUARY    FEBRUARY     JUNE 30,
                                            29, 1996    28, 1997       1997
                                           ----------- ----------- ------------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............  $ 1,773,643 $ 4,339,406 $  5,875,027
  Accounts receivable, net of allowance
   for doubtful accounts of $568,327,
   $479,905 and $528,769, respectively...    7,409,168   7,811,108   14,939,516
  Inventories............................    3,686,094   3,354,054    4,934,852
  Costs and estimated earnings in excess
   of billings on uncompleted contracts..       36,123      13,229       43,274
  Prepaid expenses and other current
   assets................................      351,783     359,427    1,136,436
  Deferred tax assets....................    1,338,000     764,500    1,607,450
  Refundable income taxes................           --   3,235,500      576,467
                                           ----------- ----------- ------------
    Total current assets.................   14,594,811  19,877,224   29,113,022
PROPERTY AND EQUIPMENT, net..............    1,387,456   1,289,242    4,721,461
GOODWILL, net of accumulated amortization
 of $30,795..............................           --          --   18,317,831
DEFERRED TAX ASSET.......................    4,957,700   3,195,100   10,120,000
OTHER NONCURRENT ASSETS..................    7,342,260   2,791,491    2,669,975
                                           ----------- ----------- ------------
    Total assets.........................  $28,282,227 $27,153,057 $ 64,942,289
                                           =========== =========== ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt..........  $        -- $   148,994 $  4,577,200
  Accounts payable.......................    2,958,771   2,882,012    7,089,459
  Accrued expenses.......................    5,231,529   7,765,355    5,315,951
  Due to related parties.................           --          --      537,421
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts.............................    1,554,948   1,469,002    1,780,467
  Deferred service contract revenue......      732,655     738,559    1,153,186
  Income taxes payable...................      832,023     536,498      494,479
  Other current liabilities..............           --          --      740,000
                                           ----------- ----------- ------------
    Total current liabilities............   11,309,926  13,540,420   21,688,163
LONG-TERM DEBT, net of current
 maturities..............................           --   1,140,933   26,467,994
COMPENSATION AND BENEFITS PAYABLE........    9,909,809   5,831,263           --
DUE TO SHAREHOLDERS......................           --          --    9,744,500
OTHER LONG-TERM LIABILITIES..............      689,100     650,000      918,477
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK AND RELATED
 WARRANTS................................           --          --   17,121,133
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, $.001 par value;
   100,000,000 shares authorized;
   5,692,261, 4,652,140 and 8,707,998
   shares issued and outstanding,
   respectively..........................        5,692       4,652        8,708
  Additional paid-in capital.............    2,701,116   2,646,093   25,740,895
  Retained earnings (deficit)............    3,666,584   3,339,696  (34,693,811)
  Subscriptions receivable...............           --          --   (2,053,770)
                                           ----------- ----------- ------------
    Total shareholders' equity (deficit).    6,373,392   5,990,441  (10,997,978)
                                           ----------- ----------- ------------
    Total liabilities and shareholders'
     equity (deficit)....................  $28,282,227 $27,153,057 $ 64,942,289
                                           =========== =========== ============

  The accompanying notes are an integral part of these consolidated financial statements.

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                            (FORMERLY AIRTRON, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              FOUR MONTHS ENDED JUNE
                         YEAR ENDED  YEAR ENDED  YEAR ENDED             30,
                          FEBRUARY    FEBRUARY    FEBRUARY    ------------------------
                          28, 1995    29, 1996    28, 1997       1996         1997
                         ----------- ----------- -----------  -----------  -----------
                                                              (UNAUDITED)
REVENUES................ $72,225,889 $73,764,643 $81,879,819  $25,956,840  $31,085,514
COST OF SERVICES........  50,459,914  52,673,935  58,505,888   18,925,670   22,686,136
                         ----------- ----------- -----------  -----------  -----------
  Gross profit..........  21,765,975  21,090,708  23,373,931    7,031,170    8,399,378
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............  17,882,164  17,614,854  19,811,136    5,461,278    6,189,127
COMPENSATION EXPENSE
 FROM REVERSE
 ACQUISITION............          --          --          --           --    6,978,300
WARRANT COMPENSATION....   2,400,000          --          --           --           --
                         ----------- ----------- -----------  -----------  -----------
  Income (loss) from
   operations...........   1,483,811   3,475,854   3,562,795    1,569,892   (4,768,049)
OTHER INCOME (EXPENSE):
  Interest expense......          --          --     (82,211)     (37,768)    (352,666)
  Interest income.......      75,835      67,744     170,918       20,100       93,212
  Other.................     140,078     246,219     256,249       23,535        2,821
                         ----------- ----------- -----------  -----------  -----------
    Income (loss) before
     income tax
     provision..........   1,699,724   3,789,817   3,907,751    1,575,759   (5,024,682)
INCOME TAX PROVISION....     910,664   1,650,956   1,571,680      633,614      800,000
                         ----------- ----------- -----------  -----------  -----------
NET INCOME (LOSS)....... $   789,060 $ 2,138,861 $ 2,336,071  $   942,145  $(5,824,682)
                         =========== =========== ===========  ===========  ===========
WEIGHTED AVERAGE SHARES
 OUTSTANDING............   8,008,122   6,190,337   5,172,201    5,172,201    8,875,295
                         =========== =========== ===========  ===========  ===========
NET INCOME (LOSS) PER
 SHARE.................. $      0.10 $      0.35 $      0.45  $      0.18  $     (0.66)
                         =========== =========== ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                            (FORMERLY AIRTRON, INC.)

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                             COMMON STOCK       ADDITIONAL                                                 TOTAL
                          --------------------    PAID-IN      RETAINED     TREASURY    SUBSCRIPTIONS  SHAREHOLDERS'
                            SHARES     AMOUNT     CAPITAL      EARNINGS       STOCK      RECEIVABLE   EQUITY (DEFICIT)
                          ----------  --------  -----------  ------------  -----------  ------------- ----------------
BALANCE, February 28,
 1994...................     502,767  $502,767  $        --  $  7,305,936  $(5,633,300)  $        --    $  2,175,403
 Adjustment to convert
  number and par value
  of Airtron shares to
  shares of GroupMAC
  Parent ...............   8,825,065  (493,439)     493,439            --           --            --              --
                          ----------  --------  -----------  ------------  -----------   -----------    ------------
RESTATED BALANCE, Febru-
 ary 28, 1994...........   9,327,832     9,328      493,439     7,305,936   (5,633,300)           --       2,175,403
 Purchases of stock.....          --        --           --            --   (1,534,896)           --      (1,534,896)
 Cancellation of trea-
  sury stock............  (2,639,420)   (2,640)    (139,626)   (4,618,714)   4,760,980            --              --
 Contributions of bene-
  fit trust.............          --        --           --            --    2,125,866            --       2,125,866
 Compensation on war-
  rants.................          --        --    2,400,000            --           --            --       2,400,000
 Net income.............          --        --           --       789,060           --            --         789,060
                          ----------  --------  -----------  ------------  -----------   -----------    ------------
BALANCE, February 28,
 1995...................   6,688,412     6,688    2,753,813     3,476,282     (281,350)           --       5,955,433
 Purchases of stock.....          --        --           --            --   (2,657,565)           --      (2,657,565)
 Cancellation of trea-
  sury stock............    (996,151)     (996)     (52,697)   (1,948,559)   2,002,252            --              --
 Contributions to bene-
  fit trust.............          --        --           --            --      936,663            --         936,663
 Net income.............          --        --           --     2,138,861           --            --       2,138,861
                          ----------  --------  -----------  ------------  -----------   -----------    ------------
BALANCE, February 29,
 1996...................   5,692,261     5,692    2,701,116     3,666,584           --            --       6,373,392
 Purchases of stock.....          --        --           --            --   (2,112,474)           --      (2,112,474)
 Repurchase of warrants.          --        --           --      (600,000)          --            --        (600,000)
 Cancellation of trea-
  sury stock............  (1,040,121)   (1,040)     (55,023)   (2,056,411)   2,112,474            --              --
 Distributions to share-
  holders...............          --        --           --        (6,548)          --            --          (6,548)
 Net income.............          --        --           --     2,336,071           --            --       2,336,071
                          ----------  --------  -----------  ------------  -----------   -----------    ------------
BALANCE, February 28,
 1997...................   4,652,140     4,652    2,646,093     3,339,696           --            --       5,990,441
 Purchase of Acquired
  Companies.............   2,713,858     2,714   23,065,369            --           --    (6,153,000)     16,915,083
 Preferred Stock issued
  to Airtron sharehold-
  ers in reverse acqui-
  sition................          --        --           --   (14,873,133)          --            --     (14,873,133)
 Distribution to Airtron
  shareholders in
  reverse acquisition...          --        --           --   (17,335,692)          --            --     (17,335,692)
 Shares issued under
  subscription agree-
  ment..................   1,332,000     1,332       (1,332)           --           --     4,099,230       4,099,230
 Exercise of options....      10,000        10       30,765            --           --            --          30,775
 Net (loss).............          --        --           --    (5,824,682)          --            --      (5,824,682)
                          ----------  --------  -----------  ------------  -----------   -----------    ------------
BALANCE, June 30, 1997..   8,707,998  $  8,708  $25,740,895  $(34,693,811) $        --   $(2,053,770)   $(10,997,978)
                          ==========  ========  ===========  ============  ===========   ===========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                            (FORMERLY AIRTRON, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      FOUR MONTHS ENDED
                          YEAR ENDED    YEAR ENDED    YEAR ENDED           JUNE 30,
                         FEBRUARY 28,  FEBRUARY 29,  FEBRUARY 28,  -------------------------
                             1995          1996          1997         1996          1997
                         ------------  ------------  ------------  -----------  ------------
                                                                   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss)...... $   789,060   $ 2,138,861   $ 2,336,071   $   942,145  $ (5,824,682)
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities:
 Depreciation and
  amortization..........     228,759       238,338       208,037        71,836       194,477
 Gain from sale of
  property and
  equipment.............       6,993        (9,222)     (223,593)       (5,521)           --
 Deferred income taxes..  (2,295,336)   (1,400,500)    2,336,100     1,204,700     2,338,223
 Non-cash compensation
  expense from reverse
  acquisition...........          --            --            --            --     6,978,300
 Warrant compensation...   2,400,000            --            --            --            --
 Changes in operating
  assets and
  liabilities, net of
  effect of
  acquisitions
  accounted for as
  purchases:
  (Increase) decrease
   in -
   Accounts receivable..    (571,196)     (403,499)     (401,940)   (1,756,106)   (2,078,958)
   Inventories..........    (177,969)      171,699       332,040       456,037        29,553
   Costs and estimated
    earnings in excess
    of billings on
    uncompleted
    contracts...........    (174,216)      163,218        22,894            --       (30,045)
   Prepaid expenses and
    other current
    assets..............       2,718       (33,805)       (7,644)   (1,068,085)       71,952
   Refundable income
    taxes...............          --            --    (3,235,500)           --       431,378
   Other noncurrent
    assets..............          --            --            --            --         4,821
  Increase (decrease)
   in -
   Accounts payable.....      (2,464)      425,430       (76,759)    1,400,875       461,236
   Accrued expenses.....     417,434       667,499     2,533,826      (435,002)   (5,848,590)
   Due to related
    parties.............          --            --            --            --       (10,395)
   Billings in excess of
    costs and estimated
    earnings on
    uncompleted
    contracts...........     248,316      (143,888)      (85,946)      340,007       311,465
   Deferred service
    contract revenue....      46,264        23,516         5,904        27,844      (104,989)
   Income tax payable...     (77,096)      590,661      (295,525)   (1,597,897)     (221,172)
   Other current
    liabilities.........          --            --            --            --       619,120
   Compensation and
    benefits payable....   1,498,152     1,579,127       254,920    (1,086,957)       (8,513)
   Other long-term
    liabilities.........          --            --            --            --       121,405
                         -----------   -----------   -----------   -----------  ------------
    Net cash provided by
     (used in) operating
     activities.........   2,339,419     4,007,435     3,702,885    (1,506,124)   (2,565,414)
                         -----------   -----------   -----------   -----------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Cash paid for
  acquisitions, net of
  cash acquired of
  $2,011,220............          --            --            --            --    (5,342,855)
 Deferred offering
  costs.................          --            --            --            --      (545,690)
 Purchases of property
  and equipment.........    (370,289)     (246,009)     (182,256)      (49,048)     (364,955)
 Proceeds from sale of
  property and
  equipment.............          --        56,909       296,026            --            --
 Proceeds from note
  receivable............      29,396            --       155,803            --            --
                         -----------   -----------   -----------   -----------  ------------
    Net cash provided by
     (used in) investing
     activities.........    (340,893)     (189,100)      269,573       (49,048)   (6,253,500)
                         -----------   -----------   -----------   -----------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Purchases of stock.....  (1,534,896)   (2,657,565)     (787,174)     (205,471)           --
 Repurchase of warrants.          --            --      (538,500)           --            --
 Proceeds from long-term
  debt..................          --            --            --            --    29,600,000
 Payments of long-term
  debt..................          --            --       (35,373)           --    (2,976,681)
 Payments of other long-
  term obligations......          --       (37,000)      (39,100)      (13,000)           --
 Deferred offering
  costs.................          --            --            --            --       (31,838)
 Issuance of stock......          --            --            --            --     4,099,230
 Exercise of options....          --            --            --            --        30,775
 Distributions to
  shareholders..........          --            --        (6,548)           --   (20,366,951)
                         -----------   -----------   -----------   -----------  ------------
    Net cash provided by
     (used in) financing
     activities.........  (1,534,896)   (2,694,565)   (1,406,695)     (218,471)   10,354,535
                         -----------   -----------   -----------   -----------  ------------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............     463,630     1,123,770     2,565,763    (1,773,643)    1,535,621
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............     186,243       649,873     1,773,643     1,773,643     4,339,406
                         -----------   -----------   -----------   -----------  ------------
CASH AND CASH
 EQUIVALENTS, end of
 period................. $   649,873   $ 1,773,643   $ 4,339,406   $        --  $  5,875,027
                         ===========   ===========   ===========   ===========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Group Maintenance America Corp. (GroupMAC Parent) was incorporated as a Texas corporation in October, 1996 to build a national company providing heating, ventilation and air conditioning (HVAC), plumbing and electrical services.

  Effective April 30, 1997, GroupMAC Parent entered into an Agreement and Plan of Exchange (the Agreement) with Airtron, Inc. (Airtron), in which $20,366,951 in cash, 14,873,133 shares of GroupMAC Parent preferred stock and 4,652,140 shares of GroupMAC Parent common stock were issued to shareholders of Airtron in exchange for 100 percent of the then outstanding shares of Airtron.

  Although for legal purposes Airtron was acquired by GroupMAC Parent, for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC Parent, due to the fact that the former shareholders of Airtron then owned a majority of GroupMAC Parent's common stock. In connection with the purchase of GroupMAC Parent, the consideration paid to the shareholders of GroupMAC Parent was recorded as a nonrecurring compensation expense of $6,978,300 in the accompanying statements of operations for the four month period ended June 30, 1997. The consolidated financial statements presented herein for the periods prior to the effective date of the acquisition only include the accounts of Airtron. The consolidated statements of shareholders' equity have been converted from Airtron's capital stock structure to GroupMAC Parent's capital stock structure to reflect the exchange of shares pursuant to the Agreement. The cash paid to the Airtron shareholders, net of existing liabilities to former shareholders, has been treated as a distribution to the Airtron shareholders. The consolidated group of companies are collectively referred to herein as GroupMAC and Subsidiaries or "the Company." All significant intercompany balances have been eliminated. Concurrent with the initial public offering of the Company's common stock, the Company intends to change its fiscal year end from February 28 to December 31.

  Airtron was incorporated in 1970 as a Delaware Corporation. Airtron installs and services brand name heating and air conditioning equipment for residential and commercial customers located in Ohio, Indiana, Kentucky, Florida and Texas.

  In May and June 1997, the Company acquired in separate transactions seven additional residential or commercial service companies (the Acquired Companies), through a combination of cash and preferred and common stock of the Company. Subsequent to June 30, 1997 the Company acquired three additional companies and has signed definitive agreements to acquire 13 others.

  The acquisitions of the Acquired Companies were accounted for as purchase business combinations, with the results of operations included in the Company's financial statements from the effective date of acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information

  The interim consolidated financial statements for the four months ended June 30, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues from service and maintenance contracts are recognized over the life of the contracts. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

Cash and Cash Equivalents

  Cash equivalents of approximately $911,000, $2,189,000 and $3,823,000 at February 29, 1996, February 28, 1997 and June 30, 1997, respectively, consist of short-term investments in money market funds. For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for income taxes were approximately $2,946,000, $2,452,000, $2,586,000 and $456,000 for the years ended February 28, 1995, February 29, 1996 and February 28, 1997 and the four months ended June 30, 1997, respectively.

Investments

  The Company classifies all investments held for the deferred compensation plan with readily determinable fair values as trading securities. These securities are recorded at fair value with unrealized holding gains and losses reported in earnings. Where readily determinable fair values are not available, investments are recorded at cost.

Inventories

  Inventories consist primarily of purchased materials and supplies. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed principally using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures of major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Goodwill

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

Stock-Based Compensation

  SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Warranty Costs

  The Company generally warrants all of its work for a period of one year from the date of installation. A provision for estimated warranty costs is made at the time a product is sold or service is rendered.

Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncement

  Effective March 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

  In February 1997, the Financial Accounting Standards Board issued SFAS 128, Earnings Per Share, which the Company is required to adopt for both interim and annual periods ending after December 15, 1997. SFAS 128 simplifies the earnings per share calculation by replacing primary earnings per share with basic earnings per share, as well as requiring the presentation of fully diluted earnings per share. Basic earnings per share is computed by dividing reported earnings available to common shareholders by the weighted average shares outstanding. The Company's current presentation of net income per share is the same as the fully diluted earnings per share presentation required by SFAS 128.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Net Income Per Share

  Net income per share is calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents. Stock options are regarded as common stock equivalents and are therefore considered in net income per share calculations if dilutive. Common stock equivalents are computed using the treasury stock method. All stock options are dilutive and, accordingly, primary and fully diluted net income per share are the same.

  The following table summarizes weighted average shares outstanding for each of the periods presented (in thousands).

                                                                   FOUR MONTHS ENDED
                           YEAR ENDED   YEAR ENDED   YEAR ENDED        JUNE 30,
                          FEBRUARY 28, FEBRUARY 29, FEBRUARY 28, ---------------------
                              1995         1996         1997        1996       1997
                          ------------ ------------ ------------ ----------- ---------
                                                                 (UNAUDITED)
Shares issued in the
 acquisition of Airtron.   8,008,122    6,190,337    5,172,201    5,172,201  4,652,140
Group Maintenance
 America Corp. shares
 outstanding, excluding
 acquisitions...........          --           --           --           --  2,953,345
Shares issued for the
 acquisition of the
 Acquired Companies.....          --           --           --           --  1,102,513
Stock options, net of
 assumed repurchase of
 common shares as
 treasury stock.........          --           --           --           --    167,297
                           ---------    ---------    ---------    ---------  ---------
                           8,008,122    6,190,337    5,172,201    5,172,201  8,875,295
                           =========    =========    =========    =========  =========

3. BUSINESS COMBINATIONS

  During May and June 1997, the Company acquired the Acquired Companies for an aggregate consideration of approximately $21,608,000. This consisted of $7,705,000 in cash and payables to the former shareholders of the Acquired Companies, and 2,248,000 and 1,110,019 shares of preferred and common stock, respectively. The preferred stock was valued at its redemption value of $1 per share. The common stock was valued at its estimated fair value at the time of the respective acquisition. The Company financed the cash portion of the purchase consideration through borrowings under its credit agreement. Purchase price consideration is subject to final adjustment. The allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information becomes available.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The unaudited pro forma data presented below consists of the combined income statement data for GroupMAC Parent, Airtron and the Acquired Companies as if the acquisitions were effective on the first day of the period being reported (in thousands, except for per share amounts) (unaudited).

                                                           FISCAL   FOUR MONTHS
                                                            YEAR       ENDED
                                                            1996   JUNE 30, 1997
                                                          -------- -------------
       Revenues.......................................... $128,500    $43,900
                                                          ========    =======
       Net income........................................ $  6,000    $ 1,000
                                                          ========    =======
       Net income per share.............................. $   0.68    $  0.11
                                                          ========    =======

  The above pro forma amounts for 1996 include the historical information for each of the companies using their historical year end, rather than the year end of the Company, as the Acquired Companies year end approximates the Company's. The pro forma amounts for 1997 include the results of operations for each of the companies for the four months ended June 30, 1997. Pro forma adjustments included in the amounts above include compensation differentials, adjustment for goodwill amortization over a period of 40 years, elimination of historical interest expense on long-term debt which was repaid, the addition of interest expense on borrowed funds used to finance the acquisition of Airtron and the Acquired Companies, and adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share for 1996 and 1997 assumes all shares issued for the acquisitions of Airtron and the Acquired Companies had been outstanding for the periods presented.

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Other noncurrent assets consists of the following:

                                               FEBRUARY   FEBRUARY   JUNE 30,
                                               29, 1996   28, 1997     1997
                                              ---------- ---------- ----------
Investments restricted for benefit of
 employees:
  Recorded at fair value..................... $4,033,097 $       -- $       --
  Recorded at cost...........................  3,153,360  2,791,491         --
Note receivable..............................    155,803         --         --
Refundable income taxes......................         --         --  2,183,883
Other noncurrent assets......................         --         --    486,092
                                              ---------- ---------- ----------
                                              $7,342,260 $2,791,491 $2,669,975
                                              ========== ========== ==========

  Accrued expenses consists of the following:

Accrued payroll costs and benefits............ $4,423,249 $7,006,790 $3,063,446
Warranties....................................    494,506    544,031    853,592
Other accrued expenses........................    313,774    214,534  1,398,913
                                               ---------- ---------- ----------
                                               $5,231,529 $7,765,355 $5,315,951
                                               ========== ========== ==========

                GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                            (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  The summary of the status of uncompleted contracts is as follows:

                                      FEBRUARY 29,  FEBRUARY 28,    JUNE 30,
                                          1996          1997          1997
                                      ------------  ------------  ------------
Costs incurred....................... $ 14,613,066  $ 13,125,649  $ 16,489,091
Estimated earnings recognized........    2,983,612     2,275,287     3,129,035
                                      ------------  ------------  ------------
                                        17,596,678    15,400,936    19,618,126
Less billings on contracts...........  (19,115,503)  (16,856,709)  (21,355,319)
                                      ------------  ------------  ------------
                                      $ (1,518,825) $ (1,455,773) $ (1,737,193)
                                      ============  ============  ============

  These costs and estimated earnings on uncompleted contracts are included in the accompanying consolidated balance sheets under the following captions:

                                         FEBRUARY 29,   FEBRUARY     JUNE 30,
                                             1996       28, 1997       1997
                                         ------------  -----------  -----------
Costs and estimated earnings in excess
 of billings on uncompleted contracts... $    36,123   $    13,229  $    43,274
Billings in excess of costs and
 estimated earnings on uncompleted
 contracts..............................  (1,554,948)   (1,469,002)  (1,780,467)
                                         -----------   -----------  -----------
                                         $(1,518,825)  $(1,455,773) $(1,737,193)
                                         ===========   ===========  ===========

6. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment were as follows:

                              ESTIMATED
                               USEFUL     FEBRUARY     FEBRUARY     JUNE 30,
                                LIVES     29, 1996     28, 1997       1997
                             ----------- -----------  -----------  -----------
Land........................          -- $   244,813  $   217,551  $   217,551
Building and improvements... 20-30 years     927,631      639,903      639,903
Service and other vehicles..   4-7 years     114,837      134,795    2,533,669
Machinery and equipment.....  5-10 years     679,748      686,319    1,156,245
Office equipment, furniture
 and fixtures...............  5-10 years     667,220      724,013    1,313,933
Leasehold improvements......          --     542,422      550,033      687,214
                                         -----------  -----------  -----------
                                           3,176,671    2,952,614    6,548,515
Less accumulated
 depreciation...............              (1,789,215)  (1,663,372)  (1,827,054)
                                         -----------  -----------  -----------
                                         $ 1,387,456  $ 1,289,242  $ 4,721,461
                                         ===========  ===========  ===========

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. SHORT-AND LONG-TERM DEBT

  Short-and long-term debt consists of the following:

                                                       FEBRUARY    JUNE 30,
                                                       28, 1997      1997
                                                      ----------  -----------
Note payable to former shareholder at 8.25%, due in
 monthly installments of $20,822 including interest,
 repaid in May 1997 with proceeds from the Company's
 Credit Agreement.................................... $1,289,927  $        --
Credit Agreement:
  Revolving credit loan..............................         --      500,000
  Advancing acquisition line of credit loan..........         --    9,100,000
  Term loan..........................................         --   20,000,000
Equipment installment loans payable to banks and
 other financial institutions, interest varying from
 7.5% to 10.25%, payable in monthly installments
 including interest, final installment due January
 1998................................................         --      450,230
Equipment installment loans payable to banks,
 interest varying from 8.75% to 9.0%, secured by
 certain equipment, payable in monthly and quarterly
 installments including interest, final installment
 due November 2000...................................         --      471,295
Notes payable to the former shareholders of an
 Acquired Company at 8%, payable in monthly
 installments through November 2004..................         --      523,669
                                                      ----------  -----------
    Total short- and long-term debt..................  1,289,927   31,045,194
Less short-term borrowings and current maturities....   (148,994)  (4,577,200)
                                                      ----------  -----------
                                                      $1,140,933  $26,467,994
                                                      ==========  ===========

  On May 2, 1997, the Company entered into a credit agreement (the Credit Agreement) with a total commitment of $35 million. The Credit Agreement consists of three portions: (a) a revolving credit agreement up to $3 million for use as working capital, (b) a $12 million advancing acquisition line of credit to finance the acquisitions, and (c) a $20 million term loan to finance the acquisition of Airtron. Borrowings under the Credit Agreement bear interest through October 1998 at the prime rate. Beginning in November 1998, the interest rate is adjusted for margins ranging from 0% to 0.5%, depending on the ratio of the Company's funded debt to its historical earnings before interest, taxes, depreciation and amortization, subject to certain adjustments, as approved by the lender. The Company is subject to commitment fees of 0.25% per annum for the unutilized portion of the revolving credit agreement and the advancing acquisition line of credit. The Credit Agreement prohibits the Company from incurring additional indebtedness, except for indebtedness existing at the time of execution of the Credit Agreement, letters of credit up to $750,000, earn-out obligations and other limitations. The Company may not pay any dividends or repurchase outstanding shares of the Company's stock, except for the purchase of stock of departing officers and employees. The Credit Agreement also requires the Company to maintain certain levels of consolidated net worth and comply with certain other financial covenants. The Company's subsidiaries have guaranteed all borrowings under the Credit Agreement. All outstanding borrowings under the revolving credit agreement are due on or before October 31, 1998, and the advancing acquisition line of credit and the term loan mature on April 30, 2003. At June 30, 1997, the applicable interest rate is 8.5%.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The aggregate maturities of the long-term debt as of June 30, 1997 are as follows:

         YEAR
         ENDING
         JUNE
         30,
         ------
           1998..................................... $ 4,577,200
           1999.....................................   5,168,487
           2000.....................................   5,498,520
           2001.....................................   5,450,153
           2002.....................................   5,450,153
           Thereafter...............................   4,900,681
                                                     -----------
                                                     $31,045,194
                                                     ===========

8. DUE TO SHAREHOLDERS

  Under the Agreement, part of the cash purchase price paid to shareholders relates to the tax benefits which will be received by the Company related to the exercise of previously outstanding warrants and distributions under deferred compensation arrangements. A liability and deferred tax asset of $9,744,500 have been recognized in the accompanying consolidated financial statements for an estimate of these amounts as of June 30, 1997.

9. STOCK-BASED COMPENSATION PLANS

  Prior to the Agreement, under an option agreement dated October 24, 1996, GroupMAC Parent granted stock options to directors and senior management to purchase an aggregate of 360,800 shares at an exercise price of $3.08. Subsequent to the Agreement the Company did not grant any stock options through June 30, 1997. Under this option agreement, options representing 350,800 shares of common stock were outstanding at June 30, 1997 and there were options representing 28,000 shares of common stock available for grant.

  The following is a summary of stock option activity and number of shares reserved for outstanding options.

                                                               OPTION   NUMBER
                                                              PRICE PER   OF
                                                                SHARE   SHARES
                                                              --------- -------
       Granted...............................................   $3.08   291,600
                                                                        -------
       Balance at December 31, 1996..........................           291,600
       Granted...............................................   $3.08    69,200
                                                                        -------
       Balance at April 30, 1997, date of Agreement..........           360,800
       Exercised.............................................   $3.08   (10,000)
                                                                        -------
       Balance at June 30, 1997..............................           350,800
                                                                        =======

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES
                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The Company has adopted the disclosure-only provisions of the Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, compensation cost has been recognized only for the options which have an exercise price less than the fair value of the underlying stock at date of grant. Had compensation cost for the Company's stock option plan been determined consistent with the provisions of SFAS No. 123, net income and net income per share would have been decreased by the following pro forma amounts:

                                                                    FOUR MONTHS
                                                                       ENDED
                                                                     JUNE 30,
                                                                       1997
                                                                    -----------
Net Loss:
  As Reported...................................................... $(5,824,682)
  Pro forma........................................................ $(5,853,682)
Net Loss Per Share:
  As Reported...................................................... $     (0.66)
  Pro forma........................................................ $     (0.66)

  The pro forma compensation cost may not be representative of that to be expected in future years because options vest over several years and additional awards may be made each year.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for fiscal 1996 for the plan: no dividend yield; expected volatility of 0%; risk-free interest rate of 6.26%; and expected lives of ten years. The weighted average fair value per share of the options granted prior to the Agreement is estimated to be $1.425.

  In July 1994, Airtron extended 60,000 warrants to purchase common shares at $1 each until August 1, 2011. The appraisal for market value of Airtron's stock at that time, was $40 per share, resulting in a charge of $2,400,000 and an offsetting increase in retained earnings in fiscal 1995. All 60,000 warrants were outstanding at February 29, 1996. In August 1996, 15,000 of these warrants were purchased from a former shareholder for $538,500, resulting in a reduction in retained earnings for the original recorded value of the warrants of $600,000 with the offset recorded as other income. At February 28, 1997, 45,000 warrants were outstanding. In connection with the Agreement these warrants were exchanged for cash and preferred and common shares of GroupMAC Parent.

  Airtron had deferred compensation arrangements for certain members of management and the Board of Directors.The assets and liabilities previously recorded by the Company have been reflected as distributions in the accompanying financial statements.

10. SHAREHOLDERS' EQUITY

COMMON STOCK

  The Company is authorized to issue 100 million shares of common stock, $.001 par value. There are 8,707,998 shares of common stock outstanding at June 30, 1997.

  On October 24, 1996, the Company entered into a stock subscription agreement with an individual allowing for the purchase of up to 2.6 million shares of common stock at a purchase price of $3.08 per share. Under this agreement, 0.2 million shares were purchased in October, 1996, 0.2 million in January, 1997,
0.2 million in April, 1997, 880,000 on May 5, 1997, 452,000 on June 12, 1997,
326,000 on July 14, 1997 and additional shares are required to be purchased upon written notice from the Company, but in no event later than October 24, 1998.

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

PREFERRED STOCK

  The Company is authorized to issue up to 50 million shares of preferred stock, par value of $.001 per share, in one or more series. The non-convertible, non-voting preferred stock is redeemable at any time after the initial issuance, in whole or in part, at the option of the Company, at an amount equal to the liquidation value of $1.00 per share plus any accrued but unpaid dividends. In the event that an initial public offering (IPO) has not occurred by June 30, 1999, cumulative dividends accrue commencing July 1, 1999 at an annual rate of $.08 per whole share. Redemption of all outstanding preferred stock is mandatory upon an IPO.

  In connection with certain acquisitions, the Company has issued 15,407,511 shares of preferred stock and warrants to purchase 1,713,622 shares of preferred stock. Subsequent to June 30, 1997, an additional 2,150,462 shares of preferred stock were issued in connection with other acquisitions (see Note
16).

11. INCOME TAXES

  Income tax expense consists of:

                                                                    FOUR MONTHS
                             YEAR ENDED   YEAR ENDED   YEAR ENDED      ENDED
                              FEBRUARY     FEBRUARY     FEBRUARY     JUNE 30,
                              28, 1995     29, 1996     28, 1997       1997
                             -----------  -----------  -----------  -----------
Current:
  Federal................... $ 2,590,000  $ 2,529,500  $(1,020,024) $(1,656,723)
  State and local...........     616,000      536,456      384,338      118,500
                             -----------  -----------  -----------  -----------
                               3,206,000    3,065,956     (635,686)  (1,538,223)
Deferred:
  Federal...................  (2,295,336)  (1,415,000)   2,207,366    2,338,223
  State and local...........          --           --           --           --
                             -----------  -----------  -----------  -----------
                             $   910,664  $ 1,650,956  $ 1,571,680  $   800,000
                             ===========  ===========  ===========  ===========

  Total income tax expense differs from the amounts computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

                                                                   FOUR MONTHS
                             YEAR ENDED   YEAR ENDED   YEAR ENDED     ENDED
                            FEBRUARY 28, FEBRUARY 29, FEBRUARY 28,  JUNE 30,
                                1995         1996         1997        1997
                            ------------ ------------ ------------ -----------
Tax provision (benefit) at
 statutory rate............   $577,906    $1,288,538   $1,328,635  $(1,708,392)
Increase (decrease)
 resulting from:
  State income taxes, net
   of federal benefit......    406,560       354,061      253,663       78,210
  Compensation expense from
   reverse acquisition.....         --            --           --    2,372,622
  Other....................    (73,802)        8,357      (10,618)      57,560
                              --------    ----------   ----------  -----------
                              $910,664    $1,650,956   $1,571,680  $   800,000
                              ========    ==========   ==========  ===========

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The components of the deferred income tax assets and liabilities are as follows:

                              FEBRUARY    FEBRUARY    JUNE 30,
                              29, 1996    28, 1997      1997
                             ----------  ----------  -----------
Deferred income tax assets:
  Allowance for doubtful
   accounts................. $  221,600  $  187,200  $   201,660
  Inventories...............    222,800     245,600      245,590
  Accrued expenses..........    611,200     577,300    1,213,640
  Compensation and benefits.  5,430,000   2,986,600   10,076,080
  Other.....................         --          --      473,360
                             ----------  ----------  -----------
    Total deferred income
     tax assets.............  6,485,600   3,996,700   12,210,330
                             ----------  ----------  -----------
Deferred income tax
 liabilities:
  Depreciation..............     (2,000)    (37,100)    (313,580)
  State franchise tax.......   (163,300)         --      (35,300)
  Other.....................    (24,600)         --     (134,000)
                             ----------  ----------  -----------
    Total deferred income
     tax liabilities........   (189,900)    (37,100)    (482,880)
                             ----------  ----------  -----------
    Net deferred income tax
     assets................. $6,295,700  $3,959,600  $11,727,450
                             ==========  ==========  ===========

  These deferred income tax assets and liabilities are included in the accompanying consolidated balance sheets under the following captions:

Deferred tax assets--current................. $1,338,000 $  764,500 $ 1,607,450
Deferred tax assets--long-term...............  4,957,700  3,195,100  10,120,000
                                              ---------- ---------- -----------
                                              $6,295,700 $3,959,600 $11,727,450
                                              ========== ========== ===========

  Management believes it is more likely than not the Company will realize the benefits of the net deferred tax assets.

12. LEASES

  Operating leases for certain facilities and transportation equipment expire at various dates through 2009. Certain leases contain renewal options. Approximate minimum future rental payments as of June 30, 1997 are as follows:

         1998....................................... $ 2,141,000
         1999.......................................   1,705,000
         2000.......................................   1,341,000
         2001.......................................   1,129,000
         2002.......................................   1,018,000
         Thereafter.................................   5,569,000
                                                     -----------
                                                     $12,903,000
                                                     ===========

  Total rental expense for the years ended February 28, 1995, February 29, 1996 and February 28, 1997 and the four months ended June 30, 1997 was approximately $1,223,000, $1,970,000, $1,726,000 and $584,000, respectively,
(including $328,000, $445,000, $605,000 and $245,000, respectively, to related parties).

               GROUP MAINTENANCE AMERICA CORP. AND SUBSIDIARIES

                           (FORMERLY AIRTRON, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


13. EMPLOYEE BENEFIT PLANS

  Airtron maintains a Profit Sharing and Stock Ownership Plan (the Plan). Substantially all Airtron employees are eligible to participate in the Plan. Airtron's contribution, as determined by the Board of Directors, is based upon the participant's gross pay and amounted to approximately $222,000 in fiscal years ending in 1995, 1996 and 1997 and $74,000 in the four months ended June 30, 1997. In connection with the Agreement (see Note 1) all Airtron shares held by the Plan were exchanged for cash and preferred and common shares of Group MAC Parent.

  Certain of the Acquired Companies maintain defined contribution plans covering substantially all employees.

14. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various legal actions. It is not possible to predict the outcome of these matters; however, in the opinion of management, the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

15. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, restricted investments (carried at cost or fair value--see Note 4) and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximate their fair value.

16. SUBSEQUENT EVENTS

  During July 1997, the Company acquired three companies for an aggregate of approximately $4,088,000 in cash and payables to the former shareholders of the companies, and 2,150,000 and 304,000 shares of preferred and common stock, respectively, along with warrants to purchase 514,000 shares of common stock. The Company financed the cash portion of the purchase consideration through borrowings under its Credit Agreement. The acquisitions will be accounted for under the purchase method. Purchase price consideration is subject to final adjustment. The allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information becomes available.

  The Company has signed definitive agreements to acquire 13 companies with combined annual revenues of approximately $168.7 million for which the closings will occur simultaneously with an initial public offering expected to occur in the last quarter of 1997. Such companies provide HVAC, plumbing and/or electrical services to residential and/or commercial customers. Such services include both new installations and service, repair and replacement work.

  Subsequent to the independent auditors' report, on August 16, 1997, the Company's Board of Directors approved a 1-for-2.5 reverse stock split on the Company's common stock. All share and per share data included in the consolidated financial statements have been restated to reflect the stock split.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
MacDonald-Miller Industries, Inc.

  We have audited the accompanying consolidated balance sheets of MacDonald-Miller Industries, Inc. and subsidiaries as of December 31, 1995, 1996 and June 30, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 1996, and the six-month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MacDonald-Miller Industries, Inc. and subsidiaries as of December 31, 1995 and 1996, and June 30, 1997, and the results of their operations and cash flows for each of the three years ended December 31, 1996 and the six-month period ended June 30, 1997 in conformity with generally accepted accounting principles.

Moss Adams LLP

Seattle, Washington
August 7, 1997, except for Notes 2 and 11, as to which the date is August 18, 1997

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31,        JUNE 30,
                                                 ----------------------- -----------
                                                    1995        1996        1997
                                                 ----------- ----------- -----------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................... $        -- $        -- $        --
  Receivables, less allowance for doubtful
   accounts of $145,000, $137,378 and $149,653,
   respectively:
    Trade.......................................   9,771,993  13,287,714  14,728,290
    Related parties and employees...............     108,840     341,186     672,407
    Unconsolidated affiliate....................     279,000     321,000     388,000
  Inventories...................................     651,442     713,726     814,093
  Costs and estimated earnings in excess of
   billings on uncompleted contracts............   1,356,980   1,342,213   1,015,468
  Prepaid expenses..............................      45,835     117,368      63,403
  Income taxes refundable.......................          --     114,396          --
                                                 ----------- ----------- -----------
      Total current assets......................  12,214,090  16,237,603  17,681,661
PROPERTY AND EQUIPMENT, net.....................   1,159,820   1,436,293   1,555,323
OTHER NONCURRENT ASSETS
  Real estate held for investment...............     510,000     508,066     411,066
  Other assets..................................     106,610     145,861     107,523
  Deferred income taxes.........................     148,000     105,000     196,000
                                                 ----------- ----------- -----------
                                                     764,610     758,927     714,589
                                                 ----------- ----------- -----------
      Total assets.............................. $14,138,520 $18,432,823 $19,951,573
                                                 =========== =========== ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt.......... $   100,136 $    96,000 $    96,000
  Accounts payable..............................   4,525,382   5,148,905   5,241,881
  Notes payable:
    Bank........................................   2,199,134   5,395,816   4,790,113
    Shareholders and related parties............     673,523      30,000      35,340
  Accrued expenses..............................   1,915,968   1,840,699   2,416,748
  Income taxes payable..........................      28,764          --     396,001
  Billings in excess of costs and estimated
   earnings on uncompleted contracts............   1,076,700   1,660,159   1,715,783
                                                 ----------- ----------- -----------
      Total current liabilities.................  10,519,607  14,171,579  14,691,866
LONG-TERM DEBT, net of current maturities.......     699,098     758,149     708,285
DEFERRED COMPENSATION...........................     355,085     189,848     189,848
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value; 150,000 shares
   authorized...................................     198,473     291,539     355,133
  Retained earnings.............................   2,366,257   3,021,708   4,006,441
                                                 ----------- ----------- -----------
      Total shareholders' equity................   2,564,730   3,313,247   4,361,574
                                                 ----------- ----------- -----------
      Total liabilities and shareholders'
       equity................................... $14,138,520 $18,432,823 $19,951,573
                                                 =========== =========== ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 SIX MONTHS ENDED JUNE
                              YEARS ENDED DECEMBER 31,                    30,
                         -------------------------------------  ------------------------
                            1994         1995         1996         1996         1997
                         -----------  -----------  -----------  -----------  -----------
                                                                (UNAUDITED)
REVENUES................ $39,534,230  $45,508,339  $66,058,958  $36,382,305  $38,835,662
COST OF SERVICES........  32,256,651   36,927,012   56,372,933   31,590,195   33,451,024
                         -----------  -----------  -----------  -----------  -----------
    Gross profit........   7,277,579    8,581,327    9,686,025    4,792,110    5,384,638
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............   6,088,076    7,338,381    7,631,851    3,705,694    3,787,822
                         -----------  -----------  -----------  -----------  -----------
    Income from
     operations.........   1,189,503    1,242,946    2,054,174    1,086,416    1,596,816
OTHER INCOME (EXPENSE):
  Interest expense......    (275,490)    (370,603)    (519,842)    (244,135)    (214,381)
  Other.................     (25,865)     (42,527)       7,926       66,751      167,209
                         -----------  -----------  -----------  -----------  -----------
                            (301,355)    (413,130)    (511,916)    (177,384)     (47,172)
    Income before income
     tax provision......     888,148      829,816    1,542,258      909,032    1,549,644
INCOME TAX PROVISION....     325,730      344,238      574,000      347,059      569,001
                         -----------  -----------  -----------  -----------  -----------
NET INCOME.............. $   562,418  $   485,578  $   968,258  $   561,973  $   980,643
                         ===========  ===========  ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                     NUMBER
                                       OF      COMMON    RETAINED
                                     SHARES    STOCK     EARNINGS     TOTAL
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1993.......... 102,603  $117,535  $2,527,242  $2,644,777
  Issuance of common stock..........   2,777    55,540          --      55,540
  Purchase and retirement of common
   stock............................  (2,834)  (79,919)         --     (79,919)
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (738,816)   (738,816)
  Net income........................      --        --     562,418     562,418
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1994.......... 102,546    93,156   2,350,844   2,444,000
  Issuance of common stock..........   4,802   108,514          --     108,514
  Purchase and retirement of common
   stock............................    (100)   (3,197)         --      (3,197)
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (470,165)   (470,165)
  Net income........................      --        --     485,578     485,578
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1995.......... 107,248   198,473   2,366,257   2,564,730
  Issuance of common stock..........   3,977    93,066          --      93,066
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --    (312,807)   (312,807)
  Net income........................      --        --     968,258     968,258
                                     -------  --------  ----------  ----------
BALANCE, December 31, 1996.......... 111,225   291,539   3,021,708   3,313,247
  Issuance of common stock..........   1,800    63,594          --      63,594
  Effects of adjustments related to
   unconsolidated affiliate.........      --        --       4,090       4,090
  Net income........................      --        --     980,643     980,643
                                     -------  --------  ----------  ----------
BALANCE, June 30, 1997.............. 113,025  $355,133  $4,006,441  $4,361,574
                                     =======  ========  ==========  ==========



  The accompanying notes are an integral part of these consolidated financial statements.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED
                             YEARS ENDED DECEMBER 31,                JUNE 30,
                         -----------------------------------  ------------------------
                           1994        1995         1996         1996         1997
                         ---------  -----------  -----------  -----------  -----------
                                                              (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............. $ 562,418  $   485,578  $   968,258  $   561,973  $   980,643
 Adjustments to
  reconcile net income
  to cash flows from
  operating activities:
 Depreciation and
  amortization..........   250,162      266,763      376,391      167,654      210,208
 (Gain) loss on
  disposal of property
  and equipment.........    (7,897)       8,623       18,857           --       24,294
 Allowance for loss on
  real estate held for
  investment............        --           --       25,000       25,000       97,000
 Deferred income taxes..    (9,000)     (67,000)      43,000      (81,000)     (91,000)
 Changes in operating
  assets and
  liabilities:
  (Increase) decrease
   in:
   Trade receivables....   (46,296)  (2,700,456)  (3,515,721)  (1,181,851)  (1,440,576)
   Receivables from
    related parties and
    employees...........  (141,194)      32,354     (232,346)       7,226     (331,221)
   Receivable from
    unconsolidated
    affiliate...........  (176,000)    (103,000)     (42,000)     (21,000)     (67,000)
   Inventories..........   (76,019)      66,366      (62,284)    (310,598)    (100,367)
   Costs and estimated
    earnings in excess
    of billings on
    uncompleted
    contracts...........    41,276     (325,574)      14,767   (1,038,698)     326,745
   Prepaid expenses.....    51,746        1,525      (71,533)    (106,776)      53,965
   Income taxes
    refundable..........        --           --     (114,396)    (154,537)     114,396
   Other assets.........    57,860      (43,860)     (39,251)    (145,625)      38,338
  Increase (decrease)
   in:
   Accounts payable.....  (105,101)     906,917       83,013     (652,636)     691,425
   Accrued expenses.....   446,596      353,195      (75,269)     551,774      576,049
   Income taxes payable.  (216,105)      25,894      (28,764)     (28,764)     396,001
   Billings in excess of
    costs and estimated
    earnings on
    uncompleted
    contracts...........  (159,552)     649,570      583,459      643,626       55,624
   Deferred
    compensation........        --      355,085     (165,237)          --           --
                         ---------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) operating
 activities.............   472,894      (88,020)  (2,234,056)  (1,764,232)   1,534,524
                         ---------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment.........  (452,306)    (654,940)    (686,586)    (534,042)    (365,461)
 Proceeds from sale of
  property and
  equipment.............     9,975       73,841       14,865           --       11,929
 Additions to real
  estate held for
  investment............        --     (510,000)     (23,066)     (21,289)          --
                         ---------  -----------  -----------  -----------  -----------
Net cash used in
 investing activities...  (442,331)  (1,091,099)    (694,787)    (555,331)    (353,532)
                         ---------  -----------  -----------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Disbursements in
  transit...............        --      198,590      540,510    1,338,474     (598,449)
 Increase (decrease) of
  notes payable to bank,
  net...................   895,548      394,297    3,196,682    1,331,530     (605,703)
 Effect of adjustment
  related to
  unconsolidated
  affiliate.............  (738,816)    (470,165)    (312,807)    (345,641)       4,090
 Proceeds from notes
  payable to related
  parties...............   239,613      673,523       55,000       69,452       30,340
 Payments of notes
  payable to related
  parties...............  (288,454)    (231,268)    (698,523)     (20,000)     (25,000)
 Proceeds from long-term
  borrowings............        --      816,932      312,021           --           --
 Payments of long-term
  debt..................   (99,457)    (331,050)    (257,106)     (91,778)     (49,864)
 Proceeds from issuance
  of common stock.......    55,540      108,514       93,066       37,526       63,594
 Purchase and retirement
  of common stock.......   (79,919)      (3,197)          --           --           --
                         ---------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) financing
 activities.............   (15,945)   1,156,176    2,928,843    2,319,563   (1,180,992)
                         ---------  -----------  -----------  -----------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............    14,618      (22,943)          --           --           --
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............     8,325       22,943           --           --           --
                         ---------  -----------  -----------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, end of
 period................. $  22,943  $        --  $        --  $        --  $        --
                         =========  ===========  ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  MacDonald-Miller Industries, Inc. (the Company) (MMI), a Washington corporation, is a mechanical contractor and service company engaged in the design, installation and maintenance of heating, ventilating, air conditioning, plumbing, refrigeration, and automated control systems for commercial and industrial properties. The main areas of operation are in the states of Washington and Oregon.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Principles of Consolidation

  On August 18, 1997, the Company signed an agreement and plan of merger with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC. The merger will close concurrent with the closing of the initial public offering of the common stock of GroupMAC. Prior to the closing of the acquisition, the Company will distribute the net assets of MacDonald-Miller Residential (MMR) (a division of MMI), to its shareholders, in a tax-free distribution.

  The accompanying financial statements exclude MMR, include only the operations of MMI to be acquired in the merger and have been prepared on the basis that the distribution of the net assets of MMR had been completed as of December 31, 1993. Therefore, these financial statements do not include any of the net assets or operations of MMR for the periods presented which were included in previously issued financial statements of MMI. Effects of adjustments related to the unconsolidated affiliate have been shown as a reduction in shareholders' equity for each of the years presented.

  The following provides summary financial information of MMI, including MMR, as presented in previously issued financial statements:

                                    DECEMBER 31,                    JUNE 30,
                         ----------------------------------- -----------------------
                            1994        1995        1996        1996        1997
                         ----------- ----------- ----------- ----------- -----------
                                                             (UNAUDITED) (UNAUDITED)
Revenues................ $42,806,970 $50,371,690 $71,597,840 $38,979,761 $41,972,630
Income from operations..     816,888   1,007,683   1,238,957     395,035   1,605,945
Net income..............     322,226     388,738     384,718     113,768     963,965
Total assets............              15,213,014  19,318,982              20,828,390
Net assets..............               3,317,211   3,794,995               4,822,554

  MMR is a separate operating entity with separate facilities and management. Following is a summary of the net assets of MMR as of June 30, 1997 which will be distributed to shareholders (unaudited):

   Receivables......................................................  $ 726,675
   Inventories......................................................    230,574
   Costs and estimated earnings in excess of billings on uncompleted
    contracts.......................................................    102,038
   Property and equipment...........................................    189,649
   Other assets.....................................................     15,881
   Accounts payable.................................................   (230,250)
   Accrued expenses.................................................   (185,587)
   Due to MMI.......................................................   (388,000)
                                                                      ---------
     Net assets.....................................................  $ 460,980
                                                                      =========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  Amounts reported as due from affiliate in the accompanying balance sheets represent the allocation of bank borrowings attributed to MMR and are expected to be remitted to the Company at the completion of the planned acquisition as separate financing of the division is established.

  The consolidated financial statements include the accounts of MacDonald-Miller Industries, Inc. and its wholly-owned subsidiaries MacDonald-Miller Co., Inc. and MacDonald-Miller Service, Inc. (collectively "the Company"). Intercompany balances and transactions are eliminated in consolidation.

 Interim Financial Information

  The interim financial statements as of June 30, 1996 and for the six months then ended, are unaudited, and certain information and footnote disclosures have been omitted. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include estimated costs to complete contracts in progress which have a direct effect on gross profit.

 Revenue Recognition

  Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion basis using the cost-to-cost method. This method is used because the Company considers contract costs to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the same method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Inventories

  Inventories consist of parts and supplies used in the Company's operations. The inventories are valued at the lower of cost (determined using the first-in, first-out method) or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using straight-line and accelerated methods over the useful life of the assets. Leasehold improvements are amortized over the life of the related lease.

 Disbursements in Transit

  Under the Company's cash management system, checks issued, but not presented to the bank frequently result in overdraft balances for financial accounting purposes. These balances are classified as accounts payable in the balance sheets and as a financing activity in the statements of cash flows.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

 Warranty Costs

  The Company warrants labor for one year on new construction and 90 days after servicing of air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or services.

 Stock-Based Compensation

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). The new standard measures compensation cost using a fair value method, which computes compensation cost as the difference between the options' fair value and the option price on the grant date. However, SFAS No. 123 allows companies to continue to measure compensation cost using the intrinsic value method, which computes compensation cost as the difference between a company's stock price and the option price at the grant date. The Company has elected to continue to use the intrinsic value method.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Income taxes are explained further in Note 9.

 Fair Value of Financial Instruments

  The Company's financial instruments include cash and cash equivalents, billed receivables, loans, short-term debt (a revolving line of credit with a variable interest rate) and long-term debt. The carrying value of these instruments approximate fair value.

 Asset Impairment

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

 Reclassifications

  Certain amounts in the financial statements for 1994 and 1995 have been reclassified to conform with the 1996 presentation. These changes had no effect on operating results.

               MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

3. CONTRACTS RECEIVABLE

  Accounts receivable consists of the following:

                                                   DECEMBER 31,
                                              ----------------------  JUNE 30,
                                                 1995       1996        1997
                                              ---------- ----------- -----------
   Contracts receivable
     Completed contracts..................... $    3,257 $   511,903 $   767,621
     Contracts in progress...................  7,065,294   9,843,152  11,231,253
     Retentions..............................  1,413,742   1,549,731   1,631,527
                                              ---------- ----------- -----------
                                               8,482,293  11,904,786  13,630,401
   Service and maintenance...................  1,110,384   1,219,618   1,195,211
   Other.....................................    324,316     300,688      52,331
                                              ---------- ----------- -----------
                                               9,916,993  13,425,092  14,877,943
   Less allowance for doubtful accounts......    145,000     137,378     149,653
                                              ---------- ----------- -----------
                                              $9,771,933 $13,287,714 $14,728,290
                                              ========== =========== ===========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of status of uncompleted contracts is as follows:

                                              DECEMBER 31,
                                         -----------------------   JUNE 30,
                                            1995        1996         1997
                                         ----------- -----------  -----------
   Costs incurred on uncompleted
    contracts........................... $29,427,252 $36,199,700  $32,045,499
   Estimated earnings...................   5,377,340   5,029,941    4,227,719
                                         ----------- -----------  -----------
                                          34,804,592  41,229,641   36,273,218
   Less billings to date................  34,524,312  41,547,587   36,973,533
                                         ----------- -----------  -----------
                                         $   280,280 $  (317,946) $  (700,315)
                                         =========== ===========  ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                            DECEMBER 31,
                                       ------------------------   JUNE 30,
                                          1995         1996         1997
                                       -----------  -----------  -----------
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts......................... $ 1,356,980  $ 1,342,213  $ 1,015,468
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts.........................  (1,076,700)  (1,660,159)  (1,715,783)
                                       -----------  -----------  -----------
                                       $   280,280  $  (317,946) $  (700,315)
                                       ===========  ===========  ===========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                      ESTIMATED     DECEMBER 31,
                                       USEFUL   ---------------------  JUNE 30,
                                        LIVES      1995       1996       1997
                                      --------- ---------- ---------- ----------
   Machinery and equipment...........  5 years  $  709,983 $  763,572 $  887,108
   Vehicles..........................  5 years     188,267    167,810    139,232
   Office furniture and equipment....  7 years     553,565    600,376    608,090
   Data processing equipment.........  5 years     736,129    955,399  1,039,165
   Communication equipment...........  5 years      90,759    112,419    108,145
   Leasehold improvements............  9 years     179,322    220,432    312,194
                                                ---------- ---------- ----------
                                                 2,458,025  2,820,008  3,093,934
   Less accumulated depreciation.....            1,298,205  1,383,715  1,538,611
                                                ---------- ---------- ----------
                                                $1,159,820 $1,436,293 $1,555,323
                                                ========== ========== ==========

6. REAL ESTATE HELD FOR INVESTMENT

  During 1995, the Company purchased certain real property which was not intended to be used in business operations. The property is encumbered with debt. The debt service payments are calculated using an amortization period of 30 years with interest at 7.88%. Monthly payments, including interest, are $3,000 with the remaining balance due in full in October 2000. The balances of the net book value and long-term debt of the real estate held for investment are as follows:

                                                    DECEMBER 31,
                                                  ------------------  JUNE 30,
                                                    1995      1996      1997
                                                  --------  --------  ---------
   Cost basis.................................... $560,000  $583,066  $ 583,066
   Loss reserve..................................  (50,000)  (75,000)  (172,000)
                                                  --------  --------  ---------
     Net book value.............................. $510,000  $508,066  $ 411,066
                                                  ========  ========  =========
   Long-term debt................................ $401,664  $398,149  $ 396,285
                                                  ========  ========  =========

7. NOTE PAYABLE TO BANK

  The note payable to bank represents the outstanding balance on a $6,000,000 revolving line of credit with interest at the bank's prime rate plus .75%. The weighted average interest rate for December 31, 1995, 1996 and June 30, 1997 was 9.83%, 9.15% and 9.27%, respectively. The line of credit is subject to annual renewal. The note is collateralized by receivables and inventory, and is guaranteed by the executive officers. The Company is required under the agreement to maintain certain financial covenants. These financial covenants include current ratio and tangible net worth requirements, fixed asset addition restrictions, dividend payment restrictions, and certain restrictions regarding changes in ownership.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

8. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                        DECEMBER 31,
                                                      ----------------- JUNE 30,
                                                        1995     1996     1997
                                                      -------- -------- --------
   Note payable to bank, due in monthly installments
    of $8,000 plus interest at prime plus 1%,
    collateralized by equipment.....................  $352,000 $456,000 $408,000
   Note payable, paid in full during 1996...........    45,570       --       --
   Note payable related to real estate (see Note 6).   401,664  398,149  396,285
                                                      -------- -------- --------
                                                       799,234  854,149  804,285
   Less current portion.............................   100,136   96,000   96,000
                                                      -------- -------- --------
                                                      $699,098 $758,149 $708,285
                                                      ======== ======== ========

  The aggregate maturities of the long-term debt for future years ending June 30 are as follows:

      1998............................................................. $ 96,000
      1999.............................................................   96,000
      2000.............................................................  492,285
      2001.............................................................   96,000
      2002.............................................................   24,000
                                                                        --------
                                                                        $804,285
                                                                        ========

9. INCOME TAXES

  The income tax provision consists of:

                                       DECEMBER 31,              JUNE 30,
                                ---------------------------- ------------------
                                  1994      1995      1996     1996      1997
                                --------  --------  -------- --------  --------
   Current..................... $334,730  $411,238  $531,000 $428,059  $660,001
   Deferred....................   (9,000)  (67,000)   43,000  (81,000)  (91,000)
                                --------  --------  -------- --------  --------
                                $325,730  $344,238  $574,000 $347,059  $569,001
                                ========  ========  ======== ========  ========

  Total income tax expense differs from the amounts computed by applying the United States statutory income tax rate to income before income tax provision as a result of the following:

                                       DECEMBER 31,                         JUNE 30,
                         ----------------------------------------- ---------------------------
                           1994    %     1995    %     1996    %     1996    %     1997    %
                         -------- ---- -------- ---- -------- ---- -------- ---- -------- ----
Income tax provision at
 statutory rate......... $301,970 34.0 $282,138 34.0 $524,368 34.0 $309,071 34.0 $526,879 34.0
Increase (reduction) in
 income taxes resulting
 from:
 State income taxes.....    3,200  0.4    2,600  0.3    6,600  0.4    3,300  0.4   10,800  0.7
 Meals and
  entertainment.........   18,100  2.0   22,800  2.7   23,800  1.5   11,900  1.3   13,600  0.9
 Other non-deductible
  expenses..............    2,210  0.2   19,700  2.4    5,600  0.4    5,800  0.6    2,800  0.2
 Other..................      250   --   17,000  2.0   13,632  0.9   16,988  1.9   14,922  0.9
                         -------- ---- -------- ---- -------- ---- -------- ---- -------- ----
                         $325,730 36.6 $344,238 41.4 $574,000 37.2 $347,059 38,2 $569,001 36.7
                         ======== ==== ======== ==== ======== ==== ======== ==== ======== ====

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  The components of the deferred income tax assets and liabilities are as follows:

                                                     DECEMBER 31,
                                                   ------------------  JUNE 30,
                                                     1995      1996      1997
                                                   --------  --------  --------
   Deferred tax assets:
     Warranty reserve............................. $ 44,000  $ 45,000  $ 41,000
     Allowance for doubtful accounts..............   56,000    48,000    51,000
     Loss on sale reserve.........................   17,000    26,000    58,000
     Deferred Compensation........................  121,000    65,000    65,000
     Other........................................       --    18,000    60,000
                                                   --------  --------  --------
       Total deferred income tax assets...........  238,000   202,000   275,000
                                                   --------  --------  --------
   Deferred tax liabilities:
     Contracts in progress........................  (17,000)  (36,000)   (8,000)
     Depreciation.................................  (73,000)  (61,000)  (71,000)
                                                   --------  --------  --------
       Total deferred income tax liabilities......  (90,000)  (97,000)  (79,000)
                                                   --------  --------  --------
       Net deferred income taxes.................. $148,000  $105,000  $196,000
                                                   ========  ========  ========

10. ACCRUED LIABILITIES

  Accrued liabilities consists of:

                                                   DECEMBER 31,
                                               ---------------------  JUNE 30,
                                                  1995       1996       1997
                                               ---------- ---------- ----------
      Payroll................................. $1,176,450 $1,269,823 $1,718,077
      Payroll and business taxes..............    495,867    309,251    488,115
      Other...................................    243,651    261,625    210,556
                                               ---------- ---------- ----------
                                               $1,915,968 $1,840,699 $2,416,748
                                               ========== ========== ==========

11. COMMITMENTS

  The Company conducts its operation from facilities which are leased from an affiliated entity. The lease was amended on August 18, 1997 resulting in increased rental payments which now expire July 2007. The lease modifications are reflected in the schedule below. The Company also leases vehicles and facilities from unrelated companies under agreements expiring at various times through 2001. The Company accounts for these leases as operating leases. Aggregate minimum annual lease payments are as follows:

                  YEARS ENDING                   RELATED
                    JUNE 30,                      PARTY      OTHER      TOTAL
                  ------------                  ---------- ---------- ----------
     1998...................................... $  418,000 $  511,000 $  929,000
     1999......................................    475,000    467,000    942,000
     2000......................................    475,000    350,000    825,000
     2001......................................    475,000    211,000    686,000
     2002......................................    475,000     59,000    534,000
    Thereafter.................................  2,177,000         --  2,177,000
                                                ---------- ---------- ----------
                                                $4,495,000 $1,598,000 $6,093,000
                                                ========== ========== ==========

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

  Rental expense under operating leases:

                     YEARS ENDING                     RELATED
                     DECEMBER 31,                      PARTY    OTHER    TOTAL
                     ------------                     -------- -------- --------
     1994............................................ $380,000 $368,000 $748,000
     1995............................................  380,000  521,000  901,000
     1996............................................  380,000  582,000  962,000
                    PERIOD ENDING
                       JUNE 30,
                    -------------
     1996............................................ $190,000 $300,000 $490,000
     1997............................................  190,000  320,000  510,000

12. RELATED PARTY BALANCES AND TRANSACTIONS

 Notes Payable

  During 1996, the note payable to shareholder was paid in full, which included interest payments of $57,000.

 Receivables

  These balances represent short-term loans granted by the company to shareholders and employees not incurred in the ordinary course of business. The receivables are unsecured.

 Leases

  As further described in Note 11, the Company leases its main plant and office facilities from the Company's president and principal shareholder.

13. EMPLOYEE BENEFIT PLANS

 Pension Plan

  The Company contributes monthly to several union-sponsored pension plans for the benefit of most hourly employees. Such contributions aggregated approximately $2,162,000, $958,000 and $480,000 in 1996, 1995 and 1994,
respectively, and $1,214,000 and $1,140,520 for the period ending June 30, 1997 and 1996, respectively.

 ESOP

  The Company has established an employee stock ownership plan (ESOP) which permits participation by eligible nonunion employees. Contributions are determined at the discretion of the Board of Directors. ESOP expense amounted to $87,000, $360,000 and $354,000 in 1996, 1995 and 1994, respectively. There were no contributions for the periods ending June 30, 1997 and 1996. Subsequent to the sale of the Company to GroupMAC (see Note 2), the ESOP plan will be terminated.

 401(k)

  The Company sponsors a 401(k) salary savings plan for the benefit of all eligible union and nonunion employees. All contributions to the plan are elective by the participants. Matching contributions amounted to $27,371, $29,000 and $26,400 in 1996, 1995 and 1994, respectively, and $88,262 and
$14,430 for the period ending June 30, 1997 and 1996, respectively.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

 Stock Options

  In 1989, several key employees were granted options to purchase 25,000 shares of common stock at fair market value at the date of grant of $20 per share. The options vest and become exercisable in substantially equal annual amounts through December 1998. Unexercised options expire one year after becoming vested or 90 days following termination of employment for reasons other than death or disability, if earlier. Unexercised options may be extended to a maximum of two years after becoming vested with the approval of the Board of Directors.

  During 1995, the Company granted options to six employees to purchase 2,000 shares each of common stock at $31.97 per share, the fair market value at the date of grant. These options are exercisable at the rate of 200 shares annually through June 2004. During 1997, the Company amended the plan and granted options to three additional employees to purchase shares of common stock at $42.05 per share, the fair market value at date of grant.

  The following table shows changes in stock options outstanding:

                                       INCENTIVE STOCK OPTIONS
                                     -----------------------------
                                     AUTHORIZED GRANTED  AVAILABLE     PRICE
                                     ---------- -------  --------- -------------
Balance, December 31, 1994..........   80,000   19,469*    52,100     $20.00
  Creation of new plan..............   20,000       --     20,000
  Granted...........................       --   12,000    (12,000)    $31.97
  Exercised.........................       --   (4,702)        --  $20 to $26.16
  Canceled..........................       --     (975)        --       --
                                      -------   ------    -------
Balance, December 31, 1995..........  100,000   25,792*    60,100  $20 to $31.97
  Exercised.........................       --   (3,977)        --  $20 to $31.97
                                      -------   ------    -------
Balance, December 31, 1996..........  100,000   21,815*    60,100  $20 to $31.97
  Granted...........................       --    5,000     (5,000)    $42.05
  Exercised.........................       --   (1,800)        --  $20 to $42.05
                                      -------   ------    -------
Balance, June 30, 1997..............  100,000   25,015*    55,100  $20 to $42.05
                                      =======   ======    =======

--------
* At the periods ended, the cumulative number of options vested were as follows:

      December 31, 1994................................................... 5,444
      December 31, 1995................................................... 5,444
      December 31, 1996................................................... 5,444
      June 30, 1997....................................................... 2,777

  Upon successful completion of the sale of MMI, all options in the key employees plan will be vested and exercised. The employee plan will be eliminated.

 Incentive Compensation Plan

  During 1995, the Board of Directors established an Incentive Compensation Plan (ICP) on behalf of executive management. The ICP provides that a portion of net income, in excess of an established rate of return on equity, be expensed as incentive compensation. The 1996 and 1995 incentive compensation expense is $10,000 and $710,000, respectively. There was no expense for the period ending June 30, 1997 and 1996. The deferred portion at December 31, 1996 and 1995 of $190,000 and $355,000 is payable in future years depending on operating results of the Company. In the event of operating losses, the deferred pool will be reduced by the lesser of the operating loss, or the deferred pool. Participation in the ICP is subject to certain employment and vesting provisions. The deferred amounts are subordinated to bank and surety credits.

              MACDONALD-MILLER INDUSTRIES, INC. AND SUBSIDIARIES

14. CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to concentrations of credit risk consist of receivables and costs and earnings in excess of billings on uncompleted contracts. Concentrations of credit risk with respect to billed and unbilled receivables are limited due to the large number of customers comprising the Company's customer base. The Company generally does not require collateral, but in most cases can place liens against the property constructed if a default takes place.

15. SIGNIFICANT CUSTOMERS

  During the period ending June 30, 1997, the Company had $17,706,000 or 45% of the periods revenues, and $6,840,000 or 45% of the ending accounts receivable from two customers. The accounts receivable and revenue represent four jobs.

16. SUPPLEMENTAL CASH FLOW INFORMATION

                                     DECEMBER 31,            JUNE 30,
                              -------------------------- -----------------
                                1994     1995     1996     1996     1997
                              -------- -------- -------- -------- --------
   Cash paid during the year
    for:
     Income taxes............ $427,105 $370,000 $405,300 $200,000 $150,000
                              ======== ======== ======== ======== ========
     Interest................ $275,490 $370,604 $519,842 $244,135 $214,381
                              ======== ======== ======== ======== ========

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Masters, Inc.
Gaithersburg, Maryland

  We have audited the accompanying balance sheets of Masters, Inc. as of December 31, 1995, December 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Masters, Inc., as of December 31, 1995, December 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the six month period ended June 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Washington, D.C.
July 24, 1997

                                 MASTERS, INC.

                                 BALANCE SHEETS

                                          DECEMBER 31, DECEMBER 31,  JUNE 30,
                                              1995         1996        1997
               ASSETS                     ------------ ------------ -----------
CURRENT ASSETS:
  Cash and cash equivalents.............. $   535,255  $   670,776  $   637,330
  Accounts receivable, less allowance for
   doubtful accounts of $50,000, $99,290
   and $257,839, respectively............   6,257,622    6,859,307    6,859,621
  Costs and estimated earnings in excess
   of billings on uncompleted contracts..   1,506,793    1,866,172    1,419,830
  Inventories............................     489,063      588,715      621,912
  Prepaid expenses and other assets......      50,166       48,829       70,818
                                          -----------  -----------  -----------
    Total current assets.................   8,838,899   10,033,799    9,609,511
PROPERTY AND EQUIPMENT, net..............     590,229      625,125      609,719
OTHER NONCURRENT ASSETS..................     673,570      673,570      673,570
                                          -----------  -----------  -----------
    Total assets......................... $10,102,698  $11,332,494  $10,892,800
                                          ===========  ===========  ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt.......... $ 1,406,634  $ 1,979,616  $ 1,069,777
  Accounts payable.......................   1,781,218    1,761,200    2,152,392
  Accrued expenses.......................   1,042,627    1,241,727    1,160,127
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts.............................     721,159      627,052      850,687
  Other current liabilities..............     406,163      319,904      395,275
                                          -----------  -----------  -----------
    Total current liabilities............   5,357,801    5,929,499    5,628,258
LONG-TERM DEBT, net of current
 maturities..............................     827,492      800,238      764,932
COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDER'S EQUITY:
  Common stock, par value $1 per share;
   50,000 shares authorized; 5,100 shares
   issued and outstanding................       5,100        5,100        5,100
  Retained earnings......................   3,912,305    4,597,657    4,494,510
                                          -----------  -----------  -----------
    Total shareholder's equity...........   3,917,405    4,602,757    4,499,610
                                          -----------  -----------  -----------
    Total liabilities and shareholder's
     equity.............................. $10,102,698  $11,332,494  $10,892,800
                                          ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                            STATEMENTS OF OPERATIONS

                                                              SIX MONTHS ENDED JUNE
                               YEAR ENDED DECEMBER 31,                 30,
                         ----------------------------------- -----------------------
                            1994        1995        1996        1996        1997
                         ----------- ----------- ----------- ----------- -----------
                                                             (UNAUDITED)
REVENUES................ $30,327,333 $35,160,419 $39,825,843 $18,278,841 $19,318,196
COST OF SERVICES........  28,018,280  31,746,287  35,854,155  16,639,076  17,457,471
                         ----------- ----------- ----------- ----------- -----------
  Gross profit..........   2,309,053   3,414,132   3,971,688   1,639,765   1,860,725
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............   1,664,069   2,373,300   2,483,875   1,008,650   1,196,777
                         ----------- ----------- ----------- ----------- -----------
  Income from
   operations...........     644,984   1,040,832   1,487,813     631,115     663,948
INTEREST EXPENSE........      86,940     102,428     134,718      58,888      64,672
                         ----------- ----------- ----------- ----------- -----------
NET INCOME.............. $   558,044 $   938,404 $ 1,353,095 $   572,227 $   599,276
                         =========== =========== =========== =========== ===========




   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                       TOTAL
                                                COMMON  RETAINED   SHAREHOLDER'S
                                                STOCK   EARNINGS      EQUITY
                                                ------ ----------  -------------
BALANCE, January 1, 1994....................... $5,100 $3,125,114   $3,130,214
  Net income...................................           558,044      558,044
  Dividends paid...............................          (219,912)    (219,912)
                                                ------ ----------   ----------
BALANCE, December 31, 1994.....................  5,100  3,463,246    3,468,346
  Net income...................................           938,404      938,404
  Dividends paid...............................          (489,345)    (489,345)
                                                ------ ----------   ----------
BALANCE, December 31, 1995.....................  5,100  3,912,305    3,917,405
  Net income...................................         1,353,095    1,353,095
  Dividends paid...............................          (667,743)    (667,743)
                                                ------ ----------   ----------
BALANCE, December 31, 1996.....................  5,100  4,597,657    4,602,757
  Net income...................................           599,276      599,276
  Dividends paid...............................          (702,423)    (702,423)
                                                ------ ----------   ----------
BALANCE, June 30, 1997......................... $5,100 $4,494,510   $4,499,610
                                                ====== ==========   ==========




   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                    SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 JUNE 30,
                          -------------------------------------  -----------------------
                             1994         1995         1996         1996        1997
                          -----------  -----------  -----------  ----------- -----------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
 Net income.............  $   558,044  $   938,404  $ 1,353,095   $572,227   $   599,276
 Adjustments to recon-
  cile net income to net
  cash provided by (used
  in) operating activi-
  ties:
 Depreciation...........      227,572      236,131      258,079    144,065       139,740
 Loss(Gain) on disposal
  of assets.............       20,576        8,480        2,223         --          (305)
 Bad debt expense.......      425,602      626,625      434,250    100,000       169,741
 Changes in operating
  assets and liabili-
  ties:
  (Increase) decrease
   in--
   Notes and accounts
    receivable..........     (517,095)  (1,881,816)  (1,035,935)  (701,119)     (170,055)
   Costs and estimated
    earnings in excess
    of billings on un-
    completed contracts.     (104,401)    (278,186)    (359,379)  (667,721)      446,342
   Inventories..........      116,978        9,039      (99,652)    31,423       (33,197)
   Prepaid expenses and
    other assets........      (16,255)     (17,607)       1,337      9,945       (21,989)
  Increase (decrease)
   in--
   Accounts payable.....      380,925      120,221      (20,018)   326,793       391,192
   Billings in excess of
    costs and estimated
    earnings on uncom-
    pleted contracts....       43,624      209,499      (94,107)    26,087       223,635
   Accrued salaries and
    wages...............        2,662       16,042       17,360     58,963        40,363
   Accrued profit shar-
    ing and bonus.......      143,148      256,752      189,431    (43,433)     (162,176)
   Accrued vacation ben-
    efits...............       53,589       40,105       61,561     29,600        35,858
   Payroll taxes and
    withholding.........       22,291       (5,665)     (69,252)    57,517         4,356
   Other current liabil-
    ities...............      238,406       80,814      (86,259)   (52,484)       75,371
                          -----------  -----------  -----------   --------   -----------
Net cash provided by
 (used in) operating ac-
 tivities...............    1,595,666      358,838      552,734   (108,137)    1,738,152
                          -----------  -----------  -----------   --------   -----------
CASH FLOWS FROM INVEST-
 ING ACTIVITIES:
 Purchases of property
  and equipment.........     (284,326)  (1,045,919)    (295,198)  (169,080)     (130,357)
 Proceeds from sale of
  equipment.............       18,208          566           --         --         6,327
                          -----------  -----------  -----------   --------   -----------
 Net cash used in in-
  vesting activities....     (266,118)  (1,045,353)    (295,198)  (169,080)     (124,030)
                          -----------  -----------  -----------   --------   -----------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
 Proceeds from long-term
  debt..................      160,000    1,604,746      659,234    944,234            --
 Payments of long-term
  debt..................   (1,237,110)    (345,617)    (113,506)   (51,018)     (945,145)
 Dividends paid.........     (219,912)    (489,345)    (667,743)  (567,324)     (702,423)
                          -----------  -----------  -----------   --------   -----------
 Net cash provided by
  (used in) financing
  activities............   (1,297,022)     769,784     (122,015)   325,892    (1,647,568)
                          -----------  -----------  -----------   --------   -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH EQUIV-
 ALENTS.................       32,526       83,269      135,521     48,675       (33,446)
CASH AND CASH EQUIVA-
 LENTS, beginning of pe-
 riod...................      419,460      451,986      535,255    535,255       670,776
                          -----------  -----------  -----------   --------   -----------
CASH AND CASH EQUIVA-
 LENTS, end of period...  $   451,986  $   535,255  $   670,776   $583,930   $   637,330
                          ===========  ===========  ===========   ========   ===========

   The accompanying notes are an integral part of these financial statements.

                                 MASTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Masters, Inc. (the Company) is a Mechanical Contractor primarily engaged in the installation of residential and commercial plumbing, heating, air conditioning and sprinkler systems within a 100-mile radius of the Washington, D.C. area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

 Revenue Recognition

  The Company reports revenues from long-term construction contracts in progress based on the percentage-of-completion method of accounting and, therefore, takes into account the costs, estimated earnings and revenues to date on contracts not yet completed.

  The amount of revenue recognized at the statement date is the portion of the total contract price that the cost expended to date bears to the anticipated final total cost, based on current estimates of the cost to complete. Revenue recognized is not necessarily related to the progress billings to customers.

  As contracts extend over one or more years, revisions in estimates of cost and earnings during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

  At the time a loss on a contract becomes known, the entire amount of the estimated loss is recognized in the financial statements.

 Cash and Cash Equivalents

  The Company has a cash management system with its bank that provides for the investment of excess cash balances. The bank transfers the Company's excess cash balances daily to investments that are under the bank's control. At December 31, 1995, December 31, 1996 and June 30, 1997, the balances invested under the cash management system were $1,294,005, $1,198,620 and $1,106,523, respectively. The Company considers its investments with initial maturities of less than 90 days to be cash equivalents.

                                 MASTERS, INC.

 Inventories

  Inventories consist primarily of purchased materials and supplies. Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed by the straight-line method based on the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the remaining lease term or the estimated useful life of the asset. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Warranty Costs

  The Company provides one to two year warranties on their contracts. At December 31, 1995, December 31, 1996 and June 30, 1997, the Company's warranty reserve was $80,000, $159,000 and $192,388, respectively.

 Income Taxes

  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the current taxable income of the Company is taxable to the shareholder who is responsible for the payment of taxes thereon.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

 Reclassification

  Certain amounts reported in the 1995 and 1996 financial statements have been reclassified to conform with the June 30, 1997 presentation.

                                 MASTERS, INC.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accounts receivable consists of the following:

                                           DECEMBER 31, DECEMBER 31,  JUNE 30,
                                               1995         1996        1997
                                           ------------ ------------ ----------
      Trade accounts receivable..........   $5,337,781   $6,064,444  $5,919,387
      Retentions.........................      288,552      226,646     521,686
      Shareholder........................      224,658      238,579     245,539
      Service............................       63,332       50,487      62,057
      Trade notes receivable.............       57,672       36,557      25,366
      Other..............................      335,627      341,884     343,425
                                            ----------   ----------  ----------
                                            $6,307,622   $6,958,597  $7,117,460
      Allowance for sales adjustments and
       doubtful accounts.................      (50,000)     (99,290)   (257,839)
                                            ----------   ----------  ----------
                                            $6,257,622   $6,859,307  $6,859,621
                                            ==========   ==========  ==========

  Accrued expenses consists of the following:

      Accrued salaries and wages.............. $  195,815 $  213,175 $  253,538
      Accrued profit sharing and bonus........    415,837    605,268    443,092
      Accrued vacation benefits...............    307,523    369,084    404,941
      Payroll taxes and withholding...........    123,452     54,200     58,556
                                               ---------- ---------- ----------
                                               $1,042,627 $1,241,727 $1,160,127
                                               ========== ========== ==========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                       DECEMBER 31,  DECEMBER 31,    JUNE 30,
                                           1995          1996          1997
                                       ------------  ------------  ------------
      Costs incurred.................  $ 37,064,954  $ 62,376,659  $ 58,243,065
      Estimated earnings recognized..    15,929,952    26,073,509    24,889,245
                                       ------------  ------------  ------------
                                         52,994,906    88,450,168    83,132,310
      Less billings on contracts.....   (52,209,272)  (87,211,048)  (82,563,167)
                                       ------------  ------------  ------------
                                       $    785,634  $  1,239,120  $    569,143
                                       ============  ============  ============

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

      Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........  $  1,506,793  $  1,866,172  $  1,419,830
      Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........      (721,159)     (627,052)     (850,687)
                                       ------------  ------------  ------------
                                       $    785,634  $  1,239,120  $    569,143
                                       ============  ============  ============

                                 MASTERS, INC.

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                              ESTIMATED
                                USEFUL   DECEMBER 31,  DECEMBER 31,   JUNE 30,
                                LIVES        1995          1996         1997
                              ---------- ------------  ------------  -----------
Leasehold improvements.......  2-7 years $   215,396   $   221,265   $   223,012
Office furniture and
 equipment................... 5-10 years     784,498       838,904       858,900
Automotive equipment.........  3-5 years     399,942       435,623       470,864
Construction machinery and
 equipment................... 8-10 years   1,003,995     1,132,070     1,174,761
                                         -----------   -----------   -----------
                                           2,403,831     2,627,862     2,727,537
Less accumulated
 depreciation................             (1,813,602)   (2,002,737)   (2,117,818)
                                         ===========   ===========   ===========
                                         $   590,229   $   625,125   $   609,719
                                         ===========   ===========   ===========

6. OTHER NONCURRENT ASSETS

  During the fourth quarter of 1995, the Company purchased three model homes from a customer for $673,570 in order to settle certain accounts receivable balances. The Company is not in the real estate business, and intends to sell this real estate. Management believes that the carrying value of these homes approximates their net realizable value based on recent sales in this development.

  The related mortgage note totaling $630,462, $619,627 and $612,915 as of December 31, 1995, December 31, 1996 and June 30, 1997, respectively, matures October 5, 2000, and is payable in monthly installments of $5,843 including principal and interest at 9.25%. The operating results of the investment are not significant.

  Maturities of the mortgage note are as follows:

      YEAR ENDING JUNE 30,
      --------------------
        1998........................................................... $ 14,159
        1999...........................................................   15,525
        2000...........................................................   17,024
        2001...........................................................  566,207
                                                                        --------
                                                                        $612,915
                                                                        ========

7. SHORT AND LONG-TERM DEBT

  The Company has a revolving loan agreement with a bank, which as of December 31, 1995, December 31, 1996 and June 30, 1997, provided for maximum borrowings of $3,000,000, $3,500,000 and $3,500,000, respectively. The agreement has a maturity date of September 1, 1997. Borrowings under this agreement at December 31, 1995, December 31, 1996 and June 30, 1997, amounted to $1,300,000, $1,890,000 and $1,000,000, respectively, with interest at 8.5 percent at December 31, 1995, 8.25 percent at December 31, 1996 and 8.5 percent at June 30, 1997. All advances under the revolving note are cross-collateralized with the notes and mortgage payable discussed below. The debt agreements require among other provisions, the maintenance of certain levels of net worth and working capital, and place restrictions on cash dividends.

  The Company's long term debt for December 31, 1995, December 31, 1996 and June 30, 1997, was $303,664, $270,227 and $221,794, respectively.

                                 MASTERS, INC.

  Long-term debt consists of the following:

                                            DECEMBER 31, DECEMBER 31, JUNE 30,
                                                1995         1996       1997
                                            ------------ ------------ --------
7.75%, due 2/28/97, secured by equipment...   $ 44,484     $  9,198   $     --
8.0%, due 6/25/97, secured by equipment....     33,582       12,999         --
8.25%, due 11/22/00, secured by equipment..    200,002      166,431    148,539
                                              --------     --------   --------
  Total Notes Payable......................    278,068      188,628    148,539
                                              --------     --------   --------
Capitalized lease, payable in monthly
 installments, interest at 15.35%, due
 6/30/00, secured by equipment.............     25,596       21,321     18,928
Capitalized lease, payable in monthly
 installments, interest at 9.07%, due
 4/30/01, secured by equipment.............   $     --     $ 60,278   $ 54,327
                                              --------     --------   --------
  Total Capitalized Leases.................     25,596       81,599     73,255
                                              --------     --------   --------
    Total long-term debt...................    303,664      270,227    221,794
                                              --------     --------   --------
    Less current maturities................    (94,303)     (76,095)   (55,618)
                                              --------     --------   --------
                                              $209,361     $194,132   $166,176
                                              ========     ========   ========

  The aggregate maturities of the long-term debt as of June 30, 1997 are as follows:

      1998............................................................. $ 37,507
      1999.............................................................   40,721
      2000.............................................................   44,211
      2001.............................................................   26,100
                                                                        --------
                                                                        $148,539
                                                                        ========

  Total borrowings under the notes payable with the bank are collateralized by accounts receivable, inventory, and property and equipment of the Company, the personal guarantee of the shareholder, and an assignment of the proceeds of a $2,000,000 life insurance policy on the life of the shareholder.

  Future minimum lease payments under capital leases together with the present value of the net minimum lease payments are as follows:

      YEAR ENDING JUNE 30,
      --------------------
        1998........................................................... $25,183
        1999...........................................................  25,183
        2000...........................................................  25,183
        2001...........................................................  12,954
                                                                        -------
      Total minimum lease payments.....................................  88,503
      Less: Amount representing interest............................... (15,248)
                                                                        -------
      Present value of net minimum lease payments......................  73,255
      Less: Current Portion............................................ (18,111)
                                                                        -------
      Long-term Portion................................................ $55,144
                                                                        =======

  Interest paid by Company on short and long-term debt was as follows:

      Year ending December 31, 1994................................... $106,083
      Year ending December 31, 1995...................................  115,031
      Year ending December 31, 1996...................................  157,435
      Six months ending June 30, 1997.................................   77,445

                                 MASTERS, INC.

8. LEASES

  The Company occupies warehouse and office space which is subject to operating leases. These leases provide for the following annual rental payments:

      YEAR ENDING JUNE 30,
      --------------------
        1998......................................................... $  283,558
        1999.........................................................    280,881
        2000.........................................................    278,094
        2001.........................................................    289,008
        2002.........................................................    296,522
        Thereafter...................................................    165,858
                                                                      ----------
                                                                      $1,593,921
                                                                      ==========

  Total rent expense was $285,353, $268,419 and $293,074 for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively. Rent expense was $140,766 for the six months ended June 30, 1997.

  Office furniture and equipment at December 31, 1995, December 31, 1996 and June 30, 1997, includes $27,500, $96,734 and $96,734, respectively, of equipment under leases that have been capitalized. Accumulated depreciation for such equipment was $2,750 at December 31, 1995, $17,940 at December 31, 1996 and $27,613 at June 30, 1997.

9. RELATED PARTY TRANSACTIONS

  On January 22, 1997, the Company entered into a partnership with the shareholder of the Company for the lease of warehouse and office space. The lease requires an annual base rental of $233,700. The lease extends through February 1, 2003. Rent increases on each anniversary at the rate of 4%. All expenses except base period real estate taxes are paid by the Company. Total rental expense under this lease for the six months ended June 30, 1997, was $97,375.

  The Company leases equipment from a company owned by the shareholder and an officer of the Company. Expense for this equipment was $210,000, $199,925, and $207,972, for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively. Expense for this equipment was $100,803 for the six months ended June 30, 1997.

  The Company makes a monthly payment for advertising to a company owned by the shareholder of the Company. Payments to this company were $0 for the year ended December 31, 1994, and approximately $48,000 for each year ending December 31, 1995 and December 31, 1996. Payments were $24,000 for the six months ended June 30, 1997.

  The Company has an outstanding receivable of $131,633 as of December 31, 1995, December 31, 1996 and June 30, 1997 from a company owned by the shareholder of the Company.

  The shareholder of the Company owes the Company $224,658, $238,579 and $245,539 in notes receivable as of December 31, 1995, December 31, 1996 and June 30, 1997, respectively. The balance includes accrued interest at rates ranging from 7.0% to 8.5% and the notes are payable on demand.

                                 MASTERS, INC.

10. EMPLOYEE BENEFIT PLANS

  The Company adopted a qualified Profit-Sharing and 401(k) Retirement Plan in December 1994. The Plan covers substantially all full time employees. The 401(k) portion of the Plan was effective in January 1995. Contributions are determined based upon the discretion of the Company's Board of Directors. The Company contributed $120,500 and $181,915 to the plan for the years ended December 31, 1995 and December 31, 1996, respectively. A contribution of $70,292 was made for the six months ended June 30, 1997. A favorable determination letter dated January 29, 1996, has been obtained from the Internal Revenue Service.

11. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

12. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximate their fair value.

13. SUBSEQUENT EVENT

  In April 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC, subject to certain conditions including the negotiation of definitive agreements and approval by Directors of both companies.

                                  * * * * * *

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
K & N Plumbing, Heating and Air Conditioning, Inc.

  We have audited the accompanying balance sheet of K & N Plumbing, Heating and Air Conditioning, Inc. as of March 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K & N Plumbing, Heating and Air Conditioning, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
May 20, 1997, except for note 12, for which the date is June 1, 1997

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                                 BALANCE SHEET

                                                                          MARCH 31,
                                                                             1997
                                                                          ----------
                               ASSETS
CURRENT ASSETS:
  Accounts receivable, net of allowance of $98,098....................... $3,410,659
  Inventories............................................................    254,135
  Other receivables......................................................    191,056
  Prepaid expenses and other current assets..............................    155,270
  Deferred income taxes..................................................    109,892
                                                                          ----------
    Total current assets.................................................  4,121,012
PROPERTY AND EQUIPMENT, net..............................................  1,483,869
OTHER NONCURRENT ASSETS..................................................     20,895
                                                                          ----------
    Total assets......................................................... $5,625,776
                                                                          ==========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-term debt......... $1,285,189
  Accounts payable.......................................................  1,399,235
  Accrued expenses.......................................................    627,263
  Deferred service contract revenue......................................     27,970
  Income taxes payable...................................................    120,187
                                                                          ----------
    Total current liabilities............................................  3,459,844
LONG-TERM DEBT, net of current maturities................................    305,685
DEFERRED INCOME TAXES....................................................    252,091
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares authorized;
   5,000 shares issued and outstanding...................................      5,000
  Retained earnings......................................................  1,603,156
                                                                          ----------
    Total shareholders' equity...........................................  1,608,156
                                                                          ----------
    Total liabilities and shareholders' equity........................... $5,625,776
                                                                          ==========


   The accompanying notes are an integral part of these financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                            STATEMENT OF OPERATIONS

                                                                    YEAR ENDED
                                                                     MARCH 31,
                                                                       1997
                                                                    -----------
REVENUES........................................................... $24,279,160
COST OF SERVICES...................................................  20,704,965
                                                                    -----------
  Gross profit.....................................................   3,574,195
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   2,638,037
                                                                    -----------
  Income from operations...........................................     936,158
OTHER INCOME (EXPENSE):
  Interest expense.................................................     (97,390)
  Other............................................................      (3,222)
                                                                    -----------
    Income before income tax provision.............................     835,546
INCOME TAX PROVISION...............................................     314,764
                                                                    -----------
NET INCOME......................................................... $   520,782
                                                                    ===========




   The accompanying notes are an integral part of these financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                                 COMMON  RETAINED  SHAREHOLDERS'
                                                 STOCK   EARNINGS     EQUITY
                                                 ------ ---------- -------------
BALANCE, March 31, 1996......................... $5,000 $1,082,374  $1,087,374
  Net income....................................    --     520,782     520,782
                                                 ------ ----------  ----------
BALANCE, March 31, 1997......................... $5,000 $1,603,156  $1,608,156
                                                 ====== ==========  ==========






    The accompanying notes are an integral part of the financial statements.

               K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                            STATEMENT OF CASH FLOWS

                                                                       YEAR
                                                                       ENDED
                                                                     MARCH 31,
                                                                       1997
                                                                     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income......................................................... $ 520,782
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation......................................................   500,679
  Loss on sales of property and equipment...........................    10,982
  Deferred income taxes.............................................    79,621
  Changes in operating assets and liabilities:
   (Increase) decrease in--
    Accounts receivable.............................................  (566,374)
    Inventories.....................................................  (100,496)
    Other receivables...............................................   141,343
    Prepaid expenses and other current assets.......................    45,096
    Other noncurrent assets.........................................    (4,972)
   Increase (decrease) in--
    Accounts payable................................................    71,813
    Accrued expenses................................................    11,445
    Deferred service contract revenue...............................    27,970
    Income taxes payable............................................   112,851
                                                                     ---------
      Net cash provided by operating activities.....................   850,740
                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment................................  (661,326)
 Proceeds from sales of property and equipment......................    14,442
                                                                     ---------
      Net cash used in investing activities.........................  (646,884)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Checks outstanding in excess of bank balance.......................  (425,718)
 Net borrowings on line of credit...................................    66,382
 Principal payments on shareholder debt.............................   (12,658)
 Proceeds from issuance of installment debt.........................   479,093
 Principal payments on installment debt.............................  (310,955)
                                                                     ---------
      Net cash used in financing activities.........................  (203,856)
                                                                     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................       --
CASH AND CASH EQUIVALENTS, beginning of year........................       --
                                                                     ---------
CASH AND CASH EQUIVALENTS, end of year.............................. $     --
                                                                     =========

   The accompanying notes are an integral part of these financial statements.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1997

1. BUSINESS AND ORGANIZATION

  K & N Plumbing, Heating and Air Conditioning, Inc., (the Company) is primarily engaged in the business of installing plumbing, heating and air conditioning systems for new single-family detached homes in the areas in and around Dallas and Austin, Texas and Las Vegas, Nevada. In addition, the Company is involved in the replacement and repair market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $99,838 and $114,955, respectively, for the year ended March 31, 1997.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis, using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease-term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

 Warranty Costs

  The Company warrants labor for one to two years after installation of new air conditioning and heating units. The Company generally warrants labor for one year after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective April 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consist of the following at March 31, 1997:

    Prepaid expenses.................................................. $ 94,808
    Due from employees................................................   60,462
                                                                       --------
                                                                       $155,270
                                                                       ========
  Accrued expenses consist of the following at March 31, 1997:
    Accrued payroll and related expense............................... $242,845
    Other accrued expenses............................................  384,418
                                                                       --------
                                                                       $627,263
                                                                       ========

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment at March 31, 1997 are as follows:

                                                        ESTIMATED
                                                       USEFUL LIVES
                                                       ------------
  Machinery and equipment.............................  5--7 years  $   554,461
  Service and other vehicles..........................     5 years    2,239,457
  Office equipment, furniture and fixtures............  5--7 years      290,702
  Leasehold improvements..............................         --       290,875
                                                                    -----------
                                                                      3,375,495
  Less accumulated depreciation.......................               (1,891,626)
                                                                    -----------
                                                                    $ 1,483,869
                                                                    ===========

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

  Credit facility in the amount of $1,000,000 with a bank, bearing interest at prime plus 1.5%, secured by trade receivables and inventory....................................................... $  970,321
  Equipment installation loans payable to banks and other financial institutions, interest varying from 7.5% to 10.24%,
   collateralized by certain equipment, payable in monthly
   installments including interest, final installment due January
   1998............................................................    620,553
                                                                    ----------
      Total short- and long-term debt..............................  1,590,874
   Less short-term borrowings and current maturities............... (1,285,189)
                                                                    ----------
                                                                    $  305,685
                                                                    ==========

  The Company had a revolving credit agreement with a bank to provide borrowings up to $1,000,000. The agreement expires on August 30, 1997. The revolving credit agreement was collateralized by accounts receivable, inventories and the personal guarantee of the shareholder. The agreement contained certain covenants with regard to minimum net worth and lending limits of up to 80% of accounts receivable less than 60 days old. Borrowings under the agreement in effect on March 31, 1997, bear interest at 10.0%, which represents prime plus 1.5%. Borrowings outstanding at March 31, 1997 were $970,321. The agreement was repaid in connection with the Company's acquisition, see note 12.

  The aggregate maturities of the short- and long-term debt as of March 31, 1997 are as follows:

  1998............................................................... $1,285,189
  1999...............................................................    246,605
  2000...............................................................     59,080
                                                                      ----------
                                                                      $1,590,874
                                                                      ==========

6. INCOME TAXES

  Income tax expense for the year ended March 31, 1997 consists of:

                                                      CURRENT  DEFERRED  TOTAL
                                                      -------- -------- --------
  Federal............................................ $216,077 $73,166  $289,243
  State..............................................   19,066   6,455    25,521
                                                      -------- -------  --------
                                                      $235,143 $79,621  $314,764
                                                      ======== =======  ========

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

  Tax provision at statutory rate...................................... $284,086
  Increase resulting from:
    State income taxes, net of federal benefit.........................   16,844
    Other..............................................................   13,834
                                                                        --------
                                                                        $314,764
                                                                        ========

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

  The components of the deferred income tax assets and liabilities are as follows:

  Deferred income tax assets:
    Warranty reserves.................................................. $ 41,440
    Deferred service contract revenues.................................   10,349
    Allowance for doubtful accounts....................................   36,296
    Vacation accrual...................................................   21,807
                                                                        --------
      Total deferred income tax asset..................................  109,892
                                                                        --------
  Deferred income tax liabilities:
    Depreciation....................................................... $112,936
    Other..............................................................  139,155
                                                                        --------
      Total deferred income tax liability..............................  252,091
                                                                        --------
      Net deferred income tax liability................................ $142,199
                                                                        ========

7. LEASES

  The Company incurred rent expenses under operating leases of $137,351 for the year ended March 31, 1997. Of such amount, $107,760 related to a facility that is leased by the Company from its shareholder. Under the lease agreement, the Company is to pay for all maintenance, certain taxes and insurance for the facility.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 1997 are as follows:

  1998................................................................. $137,760
  1999.................................................................  107,760
  2000.................................................................  107,760
  2001.................................................................  107,760
  2002 and thereafter..................................................   53,880
                                                                        --------
                                                                        $514,920
                                                                        ========

8. EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) profit-sharing plan covering all employees. Employees may choose to defer up to 15% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 50% of each employee's contributions up to a maximum of 5% of the employee's gross earnings. Contributions made by the Company of $57,400 were charged to operations in the year ended March 31, 1997.

9. SALES TO SIGNIFICANT CUSTOMERS

  During the year ended March 31, 1997, two customers accounted for approximately 30% of the Company's revenues.

10. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

              K & N PLUMBING, HEATING AND AIR CONDITIONING, INC.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12. SUBSEQUENT EVENT

  Effective June 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired all the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business will be redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
A-ABC Appliance, Inc. and
 A-1 Appliance & Air Conditioning, Inc.:

  We have audited the accompanying combined balance sheets of A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc. (collectively referred to as the Company) as of December 31, 1996 and May 31, 1997, and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the five months ended May 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of A-ABC Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc. as of December 31, 1996 and May 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the five months ended May 31, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                            COMBINED BALANCE SHEETS

                                                         DECEMBER 31,  MAY 31,
                                                             1996        1997
                                                         ------------ ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................   $  760,291  $  654,324
  Accounts receivable..................................      144,519     217,461
  Other receivables....................................       35,226         --
  Inventories..........................................      570,007     517,587
  Due from related parties and employees...............       30,912     162,580
  Prepaid expenses.....................................       13,289      57,090
                                                          ----------  ----------
    Total current assets...............................    1,554,244   1,609,042
PROPERTY AND EQUIPMENT, net............................      905,447     702,310
GOODWILL, net of accumulated amortization of $9,195 and
 $9,820, respectively..................................       50,808      50,183
OTHER NONCURRENT ASSETS................................      334,372     263,599
                                                          ----------  ----------
    Total assets.......................................   $2,844,871  $2,625,134
                                                          ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt.................   $  176,717  $  168,425
  Accounts payable.....................................      265,080     425,196
  Accrued expenses.....................................      183,797     213,732
  Due to related parties...............................      315,474     342,584
  Deferred service contract revenue....................      196,217     175,134
                                                          ----------  ----------
    Total current liabilities..........................    1,137,285   1,325,071
LONG-TERM DEBT, net of current maturities..............      844,549     779,511
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock.........................................        3,300       3,300
  Additional paid-in capital...........................      304,140     304,140
  Retained earnings....................................      555,597     213,112
                                                          ----------  ----------
    Total shareholders' equity.........................      863,037     520,552
                                                          ----------  ----------
    Total liabilities and shareholders' equity.........   $2,844,871  $2,625,134
                                                          ==========  ==========


    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                          FIVE MONTHS ENDED
                                            YEAR ENDED         MAY 31,
                                           DECEMBER 31, ----------------------
                                               1996        1996        1997
                                           ------------ ----------  ----------
                                                      (UNAUDITED)
REVENUES..................................  $8,546,450  $3,382,901  $3,419,026
COST OF SERVICES..........................   5,446,934   2,147,150   2,227,471
                                            ----------  ----------  ----------
  Gross profit............................   3,099,516   1,235,751   1,191,555
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................   2,766,293   1,124,839     996,082
                                            ----------  ----------  ----------
  Income from operations..................     333,223     110,912     195,473
OTHER INCOME (EXPENSE):
  Interest expense........................     (94,434)    (36,628)    (34,313)
  Interest income.........................      10,653       1,619       3,702
  Other...................................         779     (15,130)     (7,760)
                                            ----------  ----------  ----------
NET INCOME................................  $  250,221  $   60,773  $  157,102
                                            ==========  ==========  ==========




    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN   RETAINED   SHAREHOLDERS'
                                      STOCK   CAPITAL   EARNINGS      EQUITY
                                      ------ ---------- ---------  -------------
BALANCE, December 31, 1995........... $3,300  $304,140  $ 305,376    $ 612,816
  Net income.........................    --        --     250,221      250,221
                                      ------  --------  ---------    ---------
BALANCE, December 31, 1996...........  3,300   304,140    555,597      863,037
  Net income.........................    --        --     157,102      157,102
  Distributions to shareholders......    --        --    (499,587)    (499,587)
                                      ------  --------  ---------    ---------
BALANCE, May 31, 1997................ $3,300  $304,140  $ 213,112    $ 520,552
                                      ======  ========  =========    =========



    The accompanying notes are an integral part of these combined financial statements.

        A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           FIVE MONTHS ENDED
                                             YEAR ENDED         MAY 31,
                                            DECEMBER 31, ---------------------
                                                1996        1996       1997
                                            ------------ ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income................................  $ 250,221    $  60,773  $ 157,102
 Adjustments to reconcile net income to net
  cash
  provided by (used in) operating
  activities:
   Depreciation and amortization...........    318,259      138,454    133,448
   Gain from sales of property and
    equipment..............................    (18,765)     (18,765)       --
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable...................     (8,567)    (194,850)   (72,942)
     Other receivables.....................    (28,778)       1,611     35,226
     Inventories...........................     17,073      (31,888)    52,420
     Due from related parties and
      employees............................      1,703        6,000    (11,186)
     Prepaid expenses......................     40,965      (16,391)   (43,801)
     Other noncurrent assets...............     (4,952)      (4,391)    24,940
    Increase (decrease) in--
     Accounts payable......................    (33,128)     143,415    160,116
     Accrued expenses......................   (120,496)      69,937     29,935
     Due to related parties................    (43,945)    (359,419)  (315,474)
     Deferred service contract revenue.....     36,714       94,838    (21,083)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           operating activities............    406,304     (110,676)   128,701
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.......   (456,877)    (277,614)    (4,335)
 Proceeds from sales of property and
  equipment................................     20,585       20,585        --
                                             ---------    ---------  ---------
      Net cash used in investing
       activities..........................   (436,292)    (257,029)    (4,335)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt..............    376,714      376,714        --
 Payments of long-term debt................   (135,202)     (71,677)   (73,330)
 Distributions to shareholders.............        --           --    (157,003)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           financing activities............    241,512      305,037   (230,333)
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................    211,524      (62,668)  (105,967)
CASH AND CASH EQUIVALENTS, beginning of
 period....................................    548,767      548,767    760,291
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...  $ 760,291    $ 486,099  $ 654,324
                                             =========    =========  =========

    The accompanying notes are an integral part of these combined financial statements.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  A-ABC Appliance, Inc. (A-ABC) and A-1 Appliance & Air Conditioning, Inc. (A-
1), (collectively referred to as the Company), are under common ownership. As common control exists among the entities, the financial statements have been combined for all periods presented. There have been no intercompany transactions between the entities. A-ABC and A-1 are primarily engaged in the installation and servicing of heating and air conditioning systems, as well as home appliances, for residential and light commercial customers in the Dallas, Texas area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim combined financial statements for the five months ended May 31, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results of the entire fiscal year.

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon completion of service. Revenues on service and maintenance contracts are recognized over the life of the contract.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $92,052 and $34,313 for the year ended December 31, 1996 and the five months ended May 31, 1997, respectively.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Other noncurrent assets consists of the following:

                                                          DECEMBER 31, MAY 31,
                                                              1996       1997
                                                          ------------ --------
  Covenant not to compete, net of accumulated
   amortization of $247,500 and $293,333, respectively...   $302,500   $256,667
  Other noncurrent assets................................     31,872      6,932
                                                            --------   --------
                                                            $334,372   $263,599
                                                            ========   ========
  Accrued expenses consists of the following:
  Accrued payroll costs and benefits.....................   $100,151   $165,233
  Other accrued expenses.................................     83,646     48,499
                                                            --------   --------
                                                            $183,797   $213,732
                                                            ========   ========

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED
                                            USEFUL    DECEMBER 31,    MAY 31,
                                             LIVES       1996          1997
                                          ----------- ------------  -----------
   Land..................................         --  $    15,000   $       --
   Buildings and improvements............ 20-30 years     138,958           --
   Service and other vehicles............   4-7 years   1,191,155     1,193,253
   Office equipment, furniture and
    fixtures.............................  5-10 years     450,086       452,323
   Leasehold improvements................         --      214,691       214,691
                                                      -----------   -----------
                                                        2,009,890     1,860,267
   Less accumulated depreciation.........              (1,104,443)   (1,157,957)
                                                      -----------   -----------
                                                      $   905,447   $   702,310
                                                      ===========   ===========

5. GOODWILL AND OTHER NONCURRENT ASSETS

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  Other noncurrent assets include a covenant not to compete and deferred charges related to the "Asset Purchase and Sale Agreement" made between the Company's shareholders and former owners. The covenant not to compete and deferred charges are amortized on a straight-line basis for a period of five years, which is the period of the covenant in the agreement.

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                         DECEMBER 31,  MAY 31,
                                                             1996       1997
                                                         ------------ ---------
   Equipment installment loans payable to banks and
    other financial institutions, interest varying from
    8.75% to 9.0%, secured by certain equipment,
    payable in monthly and quarterly installments
    including interest, final installment
    due November 2000..................................   $  471,554  $ 419,900
   Notes payable to the former shareholders of A-1
    Appliance & Air Conditioning, Inc. at 8%, payable
    in monthly installments of $7,783, including
    interest, final installment due November 2004......      549,712    528,036
                                                          ----------  ---------
       Total long-term debt............................    1,021,266    947,936
   Less current maturities.............................     (176,717)  (168,425)
                                                          ----------  ---------
                                                          $  844,549  $ 779,511
                                                          ==========  =========

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

  The aggregate maturities of the long-term debt as of December 31, 1996 are as follows:

                                                     A-ABC     A-1     COMBINED
                                                    -------- -------- ----------
   1997............................................ $ 97,304 $ 79,413 $  176,717
   1998............................................  101,507   80,613    182,120
   1999............................................  108,743   71,823    180,566
   2000............................................   79,251   66,660    145,911
   2001............................................   23,435   72,477     95,912
   Thereafter......................................      --   240,040    240,040
                                                    -------- -------- ----------
                                                    $410,240 $611,026 $1,021,266
                                                    ======== ======== ==========

7. SHAREHOLDERS' EQUITY

  The authorized, issued and outstanding common stock of the Company at December 31, 1996 and May 31, 1997 is summarized as follows:

                                                  NUMBER OF SHARES
                                           ------------------------------ COMMON
                                           AUTHORIZED ISSUED  OUTSTANDING STOCK
                                           ---------- ------- ----------- ------
   A-ABC voting...........................       50        50        50   $  250
   A-ABC non-voting.......................       50        50        50       50
   A-1....................................  300,000   300,000   300,000    3,000
                                            -------   -------   -------   ------
     Total................................  300,100   300,100   300,100   $3,300
                                            =======   =======   =======   ======

  The voting common stock and non-voting common stock of A-ABC have stated values of $5 and $1 per share, respectively. The common stock of A-1 has a stated value of $0.01 per share.

8. LEASES

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

                                                     A-ABC      A-1    COMBINED
                                                   ---------- ------- ----------
   1997........................................... $   99,000 $27,000 $  126,000
   1998...........................................     99,000  27,000    126,000
   1999...........................................     99,000  27,000    126,000
   2000...........................................     99,000  11,250    110,250
   2001...........................................     99,000     --      99,000
   Thereafter.....................................    717,750     --     717,750
                                                   ---------- ------- ----------
                                                   $1,212,750 $92,250 $1,305,000
                                                   ========== ======= ==========

  Total rental expense for the year ended December 31, 1996 and the five months ended May 31, 1997 was $136,200 and $58,200, respectively.

9. RELATED PARTY TRANSACTIONS

  The Company leases the office building and warehouse from a shareholder of A-ABC and A-1. The Company also pays management fees to a company owned by a shareholder for administrative and operational services. The management agreement is renewed annually.

       A-ABC APPLIANCE, INC. AND A-1 APPLIANCE & AIR CONDITIONING, INC.

  In May 1997, the Company sold land and buildings and improvements to a shareholder for the recorded book value of $120,482. In addition, the Company declared $342,584 of distributions to shareholders, which were not paid as of May 31, 1997.

  At December 31, 1996 and May 31, 1997, the Company had amounts due to related parties of $315,474 and $342,584, respectively, and amounts due from related parties of $23,174 and $145,070, respectively.

10. EMPLOYEE BENEFIT PLAN

  The Company has a contributory 401(k) plan covering substantially all employees. Contributions to this plan, determined annually, are at the discretion of the Board of Directors. Authorized contributions for the year ended December 31, 1996 and the five months ended May 31, 1997 amounted to $20,258 and $9,942, respectively.

11. ADVERTISING

  The Company expenses advertising costs as incurred. Total advertising expense for the year ended December 31, 1996 and the five months ended May 31, 1997 amounted to $401,722 and $136,350, respectively, and is included in selling, general and administrative expenses in the accompanying combined statements of operations.

12. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and long-term debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

14. SUBSEQUENT EVENT

  Effective June 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
 Arkansas Mechanical Services, Inc.
 and Mechanical Services, Inc.:

  We have audited the accompanying combined balance sheets of Arkansas Mechanical Services, Inc. and Mechanical Services, Inc. (collectively referred to as the Company) as of December 31, 1996 and June 30, 1997, and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Arkansas Mechanical Services, Inc. and Mechanical Services, Inc. as of December 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                            COMBINED BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
               ASSETS                                  ------------ ----------
CURRENT ASSETS:
  Cash and cash equivalents...........................  $  124,687  $   20,123
  Accounts receivable.................................     960,574   1,337,571
  Inventories.........................................      55,036      75,862
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................      52,310      36,203
  Due from related parties............................      21,291      17,553
  Prepaid expenses and other current assets...........       8,795      11,508
                                                        ----------  ----------
    Total current assets..............................   1,222,693   1,498,820
PROPERTY AND EQUIPMENT, net...........................     634,996     632,862
GOODWILL, net of accumulated amortization of $11,265
 and $11,922, respectively............................      14,975      14,318
OTHER NONCURRENT ASSETS...............................       1,217       1,383
                                                        ----------  ----------
    Total assets......................................  $1,873,881  $2,147,383
                                                        ==========  ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................  $  513,157  $  500,352
  Accounts payable....................................     529,497     725,177
  Accrued expenses....................................     157,811      69,571
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................     117,526      99,690
  Due to related parties..............................          --      35,150
                                                        ----------  ----------
    Total current liabilities.........................   1,317,991   1,429,940
LONG-TERM DEBT, net of current maturities.............     205,170     192,645
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock........................................      26,000      26,000
  Retained earnings...................................     371,983     546,061
  Treasury stock, at cost.............................     (47,263)    (47,263)
                                                        ----------  ----------
    Total shareholders' equity........................     350,720     524,798
                                                        ----------  ----------
    Total liabilities and shareholders' equity........  $1,873,881  $2,147,383
                                                        ==========  ==========


    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                        SIX MONTHS ENDED JUNE
                                            YEAR ENDED           30,
                                           DECEMBER 31, ----------------------
                                               1996        1996        1997
                                           ------------ ----------  ----------
                                                      (UNAUDITED)
REVENUES..................................  $6,237,166  $3,460,144  $4,028,775
COST OF SERVICES..........................   4,773,451   2,663,083   3,168,537
                                            ----------  ----------  ----------
    Gross profit..........................   1,463,715     797,061     860,238
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................   1,082,470     525,206     583,120
                                            ----------  ----------  ----------
    Income from operations................     381,245     271,855     277,118
OTHER INCOME (EXPENSE):
  Interest expense........................     (51,408)    (22,908)    (32,160)
  Other...................................      30,104      17,321       2,120
                                            ----------  ----------  ----------
NET INCOME................................  $  359,941  $  266,268  $  247,078
                                            ==========  ==========  ==========




    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                      COMMON  RETAINED   TREASURY  SHAREHOLDERS'
                                       STOCK  EARNINGS    STOCK       EQUITY
                                      ------- ---------  --------  -------------
BALANCE, December 31, 1995........... $26,000 $ 252,756  $(47,263)   $ 231,493
  Net income.........................      --   359,941        --      359,941
  Distributions to shareholders......      --  (240,714)       --     (240,714)
                                      ------- ---------  --------    ---------
BALANCE, December 31, 1996...........  26,000   371,983   (47,263)     350,720
  Net income.........................      --   247,078        --      247,078
  Distributions to shareholders......      --   (73,000)       --      (73,000)
                                      ------- ---------  --------    ---------
BALANCE, June 30, 1997............... $26,000 $ 546,061  $(47,263)   $ 524,798
                                      ======= =========  ========    =========



    The accompanying notes are an integral part of these combined financial statements.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, --------------------
                                                  1996       1996       1997
                                              ------------ ---------  ---------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.................................   $ 359,941   $ 266,268  $ 247,078
 Adjustments to reconcile net income to net
  cash provided by operating activities--
  Depreciation and amortization.............     109,624      65,735     89,354
  Changes in operating assets and liabili-
   ties:
  (Increase) decrease in--
   Accounts receivable......................    (368,388)   (366,932)  (376,997)
   Inventories..............................     (10,142)        (34)   (20,826)
   Costs and estimated earnings in excess of
    billings on uncompleted contracts.......     (27,750)    (52,223)    16,107
   Due from related parties.................      69,661      85,066      3,738
   Prepaid expenses and other current as-
    sets....................................      (5,009)    (20,847)    (2,879)
  Increase (decrease) in--
   Accounts payable.........................     215,954     367,492    195,680
   Accrued expenses.........................      43,524      10,842    (88,240)
   Billings in excess of costs and estimated
    earnings on uncompleted contracts.......      23,641     (71,807)   (17,836)
   Due to related parties...................     (41,609)    (41,609)    35,150
                                               ---------   ---------  ---------
     Net cash provided by operating activi-
      ties..................................     369,447     241,951     80,329
                                               ---------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment........    (237,113)   (130,895)   (86,563)
 Proceeds from sales of property and equip-
  ment......................................      15,000          --         --
                                               ---------   ---------  ---------
     Net cash used in investing activities..    (222,113)   (130,895)   (86,563)
                                               ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from short-term borrowings........     590,000     440,000    110,000
 Payments of short-term borrowings..........    (410,000)   (260,000)  (100,000)
 Proceeds from long-term debt...............     194,326      98,775     37,499
 Payments of long-term debt.................    (145,389)    (39,145)   (72,829)
 Distributions to shareholders..............    (295,714)   (155,000)   (73,000)
                                               ---------   ---------  ---------
     Net cash provided by (used in) financ-
      ing activities........................     (66,777)     84,630    (98,330)
                                               ---------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS................................      80,557     195,686   (104,564)
CASH AND CASH EQUIVALENTS, beginning of pe-
 riod.......................................      44,130      44,130    124,687
                                               ---------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of period....   $ 124,687   $ 239,816  $  20,123
                                               =========   =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Arkansas Mechanical Services, Inc. (AMS) and Mechanical Services, Inc.
(MSI), (collectively referred to as the Company), are under common ownership. As common control exists among the entities, the financial statements have been combined for all periods. All significant intercompany transactions and balances have been eliminated in combination. The Company is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in Little Rock and Fayetteville, Arkansas and the surrounding areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim combined financial statements for the six months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $51,408 and $32,160 for the year ended December 31, 1996 and the six months ended June 30, 1997.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

                                                           DECEMBER 31, JUNE 30,
                                                               1996       1997
                                                           ------------ --------
      Accrued payroll costs and benefits..................  $ 115,949   $63,339
      Other accrued expenses..............................     41,862     6,232
                                                            ---------   -------
                                                            $ 157,811   $69,571
                                                            =========   =======

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ ----------
      Costs incurred..................................  $1,493,806  $2,232,909
      Estimated earnings recognized...................     246,687     247,900
                                                        ----------  ----------
                                                         1,740,493   2,480,809
      Less billings on contracts......................   1,805,709   2,544,296
                                                        ----------  ----------
                                                        $  (65,216) $  (63,487)
                                                        ==========  ==========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                        DECEMBER 31, JUNE 30,
                                                            1996       1997
                                                        ------------ --------
      Costs and estimated earnings in excess of
       billings on uncompleted contracts...............  $  52,310   $ 36,203
      Billings in excess of costs and estimated
       earnings on uncompleted contracts...............   (117,526)   (99,690)
                                                         ---------   --------
                                                         $ (65,216)  $(63,487)
                                                         =========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED
                                              USEFUL   DECEMBER 31,  JUNE 30,
                                              LIVES        1996        1997
                                            ---------- ------------ ----------
      Service and other vehicles...........  4-7 years  $  654,491  $  696,871
      Machinery and equipment.............. 5-10 years     228,766     233,744
      Office equipment, furniture and
       fixtures............................ 5-10 years      69,698      98,121
      Leasehold improvements...............         --      75,785      86,567
                                                        ----------  ----------
                                                         1,028,740   1,115,303
      Less accumulated depreciation........               (393,744)   (482,441)
                                                        ----------  ----------
                                                        $  634,996  $  632,862
                                                        ==========  ==========

6. GOODWILL

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                     ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

7. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                       DECEMBER 31, JUNE 30,
                                                           1996       1997
                                                       ------------ ---------
Revolving line of credit with a bank with a maximum
 amount of $300,000; interest accrues at prime plus
 .75% and is payable monthly; secured by accounts
 receivable and the personal guarantee of the
 shareholders; due on demand..........................  $ 100,000   $  75,000
Revolving line of credit with a bank with a maximum
 amount of $250,000; interest accrues at 10.0% and is
 payable monthly; secured by accounts receivable and
 the personal guarantee of the shareholders; due on
 demand with a maturity date of June 1997.............    180,000          --
Revolving line of credit with a bank with a maximum
 amount of $400,000; interest accrues at prime plus
 1.5% and is payable monthly; secured by accounts
 receivable and the personal guarantee of the
 shareholders; due on demand with a maturity date of
 February 1998........................................         --     215,000
Equipment installment notes to a bank; interest
 accrued at various rates, payable in monthly
 installments, including interest, of $14,256, final
 installment due 2001; secured by service and other
 vehicles and the personal guarantee of stockholders..    275,603     259,718
Note payable to a bank; interest accrues at 9.5%;
 payable in monthly installments including interest,
 of $2,025, final installments, due August 1997;
 secured by personal guarantee of the shareholder.....     92,512      83,731
Equipment installment notes to a bank; interest
 varying from 7.5% to 10.0%; payable in monthly
 installments of various amounts, including interest,
 through 2000; secured by service and other vehicles..     39,366      33,287
Note payable to a company affiliated through common
 ownership; interest accrued at 9.0%; payable in
 monthly installments, including interest of $981,
 final installment due December 1999; unsecured.......     30,846      26,261
                                                        ---------   ---------
  Total short- and long-term debt.....................    718,327     692,997
Less short-term borrowings and current maturities.....   (513,157)   (500,352)
                                                        ---------   ---------
                                                        $ 205,170   $ 192,645
                                                        =========   =========

  The aggregate maturities of the short- and long-term debt as of December 31, 1996 are as follows:

                                                        AMS      MSI    COMBINED
                                                      -------- -------- --------
      1997........................................... $320,107 $193,050 $513,157
      1998...........................................   69,749   12,758   82,507
      1999...........................................   68,141   10,827   78,968
      2000...........................................   40,023    2,723   42,746
      2001...........................................      949       --      949
                                                      -------- -------- --------
                                                      $498,969 $219,358 $718,327
                                                      ======== ======== ========

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8. SHAREHOLDERS' EQUITY

  The authorized, issued and outstanding common stock of the Company at December 31, 1996 and June 30, 1997 is summarized as follows:

                                                  NUMBER OF SHARES
                                             ---------------------------
                                                                TREASURY COMMON
                                   AMORTIZED ISSUED OUTSTANDING  STOCK    STOCK
                                   --------- ------ ----------- -------- -------
      AMS.........................  100,000  6,000     6,000     1,900   $ 6,000
      MSI.........................    1,000    400       333        --    20,000
                                    -------  -----     -----     -----   -------
        Total.....................  101,000  6,400     6,333     1,900   $26,000
                                    =======  =====     =====     =====   =======

  The common stock of AMS has a par value of $1 per share. The common stock of MSI has a par value of $1 per share, but has a stated value of $60 per share. MSI must maintain $20,000 in shareholders' equity in order to retain its contractors license.

9. LEASES

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as December 31, 1996 are as follows:

                                                           AMS    MSI   COMBINED
                                                         ------- ------ --------
      1997.............................................. $17,608 $6,912 $24,520
      1998..............................................  14,400  2,656  17,056
      1999..............................................  14,400     --  14,400
                                                         ------- ------ -------
                                                         $46,408 $9,568 $55,976
                                                         ======= ====== =======

  In addition to the above lease commitments, the Company leases office and warehouse space under a month-to-month operating lease, with monthly payments of $3,200. Total rental expense for the year ended December 31, 1996 and the six months ended June 30, 1997 was $76,409 and $38,421, respectively.

10. RELATED PARTY TRANSACTIONS

  The Company rents certain facilities from related parties. Total rent expense for these facilities for the year ended December 31, 1996 and the six months ended June 30, 1997 was $75,696 and $29,608, respectively. AMS rents certain vehicles from a company affiliated through common ownership. Total rent expense for these vehicles for the year ended December 31, 1996 and the six months ended June 30, 1997 was $7,300 and $3,300, respectively.

  The Company obtains data processing and other services from a company affiliated through common ownership. The total expense for these services for the year ended December 31, 1996 and the six months ended June 30, 1997 was $120,564 and $60,282, respectively.

11. EMPLOYEE BENEFIT PLAN

  Non-office employees are participants in a multi-employer defined contribution plan pursuant to the collective bargaining agreement of the union. Contributions for the year ended December 31, 1996 and the six months ended June 30, 1997, were $91,316 and $57,512, respectively.

                    ARKANSAS MECHANICAL SERVICES, INC. AND
                           MECHANICAL SERVICES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

12. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's combined financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

14. ACQUISITION OF COMPANY

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC, subject to certain conditions including the negotiation of definitive agreements and approval by Directors of both companies.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Callahan Roach Products and Publications, Inc.

  We have audited the accompanying balance sheet of Callahan Roach Products and Publications, Inc. as of February 28, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callahan Roach Products and Publications, Inc. as of February 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 30, 1997

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                                 BALANCE SHEETS

                                                       FEBRUARY 28,  JUNE 30,
                                                           1997        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $ 27,161    $105,939
  Accounts receivable.................................     10,104         --
  Inventories.........................................     44,567      46,837
                                                         --------    --------
    Total current assets..............................     81,832     152,776
PROPERTY AND EQUIPMENT, net...........................    126,374     117,843
                                                         --------    --------
    Total assets......................................   $208,206    $270,619
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................   $ 60,595    $ 60,629
  Accounts payable....................................     76,043      71,427
  Accrued expenses....................................     21,892      18,436
  Income taxes payable................................      2,576      14,407
                                                         --------    --------
    Total current liabilities.........................    161,106     164,899
LONG-TERM DEBT, net of current maturities.............     24,558      17,607
DEFERRED INCOME TAXES.................................      8,260       8,760
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares
   authorized;
   1,000 shares issued and outstanding................      1,000       1,000
  Retained earnings...................................     13,282      78,353
                                                         --------    --------
    Total shareholders' equity........................     14,282      79,353
                                                         --------    --------
    Total liabilities and shareholders' equity........   $208,206    $270,619
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                             FOUR MONTHS ENDED
                                                 YEAR ENDED  ------------------
                                                FEBRUARY 28, JUNE 30,  JUNE 30,
                                                    1997       1996      1997
                                                ------------ --------  --------
                                                                (UNAUDITED)
REVENUES.......................................  $1,552,708  $639,702  $597,042
COST OF SERVICES...............................     310,816   108,479   130,710
                                                 ----------  --------  --------
  Gross profit.................................   1,241,892   531,223   466,332
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...   1,238,075   438,965   379,697
                                                 ----------  --------  --------
  Income from operations.......................       3,817    92,258    86,635
OTHER INCOME (EXPENSES):
  Interest expense.............................      (9,196)   (2,187)   (5,197)
  Other........................................      (6,497)        9    (1,367)
                                                 ----------  --------  --------
   Income (loss) before income taxes...........     (11,876)   90,080    80,071
INCOME TAX PROVISION...........................         --     19,000    15,000
                                                 ----------  --------  --------
NET INCOME (LOSS)..............................  $  (11,876) $ 71,080  $ 65,071
                                                 ==========  ========  ========




   The accompanying notes are an integral part of these financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                       TOTAL
                                                  COMMON RETAINED  SHAREHOLDERS'
                                                  STOCK  EARNINGS     EQUITY
                                                  ------ --------  -------------
BALANCE, February 28, 1996....................... $1,000 $ 25,158    $ 26,158
  Net loss.......................................    --   (11,876)    (11,876)
                                                  ------ --------    --------
BALANCE, February 28, 1997.......................  1,000   13,282      14,282
  Net income (unaudited).........................    --    65,071      65,071
                                                  ------ --------    --------
BALANCE, June 30, 1997 (unaudited)............... $1,000 $ 78,353    $ 79,353
                                                  ====== ========    ========





    The accompanying notes are an integral part of the financial statements.

                 CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                        FOUR MONTHS ENDED
                                        YEAR ENDED  ---------------------------
                                       FEBRUARY 28, JUNE 30,  JUNE 30,
                                           1997       1996      1997
                                       ------------ --------  --------
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)....................  $ (11,876)  $ 71,080  $ 65,071
 Adjustments to reconcile net income
  (loss) to net cash
  provided by operating activities:
   Depreciation.......................     26,587      2,395    17,872
   Deferred income taxes..............        --         --        500
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable..............     (8,890)    (9,983)   10,104
     Inventories......................      7,673      8,551    (2,270)
    Increase (decrease) in--
     Accounts payable.................     (4,555)   (54,180)   (4,616)
     Accrued expenses.................     14,051      2,462    (3,456)
     Income taxes payable.............       (589)    18,858    11,831
                                        ---------   --------  --------
      Net cash provided by operating
       activities.....................     22,401     39,183    95,036
                                        ---------   --------  --------
CASH FLOWS USED IN INVESTING
 ACTIVITIES:
 Purchases of property and equipment..   (103,577)   (43,945)   (9,341)
                                        ---------   --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings (repayments) on bank
  line of credit......................     35,701      1,535      (443)
 Proceeds from long-term debt.........     46,100     28,174       --
 Payment on long-term debt............    (11,405)      (723)   (6,474)
                                        ---------   --------  --------
      Net cash provided by (used in)
       financing activities...........     70,396     28,986    (6,917)
                                        ---------   --------  --------
NET INCREASE (DECREASE) IN CASH.......    (10,780)    24,224    78,778
CASH AND CASH EQUIVALENTS, beginning
 of period............................     37,941     37,941    27,161
                                        ---------   --------  --------
CASH AND CASH EQUIVALENTS, end of
 period...............................  $  27,161   $ 62,165  $105,939
                                        =========   ========  ========



   The accompanying notes are an integral part of these financial statements.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Callahan Roach Products and Publications, Inc., (the Company) is primarily engaged in the business of selling marketing products and pricing models to independent service companies which install and service heating and air conditioning systems nationally.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  Interim financial statements as of June 30, 1997 and for the four months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from service contracts are recognized as services are performed.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $9,196 and $3,123, respectively, for the year ended February 28, 1997.

 Inventories

  Inventories consists of supplies used in providing the Company's products and services. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property, Equipment and Depreciation

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective March 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

2. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consist of the following at February 28, 1997:

   Accrued payroll and related expense................................. $14,051
   Other accrued expenses..............................................   7,841
                                                                        -------
                                                                        $21,892
                                                                        =======

3. PROPERTY AND EQUIPMENT

  A summary of property and equipment at February 28, 1997 is as follows:

                                                           ESTIMATED
                                                          USEFUL LIVES
                                                          ------------
   Furniture and fixtures................................  3-7 years   $179,641
   Less accumulated depreciation.........................               (53,267)
                                                                       --------
     Property and equipment, net.........................              $126,374
                                                                       ========

4. INCOME TAXES

  There is no Federal income tax provision as losses were incurred and a valuation allowance has been established against future benefits deriving from the carryforward of these losses. The deferred income tax liability results primarily from tax depreciation in excess of book depreciation on property and equipment.

                CALLAHAN ROACH PRODUCTS AND PUBLICATIONS, INC.

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following at February 28, 1997:

   Credit facility in the amount of $100,000 with a bank, bearing interest at 12.75%................................................  $42,584
   Equipment loans payable to financial institutions, interest varying from 12% to 19%, collateralized by certain equipment, payable in monthly installments including interest,
    final installment due February 2000...............................   42,569
                                                                        -------
                                                                         85,153
   Less short-term borrowings and current maturities..................  (60,595)
                                                                        -------
                                                                        $24,558
                                                                        =======

  The Company has a revolving credit agreement with a bank to provide borrowings up to $100,000. The revolving credit agreement is collateralized by the personal guarantees of shareholders. Borrowings under the agreement in effect on February 28, 1997, bear interest at 12.5%. Borrowings outstanding at February 28, 1997 were $42,584.

  Maturities of short- and long-term debt are as follows:

   YEAR ENDING
   FEBRUARY 28,
   ------------
    1998................................................................ $60,595
    1999................................................................  16,375
    2000................................................................   8,183
                                                                         -------
                                                                         $85,153
                                                                         =======

6. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

7. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

8. SUBSEQUENT EVENT

  Effective July 1, 1997, Group Maintenance America Corp. (GroupMAC) acquired the Company in a merger transaction for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the Company will be redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Central Carolina Air Conditioning Company:

  We have audited the accompanying balance sheets of Central Carolina Air Conditioning Company (the Company) as of October 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Carolina Air Conditioning Company as of October 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                                 BALANCE SHEETS

                                                         OCTOBER 31,  JUNE 30,
                                                            1996        1997
                                                         ----------- ----------
                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents.............................. $  440,289  $  457,132
 Accounts receivable....................................    627,783     867,913
 Inventories............................................    292,215     246,225
 Costs and estimated earnings in excess of billings on
  uncompleted contracts.................................    113,653     168,226
 Due from related parties...............................    505,003     175,448
 Prepaid expenses and other current assets..............    240,089     219,149
                                                         ----------  ----------
  Total current assets..................................  2,219,032   2,134,093
PROPERTY AND EQUIPMENT, net.............................    459,553     674,948
OTHER NONCURRENT ASSETS.................................     37,098      38,498
                                                         ----------  ----------
  Total assets.......................................... $2,715,683  $2,847,539
                                                         ==========  ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current maturities of long-
  term debt............................................. $   64,283  $      979
 Accounts payable.......................................    322,848     274,887
 Accrued expenses.......................................    261,300     232,751
 Billings in excess of costs and estimated earnings on
  uncompleted contracts.................................     48,399      39,131
 Deferred service contract revenue......................    755,047     762,821
                                                         ----------  ----------
  Total current liabilities.............................  1,451,877   1,310,569
DEFERRED SERVICE CONTRACT REVENUE.......................    211,397     204,304
DEFERRED COMPENSATION LIABILITY.........................     55,373      60,670
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock--$10 par value; 2,000 shares authorized,
  issued and outstanding................................     20,000      20,000
 Additional paid-in capital.............................     23,140      23,140
 Retained earnings......................................    953,896   1,228,856
                                                         ----------  ----------
  Total shareholders' equity............................    997,036   1,271,996
                                                         ----------  ----------
  Total liabilities and shareholders' equity............ $2,715,683  $2,847,539
                                                         ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                            STATEMENTS OF OPERATIONS

                                                          EIGHT MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                            OCTOBER 31,  ----------------------
                                               1996         1996        1997
                                            -----------  ----------  ----------
                                                       (UNAUDITED)
REVENUES................................... $8,161,356   $5,139,628  $5,463,051
COST OF SERVICES...........................  5,182,045    3,267,848   3,224,802
                                            ----------   ----------  ----------
  Gross profit.............................  2,979,311    1,871,780   2,238,249
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..................................  2,598,253    1,672,596   1,648,388
                                            ----------   ----------  ----------
  Income from operations...................    381,058      199,184     589,861
OTHER INCOME (EXPENSE):
 Interest expense..........................     (9,841)      (6,073)     (3,087)
 Interest income...........................     30,219       17,611      28,472
 Other.....................................    (40,166)      13,487      11,233
                                            ----------   ----------  ----------
NET INCOME................................. $  361,270   $  224,209  $  626,479
                                            ==========   ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                            ADDITIONAL                 TOTAL
                                    COMMON   PAID-IN    RETAINED   SHAREHOLDERS'
                                     STOCK   CAPITAL    EARNINGS      EQUITY
                                    ------- ---------- ----------  -------------
BALANCE, October 31, 1995.......... $20,000  $23,140   $  973,595   $1,016,735
 Net income........................     --       --       361,270      361,270
 Distributions to shareholders.....     --       --      (380,969)    (380,969)
                                    -------  -------   ----------   ----------
BALANCE, October 31, 1996..........  20,000   23,140      953,896      997,036
 Net income........................     --       --       626,479      626,479
 Distributions to shareholders.....     --       --      (351,519)    (351,519)
                                    -------  -------   ----------   ----------
BALANCE, June 30, 1997............. $20,000  $23,140   $1,228,856   $1,271,996
                                    =======  =======   ==========   ==========





   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                            STATEMENTS OF CASH FLOWS

                                                           EIGHT MONTHS ENDED
                                             YEAR ENDED         JUNE 30,
                                             OCTOBER 31,  ----------------------
                                                1996         1996        1997
                                             -----------  -----------  ---------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income................................. $  361,270   $  224,209   $ 626,479
 Adjustments to reconcile net income to net
  cash
  provided by (used in) operating
  activities:
   Depreciation.............................    200,548      140,707     142,535
   Gain on sales of property and equipment..    (13,811)      (3,344)        --
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable....................   (144,095)    (243,215)   (240,130)
     Inventories............................      6,516       62,058      45,990
     Costs and estimated earnings in excess
      of billings on uncompleted contracts..    (73,301)     (52,611)    (54,573)
     Due from related parties...............   (340,792)    (481,044)    329,555
     Prepaid expenses and other current
      assets................................    (55,800)      91,214      20,940
     Other noncurrent assets................      1,750        1,050      (1,400)
    Increase (decrease) in--
     Accounts payable.......................     75,239        7,192     (47,961)
     Accrued expenses.......................    (82,481)    (123,859)    (28,549)
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts.............................     31,913       71,245      (9,268)
     Deferred service contract revenue......     17,670      (31,809)        681
     Deferred compensation liability........      7,945        5,297       5,297
                                             ----------   ----------   ---------
      Net cash provided by (used in)
       operating activities.................     (7,429)    (332,910)    789,596
                                             ----------   ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment........   (244,128)    (266,117)   (357,930)
 Proceeds from sales of property and
  equipment.................................     25,615        3,344         --
                                             ----------   ----------   ---------
      Net cash used in investing activities.   (218,513)    (262,773)   (357,930)
                                             ----------   ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from short- and long-term debt....    125,000      125,000         --
 Payments of short- and long-term debt......   (120,203)     (14,655)    (63,304)
 Distributions to shareholders..............   (380,969)    (196,994)   (351,519)
                                             ----------   ----------   ---------
      Net cash used in financing activities.   (376,172)     (86,649)   (414,823)
                                             ----------   ----------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS................................   (602,114)    (682,332)     16,843
CASH AND CASH EQUIVALENTS, beginning of
 period.....................................  1,042,403    1,042,403     440,289
                                             ----------   ----------   ---------
CASH AND CASH EQUIVALENTS, end of period.... $  440,289   $  360,071   $ 457,132
                                             ==========   ==========   =========

   The accompanying notes are an integral part of these financial statements.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
1. BUSINESS AND ORGANIZATION

  Central Carolina Air Conditioning Company (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential and commercial customers in the Greensboro and Winston Salem, North Carolina areas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the eight months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $9,841 and $3,087 for the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company also offers an extended service warranty on sales of air conditioning and heating units, for coverage up to five years after installation. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal and North Carolina tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company makes distributions to the shareholders' each year at least in amounts necessary to pay personal income tax payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective November 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Prepaid expenses.......................................  $ 96,620   $ 69,732
   Cash value of life insurance...........................   119,331    130,801
   Other current assets...................................    24,138     18,616
                                                            --------   --------
                                                            $240,089   $219,149
                                                            ========   ========

  Cash value of life insurance represents the cash value of six life insurance policies.

  Accrued expenses consists of the following:

   Accrued payroll costs and benefits........................ $124,208 $175,831
   Accrued bonus and profit sharing..........................   95,195      --
   Other accrued expenses....................................   41,897   56,920
                                                              -------- --------
                                                              $261,300 $232,751
                                                              ======== ========

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Costs incurred.........................................  $464,107   $526,315
   Estimated earnings recognized..........................   177,188    269,364
                                                            --------   --------
                                                             641,295    795,679
   Less billings on contracts.............................   576,041    666,584
                                                            --------   --------
                                                            $ 65,254   $129,095
                                                            ========   ========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...............................   $113,653   $168,226
   Billings in excess of costs and estimated earnings on
    uncompleted contracts...............................    (48,399)   (39,131)
                                                           --------   --------
                                                           $ 65,254   $129,095
                                                           ========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                          ESTIMATED   OCTOBER 31,   JUNE 30,
                                         USEFUL LIVES    1996         1997
                                         ------------ -----------  -----------
   Service and other vehicles...........   4-7 years  $ 1,026,498  $ 1,320,858
   Machinery and equipment..............  5-10 years      203,362      206,399
   Office equipment, fixtures and
    fixtures............................  5-10 years      373,146      392,231
   Leasehold improvements...............         --       294,877      306,087
                                                      -----------  -----------
                                                        1,897,883    2,225,575
   Less accumulated depreciation........               (1,438,330)  (1,550,627)
                                                      -----------  -----------
                                                      $   459,553  $   674,948
                                                      ===========  ===========

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Revolving line of credit with a bank, with a maximum
    amount
    of $200,000 through February 1, 1997; interest
    accrues at prime
    (8.25% as of October 31, 1996) and is payable
    monthly;
    unpaid principal due on demand.......................   $50,000     $--
   Note payable to bank, due in monthly installments of
    $1,167, with interest
    of 8% per annum and secured by vehicles; matures July
    15, 1997.............................................     9,998      979
   Note payable to bank, due in monthly installments of
    $1,093, with interest
    of 7.25% per annum and secured by vehicles; matures
    February 15, 1997....................................     4,285      --
                                                            -------     ----
                                                            $64,283     $979
                                                            =======     ====

  The Company had a revolving line of credit with a bank to provide unsecured borrowings of up to $200,000. Interest accrued at prime and was payable monthly. This agreement matured in February 1997. Upon maturity, the Company obtained another revolving line of credit to provide borrowings of up to $300,000 with a loan maturity date of March 1, 1998. Other terms of the agreement were unchanged.

7. LEASES

  The Company leases its office building and warehouse from a shareholder under a 20-year lease terminating in October 2016. The rent is $9,125 for the first three years and increases by 2.5% at the beginning of the fourth, seventh, tenth, thirteenth, sixteenth and nineteenth years.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of October 31, 1996 are as follows:

   1997.............................................................. $  109,500
   1998..............................................................    109,500
   1999..............................................................    109,500
   2000..............................................................    112,238
   2001..............................................................    112,238
   Thereafter........................................................  1,799,369
                                                                      ----------
                                                                      $2,352,345
                                                                      ==========

8. RELATED PARTY TRANSACTIONS

  The Company leases its office building and warehouse from shareholders of the Company. For the year ended October 31, 1996 and the eight months ended June 30, 1997, the Company paid $119,526 and $81,741, respectively, related to these leases. As of October 31, 1996 and June 30, 1997, the Company has unsecured advances to various shareholders totaling $444,933 and $136,400, respectively. In addition, the Company has a mortgage receivable from the President and shareholder of $60,070 and $39,048 as of October 31, 1996 and June 30, 1997, respectively. These amounts are included in the amounts due from related parties in the accompanying balance sheets.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

9. EMPLOYEE BENEFIT PLAN

  The Company maintains a voluntary 401(k) plan (the Plan) covering its qualified employees. Employees may choose to defer up to 10% of their compensation during the Plan year, not to exceed Internal Revenue Service limitations, by contributing to the Plan. The Company matches 100% of each employee's contributions up to a maximum of 5% of the employee's gross earnings. Contributions made by the Company of $18,902 and $10,938 were charged to operations in the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

10. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

12. ACQUISITION OF COMPANY

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC, subject to certain conditions including the negotiation of definitive agreements and approval by Directors of both companies.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hallmark Air Conditioning, Inc.:

  We have audited the accompanying consolidated balance sheets of Hallmark Air Conditioning, Inc. and subsidiary (the Company) as of February 28, 1997 and May 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended February 28, 1997 and the three months ended May 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hallmark Air Conditioning, Inc. and subsidiary as of February 28, 1997 and May 31, 1997, and the results of their operations and their cash flows for the year ended February 28, 1997 and the three months ended May 31, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 11, 1997

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                         FEBRUARY 28,  MAY 31,
                                                             1997        1997
                                                         ------------ ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................   $  203,739  $  229,466
  Accounts receivable, net of allowance for doubtful
   accounts
   of $4,039 and $8,078, respectively..................      139,143     220,122
  Inventories..........................................      359,380     395,684
  Due from related parties.............................       43,977      38,140
  Deferred income taxes................................      163,673     160,527
  Prepaid expenses and other current assets............      244,257     184,829
                                                          ----------  ----------
    Total current assets...............................    1,154,169   1,228,768
PROPERTY AND EQUIPMENT, net............................      224,504     203,424
GOODWILL, net of accumulated amortization of $6,418 and
 $8,344, respectively..................................      109,113     107,187
DUE FROM RELATED PARTIES...............................       29,476      29,476
OTHER NONCURRENT ASSETS................................      131,990     128,040
                                                          ----------  ----------
    Total assets.......................................   $1,649,252  $1,696,895
                                                          ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-
   term debt...........................................   $   46,989  $   31,896
  Current obligations under capital leases.............       69,628      69,628
  Accounts payable.....................................       75,655     224,327
  Accrued expenses.....................................      146,658     197,154
  Deferred service contract revenue....................      310,927     294,453
                                                          ----------  ----------
    Total current liabilities..........................      649,857     817,458
LONG-TERM DEBT, net of current maturities..............      181,570     191,434
OBLIGATIONS UNDER CAPITAL LEASES, net of current
 maturities............................................       54,733      45,440
DEFERRED SERVICE CONTRACT REVENUE......................      159,708     144,204
DEFERRED INCOME TAXES..................................       22,429      19,283
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$100 par value; 500 shares authorized;
   180 shares issued and outstanding...................       18,000      18,000
  Retained earnings....................................      560,889     459,761
  Net unrealized gain on marketable securities.........        2,066       1,315
                                                          ----------  ----------
    Total shareholders' equity.........................      580,955     479,076
                                                          ----------  ----------
    Total liabilities and shareholders' equity.........   $1,649,252  $1,696,895
                                                          ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 THREE MONTHS ENDED
                                   YEAR ENDED          MAY 31,
                                   FEBRUARY 28, ----------------------
                                       1997        1996        1997
                                   ------------ ----------  ----------
                                              (UNAUDITED)
REVENUES..........................  $6,516,181  $1,642,422  $1,558,526
COST OF SERVICES..................   3,461,490     879,293     826,626
                                    ----------  ----------  ----------
  Gross profit....................   3,054,691     763,129     731,900
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES..........   3,045,942     676,118     811,982
                                    ----------  ----------  ----------
  Income (loss) from operations...       8,749      87,011     (80,082)
OTHER INCOME (EXPENSE):
  Interest expense................     (30,647)     (7,436)    (30,135)
  Interest income.................      16,106       4,082      11,652
  Other...........................       3,227     (11,319)        --
                                    ----------  ----------  ----------
   Income (loss) before income tax
    provision.....................      (2,565)     72,338     (98,565)
INCOME TAX PROVISION..............      18,114      12,120       2,563
                                    ----------  ----------  ----------
NET INCOME (LOSS).................  $  (20,679) $   60,218  $ (101,128)
                                    ==========  ==========  ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          NET
                                                       UNREALIZED
                                                        GAIN ON       TOTAL
                                    COMMON  RETAINED   MARKETABLE SHAREHOLDERS'
                                     STOCK  EARNINGS   SECURITIES    EQUITY
                                    ------- ---------  ---------- -------------
BALANCE, February 29, 1996......... $18,000 $ 581,568    $  853     $ 600,421
  Net loss.........................     --    (20,679)      --        (20,679)
  Net unrealized gain on marketable
   securities......................     --        --      1,213         1,213
                                    ------- ---------    ------     ---------
BALANCE, February 28, 1997.........  18,000   560,889     2,066       580,955
  Net loss.........................     --   (101,128)      --       (101,128)
  Net unrealized loss on marketable
   securities......................     --        --       (751)         (751)
                                    ------- ---------    ------     ---------
BALANCE, May 31, 1997.............. $18,000 $ 459,761    $1,315     $ 479,076
                                    ======= =========    ======     =========



  The accompanying notes are an integral part of these consolidated financial statements.

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED         MAY 31,
                                            FEBRUARY 28, ---------------------
                                                1997        1996       1997
                                            ------------ ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss).........................  $ (20,679)   $  60,218  $(101,128)
 Adjustments to reconcile net income (loss)
  to net cash
  provided by (used in) operating
  activities:
   Depreciation and amortization...........    171,417       33,426     40,806
   Deferred income tax benefit.............       (114)         --         --
   Changes in operating assets and
    liabilities, net of effect of
    acquisitions accounted for as
    purchases:
    (Increase) decrease in--
     Accounts receivable...................     17,294     (107,706)   (80,979)
     Inventories...........................     (7,915)     (70,635)   (36,304)
     Due from related parties..............     10,175       46,610      5,837
     Prepaid expenses and other current
      assets...............................    (65,977)      88,660     58,677
    Increase (decrease) in--
     Accounts payable......................    (21,832)     105,401    148,672
     Accrued expenses......................   (105,520)      61,281     50,496
     Deferred service contract revenue.....    (41,539)       6,911    (31,978)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
       operating activities................    (64,690)     224,166     54,099
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash acquired through acquisition.........     36,881       36,881        --
 Purchases of property and equipment.......    (35,742)     (12,629)   (13,850)
 Proceeds from sales of property and
  equipment................................     15,831          --         --
 Payment for covenant not to compete.......   (130,000)    (130,000)       --
 Proceeds from redemption of marketable
  securities, net..........................      1,663       30,475        --
                                             ---------    ---------  ---------
      Net cash used in investing
       activities..........................   (111,367)     (75,273)   (13,850)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt..............     16,010          --       9,864
 Payments of long-term debt................    (23,649)      (1,681)   (15,093)
 Payments of obligations under capital
  leases...................................    (66,055)         --      (9,293)
                                             ---------    ---------  ---------
      Net cash used in financing
       activities..........................    (73,694)      (1,681)   (14,522)
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................   (249,751)    (147,212)    25,727
CASH AND CASH EQUIVALENTS, beginning of
 period....................................    453,490      453,490    203,739
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...  $ 203,739    $ 600,702  $ 229,466
                                             =========    =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. BUSINESS AND ORGANIZATION

  Hallmark Air Conditioning, Inc. and subsidiary (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential and light commercial customers in Houston and San Antonio, Texas.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the financial statements of Hallmark Air Conditioning, Inc. (Hallmark) and its wholly-owned subsidiary, Jerry Albert Air Conditioning, Inc. (Jerry Albert). All significant intercompany balances and transactions have been eliminated in consolidation.

 Interim Financial Information

  The interim consolidated financial statements for the three months ended May 31, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon completion of service. Revenues on service and maintenance contracts are recognized over the life of the contract.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $32,261 and $54,300, respectively, for the year ended February 28, 1997, and $28,310 and $-0-, respectively, for the three months ended May 31, 1997.

 Inventories

  Inventories consist primarily of purchased materials and supplies. The Company uses the first-in, first-out (FIFO) cost method to value its inventories.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective March 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                          FEBRUARY 28, MAY 31,
                                                              1997       1997
                                                          ------------ --------
  Prepaid expenses.......................................   $ 36,484   $ 14,313
  Cash value of life insurance...........................    131,434     93,387
  Marketable securities..................................     30,015     30,805
  Federal income taxes receivable........................     46,324     46,324
                                                            --------   --------
                                                            $244,257   $184,829
                                                            ========   ========
  Other noncurrent assets consists of the following:
  Covenant not to compete, net of accumulated
   amortization of
   $10,833 and $14,033, respectively.....................   $119,167   $115,967
  Other noncurrent assets................................     12,823     12,073
                                                            --------   --------
                                                            $131,990   $128,040
                                                            ========   ========
  Accrued expenses consists of the following:
  Accrued payroll costs and benefits.....................   $100,330   $147,290
  Other accrued expenses.................................     46,328     49,864
                                                            --------   --------
                                                            $146,658   $197,154
                                                            ========   ========

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED   FEBRUARY 28,  MAY 31,
                                          USEFUL LIVES     1997        1997
                                          ------------ ------------ ----------
   Service and other vehicles............   4-7 years   $  731,913  $  756,447
   Machinery and equipment...............  5-10 years      303,791     265,097
   Office equipment, furniture and
    fixtures.............................  5-10 years       43,643      43,643
   Leasehold improvements................         --       122,205     122,205
                                                        ----------  ----------
                                                         1,201,552   1,187,392
   Less accumulated depreciation.........                 (977,048)   (983,968)
                                                        ----------  ----------
                                                        $  224,504  $  203,424
                                                        ==========  ==========

  During the year ended February 28, 1997 and the three months ended May 31, 1997, the Company acquired $74,506 and $31,387, respectively, of property and equipment in exchange for obligations under capital leases.

5. GOODWILL AND OTHER ASSETS

  Goodwill represents the excess of the aggregate purchase price over the fair value of net assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  Other assets include a covenant not to compete related to the acquisition of Jerry Albert. The covenant not to compete is being amortized on a straight-line basis over the life of the covenant, which is five years.

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                        FEBRUARY 28, MAY 31,
                                                            1997       1997
                                                        ------------ --------
   Revolving bank line of credit; borrowings not to
    exceed $175,000; interest accrues at 8.75% and is
    payable monthly; unpaid principal due in October
    1997...............................................   $ 10,000   $    --
   Equipment installment notes to a bank, interest
    varying from 8.5% to 9.5%; payable in monthly
    installments of various amounts, including
    interest, through July 1999; secured by certain
    machinery and equipment............................     28,402     36,596
   Note payable to the former shareholder relating to
    the purchase of all of the shares of Jerry Albert;
    interest accrues at 8.5%; payable in monthly
    installments, including interest, of $2,480, final
    installment due May 2006...........................    190,157    186,734
                                                          --------   --------
     Total short- and long-term debt...................    228,559    223,330
   Less short-term borrowings and current maturities...    (46,989)   (31,896)
                                                          --------   --------
                                                          $181,570   $191,434
                                                          ========   ========

                 HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  The aggregate maturities of short- and long-term debt as of February 28, 1997 are as follows:

   1998................................................................ $ 46,989
   1999................................................................   33,798
   2000................................................................   31,263
   2001................................................................   29,756
   2002................................................................   29,756
   Thereafter..........................................................   56,997
                                                                        --------
                                                                        $228,559
                                                                        ========

7. INCOME TAXES

  Income tax expense consists of the following:

                                                                          THREE
                                                                         MONTHS
                                                             YEAR ENDED   ENDED
                                                            FEBRUARY 28, MAY 31,
                                                                1997      1997
                                                            ------------ -------
   Federal:
     Current...............................................   $ 7,976    $  --
     Deferred..............................................      (114)      --
   State:
     Current...............................................    10,252     2,563
     Deferred..............................................       --        --
                                                              -------    ------
                                                              $18,114    $2,563
                                                              =======    ======

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to loss before income tax provision as a result of the following:

                                                         FEBRUARY 28, MAY 31,
                                                             1997       1997
                                                         ------------ --------
   Benefit at the statutory rate........................   $  (872)   $(33,512)
   Increase resulting from:
     State income taxes, net of federal benefit.........    10,252       2,563
     Nondeductible expenses.............................     3,468       1,192
     Increase in valuation allowance....................        --      34,239
     Other..............................................     5,266      (1,919)
                                                           -------    --------
                                                           $18,114    $  2,563
                                                           =======    ========

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  The components of the deferred income tax assets and liabilities are as follows:

                                                          FEBRUARY 28, MAY 31,
                                                              1997       1997
                                                          ------------ --------
   Deferred income tax assets:
     Net operating loss carryforward.....................   $    --    $ 31,043
     Deferred service contract revenues..................    133,160    135,757
     Accrued customer protection.........................     15,358     13,131
     Allowance for doubtful accounts.....................      1,288      2,747
     Other...............................................     13,867     12,088
     Valuation allowance.................................        --     (34,239)
                                                            --------   --------
       Total deferred income tax asset...................    163,673    160,527
                                                            --------   --------
   Deferred income tax liabilities:
     Depreciation........................................     19,284     19,283
     Other...............................................      3,145        --
                                                            --------   --------
       Total deferred income tax liability...............     22,429     19,283
                                                            --------   --------
       Net deferred income tax asset.....................   $141,244   $141,244
                                                            ========   ========

  Management believes it is more likely than not the Company will realize the benefits of the net deferred income tax asset.

8. LEASES

  The Company is obligated under various capital leases, for service and other vehicles, that expire at various dates through June 2000. At February 28, 1997 and May 31, 1997, the gross amount of property and equipment and related accumulated amortization recorded under capital leases were as follows:

                                                         FEBRUARY 28,  MAY 31,
                                                             1997       1997
                                                         ------------ ---------
   Service and other vehicles...........................  $ 259,143   $ 290,530
   Less accumulated depreciation........................   (127,548)   (141,290)
                                                          ---------   ---------
                                                          $ 131,595   $ 149,240
                                                          =========   =========

  The Company also has several noncancelable operating leases, primarily for service and other vehicles, that expire over the next three years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental payments include minimum rentals plus contingent rentals based on mileage. Rental expense for these operating leases during the year ended February 28, 1997 and the three months ended May 31, 1997 was approximately $18,600 and $5,000, respectively.

                HALLMARK AIR CONDITIONING, INC. AND SUBSIDIARY

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of February 28, 1997 are as follows:

                                                              CAPITAL  OPERATING
                                                               LEASES   LEASES
                                                              -------- ---------
   Year ending February 28 or 29,
     1998.................................................... $ 69,628  $11,789
     1999....................................................   35,699   59,928
     2000....................................................   19,034      --
                                                              --------  -------
     Total minimum lease payments............................  124,361  $71,717
                                                                        =======
   Less current obligations under capital leases.............   69,628
                                                              --------
     Obligations under capital leases, net................... $ 54,733
                                                              ========

  The Company leases its primary operations facility from a shareholder and executive officer of the Company. The lease is for an initial one-year term expiring in 1997 with an annual renewal thereafter and has been classified as an operating lease and is included in the data presented above. Total rent expense associated with this lease for the year ended February 28, 1997 and the three months ended May 31, 1997 was approximately $96,000 and $24,000, respectively.

9. EMPLOYEE BENEFIT PLAN

  During January 1997, the Company established a contributory 401(k) plan covering substantially all employees. Contributions to this plan, determined annually, are at the discretion of the Board of Directors. Authorized contributions for the year ended February 28, 1997 amounted to $830.

10. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, marketable securities (carried at fair value), and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying consolidated balance sheets approximates their fair value.

12. ACQUISITION OF JERRY ALBERT

  The Company acquired all of the outstanding shares of Jerry Albert on May 1, 1996, in exchange for a $200,000 note payable to the former shareholder of Jerry Albert. The acquisition was accounted for as a purchase and the operations of Jerry Albert have been included in the accompanying financial statements since the date of acquisition. Based upon the relative size of the acquisition, the related pro forma data is not presented.

13. SUBSEQUENT EVENT

  Effective June 1, 1997 Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business will be redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Sibley Services, Incorporated:

  We have audited the accompanying balance sheets of Sibley Services, Incorporated (the Company) as of October 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sibley Services, Incorporated as of October 31, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended October 31, 1996 and the eight months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

                         SIBLEY SERVICES, INCORPORATED

                                 BALANCE SHEETS

                                                        OCTOBER 31,   JUNE 30,
                                                           1996         1997
                                                        -----------  ----------
                        ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................. $   76,034   $   40,710
 Accounts receivable...................................    693,839      635,358
 Inventories...........................................     89,649      126,146
 Costs and estimated earnings in excess of billings on
  uncompleted contracts................................    160,092       55,464
 Due from related parties and employees................     11,170       12,900
 Prepaid expenses and other current assets.............    242,851      243,957
                                                        ----------   ----------
  Total current assets.................................  1,273,635    1,114,535
PROPERTY AND EQUIPMENT, net............................     89,422       86,854
                                                        ----------   ----------
  Total assets......................................... $1,363,057   $1,201,389
                                                        ==========   ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current maturities of long-
  term debt............................................ $  222,591   $  307,253
 Accounts payable......................................    337,452      226,854
 Accrued expenses......................................    127,036       57,137
 Billings in excess of costs and estimated earnings on
  uncompleted contracts................................      3,731       73,479
 Deferred service contract revenue.....................      5,463          --
 Deferred income taxes.................................     31,474       32,197
                                                        ----------   ----------
  Total current liabilities............................    727,747      696,920
LONG-TERM DEBT, net of current maturities..............     82,177       69,115
DEFERRED INCOME TAXES..................................      9,899       16,668
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock--no par value; 1,000 shares authorized;
  534 shares issued
  and outstanding......................................     21,424       21,424
 Retained earnings.....................................    626,728      502,180
 Treasury stock, 138 shares at cost....................   (104,918)    (104,918)
                                                        ----------   ----------
  Total shareholders' equity...........................    543,234      418,686
                                                        ----------   ----------
    Total liabilities and shareholders' equity......... $1,363,057   $1,201,389
                                                        ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                          EIGHT MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                            OCTOBER 31,  ----------------------
                                               1996         1996        1997
                                            -----------  ----------  ----------
                                                       (UNAUDITED)
REVENUES................................... $6,962,485   $4,945,490  $2,823,468
COST OF SERVICES...........................  5,334,694    3,792,960   2,111,619
                                            ----------   ----------  ----------
  Gross profit.............................  1,627,791    1,152,530     711,849
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..................................  1,497,773      955,427     846,902
                                            ----------   ----------  ----------
  Income (loss) from operations............    130,018      197,103    (135,053)
OTHER INCOME (EXPENSE):
 Interest expense..........................    (31,160)     (17,755)    (15,182)
 Other.....................................     15,516       13,547       4,404
                                            ----------   ----------  ----------
  Income (loss) before income tax
   provision...............................    114,374      192,895    (145,831)
INCOME TAX PROVISION.......................     42,030       70,885     (21,283)
                                            ----------   ----------  ----------
NET INCOME (LOSS).......................... $   72,344   $  122,010  $ (124,548)
                                            ==========   ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       TOTAL
                                     COMMON  RETAINED   TREASURY   SHAREHOLDERS'
                                      STOCK  EARNINGS     STOCK       EQUITY
                                     ------- ---------  ---------  -------------
BALANCE, October 31, 1995........... $21,424 $ 554,384  $(104,918)   $ 470,890
  Net income........................     --     72,344        --        72,344
                                     ------- ---------  ---------    ---------
BALANCE, October 31, 1996...........  21,424   626,728   (104,918)     543,234
  Net loss..........................     --   (124,548)       --      (124,548)
                                     ------- ---------  ---------    ---------
BALANCE, June 30, 1997.............. $21,424 $ 502,180  $(104,918)   $ 418,686
                                     ======= =========  =========    =========





   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                          EIGHT MONTHS ENDED
                                              YEAR ENDED       JUNE 30,
                                              OCTOBER 31, --------------------
                                                 1996       1996       1997
                                              ----------- ---------  ---------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................  $  72,344  $ 122,010  $(124,548)
 Adjustments to reconcile net income (loss)
  to net cash
  used in operating activities:
   Depreciation and amortization.............     23,899     15,235     16,185
   Gain on disposal of property and
    equipment................................     (7,090)       --         --
   Deferred income taxes.....................     21,110     35,442      7,492
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable.....................    (38,275)  (618,597)    58,481
     Inventories.............................    (15,047)   (54,979)   (36,497)
     Costs and estimated earnings in excess
      of billings on uncompleted contracts...    (82,416)   (48,664)   104,628
     Due from related parties and employees..      7,551    (21,266)    (1,730)
     Unbilled job costs......................      3,350        --         --
     Prepaid expenses and other current
      assets.................................   (121,387)   (52,617)    (1,106)
    Increase (decrease) in--
     Accounts payable........................     62,758    310,318   (110,598)
     Accrued expenses........................    (18,964)   (78,570)   (69,899)
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts..............................    (61,066)    83,948     69,748
     Deferred service contract revenue.......     (7,311)   (22,771)    (5,463)
     Income taxes payable....................    (59,089)       --         --
                                               ---------  ---------  ---------
      Net cash used in operating activities..   (219,633)  (330,511)   (93,307)
                                               ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.........    (20,802)    (8,868)   (13,617)
 Proceeds from sales of property and
  equipment..................................      7,090        --         --
                                               ---------  ---------  ---------
      Net cash used in investing activities..    (13,712)    (8,868)   (13,617)
                                               ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings on line of credit............    207,000    237,000     81,000
 Payment on long-term note payable...........        --         --      (9,400)
                                               ---------  ---------  ---------
      Net cash provided by financing
       activities............................    207,000    237,000     71,600
                                               ---------  ---------  ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS....    (26,345)  (102,379)   (35,324)
CASH AND CASH EQUIVALENTS, beginning of
 period......................................    102,379    102,379     76,034
                                               ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.....  $  76,034  $     --   $  40,710
                                               =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                         SIBLEY SERVICES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
1. BUSINESS AND ORGANIZATION

  Sibley Services, Incorporated (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in Memphis, Tennessee and the surrounding area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the eight months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest and taxes were $26,004 and $130,791, respectively, for the year ended October 31, 1996. Cash payments for interest and taxes were $10,589 and $9,500, respectively, for the eight months ended June 30, 1997.

 Inventories

  Inventories consist primarily of purchased materials. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

                         SIBLEY SERVICES, INCORPORATED

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective November 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Prepaid expenses and other current assets consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Cash value of life insurance...........................  $128,976   $144,012
   Prepaid expenses.......................................    64,213     50,713
   Refundable income taxes................................    49,662     42,123
   Other..................................................       --       7,109
                                                            --------   --------
                                                            $242,851   $243,957
                                                            ========   ========

  Cash value of life insurance represents the cash value of five life insurance policies. The Company is the owner and beneficiary of one policy with a cash value of $21,417 at June 30, 1997 and a face value of $200,000. There are four split-dollar policies with a cash value totaling $122,595 at June 30, 1997. The Company also has a contingent receivable of $58,855 on the four split-dollar policies at June 30, 1997. The contingent receivable is the difference between the total premiums paid to date and the cash value. Per the split-dollar agreement the Company will be reimbursed for 100% of the premiums paid upon the death of the insured.

  Accrued expenses consists of the following:

                                                            OCTOBER 31, JUNE 30,
                                                               1996       1997
                                                            ----------- --------
   Accrued payroll and related expenses....................  $ 94,670   $14,026
   Other accrued expenses..................................    32,366    43,111
                                                             --------   -------
                                                             $127,036   $57,137
                                                             ========   =======

                         SIBLEY SERVICES, INCORPORATED

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs incurred........................................  $222,130   $475,756
   Estimated earnings recognized.........................    90,036    124,870
                                                           --------   --------
                                                            312,166    600,626
   Less billings on contracts............................   155,805    618,641
                                                           --------   --------
                                                           $156,361   $(18,015)
                                                           ========   ========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...............................   $160,092   $ 55,464
   Billings in excess of costs and estimated earnings on
    uncompleted contracts...............................     (3,731)   (73,479)
                                                           --------   --------
                                                           $156,361   $(18,015)
                                                           ========   ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                               ESTIMATED
                                                 USEFUL   OCTOBER 31, JUNE 30,
                                                 LIVES       1996       1997
                                               ---------- ----------- ---------
   Service and other vehicles.................  4-7 years  $  81,742  $  85,047
   Machinery and equipment.................... 5-10 years    123,864    126,105
   Office equipment, furniture and fixtures... 3-10 years    211,773    216,554
   Leasehold improvements.....................        --     121,312    124,602
                                                           ---------  ---------
                                                             538,691    552,308
   Less accumulated depreciation..............              (449,269)  (465,454)
                                                           ---------  ---------
     Property and equipment, net..............             $  89,422  $  86,854
                                                           =========  =========

6. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                           OCTOBER 31, JUNE 30,
                                                              1996       1997
                                                           ----------- --------
   Credit facility in the amount of $500,000 with a bank,
    bearing interest at prime plus 1% (9.5% as of June
    30, 1997), secured by trade receivables and inventory.  $207,000   $288,000
   Note payable to shareholder with original face amount
    of $125,000,
    noninterest-bearing, discounted at 4.81%, $481 due
    weekly,
    including interest...................................     97,768     88,368
                                                            --------   --------
     Total short- and long-term debt.....................    304,768    376,368
   Less short-term borrowings and current maturities.....   (222,591)  (307,253)
                                                            --------   --------
                                                            $ 82,177   $ 69,115
                                                            ========   ========

                         SIBLEY SERVICES, INCORPORATED

  The Company has an available line of credit of $500,000 through July 31, 1997. Advances are due April 30, 1997 and accrue interest at prime plus 1%. The line of credit is secured by accounts receivable and inventory and the personal guarantees of certain shareholders. Outstanding on the line of credit as of October 31, 1996 and as of June 30, 1997 was $207,000 and $288,000,
respectively. The line of credit was repaid in connection with the Company's acquisition, see note 14.

  The Company purchased 125 shares of its stock from a shareholder during the fiscal year ending October 31, 1994. The purchase price was $125,000 payable at $481 per week, beginning in 1997, for 260 weeks with no interest. The note is unsecured and has been discounted using an interest rate of 4.81%. Interest has been accrued through October 31, 1996, in the amount of $14,585.

  The aggregate maturities of the short- and long-term debt as of October 31, 1996 are as follows:

   1997................................................................ $222,591
   1998................................................................   19,552
   1999................................................................   20,513
   2000................................................................   21,521
   2001................................................................   20,591
                                                                        --------
                                                                        $304,768
                                                                        ========

7. INCOME TAXES

  Income tax expense (benefit) consists of:

                                                                       EIGHT
                                                                       MONTHS
                                                          YEAR ENDED   ENDED
                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Federal
    Current..............................................   $15,961   $(20,000)
    Deferred.............................................    17,813      6,620
   State
    Current..............................................     4,959     (8,775)
    Deferred.............................................     3,297        872
                                                            -------   --------
                                                            $42,030   $(21,283)
                                                            =======   ========

  Total income tax expense (benefit) differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income (loss) before income tax provision as a result of the following:

                                                                       EIGHT
                                                                       MONTHS
                                                          YEAR ENDED   ENDED
                                                          OCTOBER 31, JUNE 30,
                                                             1996       1997
                                                          ----------- --------
   Tax provision (benefit) at statutory rate.............  $ 38,887   $(49,583)
   Increase (decrease) resulting from:
     State income taxes, net of federal benefit..........     5,449     (5,216)
     Nondeductible expenses..............................     7,897      4,798
     Tax consequences of graduated rates.................   (10,203)    28,718
                                                           --------   --------
                                                           $ 42,030   $(21,283)
                                                           ========   ========

                         SIBLEY SERVICES, INCORPORATED

  The components of deferred income tax liability are as follows:

                                                            OCTOBER 31, JUNE 30,
                                                               1996       1997
                                                            ----------- --------
   Deferred income tax liabilities:
    Uncompleted contracts..................................   $31,474   $32,197
    Depreciation...........................................     9,899    16,668
                                                              -------   -------
     Total deferred income tax liability...................   $41,373   $48,865
                                                              =======   =======

8. LEASES

  Operating leases for certain facilities, service and other vehicles and office equipment expire at various dates through 2000. Certain leases contain renewal options. Approximate minimum future rental payments as of October 31, 1996 are as follows:

                                                                         TOTAL
                                                                        --------
   1997................................................................ $176,639
   1998................................................................   94,032
   1999................................................................   62,677
   2000................................................................   10,866
                                                                        --------
                                                                        $344,214
                                                                        ========

9. RELATED PARTY TRANSACTIONS

  The Company leased a vehicle, computer equipment, its office and warehouse from Sibley, Inc. (see note 8). The owner of Sibley, Inc., is related to a shareholder of Sibley Services, Incorporated For the year ended October 31, 1996 and the eight months ended June 30, 1997 the Company paid $42,490 and $22,816, respectively, related to these leases.

  The Company leased twenty-five vehicles and twenty-two vehicles as of October 31, 1996 and June 30, 1997, respectively and computer equipment from JDT Leasing Company (see note 8) which is 100% owned by a shareholder. For the year ended October 31, 1996 and the eight months ended June 30, 1997 the Company paid $129,332 and $94,995, respectively, related to these leases.

  The Company was owed $5,733 and $10,389 by a shareholder at October 31, 1996 and June 30, 1997, respectively. This receivable represents advances to the shareholder and is unsecured.

  The Company also has a note payable to a former shareholder (see note 6).

10. EMPLOYEE BENEFIT PLANS

  The Company has a cafeteria plan for its eligible employees. Benefits under the plan include medical and dental insurance.

  In 1996, the Company established a 401(k) plan for its qualified employees. Eligibility requires one year of service and age 21 or over. Employees may elect to defer up to 10% of their compensation. The Company has agreed to match the employee contribution 100% up to 5% of compensation. Contributions made by the Company of $53,646 and $36,733 were charged to operations in the year ended October 31, 1996 and the eight months ended June 30, 1997, respectively.

                         SIBLEY SERVICES, INCORPORATED

11. SALES TO SIGNIFICANT CUSTOMER

  Contract revenue billed to one customer amounted to $1,302,289 or 19% of total sales for the year ended October 31, 1996. At October 31, 1996, amounts due from this customer included in accounts receivables were $156,885.

12. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

13. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

14. SUBSEQUENT EVENT

  Effective July 1, 1997 Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash, preferred stock and common stock of GroupMAC. All of the preferred shares issued in connection with the acquisition of the business will be redeemed for cash concurrent with the consummation of the initial public offering of the common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Southeast Mechanical Service, Inc.:

  We have audited the accompanying balance sheets of Southeast Mechanical Service, Inc. as of December 31, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southeast Mechanical Service, Inc. as of December 31, 1996 and June 30, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and the six months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                       SOUTHEAST MECHANICAL SERVICE, INC.

                                 BALANCE SHEETS

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................  $   45,852  $   74,466
  Accounts receivable..................................     726,944     935,433
  Inventories..........................................      63,530      64,133
  Costs and estimated earnings in excess of billings on
   uncompleted contracts...............................       1,910       1,229
  Due from related parties and employees...............       2,268      42,420
  Prepaid expenses and other current assets............      30,471      35,955
                                                         ----------  ----------
    Total current assets...............................     870,975   1,153,636
PROPERTY AND EQUIPMENT, net............................     498,762     430,188
                                                         ----------  ----------
    Total assets.......................................  $1,369,737  $1,583,824
                                                         ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-
   term debt...........................................  $  311,779  $  135,254
  Accounts payable.....................................      94,911     218,453
  Accrued expenses.....................................      23,585     136,127
  Billings in excess of costs and estimated earnings on
   uncompleted contracts...............................      24,531     125,317
  Due to related parties...............................         --      371,042
                                                         ----------  ----------
    Total current liabilities..........................     454,806     986,193
LONG-TERM DEBT, net of current maturities..............     273,403     220,726
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$1.00 par value; 1,500 shares
   authorized,
   300 shares issued and outstanding...................         300         300
  Additional paid-in capital...........................       5,700       5,700
  Retained earnings....................................     635,528     370,905
                                                         ----------  ----------
    Total shareholders' equity.........................     641,528     376,905
                                                         ----------  ----------
    Total liabilities and shareholders' equity.........  $1,369,737  $1,583,824
                                                         ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                                                          SIX MONTHS ENDED
                                            YEAR ENDED        JUNE 30,
                                           DECEMBER 31, ----------------------
                                               1996        1996        1997
                                           ------------ ----------  ----------
                                                      (UNAUDITED)
REVENUES..................................  $5,281,777  $2,847,310  $2,358,229
COST OF SERVICES..........................   3,830,398   2,006,815   1,724,977
                                            ----------  ----------  ----------
  Gross profit............................   1,451,379     840,495     633,252
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................     865,939     388,095     408,957
                                            ----------  ----------  ----------
  Income from operations..................     585,440     452,400     224,295
OTHER INCOME (EXPENSE):
  Interest expense........................     (54,682)    (28,379)    (42,905)
  Other...................................     (15,360)     (3,304)         29
                                            ----------  ----------  ----------
NET INCOME................................  $  515,398  $  420,717  $  181,419
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN   RETAINED   SHAREHOLDERS'
                                      STOCK   CAPITAL   EARNINGS      EQUITY
                                      ------ ---------- ---------  -------------
BALANCE, December 31, 1995...........  $300    $5,700   $ 440,035    $ 446,035
  Net income.........................   --        --      515,398      515,398
  Distributions to shareholders......   --        --     (319,905)    (319,905)
                                       ----    ------   ---------    ---------
BALANCE, December 31, 1996...........   300     5,700     635,528      641,528
  Net income.........................   --        --      181,419      181,419
  Distributions to shareholders......   --        --     (446,042)    (446,042)
                                       ----    ------   ---------    ---------
BALANCE, June 30, 1997...............  $300    $5,700   $ 370,905    $ 376,905
                                       ====    ======   =========    =========



   The accompanying notes are an integral part of these financial statements.

                       SOUTHEAST MECHANICAL SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                            DECEMBER 31, ---------------------
                                                1996        1996       1997
                                            ------------ ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income................................  $ 515,398    $ 420,717  $ 181,419
 Adjustments to reconcile net income to net
  cash
  provided by operating activities:
   Depreciation............................    124,074       62,625     74,826
   Loss on disposal of property and
    equipment..............................     15,426        1,681        --
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable...................    (89,322)    (188,594)  (208,489)
     Inventories...........................        --        (1,290)      (603)
     Costs and estimated earnings in excess
      of billings on uncompleted contracts.     23,664      (12,705)       681
     Due from related parties and
      employees............................        536        1,949    (40,152)
     Prepaid expenses and other current
      assets...............................    (11,937)     (26,155)    (5,484)
    Increase (decrease) in--
     Accounts payable......................    (51,579)      49,418    123,542
     Accrued expenses......................     (8,360)       3,542    112,542
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts............................    (11,874)      25,678    100,786
                                             ---------    ---------  ---------
      Net cash provided by operating
       activities..........................    506,026      336,866    339,068
                                             ---------    ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
 Purchases of property and equipment.......   (185,972)     (60,537)    (6,252)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from short-term borrowings and
  long-term debt...........................    163,552      120,863        --
 Payments of short-term borrowings and
  long-term debt...........................   (168,518)     (68,110)  (229,202)
 Dividends paid............................   (319,905)    (319,905)   (75,000)
                                             ---------    ---------  ---------
      Net cash used in financing
       activities..........................   (324,871)    (267,152)  (304,202)
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................     (4,817)       9,177     28,614
CASH AND CASH EQUIVALENTS, beginning of
 period....................................     50,669       50,669     45,852
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period...  $  45,852    $  59,846  $  74,466
                                             =========    =========  =========

   The accompanying notes are an integral part of these financial statements.

                      SOUTHEAST MECHANICAL SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Southeast Mechanical Service, Inc. (the Company) is primarily engaged in the servicing of commercial heating and air conditioning systems in Southeast Florida including Broward, Dade and Palm Beach Counties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principals, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $16,406 and $27,839 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

                      SOUTHEAST MECHANICAL SERVICE, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company will make distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                        DECEMBER 31, JUNE 30,
                                                            1996       1997
                                                        ------------ ---------
   Costs incurred......................................   $  8,013   $  76,854
   Estimated earnings recognized.......................      3,578      56,343
                                                          --------   ---------
                                                            11,591     133,197
   Less billings on contracts..........................    (34,212)   (257,285)
                                                          --------   ---------
                                                          $(22,621)  $(124,088)
                                                          ========   =========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

   Costs and estimated earnings in excess of billings on
    uncompleted contracts................................ $  1,910  $   1,229
   Billings in excess of costs and estimated earnings on
    uncompleted contracts................................  (24,531)  (125,317)
                                                          --------  ---------
                                                          $(22,621) $(124,088)
                                                          ========  =========

                       SOUTHEAST MECHANICAL SERVICE, INC.

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED
                                             USEFUL    DECEMBER 31,  JUNE 30,
                                              LIVES       1996         1997
                                           ----------- ------------ ----------
   Land...................................         --   $   57,839  $   57,839
   Buildings and improvements............. 20-30 years     273,896     273,896
   Service and other vehicles.............   4-7 years     594,809     594,809
   Machinery and equipment................  5-10 years      73,250      73,250
   Office equipment, furniture and
    fixtures..............................  5-10 years     161,686     167,938
                                                        ----------  ----------
                                                         1,161,480   1,167,732
   Less accumulated depreciation..........                (662,718)   (737,544)
                                                        ----------  ----------
                                                        $  498,762  $  430,188
                                                        ==========  ==========

5. SHORT- AND LONG-TERM DEBT

  Short- and long-term debt consists of the following:

                                                          DECEMBER 31, JUNE 30,
                                                              1996       1997
                                                          ------------ --------
   Note payable to a bank in connection with a working
    capital credit line facility. Interest payable
    monthly at the bank's prime rate plus .50% (8.75% at
    December 31, 1996 and 8.5% at June 30, 1997),
    principal amount due in April, 1997. The Company has
    an unused portion of this credit line facility
    available at December 31, 1996 of $113,000 and
    $281,000 at June 30, 1997. This credit line facility
    is collateralized by the Company's accounts
    receivable, inventory, property and equipment, and
    the personal guarantees of the shareholders and
    certain spouses.....................................    $187,000   $ 19,000
   Installment contracts payable at $8,201 per month,
    including interest at 7.75% to 9.50%, until October,
    1998 and at lesser amounts thereafter until
    November, 2000, collateralized by automotive
    equipment with a net book value of approximately
    $239,000. Balance net of deferred interest of
    $32,935 (current portion $17,384)...................     243,810    204,482
   Mortgage note payable in monthly installments of
    $1,259 plus interest at .50% above the bank's prime
    rate (8.75% at December 31, 1996 and 8.5% at June
    30, 1997) until January, 2005. The mortgage note is
    collateralized by a building and land with a net
    book value of approximately $169,000................     123,350    115,798
   Note payable to a bank, payable at $2,387 per month
    plus interest at .50% above the bank's prime rate
    (8.75% at December 31, 1996 and 8.5% at June 30,
    1997) through December, 1997. This note is
    collateralized by the Company's accounts receivable,
    inventory and certain property and equipment........      31,022     16,700
                                                            --------   --------
       Total short- and long-term debt..................     585,182    355,980
   Less short-term borrowings and current maturities....     311,779    135,254
                                                            --------   --------
                                                            $273,403   $220,726
                                                            ========   ========

                      SOUTHEAST MECHANICAL SERVICE, INC.

  The aggregate maturities of the short- and long-term debt as of December 31, 1996 are as follows:

   1997................................................................ $311,779
   1998................................................................  101,137
   1999................................................................   68,009
   2000................................................................   41,326
   2001................................................................   15,104
   Thereafter..........................................................   47,827
                                                                        --------
                                                                        $585,182
                                                                        ========

6. RELATED PARTY TRANSACTIONS

  During the year ended December 31, 1996 and the six months ended June 30, 1997, the Company paid consulting fees totaling $71,800 and $10,900, respectively to various affiliated corporations which are owned by certain of its shareholders.

  Interest expense in connection with shareholder loans repaid during the year ended December 31, 1996 and the six months ended June 30, 1997 amounted to $3,680 and $15,066, respectively.

  The Company rents storage space on a month-to-month basis from a partnership owned by its shareholders. Rent expense related to this rental agreement totaled $4,969 for the year ended December 31, 1996 and $2,461 for the six months ended June 30, 1997.

  The Company's policy is to distribute to the shareholders pass-through "Chapter S" income in the first month following year end. Such distributions are made in the form of notes payable which bear interest at 10% and are paid during the succeeding year. In January 1997, notes totaling $446,042 were issued to shareholders in accordance with this policy. At June 30, 1997, there was $371,042 still outstanding on these notes.

7. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

8. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

9. ACQUISITION OF COMPANY

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC, subject to certain conditions including the negotiation of definitive agreements and approval by Directors of both companies.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Willis Refrigeration, Air Conditioning & Heating, Inc.:

  We have audited the accompanying balance sheets of Willis Refrigeration, Air Conditioning & Heating, Inc. (the Company) as of March 31, 1997 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended March 31, 1997 and the three months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willis Refrigeration, Air Conditioning & Heating, Inc. as of March 31, 1997 and June 30, 1997, and the results of its operations and its cash flows for the year ended March 31, 1997 and the three months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 25, 1997

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                                 BALANCE SHEETS

                                                          MARCH 31,   JUNE 30,
                                                             1997       1997
                                                          ---------- ----------
                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................... $  774,445 $  788,191
 Accounts receivable, net of allowance for doubtful
  accounts of $564,648 and $539,673, respectively........  1,288,442  1,390,882
 Inventories.............................................    190,276    194,272
 Deferred income taxes...................................    240,441    229,950
 Prepaid expenses........................................     12,377      8,873
                                                          ---------- ----------
  Total current assets...................................  2,505,981  2,612,168
PROPERTY AND EQUIPMENT, net..............................    513,888    512,485
MARKETABLE SECURITIES....................................    263,175    278,850
OTHER NONCURRENT ASSETS..................................     80,585     81,538
                                                          ---------- ----------
  Total assets........................................... $3,363,629 $3,485,041
                                                          ========== ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings................................... $  222,828 $  220,731
 Accounts payable........................................    409,302    270,115
 Accrued expenses........................................     86,843    111,099
 Deferred service contract revenue.......................    199,194    229,235
 Income taxes payable....................................    230,913    283,747
                                                          ---------- ----------
  Total current liabilities..............................  1,149,080  1,114,927
DEFERRED INCOME TAXES....................................    142,005    147,072
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock--no par value, stated value of $10 per
  share; 500 shares authorized; 405 shares issued and
  outstanding............................................      4,050      4,050
 Retained earnings.......................................  1,918,330  2,059,767
 Net unrealized gain on marketable securities............    150,164    159,225
                                                          ---------- ----------
  Total shareholders' equity.............................  2,072,544  2,223,042
                                                          ---------- ----------
  Total liabilities and shareholders' equity............. $3,363,629 $3,485,041
                                                          ========== ==========


   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                            STATEMENTS OF OPERATIONS

                                                         THREE MONTHS ENDED
                                            YEAR ENDED        JUNE 30,
                                            MARCH 31,   ----------------------
                                               1997        1996        1997
                                            ----------  ----------  ----------
                                                      (UNAUDITED)
REVENUES................................... $6,780,747  $1,643,275  $1,743,102
COST OF SERVICES...........................  5,033,377   1,318,762   1,257,766
                                            ----------  ----------  ----------
  Gross profit.............................  1,747,370     324,513     485,336
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..................................  1,205,393     369,048     275,694
                                            ----------  ----------  ----------
  Income (loss) from operations............    541,977     (44,535)    209,642
OTHER INCOME (EXPENSE):
 Interest expense..........................    (25,379)     (7,343)     (4,864)
 Interest income...........................      7,926       3,257      10,449
 Other.....................................     48,464       9,655       6,353
                                            ----------  ----------  ----------
  Income (loss) before income tax
   provision...............................    572,988     (38,966)    221,580
INCOME TAX PROVISION.......................    237,962         --       80,143
                                            ----------  ----------  ----------
NET INCOME (LOSS).......................... $  335,026  $  (38,966) $  141,437
                                            ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                          NET
                                                       UNREALIZED
                                                        GAIN ON       TOTAL
                                     COMMON  RETAINED  MARKETABLE SHAREHOLDERS'
                                     STOCK   EARNINGS  SECURITIES    EQUITY
                                     ------ ---------- ---------- -------------
BALANCE, March 31, 1996............. $4,050 $1,583,304  $ 77,400   $1,664,754
 Net income.........................    --     335,026       --       335,026
 Net unrealized gain on marketable
  securities........................    --         --     72,764       72,764
                                     ------ ----------  --------   ----------
BALANCE, March 31, 1997.............  4,050  1,918,330   150,164    2,072,544
 Net income.........................    --     141,437       --       141,437
 Net unrealized gain on marketable
  securities........................    --         --      9,061        9,061
                                     ------ ----------  --------   ----------
BALANCE, June 30, 1997.............. $4,050 $2,059,767  $159,225   $2,223,042
                                     ====== ==========  ========   ==========





   The accompanying notes are an integral part of these financial statements.

             WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                            STATEMENTS OF CASH FLOWS

                                                           THREE MONTHS ENDED
                                              YEAR ENDED        JUNE 30,
                                              MARCH 31,   ---------------------
                                                 1997        1996       1997
                                              ----------  ----------- ---------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)........................... $ 335,026    $ (38,966) $ 141,437
 Adjustments to reconcile net income (loss)
  to net
  cash provided by (used in) operating
  activities:
   Depreciation and amortization.............    82,328       22,419     22,591
   Deferred income taxes.....................    80,900          --       8,944
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable.....................   (39,157)    (332,559)  (102,440)
     Inventories.............................    21,111          --      (3,996)
     Prepaid expenses........................    41,737      (22,000)     3,504
    Increase (decrease) in--
     Accounts payable........................  (125,073)     111,473   (139,187)
     Accrued expenses........................   (74,603)     (48,077)    24,256
     Deferred service contract revenue.......    16,154       25,242     30,041
     Income taxes payable....................    46,885          --      52,834
                                              ---------    ---------  ---------
      Net cash provided by (used in)
       operating activities..................   385,308     (282,468)    37,984
                                              ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.........   (34,821)      (2,099)   (21,188)
 Increase in cash surrender value of life
  insurance policy...........................   (10,943)         --        (953)
                                              ---------    ---------  ---------
      Net cash used in investing activities..   (45,764)      (2,099)   (22,141)
                                              ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of short-term borrowings...........   (84,942)         --      (2,097)
                                              ---------    ---------  ---------
      Net cash used in financing activities..   (84,942)         --      (2,097)
                                              ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.................................   254,602     (284,567)    13,746
CASH AND CASH EQUIVALENTS, beginning of
 period......................................   519,843      519,843    774,445
                                              ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period..... $ 774,445    $ 235,276  $ 788,191
                                              =========    =========  =========


   The accompanying notes are an integral part of these financial statements.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Willis Refrigeration, Air Conditioning & Heating, Inc. (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for residential customers in Ohio and northern Kentucky.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the three months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  Management uses estimates and assumptions in preparing the financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from new construction sales are recognized on the percentage of completion basis with seventy percent of the revenue recognized at initial installation of new units and thirty percent recognized at the final stage of installation when the residential building is nearing completion. Material, equipment and labor costs are estimated for each job and are recognized on the same percentage method.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash payments for interest were $25,379 and $2,131 for the year ended March 31, 1997 and the three months ended June 30, 1997.

 Inventories

  Inventories consist primarily of parts and supplies used in both the service and construction portions of the Company's operation. Inventory is stated at the lower of cost or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Marketable Securities

  The Company accounts for marketable securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. All of the Company's marketable securities (all of which are equity securities) have been classified as available for sale with unrealized gains or losses recorded as a separate component of shareholders' equity. As of March 31, 1997 and June 30, 1997 the amortized cost of the marketable securities was $12,900.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or services.

 Income Taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncement

  Effective April 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

3. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                            ESTIMATED   MARCH 31,    JUNE 30,
                                           USEFUL LIVES    1997        1997
                                           ------------ ----------  ----------
   Service and other vehicles.............   3-5 years  $  505,103  $  505,103
   Office equipment, furniture and
    fixtures..............................  3-10 years     223,379     244,567
   Buildings and improvements............. 18-31 years     453,267     453,267
   Land...................................         --      106,500     106,500
                                                        ----------  ----------
                                                         1,288,249   1,309,437
     Less accumulated depreciation........                (774,361)   (796,952)
                                                        ----------  ----------
                                                        $  513,888  $  512,485
                                                        ==========  ==========

4. OTHER NONCURRENT ASSETS

  Other noncurrent assets includes the cash surrender value of a life insurance policy for the vice president of the Company. The cash surrender value of the policy is as follows:

                                                            MARCH 31,  JUNE 30,
                                                              1997       1997
                                                            ---------  --------
   Cash surrender value.................................... $ 82,267   $ 83,220
   Outstanding loan........................................  (18,682)   (18,682)
                                                            --------   --------
     Net cash surrender value.............................. $ 63,585   $ 64,538
                                                            ========   ========

5. SHORT-TERM BORROWINGS

  Short-term borrowings consists of the following:

                                                             MARCH 31, JUNE 30,
                                                               1997      1997
                                                             --------- --------
   Revolving line of credit of up to $700,000 payable to a
    financial institution, bearing interest at 8.5%, due
    upon demand, but in any event without
    demand or notice on February 28, 1998................... $100,000  $100,000
   Notes payable to the president of the Company, bearing
    interest at 9%,
    no scheduled repayment..................................  122,828   120,731
                                                             --------  --------
     Total short-term borrowings............................ $222,828  $220,731
                                                             ========  ========

6. INCOME TAXES

  Income tax expense consists of:

                                                                    THREE MONTHS
                                                         YEAR ENDED    ENDED
                                                         MARCH 31,    JUNE 30,
                                                            1997        1997
                                                         ---------- ------------
   Current..............................................  $157,062    $71,199
   Deferred.............................................    80,900      8,944
                                                          --------    -------
     Income tax provision...............................  $237,962    $80,143
                                                          ========    =======

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

  Total income tax expense differed from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision as a result of the following:

                                                                    THREE MONTHS
                                                         YEAR ENDED    ENDED
                                                         MARCH 31,    JUNE 30,
                                                            1997        1997
                                                         ---------- ------------
   Expense at the statutory rate........................  $194,816    $75,337
   Increase (reduction) resulting from:
     State income taxes.................................    45,839     12,289
     Other..............................................    (2,693)    (7,483)
                                                          --------    -------
                                                          $237,962    $80,143
                                                          ========    =======

  The components of the deferred income tax assets and liabilities are as follows:

                                                              MARCH 31, JUNE 30,
                                                                1997      1997
                                                              --------- --------
   Deferred income tax assets:
     Allowance for doubtful accounts......................... $226,249  $215,758
     Warranty reserves.......................................   11,252    11,252
     Vacation accrual........................................    2,940     2,940
                                                              --------  --------
       Total deferred income tax asset.......................  240,441   229,950
                                                              --------  --------
   Deferred income tax liabilities:
     Net unrealized gain on securities available for sale....  105,115   111,729
     Depreciation............................................   36,890    35,343
                                                              --------  --------
       Total deferred income tax liability...................  142,005   147,072
                                                              --------  --------
       Net deferred income tax asset......................... $ 98,436  $ 82,878
                                                              ========  ========

  Management believes that it is more likely than not that the Company will realize the benefits of the net deferred income tax asset recorded at March 31, 1997 and June 30, 1997.

7. EMPLOYEE BENEFIT PLAN

  The Company has a profit-sharing plan (the Plan) covering its qualified employees. The Company may make a contribution amount at any time to the Plan to the extent authorized by the Board of Directors. Total expense related to this Plan for the year ended March 31, 1997 and the three months ended June 30, 1997, was approximately $54,200 and $3,700, respectively.

8. SALES TO SIGNIFICANT CUSTOMER

  During the year ended March 31, 1997 and the three months ended June 30, 1997 sales to one customer accounted for approximately 14% and 13% of the Company's revenues.

9. EMPLOYMENT AGREEMENT

  On January 13, 1992, the Company entered into an employment agreement with the Company's Chairman of the Board of Directors whereby an annual salary would be paid to the Chairman through December 31, 2011 and would continue to be paid in the event of death, disability, or termination of employment. An annual salary

            WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

of $26,000 will be paid through August 31, 2006; $15,600 per annum will be paid thereafter through December 31, 2011. The employment agreement will be terminated upon the consummation of the proposed merger of the Company (see note 11).

10. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, marketable securities (carried at fair value) and short-term borrowings. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. ACQUISITION OF COMPANY

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC would acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC, subject to certain conditions including the negotiation of definitive agreements and approval by Directors of both companies.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Yale Incorporated

  We have audited the accompanying balance sheets of Yale, Inc. as of September 30, 1996 and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the year ended September 30, 1996 and the nine months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yale Incorporated as of September 30, 1996 and June 30, 1997, and the results of its operations and its cash flows for the year ended September 30, 1996 and the nine months ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
July 18, 1997

                               YALE INCORPORATED

                                 BALANCE SHEETS

                                                       SEPTEMBER 30,  JUNE 30,
                                                           1996         1997
                                                       ------------- ----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $  112,091   $   93,872
  Accounts receivable, net of allowance for doubtful
   accounts of $5,000.................................   1,355,712    1,553,593
  Inventories.........................................      80,563       89,466
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     127,177      295,298
  Prepaid expenses....................................      54,324       44,545
                                                        ----------   ----------
    Total current assets..............................   1,729,867    2,076,774
PROPERTY AND EQUIPMENT, net...........................     438,665      694,157
                                                        ----------   ----------
    Total assets......................................  $2,168,532   $2,770,931
                                                        ==========   ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of
   long-term debt.....................................  $  120,233   $  244,998
  Accounts payable....................................     529,545      763,695
  Accrued expenses....................................     217,847      219,303
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................      93,306       19,401
                                                        ----------   ----------
    Total current liabilities.........................     960,931    1,247,397
LONG-TERM DEBT, net of current maturities.............     101,732      175,047
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--no par value, stated value of $1 per
   share; 20,000 shares authorized; 1,000 shares
   issued and outstanding.............................       1,000        1,000
  Additional paid-in capital..........................     100,767      100,767
  Retained earnings...................................   1,004,102    1,246,720
                                                        ----------   ----------
    Total shareholders' equity........................   1,105,869    1,348,487
                                                        ----------   ----------
    Total liabilities and shareholders' equity........  $2,168,532   $2,770,931
                                                        ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                          NINE MONTHS ENDED
                                           YEAR ENDED         JUNE 30,
                                          SEPTEMBER 30, ----------------------
                                              1996         1996        1997
                                          ------------- ----------  ----------
                                                      (UNAUDITED)
REVENUES.................................  $10,065,130  $7,228,688  $7,362,875
COST OF SERVICES.........................    7,930,984   5,553,931   5,414,265
                                           -----------  ----------  ----------
  Gross profit...........................    2,134,146   1,674,757   1,948,610
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES................................    1,729,405   1,292,928   1,522,284
                                           -----------  ----------  ----------
  Income from operations.................      404,741     381,829     426,326
OTHER INCOME (EXPENSE):
  Interest expense.......................      (29,578)    (23,824)    (24,350)
  Other..................................      (49,791)    (21,383)     (9,358)
                                           -----------  ----------  ----------
NET INCOME...............................  $   325,372  $  336,622  $  392,618
                                           ===========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                            ADDITIONAL                 TOTAL
                                     COMMON  PAID-IN    RETAINED   SHAREHOLDERS'
                                     STOCK   CAPITAL    EARNINGS      EQUITY
                                     ------ ---------- ----------  -------------
BALANCE, September 30, 1995......... $1,000  $100,767  $  803,730   $  905,497
  Net income........................    --        --      325,372      325,372
  Distributions to shareholders.....    --        --     (125,000)    (125,000)
                                     ------  --------  ----------   ----------
BALANCE, September 30, 1996.........  1,000   100,767   1,004,102    1,105,869
  Net income........................    --        --      392,618      392,618
  Distributions to shareholders.....    --        --     (150,000)    (150,000)
                                     ------  --------  ----------   ----------
BALANCE, June 30, 1997.............. $1,000  $100,767  $1,246,720   $1,348,487
                                     ======  ========  ==========   ==========



   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                           NINE MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                           SEPTEMBER 30, ---------------------
                                               1996         1996       1997
                                           ------------- ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income...............................   $ 325,372    $ 336,622  $ 392,618
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation...........................     127,448       92,059    141,438
   Gain on sale of property and equipment.        (660)        (660)   (11,159)
   Changes in operating assets and
    liabilities:
    (Increase) decrease in--
     Accounts receivable..................      59,098     (149,234)  (197,881)
     Inventories..........................         410     (178,651)    (8,903)
     Costs and estimated earnings in
      excess of billings on uncompleted
      contracts...........................     (93,145)     (51,801)  (168,121)
     Prepaid expenses.....................     (25,136)     (26,821)     9,779
    Increase (decrease) in--
     Accounts payable.....................       7,505      456,337    234,150
     Accrued expenses.....................      58,688      (52,607)     1,456
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts...........................      54,294       38,574    (73,905)
                                             ---------    ---------  ---------
      Net cash provided by operating
       activities.........................     513,874      463,818    319,472
                                             ---------    ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment......    (315,074)    (315,074)  (403,831)
 Proceeds from sales of property and
  equipment...............................      41,945       41,945     18,060
                                             ---------    ---------  ---------
      Net cash used in investing
       activities.........................    (273,129)    (273,129)  (385,771)
                                             ---------    ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt.............     233,400      233,400    319,000
 Payments of long-term debt...............    (253,784)    (221,810)  (120,920)
 Distributions to shareholders............    (125,000)    (125,000)  (150,000)
                                             ---------    ---------  ---------
      Net cash provided by (used in)
           financing activities...........    (145,384)    (113,410)    48,080
                                             ---------    ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..............................      95,361       77,279    (18,219)
CASH AND CASH EQUIVALENTS, beginning of
 period...................................      16,730       16,730    112,091
                                             ---------    ---------  ---------
CASH AND CASH EQUIVALENTS, end of period..   $ 112,091    $  94,009  $  93,872
                                             =========    =========  =========


   The accompanying notes are an integral part of these financial statements.

                               YALE INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Yale Incorporated (the Company) is primarily engaged in the installation and servicing of heating and air conditioning systems for commercial and industrial customers in the state of Minnesota.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Information

  The interim financial statements for the nine months ended June 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues from work orders are recognized as services are performed. Revenues on service and maintenance contracts are recognized over the life of the contract. Revenues from construction contracts are recognized on a percentage of completion basis using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. Cash payments for interest were $37,791 and $24,350 for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively.

 Inventories

  Inventories consist of parts and supplies used in both the service and the construction portions of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out
(FIFO) basis.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

                               YALE INCORPORATED

Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Warranty Costs

  The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 90 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal and Minnesota tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company has made distributions to the shareholders each year at least in amounts necessary to pay personal income taxes payable on the Company's taxable income.

 New Accounting Pronouncement

  Effective October 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

  Accrued expenses consists of the following:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Accrued payroll costs and benefits....................   $209,324    $161,306
  Other accrued expenses................................      8,523      57,997
                                                           --------    --------
                                                           $217,847    $219,303
                                                           ========    ========

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts is as follows:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Costs incurred........................................  $1,162,529   $811,487
  Estimated earnings recognized.........................      60,763    108,605
                                                          ----------   --------
                                                           1,223,292    920,092
  Less billings on contracts............................   1,189,421    644,195
                                                          ----------   --------
                                                          $   33,871   $275,897
                                                          ==========   ========

                               YALE INCORPORATED

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                        SEPTEMBER 30, JUNE 30,
                                                            1996        1997
                                                        ------------- --------
  Costs and estimated earnings in excess of billings on
   uncompleted contracts...............................   $127,177    $295,298
  Billings in excess of costs and estimated earnings on
   uncompleted contracts...............................    (93,306)    (19,401)
                                                          --------    --------
                                                          $ 33,871    $275,897
                                                          ========    ========

5. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment are as follows:

                                           ESTIMATED
                                             USEFUL   SEPTEMBER 30,  JUNE 30,
                                             LIVES        1996         1997
                                           ---------- ------------- ----------
   Service and other vehicles.............  4-7 years   $ 675,544   $  845,186
   Machinery and equipment................ 5-10 years     141,367      153,019
   Office equipment, furniture and
    fixtures.............................. 5-10 years     101,171      124,444
   Leasehold improvements.................                     --       52,386
                                                        ---------   ----------
                                                          918,082    1,175,035
   Less accumulated depreciation..........               (479,417)    (480,878)
                                                        ---------   ----------
                                                        $ 438,665   $  694,157
                                                        =========   ==========

6. SHORT- AND LONG-TERM DEBT

  The Company has an available line of credit of $450,000 that matures on April 30, 1998. Advances issued are due on demand and accrue interest at 0.5% above the prime rate. Also, the Company has an agreement to borrow up to $350,000 of term debt secured by service and other vehicles and equipment. The line of credit and equipment notes are secured by substantially all of the Company's assets and the personal guarantees of certain shareholders. At June 30, 1997, the Company had $100,000 of outstanding borrowings on the line of credit, and had approximately $320,000 of outstanding borrowings on the term debt.

  Short- and long-term debt consists of the following:

                                                         SEPTEMBER 30, JUNE 30,
                                                             1996        1997
                                                         ------------- --------
  Borrowings under line of credit agreement.............    $   --     $100,000
  Note payable to bank, due in monthly installments of
   $1,230, plus interest at 0.5% over prime, through May
   1997, secured by service and other vehicles..........      9,735         --
  Note payable to bank, due in monthly installments of
   $2,944, plus interest at 0.5% over prime, through
   August 1997, secured by service and other
   vehicles.............................................     32,695       6,195
  Note payable to bank, due in monthly installments of
   $1,805, plus interest at 0.5% over prime, through
   November 1998, secured by service and other vehicles.     46,948      30,703
  Note payable to bank, due in monthly installments of
   $1,014, plus interest at 0.5% over prime, through
   October 1998, secured by service and other vehicles..     25,346      16,220
  Note payable to bank, due in monthly installments of
   $1,584, plus interest at 0.5% over prime, through
   December 1998, secured by service and other vehicles.     42,744      28,488

                               YALE INCORPORATED

                                                       SEPTEMBER 30, JUNE 30,
                                                           1996        1997
                                                       ------------- ---------
  Note payable to bank, due in monthly installments of
   $2,081, plus interest at 0.5% over prime, through
   April 1999, secured by service and other vehicles..      64,497      45,772
  Note payable to bank, due in monthly installments of
   $2,083, plus interest at 0.5% over prime, through
   February 2000, secured by service and other
   vehicles...........................................         --       66,667
  Note payable to bank, due in monthly installments of
   $3,000, plus interest at 0.5% over prime, through
   December 2000, secured by service and other
   vehicles...........................................         --      126,000
                                                         ---------   ---------
    Total short- and long-term debt...................     221,965     420,045
  Less short-term borrowings and current maturities...    (120,233)   (244,998)
                                                         ---------   ---------
                                                         $ 101,732   $ 175,047
                                                         =========   =========

  The line of credit and the equipment notes contain certain restrictive covenants relating to, among other items, minimum net income, minimum tangible net worth, and debt to tangible net worth.

  The aggregate maturities of the short- and long-term debt as of September 30, 1996 are as follows:

  1997................................................................. $120,233
  1998.................................................................   77,837
  1999.................................................................   23,895
                                                                        --------
                                                                        $221,965
                                                                        ========

7. LEASES

  The Company operates out of facilities leased from a related entity under a monthly operating lease requiring payments of $10,710 per month. The Company sublets part of the building under an operating lease through February 1998. Total rent expenses before sublease income for the year ended September 30, 1996 and the nine months ended June 30, 1997, were approximately $128,500 and $96,400, respectively. Sublease income was approximately $39,000 and $29,250 for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively. The Company has guaranteed the underlying mortgage (approximately $405,000 as of September 30, 1996) for the facility.

8. RELATED PARTY TRANSACTIONS

  During the year ended September 30, 1996 and the nine months ended June 30, 1997, the Company paid management fees to related parties totaling approximately $110,100 and $60,075, respectively. In addition, as discussed in note 7, the Company leases its operating facilities from a related entity.

9. EMPLOYEE BENEFIT PLANS

  The Company has a 401(k) plan covering all employees not covered by a collective bargaining agreement. Eligible employees may contribute from 2 to 20% of their qualifying compensation to the plan, with the Company required to match 50% of the employee's first 6% of contributions. The Company may make additional contributions to the plan to the extent authorized by the Board of Directors. Total expense related to this plan for the year ended September 30, 1996 and the nine months ended June 30, 1997, was approximately $30,100 and $20,778, respectively.

                               YALE INCORPORATED

  The Company makes contributions to union-administered benefit funds which cover the majority of the Company's employees. For the year ended September 30, 1996 and the nine months ended June 30, 1997, the participation costs charged to operations were approximately $592,400 and $511,720, respectively.

  Governmental regulations impose certain requirements relative to multi-employer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits, if any. The Company has not received information from the plans' administrators to determine its share of any unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

10. SALES TO SIGNIFICANT CUSTOMER

  During the year ended September 30, 1996 and the nine months ended June 30, 1997, sales to one customer accounted for approximately 18% and 26%, respectively, of the Company's revenues.

11. COMMITMENTS AND CONTINGENCIES

 Claims

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

 Stock Transfer Agreement

  The Company has a stock transfer agreement with the shareholders (participants) covering all shares of common stock whereby the Company is required to repurchase the shares of a participant in certain circumstances. Additionally, the Company has an option to repurchase the common shares of a participant in certain circumstances.

12. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents and short- and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

13. ACQUISITION OF COMPANY

  In May 1997, the Company signed a letter of intent with Group Maintenance America Corp. (GroupMAC), whereby GroupMAC will acquire the Company in a merger transaction for a combination of cash and common shares of GroupMAC concurrent with the consummation of the initial public offering of the common stock of GroupMAC, subject to certain conditions including the negotiation of definitive agreements and approval by Directors of both companies.

  [The inside back cover of the Prospectus contains a collage of nine photographs. The photographs are in color and depict the following: a worker with a clip board standing next to the open driver's door of an Airtron panel truck, MacDonald-Miller workers in a classroom receiving instructions, a Jarrell Plumbing six-wheel service truck, Linford employees discussing a project at the rear of a panel truck, employees making a house call at a residence, a worker unloading a step ladder from an All Service Electric panel truck in front of a commercial building, a technician working on an electric oven installation, a Paul E. Smith Company employee in a panel truck, and a dispatcher working in front of a keyboard and color monitor.]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY OF THE UNDERWRITERS OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLIC-ITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITA-TION OF AN OFFER TO BUY ANY OF THE SHARES OF COMMON STOCK OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHO-RIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALI-FIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLIC-ITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................   10
The Company...............................................................   17
Use of Proceeds...........................................................   18
Capitalization............................................................   19
Dividend Policy...........................................................   19
Dilution..................................................................   20
Selected Historical and Pro Forma Financial Data..........................   21
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   23
Business..................................................................   41
Management................................................................   52
Related Party Transactions................................................   60
Security Ownership of Certain Beneficial Owners and Management............   62
The Acquisitions..........................................................   64
Description of Capital Stock..............................................   65
Description of Bank Credit Agreement......................................   67
Shares Eligible for Future Sale...........................................   69
Underwriting..............................................................   72
Legal Matters.............................................................   73
Experts...................................................................   74
Available Information.....................................................   74
Index to Financial Statements.............................................  F-1

  UNTIL     , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY RE-QUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             7,500,000 SHARES

            [LOGO OF GROUP MAINTENANCE AMERICA CORP. APPEARS HERE]
                        GROUP MAINTENANCE AMERICA CORP.

                                 COMMON STOCK

                               ----------------
                                  PROSPECTUS
                               ----------------

                         THE ROBINSON-HUMPHREY COMPANY

                            WILLIAM BLAIR & COMPANY

                         ABN AMRO CHICAGO CORPORATION

                                       , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the Commission and the NASD and the NYSE listing fee.

                                                                     AMOUNT TO
                                                                      BE PAID
                                                                     ----------
      Commission registration fee................................... $   40,145
      NASD filing fee...............................................     13,748
      NYSE listing fee..............................................    116,391
      Printing and Engraving expenses...............................    225,000
      Legal fees and expenses.......................................  1,700,000
      Accounting fees and expenses..................................  2,000,000
      Blue sky fees and expenses....................................      2,000
      Transfer Agent's and Registrar's fees.........................     12,000
      Miscellaneous.................................................    390,716
                                                                     ----------
        TOTAL....................................................... $4,500,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  Article 2.02A of the TBCA provides, in relevant part, as follows:

  Subject to the provisions of Section B and C of this Article, each corporation shall have the power:

    (16) to indemnify directors, officers, employees, and agents of the corporation and to purchase and maintain liability insurance for those persons.

  Article IX of the Articles of Incorporation of the Company (therein referred to as the "Corporation") provides as follows:

    1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to such action, suit or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all judgments, fines, penalties (including excise tax and similar taxes), settlements, and reasonable expenses actually incurred by such indemnitee in connection therewith. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the TBCA requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

    2. Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

    3. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the TBCA with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  The Company has entered into indemnity agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the TBCA as described above.

  The Form of Underwriting Agreement filed herewith as Exhibit 1.1, under certain circumstances, provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company.

  The Company has purchased liability insurance policies covering the directors and officers of the Company, including, to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On October 21, 1996, the Company issued 977,200 shares of Common Stock to or at the direction of its founders (Richard K. Reiling (225,000 shares to Mr. Reiling and 17,000 shares to certain designees named by Mr. Reiling), J. Patrick Millinor, Jr. (220,000 shares), Richard S. Rouse (112,600 shares to Mr. Rouse and 21,400 shares to certain designees named by Mr. Rouse), Chester
J. Jachimiec (132,000 shares to Mr. Jachimiec, including 16,000 shares held in each of the Paula Ann Jachimiec Trust and the Sarah Elizabeth Jachimiec Trust, of which Mr. Jachimiec is the trustee, and 2,000 shares to a designee named by Mr. Jachimiec), Edward J. Hoffer (107,200 shares), James Ford (100,000 shares) and Darren B. Miller (40,000 shares)) at a price of $.003 per share for an aggregate sales price of $2,443. On October 22, 1996, the Company issued 34,000 shares of Common Stock to Arthur B. Goetze and Darren B. Miller for a purchase price of $.938 per share for an aggregate consideration of $31,875. On October 24, 1996, the Company and Gordon Cain entered into a Subscription Agreement pursuant to which Mr. Cain agreed to purchase from the Company 2,600,000 shares of Common Stock at a price of $3.077 per share. Pursuant to such agreement, Mr. Cain has purchased all of such shares for an aggregate of $8,000,000. On that same day, the Company granted options to purchase shares of Common Stock as follows: 50,000 shares to Mr. Millinor (of which 16,667 will vest on December 31, 1997); 46,000 shares to Mr. Jachimiec (of which 15,333 shares will vest on December 31, 1997); 40,000 shares to Mr. Rouse (of which 13,333 will vest on December 31, 1997); and 145,600 shares to nine other individuals (of which 55,199 shares will vest on or before December 31, 1997). Such options were issued for services rendered pursuant to employment agreements and have an exercise price of $3.08. On April 30, 1997, Mr. Millinor purchased 145 shares for an aggregate sales price of $1,000. On May 27, 1997, John Sullivan exercised an option to purchase 10,000 shares at a price per share of $3.077 for an aggregate of $30,775. All of such sales were completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

  On May 2, 1997, the Company issued 4,652,140 shares of Common Stock and 14,873,133 shares of Series A Preferred Stock to the shareholders of Airtron for all of the issued and outstanding capital stock, warrants, SARs and Deferred Compensation interests of Airtron; on June 20, 1997, the Company issued 403,111 shares of Common Stock and 1,568,000 shares of Series D Preferred Stock to two shareholders of K&N for all the issued and outstanding stock of K&N; on June 24, 1997, the Company issued 105,687 shares of Common Stock and 580,000 shares of Series E Preferred Stock to two former shareholders of Hallmark for all the issued and outstanding stock of Hallmark; on June 24, 1997, the Company issued 12,698 shares of Common Stock to one shareholder of Jarrell for all the issued and outstanding stock of Jarrell; on June 24, 1997, the Company issued 6,428 shares of Common Stock to Way; on June 25, 1997, the Company issued 359,302 shares of Common Stock to four shareholders of A-ABC and A-1 for all the issued and outstanding stock of A-ABC and A-1; on June 25, 1997, the Company issued 157,256 shares of Common Stock and 678,920 shares of Series B Preferred Stock (which were exchanged for 43,106 additional shares of Common Stock of the Company) to one shareholder of Charlie's for all the issued and outstanding stock of Charlie's; on June 21, 1997, the Company issued 65,536 shares of Common Stock and 100,000 shares of Series C Preferred Stock to two shareholders of Costner for all the issued and outstanding stock of Costner; on July 15, 1997, the Company issued 62,001 shares of Common Stock and 664,691 shares of Series F Preferred Stock to two shareholders of Sibley for all the issued and outstanding stock of Sibley; on July 17, 1997, the Company issued 192,123 shares of Common Stock and 550,000 shares of Series G Preferred Stock to Callahan Roach; on July 31, 1997, the Company issued 49,804 shares of Common Stock and 435,771 shares of Series I Preferred Stock to USA (such sales of Common Stock and Preferred Stock are herein referred to as "Pre-Offering Company Sales").

  Simultaneously with the consummation of the Offering, the Company will issue 2,975,309 shares of Common Stock in connection with the acquisitions of the Offering Acquisition Companies, Costner and Way Residential (such sales of Common Stock are herein referred to as "Offering Acquisition Company Sales").

  The Pre-Offering Company Sales were and the Offering Acquisition Company Sales will be completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

  On May 19, 1997, the Company sold 35,297 units consisting of an aggregate of 14,119 shares of Common Stock and 45,138 shares of Series A Preferred Stock to certain Airtron division vice presidents at a price of $4.04 per unit for an aggregate sales price of $142,600. On July 17, 1997, the Company sold approximately 1,597,686 units consisting of an aggregate of 639,074 shares of Common Stock and 2,043,121 shares of Series A Preferred Stock to the participants in the Airtron, Inc. Savings and Profit Sharing Plan at a price of $4.04 per unit for an aggregate sales price of $6,454,651. Such sales were exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 701 promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
   1.1*  Form of Underwriting Agreement between the Company and the
         Underwriters named therein.
   3.1   Articles of Incorporation of the Company, as amended.
   3.2   Bylaws of the Company, as amended.
   4.1   Form of Certificate representing the Common Stock, par value $.001 per share, of the Company.
   4.2   Form of Stock Transfer Restriction Agreement among the Company and certain holders of the Common Stock.
   4.3   Form of Registration Rights Agreement among the Company and certain holders of the Common Stock.
   4.4   Form of Registration Rights Agreement among the Company and holders of
         Common Stock who were formerly holders of capital stock of the Pre-
         Offering Companies and the Offering Acquisition Companies.
   5     Opinion of Bracewell & Patterson, L.L.P. as to the legality of the
         Common Stock being offered.
  10.1   Form of Stock Awards Plan.
  10.2   Form of Option Agreement for Stock Awards Plan.

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
  10.3   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of a Majority of the Outstanding Common Stock of
         Airtron, Inc., dated April 30, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
  10.4   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of K & N
         Plumbing, Heating and Air Conditioning, Inc., dated June 20, 1997.
         (Confidential information has been omitted from this document and has been filed separately with the Commission.)
  10.5   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of Costner
         Brothers, Inc., dated June 21, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
  10.6   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of Hallmark Air
         Conditioning, Inc., dated June 24, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
  10.7   Agreement and Plan of Merger among Group Maintenance America Corp.,
         JARL Acquisition Corp., AA JARL, Inc. and James Wilburn, dated March
         17, 1997.
  10.8   Asset Purchase Agreement among Hallmark Air Conditioning, Inc. and Way
         Service, Inc., dated June 24, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
  10.9   Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock Charlie
         Crawford, Inc., dated June 25, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
  10.10  Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of A-ABC
         Appliance, Inc. and A-1 Appliance & Air Conditioning, Inc., dated July
         3, 1997. (Confidential information has been omitted from this document and has been filed separately with the Commission.)
  10.11  Agreement and Plan of Exchange by and among Group Maintenance America
         Corp. and the Holders of the Outstanding Capital Stock of Sibley
         Services, Inc., dated July 15, 1997. (Confidential information has been omitted from this document and has been filed separately with the
         Commission.)
  10.12  Agreement and Plan of Merger by and among Group Maintenance America
         Corp., CRP Acquisition Corp., Callahan Roach Products & Publications,
         Inc. and the Holders of the Outstanding Capital Stock of Callahan
         Roach Products & Publications, Inc., dated July 16, 1997.
  10.13  Agreement and Plan of Merger by and among Group Maintenance America
         Corp., CRP Acquisition Corp., Callahan Roach & Associates and all of
         the Partners of Callahan Roach & Associates, dated July 16, 1997.
  10.14  Asset Purchase Agreement among United Acquisition Corp., Group
         Maintenance America Corp., United Service Alliance, L.C. and the
         Members of United Service Alliance, L.C., Inc., dated July 31, 1997.
         (Confidential information has been omitted from this document and has been filed separately with the Commission.)
  10.15  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., All Service Acquisition Corp., All Service Electric,
         Inc. and the Holder of the Outstanding Capital Stock of All Service
         Electric, Inc., dated as of August 18, 1997.
  10.16  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., AMS Acquisition Corp., Arkansas Mechanical Services,
         Inc. and the Holders of the Outstanding Capital Stock of Arkansas
         Mechanical Services, Inc., dated as of August 18, 1997.
  10.17  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Central Carolina Acquisition Corp., Central Carolina
         Air Conditioning Company and the Holders of the Outstanding Capital
         Stock of Central Carolina Air Conditioning Company, dated as of August
         18, 1997.

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
  10.18  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Evans Acquisition Corp., Evans Services, Inc., the
         Holder of the Outstanding Capital Stock of Evans Services, Inc., dated as of August 18, 1997.
  10.19  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Linford Acquisition Corp., Linford Service Company and
         the Holders of the Outstanding Common Stock of Linford Service
         Company, dated as of August 18, 1997.
  10.20  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., MacDonald-Miller Acquisition Corp., MacDonald-Miller
         Industries, Inc., the Principal Holders of the Outstanding Capital
         Stock of MacDonald-Miller Industries, Inc. and the Trustee of the
         MacDonald-Miller Stock Ownership Plan and Trust, dated as of August
         18, 1997.
  10.21  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Masters Acquisition Corp., Masters, Inc. and the Holder
         of the Outstanding Capital Stock of Masters, Inc., dated as of August
         18, 1997.
  10.22  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., AMS Acquisition Corp., Mechanical Services, Inc. and
         the Holders of the Outstanding Capital Stock of Mechanical Services,
         Inc., dated as of August 18, 1997.
  10.23  Form of Agreement and Plan of Exchange by and among Group Maintenance
         America Corp.,  Paul E. Smith Co., Inc. and the Holders of the
         Outstanding Capital Stock of Paul E. Smith Co., Inc., dated as of
         August 18, 1997.
  10.24  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Southeast Mechanical Service, Inc. and the Holders of
         the Outstanding Capital Stock of Southeast Mechanical Service, Inc.,
         dated as of August 18, 1997.
  10.25  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Van's Acquisition Corp., Van's Comfortemp Air
         Conditioning, Inc. and the Holders of the Outstanding Capital Stock of
         Van's Comfortemp Air Conditioning, Inc., dated as of August 18, 1997.
  10.26  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Willis Acquisition Corp., Willis Refrigeration, Heating
         & Air Conditioning, Inc. and the Holders of the Outstanding Capital
         Stock of Willis Refrigeration, Heating & Air Conditioning, Inc., dated as of August 18, 1997.
  10.27  Form of Agreement and Plan of Merger by and among Group Maintenance
         America Corp., Yale Acquisition Corp., Yale Incorporated and the
         Holders of the Outstanding Capital Stock of Yale Incorporated, dated as of August 18, 1997.
  10.28  Form of Employment Agreement by and between Group Maintenance America
         Corp. and James P. Norris.
  10.29  Form of Employment Agreement by and between Group Maintenance America
         Corp. and J. Patrick Millinor, Jr.
  10.30  Form of Employment Agreement by and between Group Maintenance America
         Corp. and Donald L. Luke.
  10.31  Form of Employment Agreement by and between Group Maintenance America
         Corp. and James D. Jennings.
  10.32  Form of Employment Agreement by and between Group Maintenance America
         Corp. and Timothy Johnston.
  10.33  Form of Employment Agreement by and between Group Maintenance America
         Corp. and William Michael Callahan.
  10.34  Form of Employment Agreement by and between Group Maintenance America
         Corp. and Alfred R. Roach, Jr.
  10.35  Subscription Agreement between the Company and Gordon Cain.

 EXHIBIT
 NUMBER  DESCRIPTION OF EXHIBIT
 ------- ----------------------
 10.36   Airtron, Inc. 1997 Corporate Staff Bonus Plan.
 10.37   Credit Agreement by and among Group Maintenance America Corp., the
         Subsidiaries listed as guarantors, Texas Commerce Bank National
         Association and the signatory banks, dated as of May 2, 1997, as amended by the Amendment and Waiver of Credit Agreement by and among
         Group Maintenance America Corp., Texas Commerce Bank National
         Association and the signatory banks, dated as of July 14, 1997.
 10.38*  Form of Group Maintenance America Corp. 1997 Stock Option Plan.
 21      Subsidiaries of the Company.
 23.1    Consent of Bracewell & Patterson, L.L.P. (included in its opinion filed as Exhibit 5 hereto).
 23.2    Consent of KPMG Peat Marwick LLP.
 23.3    Consent of Deloitte & Touche LLP.
 23.4    Consent of Moss Adams LLP.
 23.5    Consent of Ronald D. Bryant.
 23.6    Consent of David L. Henninger.
 23.7    Consent of Andrew Jeffrey Kelly.
 23.8    Consent of Thomas B. McDade.
 23.9    Consent of Lucian Morrison.
 23.10   Consent of Fredric J. Sigmund.
 24      Powers of attorney.
 27      Financial Data Schedule.

--------
 * Filed herewith.

  (b) Financial Statement Schedules

  The following financial statement schedules are included herein.

    None.

  All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GROUP MAINTENANCE AMERICA CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON NOVEMBER 3, 1997.

                                          GROUP MAINTENANCE AMERICA CORP.

                                              /s/ J. Patrick Millinor, Jr.
                                          By:__________________________________
                                             J. Patrick Millinor, Jr.
                                             Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON NOVEMBER 3, 1997.

                      SIGNATURE                                 TITLE
                      ---------                                 -----

              /s/ James P. Norris*               Chairman of the Board
     ___________________________________________
                  James P. Norris

           /s/ J. Patrick Millinor, Jr.          Director and Chief Executive Officer
       _________________________________________ (principal executive officer)
              J. Patrick Millinor, Jr.

                /s/ Darren B. Miller             Senior Vice President--Chief
     ___________________________________________ Financial Officer (principal
                  Darren B. Miller               financial and accounting officer)

               /s/ Donald L. Luke*               Director, President and Chief
     ___________________________________________ Operating Officer
                   Donald L. Luke

            /s/ Chester J. Jachimiec*            Director
     ___________________________________________
                Chester J. Jachimiec

              /s/ Richard S. Rouse*              Director
     ___________________________________________
                  Richard S. Rouse

              /s/ James D. Jennings*             Director
     ___________________________________________
                 James D. Jennings

              /s/ Timothy Johnston*              Director
     ___________________________________________
                  Timothy Johnston

              /s/ John M. Sullivan*              Director
     ___________________________________________
                  John M. Sullivan

              /s/ James D. Weaver*               Director
     ___________________________________________
                   James D. Weaver

          /s/ Randolph W. Bryant
    *By:_________________________________
             Randolph W. Bryant
        (Attorney-in-fact for persons
                 indicated)